Exhibit 96.1

TECHNICAL REPORT SUMMARY OF

THE SIBANYE-STILLWATER US PGM OPERATIONS

SITUATED IN MONTANA, UNITED STATES

Report Date: 26 April 2024
Effective Date: 31 December 2023



Prepared by:

Qualified Persons at the Sibanye-Stillwater US PGM Operations

Important Notices

This Technical Report Summary (TRS), dated 26 April 2024, supports the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations reported at as 31 December 2023. This TRS updates the amended TRS for the Sibanye-Stillwater US PGM Operations effective 31 December 2021, which was filed with the United States Securities and Exchange Commission (the SEC) as Exhibit 96.1 to Sibanye-Stillwater's amended 2022 annual report filed on Form 20-F on 14 December 2023 to address comments received from the SEC's Staff. This TRS for the Sibanye-Stillwater US PGM Operations has been prepared in accordance with the disclosure requirements set out under Subpart 1300 of Regulation S-K (SK-1300).

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Table of Contents

1 EXECUTIVE SUMMARY 1

1.1 Introduction 1
1.2 Property Description, Mineral Rights and Ownership 1
1.3 Geology and Mineralisation 2
1.4 Exploration Status, Development and Operations and Mineral Resource Estimates 3
1.5 Mining Methods, Ore Processing, Infrastructure and Mineral Reserve Estimates 5
1.6 Capital and Operating Cost Estimates and Economic Analysis 7
1.7 Permitting Requirements 9
1.8 Conclusions and Recommendations 9

2 INTRODUCTION 11

2.1 Registrant 11
2.2 Compliance 11
2.3 Terms of Reference and Purpose of the Technical Report 11
2.4 Sources of Information 13
2.5 Site Inspection by Qualified Persons 15
2.6 Units, Currencies and Survey Coordinate System 15

3 PROPERTY DESCRIPTION 16

3.1 Location and Operations Overview 16
3.2 Mineral Title 17
3.2.1 Title Overview 17
3.2.2 Title and Tenure Held 18
3.2.3 Title and Tenure Conditions and Compliance 20
3.2.4 Surface Rights and Servitudes 20
3.3 Royalties 22
3.4 Legal Proceedings and Significant Encumbrances to the Property 22

4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY 24

4.1 Topography and Elevation 24
4.1.1 Stillwater Mine and the Hertzler Tailing Storage Facility 24
4.1.2 East Boulder Mine 24
4.1.3 Fauna and Flora 24
4.2 Access, Towns and Regional Infrastructure 25
4.3 Climate 25
4.4 Infrastructure and Bulk Service Supplies 26
4.5 Personnel Sources 27

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5 HISTORY 28

5.1 Ownership History 28
5.2 Previous Exploration and Mine Development 29
5.2.1 Previous Exploration 29
5.2.2 Mine Development 30
5.3 Plant, Property and Equipment 31

6 GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT 33

6.1 Regional Geology 33
6.2 Local and Property Geology 36
6.2.1 Local Stratigraphy 36
6.2.2 J-M Reef Mineralisation 38

7 EXPLORATION 45

7.1 Data Acquisition Overview 45
7.2 Gravity Surveys 45
7.3 Aeromagnetic Surveys 45
7.4 Topographic Surveys 46
7.5 Exploration and Mineral Resource Evaluation Drilling 46
7.5.1 Drilling 46
7.5.2 Core Logging and Reef Delineation 52
7.6 Survey Data 52
7.7 Density Determination 54
7.8 Underground Mapping 54
7.9 Hydrogeological Drilling and Testwork 55
7.9.1 Stillwater Mine 55
7.9.2 East Boulder Mine 60
7.10 Geotechnical Data, Testing and Analysis 62
7.10.1 Geotechnical Characterisation 62
7.10.2 Geotechnical Testwork and Data Collection 62
7.10.3 Geotechnical Results and Interpretation 64

8 SAMPLE PREPARATION, ANALYSES AND SECURITY 67

8.1 Sampling Governance and Quality Assurance 67
8.2 Reef Sampling 67
8.3 Sample Preparation and Analysis 68
8.3.1 Laboratory 68
8.3.2 Sample Preparation and Analysis 69
8.4 Analytical Quality Control 71
8.4.1 Nature and Extent of Quality Control Procedures 71

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v Quality Control Results ................................................................................................................. 71 DATA VERIFICATION ............................................................................................................................. 77 Data Storage and Database Management .................................................................................... 77 Database Verification ......................................................................................................................... 77 MINERAL PROCESSING AND METALLURGICAL TESTING .................................................................... 80 Metallurgical Testwork and Amenability ........................................................................................... 80 Deleterious Elements............................................................................................................................ 80 MINERAL RESOURCE ESTIMATES ........................................................................................................... 81 Background .......................................................................................................................................... 81 Geological Modelling and Interpretation ......................................................................................... 82 Zone Picking and Evaluation Cut Determination ..................................................................... 82 Data Processing and Analysis ..................................................................................................... 83 Structural Modelling and Geological Loss Determination ...................................................... 89 Geological Interpretation and Wireframe Modelling .............................................................. 90 Block Modelling ............................................................................................................................ 95 Grade and Tonnage Estimation ......................................................................................................... 95 Grade and Thickness Estimation................................................................................................. 95 Block Model Validation ............................................................................................................... 99 Tonnage Estimation .................................................................................................................... 102 Mineral Resource Classification........................................................................................................ 103 Cut-off Grades, Technical Factors and Reasonable Prospects for Economic Extraction ........ 104 Prospects for Eventual Economic Extraction Assessment ..................................................... 104 Cut-off Grades and Minimum Mining Width ........................................................................... 105 Mineral Resource Estimates .............................................................................................................. 107 31 December 2023 Mineral Resource Statements ................................................................. 107 Mineral Resource Reconciliation .............................................................................................. 109 MINERAL RESERVE ESTIMATES ............................................................................................................. 112 Mineral Resource to Mine Reserve Conversion Methodology ..................................................... 112 Mineral Resources Available for Conversion .......................................................................... 112 Mineral Reserve Estimation Methodology ............................................................................... 112 Point of Reference ..................................................................................................................... 114 Cut-off Grades ............................................................................................................................ 114 Mineral Reserve Classification Criteria ............................................................................................ 115 Mineral Reserve Estimates ................................................................................................................. 118 31 December 2023 Mineral Reserve Statement ..................................................................... 118 Mineral Reserve Reconciliation ................................................................................................ 119 vi Risk Assessments ................................................................................................................................. 120 MINING METHODS .............................................................................................................................. 123 Introduction ........................................................................................................................................ 123 Mine Design ........................................................................................................................................ 123 Mining Method Rationale .......................................................................................................... 123 Mechanised Ramp and Fill Method ........................................................................................ 124 Sub-level Extraction and Sub-level Development.................................................................. 124 Stope Extraction Ratios .............................................................................................................. 125 Hydrogeological Model .................................................................................................................... 126 Stillwater Mine ............................................................................................................................. 126 East Boulder Mine ....................................................................................................................... 127 Geotechnical Model ......................................................................................................................... 127 Geotechnical Characterisation ............................................................................................... 127 Support Design ........................................................................................................................... 127 Surface and Subsidence Control ............................................................................................. 130 Backfill .......................................................................................................................................... 130 Stillwater Mine Operations ................................................................................................................ 131 Background ................................................................................................................................ 131 Key Operational Infrastructure ................................................................................................. 131 Mine Layout ................................................................................................................................ 131 East Boulder Mine Operations .......................................................................................................... 133 Background ................................................................................................................................ 133 Key Operational Infrastructure ................................................................................................. 133 Mine Layout ................................................................................................................................ 134 Life of Mine Planning and Budgeting .............................................................................................. 136 Introduction ................................................................................................................................. 136 Mine Planning Criteria ................................................................................................................ 136 Modifying Factors ....................................................................................................................... 138 Indicated Mineral Resources to Probable Mineral Reserves Conversion Factors .............. 141 Life of Mine Production Scheduling and Budgeting ...................................................................... 142 Process Overview ....................................................................................................................... 142 LoM Production Schedule for Stillwater Mine ......................................................................... 143 Life of Mine Production Schedule for East Boulder Mine ....................................................... 144 Mining Equipment .............................................................................................................................. 146 Stillwater Mine ............................................................................................................................. 146 East Boulder Mine ....................................................................................................................... 147 Logistics ............................................................................................................................................... 147 Stillwater Mine ............................................................................................................................. 147 East Boulder Mine ....................................................................................................................... 148 Underground Mine Services .............................................................................................................. 149 Stillwater Mine ............................................................................................................................. 149 East Boulder Mine ....................................................................................................................... 154 vii Manpower .......................................................................................................................................... 157 PROCESSING AND RECOVERY ........................................................................................................... 160 Mineral Processing Methods ............................................................................................................. 160 Background ................................................................................................................................ 160 Ore Processing .................................................................................................................................... 160 Stillwater Concentrator .............................................................................................................. 160 East Boulder Concentrator ........................................................................................................ 165 Concentrator Process Control Sampling ................................................................................. 170 Smelting and Refining ........................................................................................................................ 170 Background ................................................................................................................................ 170 Smelter ......................................................................................................................................... 171 Base Metal Refinery.................................................................................................................... 176 PGM Prill Splits ..................................................................................................................................... 181 Processing Logistics ............................................................................................................................ 181 INFRASTRUCTURE ................................................................................................................................. 183 Stillwater Mine Complex .................................................................................................................... 183 Concentrator Infrastructure ...................................................................................................... 183 Tailings Storage Facilities ........................................................................................................... 183 East Waste Rock Storage Facility.............................................................................................. 186 Power ........................................................................................................................................... 186 Bulk Water ................................................................................................................................... 187 Roads ........................................................................................................................................... 188 Equipment Maintenance .......................................................................................................... 188 Buildings ....................................................................................................................................... 190 Transportation ............................................................................................................................. 191 East Boulder Mine Complex .............................................................................................................. 192 Concentrator Infrastructure ...................................................................................................... 192 Tailings Storage Facilities ........................................................................................................... 192 Dry Fork Waste Rock Storage Area .......................................................................................... 195 Power ........................................................................................................................................... 196 Bulk Water ................................................................................................................................... 197 Roads ........................................................................................................................................... 198 Buildings ....................................................................................................................................... 198 Equipment Maintenance .......................................................................................................... 199 Transportation ............................................................................................................................. 200 Columbus Metallurgical Facility ............................................................................................... 200 MARKET STUDIES .................................................................................................................................. 201 Introduction ........................................................................................................................................ 201 viii PGM Market Overview ...................................................................................................................... 201 Platinum and Palladium Demand and Supply ............................................................................... 202 Demand Drivers .......................................................................................................................... 202 Platinum ....................................................................................................................................... 202 Palladium ..................................................................................................................................... 202 Palladium and Platinum Pricing Outlook ........................................................................................ 203 Material Metals Marketing Agreements.......................................................................................... 204 The Columbus Metallurgical Complex and Precious Metal Refining .................................. 204 Wheaton International Streaming Agreement ....................................................................... 204 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/AGREEMENTS ........................... 206 Social and Community Agreements ............................................................................................... 206 Environmental Studies, Permitting and Plans .................................................................................. 207 Overview of Environmental Legislation and Regulation ....................................................... 207 Environmental Setting and Factors .......................................................................................... 212 Environmental Studies ................................................................................................................ 212 Permitting Status and Compliance .......................................................................................... 218 Requirements for Environmental Monitoring, Closure and Post Closure, and Management Plans ............................................................................................................................................. 260 Reclamation Plans and Costs ................................................................................................... 269 CAPITAL AND OPERATING COSTS ..................................................................................................... 275 Overview ............................................................................................................................................. 275 Capital Costs ...................................................................................................................................... 275 Background ................................................................................................................................ 275 Stillwater Mine ............................................................................................................................. 275 East Boulder Mine ....................................................................................................................... 280 Columbus Metallurgical Complex ........................................................................................... 283 Operating Costs ................................................................................................................................. 285 Background ................................................................................................................................ 285 Stillwater Mine ............................................................................................................................. 285 East Boulder Mine ....................................................................................................................... 286 Columbus Metallurgical Complex ........................................................................................... 287 ECONOMIC ANALYSIS ....................................................................................................................... 292 Background ........................................................................................................................................ 292 Economic Viability Testing Method ................................................................................................. 292 Economic Assumptions and Forecasts ............................................................................................ 293 Taxation ....................................................................................................................................... 293 Metal Price Forecast .................................................................................................................. 293 Discount Rate.............................................................................................................................. 293

ix DCF Results and Sensitivity Analysis .................................................................................................. 293 DCF Model .................................................................................................................................. 293 Net Present Values ..................................................................................................................... 296 Internal Rate of Return ............................................................................................................... 296 Sensitivity Analysis ....................................................................................................................... 296 ADJACENT PROPERTIES ....................................................................................................................... 298 OTHER RELEVANT DATA AND INFORMATION .................................................................................... 299 Catalytic Converter Recycling Business .......................................................................................... 299 Background ................................................................................................................................ 299 Recycle Processing .................................................................................................................... 299 Recycling Operations ................................................................................................................ 300 INTERPRETATION AND CONCLUSIONS .............................................................................................. 301 RECOMMENDATIONS ......................................................................................................................... 305 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT ............................................................... 306 QUALIFIED PERSON’S CONSENT AND SIGN-OFF .............................................................................. 307 REFERENCES ......................................................................................................................................... 314 List of Figures Figure 1: Location of Sibanye-Stillwater US PGM Operations in Montana ............................... 16 Figure 2: Sibanye-Stillwater US PGM Operations Mineral Title and Tenure Map ..................... 21 Figure 3: Regional Geology of the Stillwater Complex and Surrounds .................................... 34 Figure 4: South to North Sections Through Stillwater Mine Showing Subsurface Geology (Source: Montana Bureau of Mines and Geology) ................................................... 35 Figure 5: A Schematic Section through Stillwater Mine Depicting the Horseman Thrust System ............................................................................................................................ 35 Figure 6: General Stratigraphy of the Stillwater Complex (Source: Boudreau, 1999) ............. 37 Figure 7: Typical Stratigraphic Sequence and Pd-Pt Grade Profiles of the J-M Reef ............. 40 Figure 8: West to East Schematic Section Showing Variability in Stratigraphy and Impact on the J-M Reef at Stillwater Mine ............................................................................... 42 Figure 9: West to East Section Showing Geological Blocks of the J-M Reef at Stillwater Mine ........................................................................................................................................ 43 Figure 10: West to East Section Showing Geological Blocks of the J-M Reef at East Boulder Mine ............................................................................................................................... 44 x Figure 11: Underground Definition Diamond Drilling Pattern ...................................................... 47 Figure 12: Drillhole Layout for Stillwater Mine ............................................................................... 50 Figure 13: Drillhole Layout for East Boulder Mine ......................................................................... 51 Figure 14: Sub-surface Water Basin in the Stillwater East Mine Area .......................................... 56 Figure 15: Sub-surface Water Basin in the Stillwater West Mine Area ........................................ 57 Figure 16: Hydrogeological Drillhole Locations along Adits in the Stillwater East Section ........ 58 Figure 17: Hydrogeological Drillhole Locations along Adits in the Stillwater West Section ...... 58 Figure 18: Average Water Inflow at East Boulder Mine ............................................................... 61 Figure 19: Test Sites for In Situ stress Measurements at Stillwater Mine ....................................... 63 Figure 20: Test Sites for In Situ Stress Measurements at East Boulder Mine ................................. 64 Figure 21: Groundmass Classification Using Drillhole Data at Stillwater Mine ........................... 65 Figure 22: Groundmass Classification Using Drillhole Data at East Boulder Mine ..................... 65 Figure 23: Repeat Data Analysis for Stillwater Mine .................................................................... 72 Figure 24: Repeat Sample Data Analysis for East Boulder Mine ................................................. 72 Figure 25: Blank Sample Data Analysis for Stillwater and East Boulder Mines ........................... 73 Figure 26: Laboratory Standard MF-14 Data Analysis ................................................................. 74 Figure 27: Laboratory Standard MF-15 Data Analysis ................................................................. 74 Figure 28: Laboratory Standard MF-16 Data Analysis ................................................................. 75 Figure 29: Laboratory Standard MF-18 Data Analysis ................................................................. 75 Figure 30: Laboratory Standard MF-20 Data Analysis ................................................................. 75 Figure 31: Laboratory Standard MF-21 Data Analysis ................................................................. 76 Figure 32: Laboratory Standard MF-22 Data Analysis ................................................................. 76 Figure 33: Laboratory Standard MF-23 Data Analysis ................................................................. 76 Figure 34: Scatter plot of Composite UHW vs. 2E Grade for Stillwater Mine .............................. 84 Figure 35: Scatter plot of Composite UHW vs. 2E Grade for East Boulder Mine ........................ 85 Figure 36: Histogram Plot of Composite 2E Grades for Stillwater Mine ...................................... 85 Figure 37: Histogram Plot of Composite 2E Grades for East Boulder Mine ................................ 86 Figure 38: Spatial Analysis of FCW Continuity for Stillwater Mine ................................................ 87 Figure 39: Spatial Analysis of FOZ Continuity for East Boulder Mine ........................................... 87 Figure 40: Illustration of Reef Channel Wireframe Model Terminated at a Fault at Stillwater Mine ............................................................................................................................... 91 Figure 41: Illustration of Reef Channel Wireframe Model Terminated at Dykes at East Boulder Mine ............................................................................................................................... 92 Figure 42: J-M Reef Geological and Structural Models for Stillwater Mine ................................ 93 Figure 43: J-M Reef Geological and Structural Models for East Boulder Mine .......................... 94 Figure 44: Modelled Channel 2E Grades and Classification for Stillwater Mine ....................... 97 Figure 45: Modelled Channel 2E Grades and Classification for East Boulder Mine ................. 98 Figure 46: Stillwater Mine Blitz Mean 2E Grade (opt) by Easting .............................................. 100 Figure 47: Stillwater Mine OSWU Mean 2E Grade (opt) by Easting .......................................... 100 xi Figure 48: East Boulder Mine Frog Pond East Mean 2E Grade (opt) by Easting ..................... 101 Figure 49: East Boulder Mine Frog Pond West Mean 2E Grade (opt) by Easting .................... 101 Figure 50: Mineral Reserve classification for Stillwater Mine ..................................................... 116 Figure 51: Mineral Reserve classification for East Boulder Mine................................................ 117 Figure 52: Mechanised Overhand and Underhand Ramp and Fill Mining Methods ............. 124 Figure 53: Sub-level Extraction (Longitudinal) Long Hole Open Stoping ................................. 125 Figure 54: Generalized Underground Layouts for Stillwater and East Boulder Mines Showing Final Mine Outlines ...................................................................................................... 135 Figure 55: Typical Mechanised Ramp and Fill Stope Design .................................................... 138 Figure 56: LoM RoM ore production schedule for Stillwater Mine ............................................ 144 Figure 57: LoM Production Schedule for East Boulder Mine ..................................................... 145 Figure 58: Graphic of Ventsim Model for the Stillwater West Section ...................................... 150 Figure 59: Graphic of Ventsim Model for the Stillwater East Section ....................................... 150 Figure 60: Stillwater Mine Compressed Air Service Map ........................................................... 152 Figure 61: Stillwater East Section Service Water Reticulation ................................................... 153 Figure 62: Graphic of Ventsim Model for the East Boulder Mine .............................................. 154 Figure 63: East Boulder Mine Compressed Air Distribution System ........................................... 156 Figure 64: East Boulder Mine Drill Water Reservoir Layout ......................................................... 157 Figure 65: Block Flow Diagram of the Stillwater Concentrator ................................................. 163 Figure 66: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs ........................................................................................................................ 164 Figure 67: Stillwater Concentrator Actual and Forecast LoM Operational Data ................... 164 Figure 68: East Boulder Concentrator Simplified Block Flow Diagram ..................................... 167 Figure 69: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs ................................................................................................................ 168 Figure 70: East Boulder Concentrator Actual and Forecast LoM Operational Data ............. 169 Figure 71: A Simplified Block Flow Diagram of the Smelter ....................................................... 173 Figure 72: Smelter Actual and Forecast LoM Operational Throughput .................................. 175 Figure 73: Smelter LoM Operational Performance, Actual and Forecast .............................. 175 Figure 74: A Simplified Block Flow Diagram of the Base Metal Refinery .................................. 178 Figure 75: Base Metal Refinery Actual and Forecast LoM Operational Throughput and Base Metals Recovered ...................................................................................................... 180 Figure 76: Base Metal Refinery Actual and Forecast LoM Operational Performance ........... 181 Figure 77: Hertzler TSF Knight-Piésold Calculated Elevation Profile .......................................... 185 Figure 78: Stillwater Mine Site Layout .......................................................................................... 191 Figure 79: East Boulder TSF Calculated Elevation Profile ........................................................... 193 Figure 80: East Boulder TSF Calculated Elevation Profile ........................................................... 195 Figure 81: East Boulder Mine Site Layout .................................................................................... 199 Figure 82: Stillwater Mine NPV Sensitivity Analysis ...................................................................... 296 xii Figure 83: East Boulder Mine NPV Sensitivity Analysis ................................................................ 297 List of Tables Table 1: Details of Qualified Persons Appointed by Sibanye-Stillwater US PGM Operations 12 Table 2: Technical Experts/Specialists Supporting the Qualified Persons ............................... 13 Table 3: Summary of Sibanye-Stillwater US PGM Operations Mineral Title and Tenure ......... 19 Table 4: Summary Details of Mining Claims Subject to Royalties ............................................ 22 Table 5: Details of Historical Royalty Payments to Franco-Nevada and Mouat .................... 22 Table 6: Historical Surface and Adit Exploration Drillholes ....................................................... 29 Table 7: Historical Production for Stillwater and East Boulder Mines ....................................... 31 Table 8: Summary Description of Plant, Property and Equipment for the Sibanye-Stillwater US PGM Operations ...................................................................................................... 32 Table 9: Summary of Geotechnical Parameters ...................................................................... 64 Table 10: Details of the In-house Standards ................................................................................ 73 Table 11: Capping Grades Employed for the Mineral Resource Evaluation ........................... 86 Table 12: Summary of Standardised Variogram Parameters for FOZPT .................................... 87 Table 13: Summary of Standardised Variogram Parameters for FCW ...................................... 88 Table 14: Summary of Standardised Variogram Parameters for UHW ...................................... 88 Table 15: Summary of Standardised Variogram Parameters for 2E .......................................... 88 Table 16: Search Parameters Employed for Grade Estimation ................................................. 96 Table 17: Domain Global Means Calculated from Declustered Data ..................................... 96 Table 18: Comparison of the Estimated and Evaluation Cut Composite Grades ................... 99 Table 19: Resource Block Factors for Stillwater and East Boulder Mines ................................. 102 Table 20: Parameters Employed for Cut-off Grade Calculation and Mineral Reserve Declaration .................................................................................................................. 106 Table 21: Mineral Resource Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2023 Based on Pd and Pt Price of $1 500/oz ............... 108 Table 22: Mineral Resource Estimates Exclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2023 Based on Pd and Pt Price of $1 500/oz ............... 109 Table 23: 31 December 2022 to 31 December 2023 Mineral Resource Reconciliation (Mineral Resources Inclusive of Mineral Reserves) ................................................... 110 Table 24: 31 December 2022 to 31 December 2023 Mineral Resource Reconciliation (Mineral Resources Exclusive of Mineral Reserves) ................................................... 110 Table 25: Mineral Reserve Estimates at the End of the Fiscal Year Ended 31 December 2023 Based on Pd and Pt Price of $1 250/oz ..................................................................... 118 Table 26: 31 December 2022 to 31 December 2023 Mineral Resource Reconciliation ........ 119 Table 27: Mining method frequency of use at Stillwater and East Boulder Mines ................. 124 Table 28: Stope Extraction Ratios ............................................................................................... 126

xiii Table 29: Stillwater and East Boulder Mine Ground Types ....................................................... 128 Table 30: Planning Parameters for Stoping for Stillwater Mine ................................................ 137 Table 31: Planning Parameters for Primary Development for Stillwater Mine ........................ 137 Table 32: Planning Parameters for Stoping for East Boulder Mine ........................................... 137 Table 33: Planning Parameters for Primary Development for East Boulder Mine .................. 137 Table 34: Mining Dilution Factors and Dilution Methodology for Stillwater Mine ................... 139 Table 35: Mining Dilution Factors and Dilution Methodology for East Boulder Mine ............. 140 Table 36: Mineability Block Factors for Stillwater and East Boulder Mines .............................. 142 Table 37: LoM Production Schedule for Stillwater Mine ........................................................... 144 Table 38: LoM Production Schedule for East Boulder Mine ..................................................... 145 Table 39: Stillwater West Section Current Mechanised Mining Equipment Quantities .......... 146 Table 40: East Boulder Mine Mechanised Mining Equipment Quantities ............................... 147 Table 41: LoM Manpower Plan for Stillwater Mine .................................................................... 158 Table 42: LoM Manpower Plan for East Boulder Mine .............................................................. 159 Table 43: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs ........................................................................................................................ 163 Table 44: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs ................................................................................................................ 168 Table 45: Smelter Historical and Budget Operational Data .................................................... 174 Table 46: Base Metal Refinery Historical and Forecast LoM Operational Data ..................... 180 Table 47: Summary of Pt and Pd Prill Split Data ........................................................................ 181 Table 48: Comparison of Sibanye-Stillwater and Market Consensus Prices ........................... 204 Table 49: Regulatory Agencies and Permits, Licenses or Approval Requirements ................ 209 Table 50: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine ............................................................................................................. 214 Table 51: Summary of Recent Environmental Studies Associated with Expansions at East Boulder Mine ............................................................................................................... 217 Table 52: Permits Status Summary for the Sibanye-Stillwater US PGM Operations ................. 224 Table 53: Stillwater Mine Operations Actionable Reportable Documents ............................. 261 Table 54: Stillwater Mine Closure Actionable Reportable Documents ................................... 262 Table 55: Stillwater Mine Post Closure Actionable Reportable Documents ........................... 263 Table 56: East Boulder Mine Operations Actionable Reportable Documents ....................... 265 Table 57: East Boulder Mine Closure Actionable Reportable Documents ............................. 266 Table 58: East Boulder Mine Post Closure Actionable Reportable Documents ..................... 267 Table 59: Stillwater Mine Reclamation Schedule...................................................................... 270 Table 60: Stillwater Mine Closure Monitoring and Maintenance Schedule ........................... 271 Table 61: East Boulder Mine Reclamation Schedule ................................................................ 272 Table 62: East Boulder Mine Closure Monitoring and Maintenance Schedule ..................... 273 Table 63: Stillwater Mine Actual and LoM Capital Schedule .................................................. 279 xiv Table 64: East Boulder Mine Actual and LoM Capital Schedule ............................................ 282 Table 65: Columbus Metallurgical Complex Actual and LoM Capital Expenditure ............. 284 Table 66: Actual and LoM Operating Costs for Stillwater Mine ............................................... 289 Table 67: Actual and LoM Operating Cost for East Boulder Mine .......................................... 290 Table 68: Actual and LoM Operating Costs for the Columbus Metallurgical Complex........ 291 Table 69: Abridged Cash Flow Results (Cont’d on the Next Page) ........................................ 294 Table 70: Net Present Values at Different Discount Rates ........................................................ 296 Table 71: Combined Sibanye-Stillwater US PGM Operations, NPV5% Sensitivity to Pd and Pt Price Variation ............................................................................................................. 297 1 EXECUTIVE SUMMARY Introduction This TRS was prepared by in-house Qualified Persons for filing by Sibanye-Stillwater Limited (Sibanye- Stillwater), which is an independent international precious metals mining company with a diverse mineral asset portfolio. It covers Sibanye-Stillwater's wholly owned platinum group metal (PGM) operations in Montana in the United States of America (the Sibanye-Stillwater US PGM Operations). These operations comprise integrated mines and concentrator plants situated at the Stillwater and East Boulder Mines and mineral beneficiation facilities (a smelter, base metal refinery, PGM recycling plant and an analytical laboratory) at the Columbus Metallurgical Complex. Owing to the integrated nature of the mining, ore processing and mineral beneficiation operations, the Sibanye-Stillwater US PGM Operations constitute a single unit (material property). This TRS for the Sibanye-Stillwater US PGM Operations supports the disclosure of the Mineral Resource and Mineral Reserve estimates for the Stillwater and East Boulder Mines as at 31 December 2023. Due to Sibanye-Stillwater’s listing on both the New York Stock Exchange (NYSE) and Johannesburg Stock Exchange (JSE or JSE Limited), the Mineral Resource and Mineral Reserve estimates were prepared and reported according to the SEC's Subpart 1300 of Regulation S-K (SK-1300) and following the guidelines of the 2016 Edition of the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (The SAMREC Code, 2016) and Section 12 of the JSE Listing Requirements. This TRS has been prepared according to the disclosure requirements set out under Sk-1300. Property Description, Mineral Rights and Ownership Stillwater and East Boulder Mines are well-established, ongoing mines situated 13 miles apart, extracting the J-M Reef in the Stillwater Complex and processing the ore at onsite concentrators to produce PGM concentrates which are further beneficiated at the Columbus Metallurgical Complex. The Sibanye-Stillwater US PGM Operations have undergone two expansions in recent years, namely Fill The Mill Project at East Boulder Mine and the Blitz Project comprising expansions at Stillwater Mine and mineral beneficiation facilities at the Columbus Complex. The Blitz Project entailed an eastward expansion of the Stillwater Mine footprint (which is now termed the Stillwater East Section) which commenced in 2011 with the excavation of access adits and development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts). The production expansion necessitated modest capacity upgrades of the Stillwater Concentrator and various units of the smelter and refinery as well as engineering and bulk supplies infrastructure at Stillwater Mine and the Columbus Metallurgical Facility. Capital expenditure on the Blitz Project ended in FY2023 with the conclusion of the project and achievement of certain development milestones. The Fill The Mill Project entailed increasing monthly production at the East Boulder Mine commencing in 2017 to fully utilise the previously unused plant capacity (i.e., historically, 10 000-15 000 tons per month of capacity). The Full The Mill Project production target was achieved in FY2021 and subsequent production targets for East Boulder Mine have been set at this level. 2 A network comprising state roads and Sibanye-Stillwater-maintained mine access roads connect the mines, local towns and the Columbus Metallurgical Complex. Regional power infrastructure is already installed, providing adequate power supplies to the operations. In general, climatic conditions in this area do not significantly affect the operations at the three sites. However, a 500-year flood event in 2022 destroyed parts of State Highway 419 used to access Stillwater Mine and resulted in the temporary suspension of the mining operations for seven weeks. A temporary road was built to re-establish access to and from the mine to support full operations. Repairs were carried out on the damaged parts of the highway and access through the highway was restored in July 2023. Inclement weather in the form of heavy snow has temporarily restricted mine access, with no major impact on the operations, as snow removal and road maintenance have been adequate to quickly restore access. Sibanye-Stillwater has title (leased or held Mining Claims) in perpetuity over the entirety of the known outcrop of the J-M Reef along the Beartooth Mountains in Montana. It also holds surface rights (Tunnel and Mill Site Claims) over key land parcels on which mining infrastructure is built at the Stillwater and East Boulder Mines or which provide servitude required to access the reef. The claims total 1 712 in number and cover an area of 24 091 acres. A total of 895 claims are subject to the Franco-Nevada Royalty and Mouat Royalty, with annual royalty payments based on Net Smelter Return for the palladium and platinum produced while considering the cost of production. There are no material legal proceedings in relation to the Sibanye-Stillwater US PGM Operations discussed in this TRS. Despite the simplified regulatory framework for mining prevailing in the Unites States, the granting of permits and approvals for building a mine or expansions of existing mining operations in Montana is costly and can be a lengthy process. The 24-year-old Good Neighbor Agreement between Sibanye- Stillwater and the local authorities has facilitated seamless stakeholder participation in the scoping and review of applications for permits and approvals. Geology and Mineralisation The J-M Reef mined at Stillwater and East Boulder Mines is a world class primary magmatic reef-type Pd- Pt deposit occurring at a consistent stratigraphic level in the Stillwater Complex. It is a laterally continuous magmatic reef-type PGM deposit defined as the Pd-Pt rich stratigraphic interval, occurring mainly within a troctolite (OB-I zone) of the Lower Banded Series. At Stillwater Mine, the dip of the J-M Reef northwards varies from approximately vertical in the eastern part to approximately 62° in the central part and between 45° and 50° in the Upper West sector of the mine. However, dips at East Boulder Mine are less variable and are on average 50° towards the northeast. Having retained most of its primary magmatic characteristics, the J-M Reef is laterally continuous, very coarse-grained and identified by the presence of 0.25% to 3% visible disseminated copper-nickel sulphide minerals within the OB-I zone and using hangingwall markers. However, sampling and laboratory analysis provide the definitive data used to confirm the presence of the J-M Reef and to determine its PGM tenor. A high thickness and grade variability over short ranges (stope level) characterises the J-M Reef and this is more pronounced at Stillwater Mine (West Section) where the mineralisation may occur as a unique mixture of "ballrooms", low-grade and normal J-M Reef mineralisation over short intervals. The combined effect of dip, thickness and grade variability affects

3 the way in which the J-M Reef is evaluated, but this resembles the conventional evaluation approaches employed for other PGM reefs in layered igneous complexes. Exploration Status, Development and Operations and Mineral Resource Estimates Extensive exploration for PGMs since the 1960s dominated by diamond drilling at Stillwater and East Boulder Mines produced data utilised for the evaluation of the J-M Reef. The exploration was focused on the appraisal and evaluation of the J-M Reef along the Beartooth Mountains in Montana within Sibanye-Stillwater’s title areas and led to the establishment of Stillwater and East Boulder Mines in 1986 and 2002, respectively. The mines have been operational for most of the time except for a short-lived stoppage in 2008. The extensive drillhole database accumulated from moderately spaced surface diamond drilling and closely spaced underground definition diamond drilling from footwall lateral drifts, complemented by mining and ore processing information, was used for the estimation of Mineral Resources for Stillwater and East Boulder Mines. Geotechnical and hydrogeological data has also been collected in parallel with the geological data used for Mineral Resource estimation. In all cases, the approaches employed for the collection, validation, processing and interpretation of the drillhole data are in line with industry best practice. A combination of long-range continuity, occurrence at a consistent stratigraphic position and within a consistent stratigraphic sequence, localised thickness and grade variability and steep dips influences the estimation approaches employed for the J-M Reef. The construction of three-dimensional geological models and the estimation of grades in areas supported by both surface and definition drillhole data classified as Measured Mineral Resources and the remainder of the areas supported by surface drillhole data classified as Indicated or Inferred Mineral Resources are appropriate for the style and variability of the J-M Reef. In both cases, the available drillhole data permitted grade interpolation into individual blocks through simple kriging and classification of the estimates as Inferred, Indicated or Measured on account of geological confidence. The Mineral Resource estimates for Stillwater and East Boulder Mines in the tables below are reported from grade block models for the mines as at 31 December 2023 and as inclusive or exclusive of Mineral Reserves. These estimates are in situ estimates of tonnage and grades reported at a minimum mining width of 7.5ft applicable for the dominant mechanised ramp and fill (also referred to as cut and fill) mining method used at the mines, and at a Pt + Pd (2E) cut-off grade of 0.11opt (3.77g/t) at Stillwater Mine and 0.05opt (1.71g/t) at East Boulder Mine. In addition, these estimates account for geological losses due to disturbance of the J-M Reef continuity by geological structures. Description Mineral Resources Inclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 30.7 0.38 0.11 0.49 15.1 East Boulder 18.3 0.28 0.08 0.36 6.6 Subtotal/Average 49.0 0.35 0.10 0.44 21.7 Indicated Stillwater 25.7 0.38 0.11 0.49 12.5 East Boulder 28.4 0.27 0.08 0.35 10.0 Subtotal/Average 54.1 0.32 0.09 0.41 22.4 Measured + Indicated Stillwater 56.4 0.38 0.11 0.49 27.6 East Boulder 46.8 0.28 0.08 0.35 16.6 4 Description Mineral Resources Inclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Subtotal/Average 103.1 0.33 0.09 0.43 44.1 Inferred Stillwater 64.0 0.27 0.08 0.35 22.4 East Boulder 61.5 0.27 0.08 0.35 21.3 Subtotal/Average 125.5 0.27 0.08 0.35 43.7 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Measured Stillwater 27.8 13.15 3.75 16.90 15.1 East Boulder 16.6 9.65 2.68 12.33 6.6 Subtotal/Average 44.5 11.84 3.35 15.19 21.7 Indicated Stillwater 23.3 12.96 3.69 16.65 12.5 East Boulder 25.8 9.40 2.61 12.01 10.0 Subtotal/Average 49.1 11.09 3.12 14.21 22.4 Measured + Indicated Stillwater 51.1 13.06 3.72 16.79 27.6 East Boulder 42.4 9.50 2.64 12.13 16.6 Subtotal/Average 93.6 11.45 3.23 14.68 44.1 Inferred Stillwater 58.0 9.35 2.66 12.01 22.4 East Boulder 55.8 9.29 2.58 11.87 21.3 Subtotal/Average 113.8 9.32 2.62 11.94 43.7 2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 Description Mineral Resources Exclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 16.1 0.27 0.08 0.34 5.5 East Boulder 7.2 0.25 0.07 0.32 2.3 Subtotal/Average 23.2 0.26 0.07 0.34 7.8 Indicated Stillwater 11.4 0.20 0.06 0.26 3.0 East Boulder 9.8 0.22 0.06 0.28 2.7 Subtotal/Average 21.3 0.21 0.06 0.27 5.7 Measured + Indicated Stillwater 27.5 0.24 0.07 0.31 8.5 East Boulder 17.0 0.23 0.06 0.30 5.0 Subtotal/Average 44.5 0.24 0.07 0.30 13.5 Inferred Stillwater 64.0 0.27 0.08 0.35 22.4 East Boulder 61.5 0.27 0.08 0.35 21.3 Subtotal/Average 125.5 0.27 0.08 0.35 43.7 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Measured Stillwater 14.6 9.15 2.61 11.76 5.5 East Boulder 6.5 8.61 2.39 11.00 2.3 Subtotal/Average 21.1 8.99 2.54 11.53 7.8 Indicated Stillwater 10.4 6.98 1.99 8.96 3.0 East Boulder 8.9 7.47 2.07 9.54 2.7 Subtotal/Average 19.3 7.20 2.03 9.23 5.7 Measured + Indicated Stillwater 24.9 8.25 2.35 10.60 8.5 East Boulder 15.4 7.95 2.21 10.16 5.0 Subtotal/Average 40.4 8.13 2.30 10.43 13.5 Inferred Stillwater 58.0 9.35 2.66 12.01 22.4 East Boulder 55.8 9.29 2.58 11.87 21.3 Subtotal/Average 113.8 9.32 2.62 11.94 43.7 5 Description Mineral Resources Exclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) 2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 Mining Methods, Ore Processing, Infrastructure and Mineral Reserve Estimates Stillwater and East Boulder Mines are mature operations extracting the J-M Reef to produce PGMs and base metals using well-established mining and ore processing methods. Most of the permanent infrastructure required to access the underground operations is already established and has been being upgraded, where necessary, to accommodate production increases anticipated in the LoM plans for Stillwater Mine (Stillwater East Expansion). Detailed LoM plans for Stillwater and East Boulder Mines support the Mineral Reserve estimates presented below and reported as at December 31, 2023. The reference point for tonnage and grade estimates for the Mineral Reserve estimates is the mill head and the Mineral Reserve estimates are reported at the 2E cut-off grade of 0.20opt (6.86g/t) and 0.05opt (1.71g/t) at the Stillwater and East Boulder Mines, respectively. Description Mineral Reserves Imperial Category Mine Tons (Million) Pd (g/t) Pt (g/t) 2E (opt) 2E Content (Moz) Proved Stillwater 7.5 0.34 0.10 0.44 3.3 East Boulder 4.6 0.25 0.07 0.32 1.5 Subtotal/Average 12.1 0.31 0.09 0.39 4.8 Probable Stillwater 27.5 0.35 0.10 0.45 12.4 East Boulder 27.0 0.26 0.07 0.34 9.1 Subtotal/Average 54.5 0.31 0.09 0.40 21.5 Proved + Probable Stillwater 35.0 0.35 0.10 0.45 15.7 East Boulder 31.6 0.26 0.07 0.33 10.6 Total/Average 66.6 0.31 0.09 0.40 26.3 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Proved Stillwater 6.8 11.73 3.34 15.07 3.3 East Boulder 4.2 8.62 2.39 11.01 1.5 Subtotal/Average 10.9 10.55 2.98 13.53 4.8 Probable Stillwater 25.0 12.07 3.44 15.51 12.4 East Boulder 24.5 9.05 2.51 11.56 9.1 Subtotal/Average 49.5 10.57 2.98 13.55 21.5 Proved + Probable Stillwater 31.7 12.00 3.42 15.41 15.7 East Boulder 28.7 8.98 2.49 11.48 10.6 Total/Average 60.4 10.57 2.98 13.55 26.3 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Mineral Reserve Declaration Pd and Pt Price – $1 250/oz Cut-off Determination Pd Price – $1 250/oz Cut-off Determination Pt Price – $1 250/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 6 The mechanised ramp and fill method, which is the dominant mining method (more than 80%), is well- understood at the mines and suited to the character and attitude of the J-M Reef. The remainder of the stopes are mined through the sub-level extraction long hole stoping, with the captive cut and fill mining method having been phased out for safety reasons. Mine designs for Stillwater and East Boulder Mines incorporate the hydrogeological and geotechnical models constructed from appropriate groundwater and geotechnical testwork, the extensive geotechnical database, and historical experiences at the mines. Ore extraction ratios of 60% to 95% for stopes and 40% to 50% for the entire mine are typical for the mining methods employed. Ground support designs and procedures employed at the mines, which have been refined through ongoing continuous improvement initiatives, have reduced occurrences of major fall of ground events. A higher-than-expected frequency of poor ground conditions at the Stillwater East Section has necessitated a revision of the mining plan, with fair and good ground types prioritised in the short to medium terms until a dedicated paste plant has been established in this area which would enable improved mining efficiencies when mining in areas of poor ground conditions. No significant groundwater inflows are experienced except when development extends into new areas, but these are addressed using existing procedures combining probe drilling, the use of drainholes and routine mine dewatering using cascading water pumps as well as grouting. The LoM production plans for the Stillwater and East Boulder Mines were developed through Mineral Resources to Mineral Reserve conversion processes that utilised dilution factors and mining (stoping and development) parameters informed by historical reconciliation results and performance. The use of factors aligned to historical performance enhances the likely achievability of the plans. The LoM plan for Stillwater Mine envisages an important ore production tonnage ramp up from the current 729 thousand tons to a FY2029 steady state average of 1.2 million tons per annum milled associated with the Stillwater East Section and ongoing steady state production until FY2054. The mine has been on a progressive production ramp up trajectory, achieving a peak of 964 thousand tons in FY2020 after which the momentum was reversed by the COVID-19 pandemic and its restrictions, a 500-year flood event in FY2022 and a shaft incident (structural damage to the shaft headgear, winder house and winder rope preventing access to production areas below the 5000 Level for four weeks) in the Stillwater West Section in FY2023. The LoM plan for East Boulder Mine envisages a ramp up in production from the FY2023 level of 565 thousand tons to approximately 639 thousand tons per annum between FY2024 and FY2027, production at approximately 687 tons between FY2027 and FY2033 and ongoing production thereafter at the steady state average of approximately 706 thousand tons per annum milled until FY2068 and closure in FY2069. The Fill the Mill Project increased production levels for East Boulder Mine to a peak of 721 thousand tons in FY2021 but the COVID-19 pandemic and its restrictions as well as staff turnover affected production output in FY2022 and FY2023. Economic viability testing of the LoM plans demonstrated that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified, and the declaration of Mineral Reserves is appropriate. In general, the LoM plans include appropriate staffing levels which are informed by historical experience. Most of the key infrastructure for mining is already installed at the Stillwater and East Boulder Mines. Similarly, most of the mining equipment required for the execution of the LoM plans is already available at the mines. Bulk power and water supplies are secure, and the infrastructure upgrades required at both sites have been completed ahead of the achievement of steady state production levels.

7 The concentrators employed for ore processing at the Stillwater and East Boulder Mines have been operational for several decades and use proven technology and process routes. The forecast metallurgical recoveries of approximately 92% and 91% respectively for the Stillwater and East Boulder Concentrators, and production profiles employed in the LoM plans are informed by historical experience. A plant capacity upgrade from 1.1 million tons to 1.45 million tons per annum has been completed at Stillwater Mine to accommodate increasing RoM ore production from the Stillwater East Section. The East Boulder Concentrator has historically been operated below the 850 thousand tons per annum capacity, and sustainable ore processing at 631 thousand to 760 thousand tons per annum should be achievable with modest sustaining capital expenditure. There is adequate storage capacity for the tailings resulting from ore processing at the concentrators at Stillwater and East Boulder Mines in the short to medium term. However, additional tailings storage capacity will be required for the remainder of the LoMs. Plans being considered for the upgrading of the tailings storage (TSF) capacities for the long-term disposal of the tailings include storage capacity upgrades at existing TSFs through elevation lifts and lateral expansions as well as the establishment of new TSFs. Sibanye-Stillwater is aware of the long timeframes for the granting of permits and related approvals of the upgrades and establishment of new TSFs. Accordingly, it will expedite the finalisation of the long-term tailings storage plans to enable the undertaking of the requisite studies needed for permit and approval applications. The smelter and base metal refinery at the Columbus Metallurgical Complex utilise proven technology and process routes for the processing of concentrate and matte, respectively. There are no plans to introduce new processing technology at the processing facilities, with the modest capacity upgrades and debottlenecking projects implemented to accommodate the increased concentrate production at Stillwater and East Boulder Mines currently being concluded. Capital and Operating Cost Estimates and Economic Analysis The LoM plans for the Stillwater and East Boulder Mines and the Columbus Metallurgical Complex provide for appropriate capital expenditure budgets for the sustainability of the operations and for the various capacity upgrades and production expansions envisaged. Sustaining capital costs are benchmarked to historical capital expenditure. Similarly, the forecast operating costs included in the LoM plans are based on historical experience at the operations. Accordingly, the accuracy level in the capital and operating costs utilised for LoM budgeting is within ±15% at up to 10% contingency for Proved and Probable Mineral Reserves. All costs are presented in real terms and US$. Sustaining capital costs cater for mine and surface equipment, capitalised development, projects, infrastructure and environmental capital expenditure. The capital budget for Stillwater Mine ranges between $13.50 million and $177.54 million (average $82.68 million) per annum from FY2024 to FY2051, totalling $2.34 billion over the FY2024 to FY2054 period (average of $75.32 million per annum over the LoM). In addition, the capital budget is dominated by the costs of capitalised development (on average approximately 55% of the annual capital costs), with surface equipment, projects, infrastructure and environmental capital expenditure accounting for the balance. With the conclusion 8 of the Blitz Project in FY2023, there is no capital provision for Stillwater Growth and Project in the LoM capital budget. For East Boulder Mine, the capital costs vary from approximately $12.74 million to $74.38million (average $41.55 million) annually from FY2024 to FY2056, totalling $1.56 billion over the FY2024 to FY2069 period (average of $38.08 million per annum over the LoM). The capital budget is dominated by capitalised development and mine and surface equipment costs (collectively making up 79% of the budget over the LoM) except for periods associated with TSF expansions or construction of new TSFs. Project, other and environmental capital expenditure account for the balance of East Boulder’s capital budget. With the finalisation of the various projects at the Columbus Metallurgical Complex in FY2023, sustaining capital becomes the single most significant capital cost element. The provision for sustaining capital ranges from $2.30 million to $32.86 million per annum (average of $13.08 million per annum over the LoM), with the lower amounts reflecting modest annual maintenance of the various units of the complex and larger amounts associated with cyclic major furnace rebuilds. The total capital budget for the Columbus Metallurgical Complex for the FY2024 to FY2061 period is approximately $601.81 million. Stillwater Mine, which is ramping up production, has budgeted operating costs ranging from approximately $210/ton to $385/ton processed (LoM average of $297/ton processed), with mining contributing 86% to 90% of the total cost and surface facilities (concentrator, sand and paste plants, ore hoisting and tailings storage management) contributing the remainder. At steady state, after FY2028, the costs are set to decrease to an approximate average of $284/ton processed, with mining accounting for 88% of the total cost. Unit operating costs in FY2022 and FY2023 were affected by production disruptions relating to the 500-year flood event in FY2022 and a shaft incident in FY2023 as well as anomalous cost escalation resulting from supply chain disruptions induced by the COVID-19 pandemic restrictions. For East Boulder Mine, operating costs of $160/ton to $250/ton milled (LoM average of $227/ton processed) are forecast with mining accounting for 87% to 91% of the total cost, with surface facilities accounting for the remainder of the costs. Credits from the recycling business and by-product metals exceed the operating cost for smelting and base metal refining for as long as both Stillwater and East Boulder Mines are producing ore at the steady state production levels. This underscores the importance of the catalyst recycling business and associated by-products to the Sibanye-Stillwater US PGM Operations. These credits and the 45X tax credit which is applicable to eligible to domestically produced clean energy components in the clean energy supply chain, result in negative unit operating costs for most of the years between FY2027 and FY2053 after which the costs become positive, stabilising at approximately $2 000/ton of concentrate smelted for the remainder of the LoM. For business planning and Mineral Reserve estimation, Sibanye-Stillwater applies forward looking prices that it considers will stay stable for at least three to five years, and it also considers its general view of the market, the relative position of its operations on the cost curve, as well as its operational and company strategy. The prevailing market fundamentals for palladium and platinum are forecast to remain in place in the foreseeable future. The budgeted capital and operating costs, forecast metal prices and other economic assumptions utilised for economic viability testing of the LoM plans are 9 reasonable. The post-tax flows for Stillwater and East Boulder Mines and the integrated Sibanye-Stillwater US PGM Operations derive the DCF results (NPVs) contained in the table below. Sibanye-Stillwater’s internal benchmark real discount rate as at 31 December 2023 is 5%, based on corporate planning guidance. The table also clearly indicates the discount rate sensitivity of the operations. The Internal Rate of Return (IRR) of the Sibanye-Stillwater US PGM Operations is 25%. Description of Mineral Asset Parameter Unit Real Discount Rate 0.00% 2.50% 5.00% 7.50% East Boulder Mine NPV $ million 1 279 717 448 305 Stillwater Mine NPV $ million 3 077 1 785 1 061 640 Sibanye-Stillwater US PGM Operations NPV $ million 4 371 2 508 1 512 946 The table below shows two-variable sensitivity analysis of the NPV5% to ±10% variance in both palladium and platinum price. This demonstrates robust results over material economic input range variances. NPV5% $million Palladium Price Variance from Base Assumption Variance -10% -5% 0% 5% 10% Platinum Price Variance from Base Assumption -10% $494 $888 $1 283 $1 677 $2 071 -5% $608 $1 003 $1 397 $1 792 $2 186 0% $723 $1 117 $1 512 $1 906 $2 301 5% $837 $1 232 $1 626 $2 021 $2 415 10% $952 $1 346 $1 741 $2 135 $2 530 With the results of the economic viability testing of the LoM plans demonstrating that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified, the declaration of Mineral Reserves is appropriate. Permitting Requirements Sibanye-Stillwater has in place all the necessary rights and approvals to operate the mines, concentrators, TSFs, waste rock storage dumps, smelter and associated ancillary facilities associated with the operations. Appropriate additional studies, designs and permitting documents have been or are in the process of being completed to support the planned operational expansions. Current permit and license violations are being corrected and environmental impacts are being managed in close consultation with the appropriate agencies. There are reasonable prospects that the operator’s licence to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Bonding amounts are deemed reasonable and appropriate for the permitted activities and obligations ($63 million for Stillwater Mine and $30 million for East Boulder Mine). Furthermore, based on assessment of the current permits, technical submittals, regulatory requirements and project compliance history, continued acquisition of permit approvals should be possible and there is low risk of rejections of permit applications by the regulatory for the foreseeable future. Conclusions and Recommendations Sibanye-Stillwater’s risk management process has identified various material risks to LoM plans and Mineral Reserves relating to geotechnical and geohydrological uncertainties, inability to execute LoM plans, metal price downturns, inadequate tailings storage capacity, unplanned production cost 10 escalation, unplanned power outages and restricted access to the operations caused by severe weather events. Sibanye-Stillwater has mitigated (and not eliminated) these risks as per its risk management protocols to reduce the likelihood of occurrence and/or impact (severity) when the risk occurs which resulted in a reclassification of the residual risks as low to medium risks. The Qualified Persons consider the risk management process robust and sufficient to identify material risks that should be mitigated to enhance the achievability of the LoM plans. From their appraisal of the residual risks after mitigation, the Qualified Persons could not identify any unmitigated material risks to the LoM plans and Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors. Sibanye-Stillwater is fully aware of the low to medium risks identified and has mitigation measures in place to minimise the impact of the risks on the mining, ore processing and mineral beneficiation operations in Montana. There are no specific recommendations for additional work at the East Boulder Mine or the Columbus Metallurgical Complex. However, the Qualified Persons recommend completion of further upgrades to the flotation circuits at the Stillwater Concentrator to increase plant capacity from 3 400 tons to 4 110 ton per day (i.e. 1.1 million tons to 1.4 million tons per year at 92% utilisation) prior to FY2029 when production targets set out in the LoM plan exceed the current 1.1-million-ton capacity. Mechanical equipment needed for the flotation circuit upgrades has already been procured as part of the Blitz Project. Sibanye-Stillwater has undertaken to complete this work at an additional cost of approximately $1.8 million (labour cost) a year before the capacity of 1.4 million tons is required. The Qualified Persons consider the timeframe and additional cost for the completion of this work to be reasonable.

2 INTRODUCTION

2.1 Registrant

This Technical Report Summary (TRS) was prepared for Sibanye-Stillwater Limited (Sibanye-Stillwater) and covers Sibanye-Stillwater's wholly owned platinum group metal (PGM) operations in Montana in the United States of America (the Sibanye-Stillwater US PGM Operations). Sibanye-Stillwater (the Registrant) is an independent international precious metals mining company with a diverse mineral asset portfolio including PGM operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, zinc, lithium, gold and PGM exploration properties and mining operations in Australia, North and South America and a lithium project in Finland as well as a nickel refinery in France. It is domiciled in South Africa and listed on both the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). The Sibanye-Stillwater US PGM Operations, which are the subject of this TRS, comprise integrated mines and concentrator plants situated at the Stillwater and East Boulder mining complexes (Mines) as well as the mineral beneficiation facilities (a smelter, base metal refinery, PGM recycling plant and an analytical laboratory) at the Columbus Metallurgical Complex (Figure 1). Sibanye-Stillwater owns the Sibanye-Stillwater US PGM Operations through its wholly owned subsidiaries, Sibanye Platinum (Pty) Limited, Sibanye Platinum International Holdings (Pty) Limited, Thor US HoldCo Incorporated and Stillwater Mining Company (SMC).

2.2 Compliance

Due to listings on both the JSE (Code SSW) and NYSE (Code SBSW), Sibanye-Stillwater's Mineral Resources and Mineral Reserves have been compiled and reported following the guidelines of the 2016 Edition of the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (The SAMREC Code, 2016), Section 12 of the JSE Listing Requirements and SK-1300. The Qualified Person has prepared this TRS and the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations according to SK-1300.

2.3 Terms of Reference and Purpose of the Technical Report

This TRS for the Sibanye-Stillwater US PGM Operations, dated 26 April 2024, reports the Mineral Resource and Mineral Reserve estimates for Stillwater and East Boulder Mines as at 31 December 2023. This TRS updates the amended TRS for the Sibanye-Stillwater US PGM Operations effective 31 December 2021, which was filed with the SEC as Exhibit 96.1 to Sibanye-Stillwater's amended 2022 annual report filed on Form 20-F on 14 December 2023 to address comments received from the SEC's Staff. The Qualified Persons can confirm that this TRS for the Sibanye-Stillwater US PGM Operations has been prepared under the SK-1300 disclosure requirements.

Stillwater and East Boulder Mines are ongoing, established mines extracting the J-M Reef in the Stillwater Complex. The J-M Reef ore produced by the mines is processed at integrated concentrator plants situated at the mines to produce PGM-base metal concentrate which is beneficiated further at the smelter and base metal refinery situated at the Columbus Metallurgical Complex. The Sibanye-Stillwater US PGM Operations constitute a single unit (material property) owing to the integrated nature of the

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mining and ore processing at the Stillwater and East Boulder Mines and the mineral beneficiation operations at the Columbus Metallurgical Complex.

The filing of this TRS follows the shaft incident in the Stillwater West Section of Stillwater Mine in 2023. Furthermore, both the Stillwater and East Boulder Mines of the Sibanye-Stillwater US PGM Operations have continued to be constrained by limited operational flexibility during FY2023 due to a reduced developed state and an ongoing shortage of critical skills, with the consequent reliance on contractors elevating operating costs. Production for FY2024 has been repositioned for a lower real PGM price environment, with cost structures being reassessed to maintain recent production levels rather than pursuing short-term growth and to suspend further growth capital in the Stillwater East Section of Stillwater Mine in terms of the August 2022 Repositioning Plan.

The financial and technical assumptions underlying the Mineral Resources and Mineral Reserves estimates contained in this report are current as at 31 December 2023, which marks the end of the period covered by this TRS.

This TRS has been compiled by in-house Qualified Persons for Mineral Resources and Mineral Reserves (Table 1) who were appointed by Sibanye-Stillwater. As shown in Table 1 these Qualified Persons are Technical Experts/Specialists registered with professional bodies that have enforceable codes of conduct. The Qualified Persons with responsibility for reporting and sign-off of the Mineral Resources for Stillwater and East Boulder Mines are Jeff Hughs and Jennifer Evans, respectively. Both Qualified Persons are Professional Geologists with more than five years of experience relevant to the estimation and reporting of Mineral Resources and the mining of the J-M Reef at Stillwater and East Boulder Mines. The Qualified Persons with responsibility for reporting and sign-off of the Mineral Reserves for Stillwater and East Boulder Mines are Annette McFarland and Pat Hansen, respectively. Both Qualified Persons are Professional Engineers with more than five years of experience relevant to the estimation and reporting of Mineral Reserves and the mining of the J-M Reef at Stillwater and East Boulder Mines.

Other than normal compensation specified in their employment contracts, the Qualified Persons did not receive any professional fees for the preparation of this TRS for the Sibanye-Stillwater US PGM Operations. In addition, the Qualified Persons who contributed to this TRS do not have any material interest in either Sibanye-Stillwater or the Sibanye-Stillwater US PGM Operations beyond formal employment.

Table 1: Details of Qualified Persons Appointed by Sibanye-Stillwater US PGM Operations

Name	Position	Area of Responsibility	Academic and Professional Qualifications
Jeff Hughs	Technical Services Manager - Geology	Qualified Person Mineral Resources – Stillwater Mine	Bachelor of Science – Geology, Master of Business Administration American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11792)
Jennifer Evans	Senior Geologist	Qualified Person Mineral Resources – East Boulder Mine	Bachelor of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11669)
Matt Ladvala	Senior Geologist	Qualified Person Mineral Resources – Stillwater Mine	Bachelor of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11941)
Kevin Butak	Senior Geologist	Qualified Person Mineral Resources – Stillwater Mine	Master of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 12012)
Pat Hansen	Senior Engineer	Qualified Person Mineral Reserves – East Boulder Mine	Bachelor of Science – Mining Engineering Professional Engineer (PE MT 75419)
Annette McFarland	Chief Engineer	Qualified Person Mineral Reserves – Stillwater Mine	Bachelor of Science – Geological Engineering Professional Engineer (PE NV 023215)

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Sibanye Stillwater we are one

2.4 Sources of Information

The J-M Reef outcrop is known from historical exploration and the Mineral Resource estimates for Stillwater and East Boulder Mines contained in this TRS have been estimated from the extensive surface and underground drillhole database for the Sibanye-Stillwater US PGM Operations. These Mineral Resources are the basis for the Mineral Reserve estimates reported for the mines. Furthermore, the Mineral Reserve estimates are based on detailed Life of Mine (LoM) plans and technical studies completed internally by the Sibanye-Stillwater US PGM Operations personnel utilising modifying factors and capital and operating costs which are informed by historical experience at the mines.

The Registrant provided most of the technical data and information utilised for the preparation of this TRS for the Sibanye-Stillwater US PGM Operations. The surface and underground drillhole data is stored in an electronic drillhole database. Much of the technical information is contained in a variety of internal reports documenting various internal technical studies undertaken in support of the current and planned operations, historical geological work and production performance at the Stillwater and East Boulder Mines and the Columbus Metallurgical Complex.

Furthermore, the Qualified Persons responsible for the preparation of this TRS have sought input from the Registrant's in-house Technical Experts/Specialists on aspects of the modifying factors and for the disciplines outside the Qualified Persons' expertise. The Registrant provided the forecast economic parameters and assumptions employed for cut-off grade determination, the assessment of prospects for economic extraction of the Mineral Resources and the assessment of economic viability of the LoM plans underlying the Mineral Reserves.

A list of the in-house Technical Specialists/Experts and their technical areas of competency are summarised in Table 2. Other supplementary information was sourced from the public domain and these sources are acknowledged in the body of the report and listed in the References Section of this TRS (Section 26).

Table 2: Technical Experts/Specialists Supporting the Qualified Persons

Name	Position	Area of Competency	Academic Qualifications
Matt O'Reilly	Vice President/General Manager – Stillwater Mine	Technical Expert - Mining	Bachelor of Science - Mining Engineering

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Name	Position	Area of Competency	Academic Qualifications
Jason Palin	Vice President/General Manager – East Boulder Mine	Technical Expert - Mining	Bachelor of Science - Mining Engineering, Master of Business Administration
Dave Shuck	Vice President – Met Complex	Technical Expert - Refinery	Bachelor of Science - Metallurgical Engineering
Dave Johnson	Manager Smelting and Refining	Technical Expert - Smelting	Bachelor of Science – Environmental Engineering
Jarred Larson	Manager Lab and Refinery	Technical Expert – Lab and Recycling	Bachelor of Science – Chemical Engineering
Perry Finco	Maintenance Manager Metallurgical Complex	Technical Expert - Smelter and Refinery Maintenance	Certified Fluid Power Industrial Hydraulic Mechanic CFPIHM #6528, Certified Fluid Power Hydraulic Specialist CFPHS #8727 and Certified Fluid Power Accredited Instructor AFPI #10807
Randy Weimer	Corporate Environmental Manager	Technical Expert - Environmental and Governmental Affairs	Bachelor of Science - Environmental Engineering
Tyler Luxner	Technical Services Manager - Engineering	Technical Expert - Mine Engineering	Bachelor of Science - Mining Engineering
Graham Chancellor	Chief Engineer – East Boulder Mine	Technical Expert - Mine Engineering	Bachelor of Science - Mining Engineering
Matthew Deeks	Chief Geologist – Stillwater Mine	Technical Expert - Geology	Bachelor of Science - Geology
Paul Holick	Chief Geologist – East Boulder Mine	Technical Expert - Geology	Master of Science – Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11776)
Gretchen Moore	Senior Rock Mechanics Engineer	Technical Expert - Rock Mechanics	Bachelor of Science – Geological Sciences
James Nash	Senior Ventilation Engineer	Technical Expert – Ventilation	Bachelor of Science – Mining Engineering

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2.5 Site Inspection by Qualified Persons

The Qualified Persons for Mineral Resources and Mineral Reserves, who authored this TRS, and the supporting Technical Experts/Specialists are all in-house employees who work at the Sibanye-Stillwater US PGM Operations. By virtue of their employment, the Qualified Persons visit Stillwater and East Boulder Mines and the Columbus Metallurgical Complex regularly in the course of carrying out their normal duties. Accordingly, confirmatory site visits for the specific purposes of this TRS were not warranted.

2.6 Units, Currencies and Survey Coordinate System

In the United States of America (USA or US), imperial units are utilised for all measurements and the reporting of quantities at the Sibanye-Stillwater US PGM Operations is also based on imperial units. Accordingly, the US imperial units are utilised throughout this TRS. However, the Mineral Resource and Mineral Reserve estimates are also reported in metric units.

All the metal prices and costs are quoted in the US$ currency and, as such, no exchange rates have been used in the TRS.

The coordinate system employed for all the surface surveys and maps shown in this TRS is based on the North American Datum of 1983 (NAD83) State Plane. However, the underground surface surveys and maps for Stillwater and East Boulder Mines are based on the local mine grid, which is in turn based on the North American Datum of 1927 (NAD27) State Plane with a 20° clockwise rotation for alignment of the eastings with the roughly east to west strike direction of the J-M Reef.

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3 PROPERTY DESCRIPTION

3.1 Location and Operations Overview

The location of the Stillwater and East Boulder Mines and the surrounding PGM mining claims near Nye as well as that for the Columbus Metallurgical Complex in Montana, United States of America (US), are indicated in Figure 1. The Stillwater and East Boulder Mines are underground mines extracting the J-M Reef and situated approximately 13 miles apart.

Figure 1: Location of Sibanye-Stillwater US PGM Operations in Montana



110°30'0"W
110°0'0"W
109°30'0"W
109°0'0"W
108°30'0"W
45°30'0"N
N
0
20
Miles
NAD 1983_2011
StatePlane Montana
FIPS 2500 Ft Intl
Montana
Wyoming
GOLDEN VALLEY COUNTY
SWEET GRASS COUNTY
STILLWATER COUNTY
YELLOWSTONE COUNTY
BIG HORN COUNTY
CARBON COUNTY
Big Timber
Mc Leod
Columbus
Absarokee
Fishtail
Nye
Roscoe
Red Lodge
Laurel
Billings
Boulder River
Stillwater River
Yellowstone River
191
298
90
420
419
6639
78
Boe Ranch
East Boulder Mine
Hertzler Ranch
Mine Claim
Stillwater Mine
Beartooth Ranch
Columbus Metallurgical Complex
Sibanye-Stillwater Asset
Mining Claims
County Boundary
Town
Airport
Road
Rail
River/stream

The run of mine (RoM) ore from the mines is processed at the integrated onsite surface concentrator plants adjacent to the mine shaft at Stillwater Mine and main access adits at East Boulder Mine. PGM-base metal concentrate from the Stillwater and East Boulder Mines is transported to the Columbus Metallurgical Complex, which consists of a smelter, PGM recycling facility, base metal refinery and an analytical laboratory. The smelter processes the PGM-base metal concentrate from the mines and

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PGM-bearing catalytic converter material from the onsite recycling facility to produce converter matte. The PGM-bearing catalytic converter material is either purchased from or toll processed on behalf of third parties. The converter matte produced is processed at the base metal refinery to recover base metals after which the remaining PGM matte is despatched to third-party PGM refineries to recover individual PGMs.

The Sibanye-Stillwater US PGM Operations have undergone two expansions in recent years, namely Fill The Mill Project at East Boulder Mine and the Blitz Project comprising expansions at Stillwater Mine and mineral beneficiation facilities at the Columbus Complex. The Blitz Project entailed an eastward expansion of the Stillwater Mine footprint (which is now termed the Stillwater East Section) which commenced in 2011 with the excavation of access adits and development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts). The production expansion necessitated modest capacity upgrades of the Stillwater Concentrator and various units of the smelter and refinery as well as engineering and bulk supplies infrastructure at Stillwater Mine and the Columbus Metallurgical Facility. Capital expenditure on the Blitz Project ended in FY2023 with the conclusion of the project and achievement of certain development milestones. The Fill The Mill Project entailed increasing monthly production at the East Boulder Mine commencing in 2017 to fully utilise the previously unused plant capacity (i.e., historically, 10 000-15 000 tons per month of capacity). The Full The Mill Project production target was achieved in FY2021 and subsequent production targets for East Boulder Mine have been set at this level.

3.2 Mineral Title

3.2.1 *Title Overview*

The General Mining Law of 1872 (May 10, 1872) is the major federal law that authorises and governs prospecting and mining for economic minerals on federal public lands. This law allows for US citizens (including corporate entities) to explore for, discover and purchase these economic minerals and provides for a formalised system of acquiring and protecting mineral title.

A Mining Claim is the title that provides a claimant with the right to extract minerals from a specific portion of land. There are two categories of Mining Claims, namely Unpatented and Patented Mining Claims. An Unpatented Mining Claim provides the claimant the right to mine and extract economic minerals (mineral title) for commercial purposes. However, a Patented Mining Claim gives a claimant exclusive title to the minerals and the land (mineral and surface title), with the Federal Government passing the title of the specific portion of land to the claimant, thereby making it private property. Mining Claims can also be permitted either as Lode Claims (for veins or vein-type deposits) that have well-defined boundaries and include other in situ rocks containing valuable mineral deposits or Placer Claims (for all those deposits not subject to Lode Claims).

A Mill Site is a form of title that provides surface rights for the establishment of mining-related infrastructure on non-mineralised land. A Tunnel Site, which is similar to servitude, is a form of title that provides a right of way under federal land. It is acquired for access to Lode Mining Claims or to conduct exploration when following a mineral deposit along strike.

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The more recent Federal Land Policy and Management Act of 1976 (FLPMA) did not amend the General Mining Law of 1872 but affected the documentation and maintenance of all claims. The purpose of the FLPMA is to provide the Bureau of Land Management (BLM) with information on the locations and number of Mining Claims, Mill and Tunnel Sites. Under the FLPMA, claimants are required to record their claims (existing or new claims) with the BLM.

3.2.2 *Title and Tenure Held*

The Qualified Persons have considered mineral and surface title provisions of the General Mining Law of 1872 and FLPMA during the assessment of title for Sibanye-Stillwater US PGM Operations. Sibanye-Stillwater (through SMC) holds or leases 1 712 Patented and Unpatented Lode, Placer, Tunnel or Mill Site Claims in the Stillwater, Sweet Grass and Park Counties of south-central Montana which are shown in Figure 2. Table 3 presents a summary of Sibanye-Stillwater's Mining Claims (both leased and held claims) covering the Sibanye-Stillwater US PGM Operations as of December 31, 2023. Since December 2021, Sibanye-Stillwater acquired one Lode Claim (Stillwater Block), six Tunnel Sites and four Mill Sites (Sweet Grass Block) and relinquished three Lode Claims (Sweet Grass Block).

The 1 712 claims encompass an area of over 24 091 acres in two separate contiguous blocks situated east and west of the Stillwater River and cover the following:

- The entirety of the known J-M Reef apex;
- Areas to the north for the construction of ventilation and other shafts to the surface from lower levels in the northward-dipping J-M Reef;
- The east end of the Stillwater Complex;
- East Boulder Mine's access adits and the plant site;
- Benbow Decline access and surface portal;
- A leased group of claims east of the Stillwater Valley that cover a portion of the Basal Series; and
- A leased group of claims west of the Stillwater Valley that cover a portion of the Ultramafic Series.

Due to the sheer number of claims held or leased by Sibanye-Stillwater, the Qualified Persons grouped the claims shown in Figure 2 by type and location (county) in Table 3. Table 3 also highlights the Mining Claims covered by the Mouat Basal Zone Lease, Mouat Mountain View Lease, Mouat 'A' Claim Lease and Mouat 'B' Claim Lease Agreements. The Mouat Basal Zone Lease covers 60 claims over the copper and nickel occurrences in the Stillwater Complex located in the Benbow and Stillwater Valley areas. Of the 60 claims, 57 are Lode Claims (33 Patented), one is an Unpatented Placer Claim, one is a Patented Placer Claim and one is a Patented Mill Site Claim. The Mouat Mountain View Lease covers 77 claims of the chromite zones in the Stillwater Valley, of which 70 are Lode Claims (one Patented), two are Unpatented Mill Site Claims, one is an Unpatented Tunnel Site and four are Unpatented Placer Claims. Mouat 'A' Claim Lease covers 28 Lode Claims (nine of which have been issued a First Half Financial Certificate or FHFC), one Unpatented Mill Site Claim and four Placer Claims. The Mouat 'B' Claim Lease covers 145 Lode Claims of which 35 are Patented Claims.

A total of 895 Mining Claims are subject to the Franco-Nevada and Mouat Royalties. The royalty payments are discussed in Section 3.3.

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Table 3: Summary of Sibanye-Stillwater US PGM Operations Mineral Title and Tenure

County	Type	No. of Claims	Area (Acres)	Status	Expiry Dates	Lease Agreement
Park	Lode Claims	33	622	Unpatented	N/A	-
Sweet Grass	Tunnel Sites	6	1	Unpatented	N/A	-
	Mill Site Claims	167	713	Unpatented	N/A	-
	Lode Claims	709	2 001	116 Patented	N/A	1 claim subject to the Mouat Basal Zone Lease
			10 143	609 Unpatented	N/A	17 claims subject to the Mouat Basal Zone Lease
Sweet Grass/Park	Lode Claims	17	Covered in other categories	Unpatented	N/A	
Sweet Grass/Stillwater	Lode Claims	26	Covered in other categories	3 Patented	N/A	1 claim subject to the Mouat 'B' claim
			Covered in other categories	13 Unpatented	N/A	11 claims subject to the Mouat 'B' claim
Stillwater	Tunnel Site	2	3	Unpatented	N/A	1 claim subject to the Mouat Mt View Lease
	Placer Claims	11	320	9 Unpatented (1 application for patent submitted)	N/A	4 claims subject to the Mouat 'A' claim 4 claims subject to the Mouat Mt View Lease 1 claim subject to the Mouat Basal Zone Lease
			124	2 Patented	N/A	
	Mill Site Claims	192	902	191 Unpatented	N/A	1 claim subject to the Mouat 'A' claim 2 claims subject to the Mouat Mt View Lease
			4	1 Patented	N/A	1 claim subject to the Mouat Basal Zone Lease
	Lode Claims	549	335.3	20 Applied for patent	N/A	20 claims subject to the Mouat Mt View Lease
			123.3	9 Final Certificate	N/A	9 claims subject to the Mouat 'A' claim
			721.7 (PGE) 20.7 (Mt View) 632.3 (Basal)	76 Patented	N/A	35 claims subject to the Mouat 'B' claim 32 claims subject to the Mouat Basal Zone Lease 1 claim subject to the Mouat Mt View Lease
			7 425	445 Unpatented	N/A	98 claims subject to the Mouat 'B' claim 19 claims subject to the Mouat 'A' claim 7 claims subject to the Mouat Basal Zone Lease 49 claims subject to the Mouat Mt View Lease
Total Number of Claims/Area		1 712	24 091			

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3.2.3 *Title and Tenure Conditions and Compliance*

Compliance and maintenance of mineral and surface title can be achieved through payment of maintenance fees or by completing the required Annual Assessment Work.

An annual maintenance fee per claim is required to be paid on or before 1 September of the year preceding an assessment year. Placer Claims over 20 acres must pay an additional US$165 per year for each 20 acres or portion thereof. A FHFC can be issued for a claim signifying that the BLM has finished with the paperwork portion of the process and that the claim does not need the annual maintenance fee payment until the patent is issued or the claim is withdrawn from the patent process. Of the 1 712 claims, 1 503 Unpatented Claims in 2023 have been filed with the BLM and County Offices as required – with the acquisition of three Unpatented Claims in 2023, a total of 1 506 Unpatented Claims will be filed in 2024. Sibanye-Stillwater, through the SMC and Sibanye-Stillwater US PGM Operations, also pays the maintenance fee of $165 per claim to the BLM each year to keep the 1 503 claims valid. The Qualified Persons have confirmed that all payments to the BLM are up to date.

Annual Assessment Work is not necessary to maintain a claim if the maintenance fees have been paid. When required, the Annual Assessment Work must be performed within the period defined as the Assessment Year and a report submitted for record to the BLM. The assessment work includes, but is not limited to drilling, excavations, driving shafts and tunnels, sampling (geochemical or bulk), road construction on or for the benefit of the Mining Claim, and geological, geochemical and geophysical surveys. For operations involving more than 5 acres, a detailed Plan of Operations must be filed with the appropriate BLM field office. Sibanye-Stillwater has a Plan of Operations for Stillwater and East Boulder Mines which was approved by the US Forest Service (USFS) Custer Gallatin National Forest and the Montana Department of Environmental Quality (MTDEQ). Operating Permits were issued for the operations at Stillwater Mine (Permit #00118) and East Boulder Mine (Permit #00149). All necessary permits and approvals are in place, current, and adequate for existing operations at both Stillwater and East Boulder Mines.

3.2.4 *Surface Rights and Servitudes*

The Patented and Unpatented Mill Site and Tunnel Sites held by Sibanye-Stillwater cover the predominant surface infrastructure required for the operations at Stillwater and East Boulder Mines. In addition to the Mill Site and Tunnel Claims, Sibanye-Stillwater owns several land parcels that have been purchased over the years. A number of these parcels are currently used for the operations while others are earmarked for future use. Assessment work is not a requirement for owners of Mill or Tunnel Sites. However, Sibanye-Stillwater is required to file an Annual Notice of Intent to hold each of the sites. The Qualified Persons have confirmed that this condition has been complied with for all the Mill Sites and Tunnel Sites held by Sibanye-Stillwater.

Title for the Columbus Metallurgical Complex is based on freehold owned by Sibanye-Stillwater. The building and stack heights at the complex are limited due to the proximity of a light aircraft field but these restrictions do not affect the current and planned mineral beneficiation operations.

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Figure 2: Sibanye-Stillwater US PGM Operations Mineral Title and Tenure Map


Stillwater Mine
Stillwater West
East Boulder Portals
Stillwater East
(Blitz Project)
East Boulder Mine
Benbow Portal
Stillwater Complex
East Boulder Mine
10 Year Plan
Iron Creek Project
Lower East Boulder Project
Stillwater West
Stillwater Mine
10 Year Plan
Stillwater East
(Blitz Project)

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3.3 Royalties

Of the 1 712 Sibanye-Stillwater owned Mining Claims, a total of 895 are subject to the Franco-Nevada and Mouat Royalties as indicated in Table 4. The Franco-Nevada Royalty is a 5% Net Smelter Return (NSR) royalty on all commercially recoverable metals produced from the 810 claims subject to the royalty, and the royalty is then reduced after the application of permissible "onward processing" deductions. The Mouat Royalty is a consequence of the 1984 Mining and Processing Agreement with SMC. The 180 Mouat Royalty claims are subject to a NSR royalty of 0.35%, which is payable to the Mouat family.

Table 4: Summary Details of Mining Claims Subject to Royalties

County	No. of Claims on the J-M Reef Claims Subject To Royalty	Details of Royalties
Park	34	Claims subject to Franco-Nevada Royalty
Sweet Grass	633	Claims subject to Franco-Nevada Royalty
Stillwater	85	Claims subject to Mouat Royalty
	48	Claims subject to Franco-Nevada Royalty
	95	Claims subject to both Mouat Royalty and Franco-Nevada Royalty

The Qualified Persons have confirmed that the royalty payments by Sibanye-Stillwater are up to date and the annual royalty amounts paid since 2021 are indicated in Table 5. The differing annual royalty amounts paid in each of the previous years reflect changes in the key variables considered in the royalty calculations, which are metal prices, the number of troy ounces produced and mining claims where the production occurred.

Table 5: Details of Historical Royalty Payments to Franco-Nevada and Mouat

Counties	No. of Claims	Royalty Amounts Expensed (US$ Million)		
		FY2021	FY2022	FY2023
Park, Sweet Grass and Stillwater	895	59.6	36.8	25.0

3.4 Legal Proceedings and Significant Encumbrances to the Property

The Qualified Persons have been advised by Sibanye-Stillwater and the management team at the Sibanye-Stillwater US PGM Operations that there are no material legal proceedings in relation to the Sibanye-Stillwater US PGM Operations discussed in this TRS. It should, however, be noted that Sibanye-Stillwater and the Sibanye-Stillwater US PGM Operations may be involved in various non-material legal matters such as employment claims, third-party subpoenas and collection matters on an ongoing basis which are not material to the Mineral Resources and Mineral Reserves reported in this TRS.

The Good Neighbor Agreement is a significant legally binding contract between Sibanye-Stillwater, the Northern Plains Resource Council, the Cottonwood Resource Council and the Stillwater Protective Association. It formalises engagements between the various stakeholders and provides an innovative framework for the protection of the natural environment while encouraging responsible economic development in the area within which the Stillwater and East Boulder Mines are located. Pursuant to these objectives, the Good Neighbor Agreement stipulates clear and enforceable water quality standards, mine traffic restrictions and requirements for the monitoring of and adherence to the

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23 permitted traffic volumes and speed limits. The mine plans for the Stillwater and East Boulder Mines accommodate the commitments made in the Good Neighbor Agreement to ensure that these are not breached. Historical operations at these mines have honoured these commitments. From the documentation reviewed and the input by the relevant Technical Specialists and Experts, the Qualified Persons could not identify any significant factors or risks with regards to the title permitting, surface ownership, environmental and community factors that would prevent the mining of the J-M Reef and the declaration and disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. The Qualified Persons concluded that the Sibanye-Stillwater US PGM Operations comply with all title and environmental permitting requirements of the Federal and State Governments. The Qualified Persons are not aware of any significant encumbrances to the Sibanye-Stillwater US PGM Operations as at 31 December 2023 and have confirmed this with the Registrant. 24 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY Topography and Elevation Stillwater Mine and the Hertzler Tailing Storage Facility Stillwater Mine is located in a steep-sided mountainous valley where elevation exceeds 5 000ft above mean sea level (ftamsl). The valley drainage hosts the Stillwater River, which originates in a valley of the Beartooth Mountains within the Custer Gallatin National Forest between Miller Mountain and Wolverine Peak, approximately 25 miles to the south of the Stillwater Mine. Stillwater River generally flows from south to north and to the northeast (Figure 1) after leaving the mountains near the town of Nye, approximately 4.5 miles downstream of Stillwater Mine. It is a tributary to the Yellowstone River, which it joins approximately 36 miles downstream of the Stillwater Mine. The Hertzler Tailings Storage Facility (TSF) is located approximately 6 miles north-northeast of Stillwater Mine (Figure 1) on a relatively flat bluff formed by an old glacial moraine deposit west of the Stillwater River. The Hertzler TSF sits approximately 170ft above the Stillwater River at an elevation of approximately 4 900ftamsl. East Boulder Mine East Boulder Mine is also located in a steep-sided mountainous valley where the elevation exceeds 6 200ft. The valley drainage hosts the East Boulder River, which originates in a valley of the Beartooth Mountains within the Custer Gallatin National Forest between Chrome Mountain and Iron Mountain, approximately 8.5 miles to the south of the East Boulder Mine (Figure 1). The East Boulder River generally flows from south to north. East Boulder Mine is located in the upper third of a roughly 3-mile reach where the river flows west-northwest around Long Mountain before resuming its northward flow to join the Boulder River approximately 14 miles downstream of the East Boulder Mine (Figure 1). Fauna and Flora Vegetation types are similar at Stillwater and East Boulder Mines. The Environmental Impact Statement (EIS) for Stillwater Mine compiled in 1985 identified thirteen vegetation types in the study area, along with water and disturbed areas with no vegetation (MDEQ and USFS, 1985). These vegetation types were described as follows: stony grassland, sagebrush and skunkbush shrubland, drainage bottomland, riparian woodland, ravine aspen-chokecherry, open forest-meadow understory, open forest-rocky understory, Douglas-fir forest, Lodgepole pine forest, sub-alpine forest and cultivated hay land. Timber resources in the mine areas are generally of low commercial value due to the poor quality of the timber and the rugged terrain's limits on harvest operations. Wildlife studies indicate that the mine areas support diverse and abundant wildlife populations, which include bird, mammal, reptile, amphibian and aquatic species. The mine areas also provide winter ranges for elk, mule deer and bighorn sheep, and host moose, black bear, mountain goats and mountain lions. Wildlife habitat types correspond closely to vegetation types in this area. Both the Bald 25 Eagle and American Peregrine Falcon, which were identified as listed species in the 1985 EIS, have been de-listed due to the recovery of their populations. Stillwater and East Boulder Rivers are the principal resources that may be adversely affected by mining operations at Stillwater and East Boulder Mines, but historical and cultural resources are also known to exist within the current and planned mine disturbance areas. The Qualified Persons noted that the river waters are of high quality and, although they have measurable loading of nitrate and dissolved solids from the mining operations with localized, minor periphyton and macroinvertebrate impairment, there has not been evidence of adverse impacts on aquatic or terrestrial wildlife populations. Stillwater and East Boulder Rivers are both considered "substantial fishery resources” and host brown trout, rainbow trout, brook trout and mountain whitefish (MDEQ and USFS, 1985). Both rivers have good insect and periphyton diversities and densities. Access, Towns and Regional Infrastructure The Sibanye-Stillwater US PGM Operations are situated in or near three geographic clusters, namely Stillwater Mine, East Boulder Mine and Columbus Metallurgical Complex, and are accessed from local towns through paved and unpaved roads (Figure 1). Stillwater Mine is located near Nye in Stillwater County while East Boulder Mine is located south of Big Timber in Sweet Grass County. Both counties are located in Montana. The Boe Ranch is located northwest of the East Boulder Mine while the Hertzler TSF is located approximately 6 miles north-northeast of Stillwater Mine. Stillwater Mine is located approximately 30 miles southwest of Absarokee and 4 miles south-southwest of Nye. It is accessed from Absarokee by the mainly unpaved County Road 420, which passes the Hertzler Ranch TSF, or via the paved State Highway 78, State Highway 419 and Nye Road (Figure 1). East Boulder Mine is located approximately 25 miles south of Big Timber. It is accessed from Big Timber via the paved State Highway 298 and the unpaved East Boulder Road which is maintained by Sibanye- Stillwater. PGM-base metal concentrate from Stillwater and East Boulder Mines is trucked to the smelter at the Columbus Metallurgical Complex. The town of Columbus is situated approximately 42 miles west of the town of Billings and the two towns are connected by the US Interstate Highway 90. The nearest regional airport is situated in Billings. Climate Stillwater and East Boulder Mines and the Columbus Metallurgical Complex are situated in a region where summer temperatures range from average highs of around 76°F to 82°F to winter average lows of approximately 12°F to 20°F. Extreme highs can reach 91°F and extreme lows can reach -15ºF. East Boulder Mine tends to experience cooler overall temperatures due to its higher elevation when compared to Stillwater Mine. The cold period starts in November and ends in March followed by a warm season starting in April and ending in September. Monthly average precipitation ranges from highs of 3 inches to 4 inches in May to lows of 1 inch to 1.4 inches in late summer (July and August). Rainfall typically 26 increases from March to May and decreases to lows around June through to September, with a short period of increased precipitation occurring around October due to autumn storms. The Qualified Persons noted that, although the mine sites experience a wide range of climatic conditions, the mining operations have often proceeded all year round. Heavy snows, stream flooding or forest fires are the only significant environmental factors affecting site access, but these have not significantly hindered operations since mining commenced at Stillwater and East Boulder Mines until June 2022. On 13 June 2022, a 500-year flood resulting from the combination of warm weather triggering an unusual ice melt and incessant rains in Montana destroyed parts of State Highway 419 used to access the Stillwater Mine. Operations at the East Boulder Mine were not affected by this 500-year flood event. The damage caused restricted access to the mine, temporary suspension of the mining operations for seven weeks. A temporary road was built to reestablish access to and from the mine to support full operations. Repairs were carried out on the damaged parts of the highway and mine access through the highway was restored in July 2023. Freezing temperatures in winter and snow can pose adverse operating conditions, although avalanches from the steep mountain slopes have never directly affected operations at the mines. However, snow can affect mine site access, especially to the Benbow Decline at Stillwater Mine which is accessed via a steep dirt road. This decline is roughly at a similar elevation as East Boulder Mine, which is 1 500ft higher than the elevation for the remainder of Stillwater Mine. Snow removal and road maintenance by Sibanye-Stillwater has effectively been used to maintain mine access even in winter storms. The combination of storm conditions and temporary loss of grid power and the need to move a number of personnel from the mine, could potentially pose challenges on occasions. Winter winds can move winter ice on the TSF pond surfaces and cause water storage pond and TSF liner damage, but these operational impacts from climate have been successfully mitigated through routine inspections, facilities maintenance, and installation of liner protection barriers. Infrastructure and Bulk Service Supplies Stillwater and East Boulder Mines and the Columbus Metallurgical Complex have been operational for decades and, as a result, most of the regional and onsite infrastructure required for mining and ore processing is all established at these sites. The engineering and bulk supplies infrastructure is summarised below and discussed in detail in Section 15. Electrical power to both the Stillwater and East Boulder Mines is provided via the local electrical grid. East Boulder Mine has one 69kV power line owned by Park Electric, which is a local power co-operative that relays power from the Northwestern Energy grid. Stillwater Mine is served by a 100kV powerline and a 100kV power line both of which are owned by Northwestern Energy. The 100kV powerline ensures sufficient energy for increased production at the Stillwater Mine. Power supply to the Columbus Metallurgical Complex is from Northwestern Energy through a 100kV powerline. Onsite surface infrastructure at the mine complexes includes PGM concentrators, workshops, warehouse, changing facilities, water treatment and storage facilities, offices and TSFs. Tailings deposition at Stillwater Mine has moved from the original Nye TSF to the Hertzler TSF. The TSF at East

27 Boulder Mine is located immediately adjacent to the PGM concentrator and this is being expanded to ensure sufficient tailings storage capacity for the current life of the operations at the mine. Water supplies to Stillwater and East Boulder Mines are a mix of fresh water from onsite wells and recycled water from the onsite biological and reverse osmosis water treatment facilities. The treatment facilities process water from mine dewatering and process facilities. Bulk water from external sources is not required as the water supply from the onsite sources exceeds the daily water requirements for mining and ore processing. The surplus water is treated further to remove nitrates before it is discharged to the environment. Personnel Sources In-house personnel constitute the bulk of the manpower for Sibanye-Stillwater US PGM Operations, with contractors engaged to execute specific projects when required. Manpower is sourced from different areas of the US and beyond. While preference is given to manpower from local towns and local communities within the Montana State in support of local economic development, there are no restrictions imposed on Sibanye-Stillwater in terms of manpower sourcing. 28 HISTORY Ownership History Prior to the discovery of the J-M Reef in the fall of 1973, Lode Claims were staked by Johns-Manville Corporation (Manville) primarily to cover soil geochemical and geophysical anomalies in the area. The Stillwater Complex-wide contour soil sampling programme completed in 1974 prompted a claim staking blitz as palladium (Pd) and platinum (Pt) were discovered in the J-M Reef. By the end of 1978, Manville controlled 1 022 Lode Claims covering the J-M Reef. In 1979, a Manville subsidiary (Manville Products) entered into a partnership agreement with Chevron USA Inc. (Chevron) to develop the PGMs discovered in the J-M Reef. In 1983, Anaconda Minerals (Anaconda) became a third member of the joint venture but sold its stake to LAC Minerals Ltd (LAC) in 1985. Manville, Chevron and LAC explored and developed the Stillwater property and commenced underground mining in 1986 at Stillwater Mine. By 1989, many shareholding changes had taken place and Manville and Chevron had become the only shareholders in the partnership, with equal shareholding. In 1992, SMC was incorporated followed by the transfer of all Chevron and Manville assets, liabilities and operations at the Stillwater Mine property to SMC on 1 October 1993. As a result, Chevron and Manville each received a 50% ownership interest in the SMC’s stock. In September 1994, SMC redeemed Chevron’s entire 50% ownership. SMC completed an initial public offering in December 1994, which enabled Manville to dispose of a portion of its shares, thereby reducing its ownership percentage to approximately 27%. In August 1995, Manville sold its remaining ownership interest in SMC to institutional investors. Production at the East Boulder Mine commenced in 2002. On 23 June 2003, SMC completed a stock purchase transaction with MMC Norilsk Nickel (Norilsk Nickel), whereby a subsidiary of Norilsk Nickel became a majority stockholder of the company. On that date, all the stockholders entered into a Stockholders’ Agreement governing the terms of Norilsk Nickel’s investment in SMC. In December 2010, Norilsk Nickel disposed of its entire ownership interest in SMC through a secondary offering of the SMC shares in the public market. From 2010, SMC operated as a NYSE listed company until May 2017 when it was delisted following its acquisition by Sibanye Gold Limited. An internal restructuring exercise in 2019 resulted in Sibanye Gold Limited becoming a gold-focused subsidiary of Sibanye-Stillwater and the PGM mineral assets in Montana (i.e. the Sibanye-Stillwater US PGM Operations) forming part of Sibanye Platinum (Pty) Limited – the PGM portfolio, which is a wholly owned Sibanye-Stillwater subsidiary. The Sibanye-Stillwater US PGM Operations are currently owned by Sibanye-Stillwater through its wholly owned subsidiaries, Sibanye Platinum (Pty) Limited, Sibanye Platinum International Holdings (Pty) Limited, Thor US HoldCo Incorporated and SMC. 29 Previous Exploration and Mine Development Previous Exploration The Stillwater Complex and adjacent areas have been known to host copper (Cu), nickel (Ni) and chromium (Cr) deposits since 1883. However, the complex was first geologically mapped and described in the 1930s by Princeton University Geologists operating out of a base camp in Red Lodge, Montana. Chromite was mined during World War II and processed at a plant on the site of the current Stillwater Mine. Sulphides containing PGMs were discovered in the early 1930s, but significant exploration only started in the 1960s by two separate groups, namely Anaconda Minerals Company (Anaconda) exploring for Cu and Ni, and Manville exploring for PGMs. Exploration by Manville identified the J-M Reef in 1973. This discovery was significant in that it laid the foundation for future exploration for PGMs in this area. Over the years, state agencies, mainly the United States Geological Survey (USGS), carried out significant regional geological survey work (regional surface mapping and gravity, aeromagnetic and topographic surveys) along the Beartooth Mountains which complemented the exploration work by private sector companies. Surface exploration on the eastern part near the Stillwater Mine, which was initiated by Anaconda in 1977, led to the establishment of the Minneapolis Adit between 1979 and 1981. In 1983, SMC, then a partnership between Chevron, Manville and Anaconda, pursued exploration drilling westward and eastward along the J-M Reef from both the surface and underground from the Minneapolis Adit. By 1995, SMC and predecessor firms had drilled 908 diamond drillholes (Table 6) from the surface and from the Frog Pond and West Fork adits over a 28-mile strike distance in the Stillwater Complex. This work delineated the known 28-mile strike extent of the J-M Reef over which Sibanye-Stillwater holds mineral title. Furthermore, the results of the drilling were used to define the estimated mineralisation in the various blocks (sectors) delineated along the 28-mile strike length, which are bounded by major geological structures (mainly major faults). In 1998, a drillhole located in the Stillwater River Valley at Stillwater Mine intersected the major thrust splay underlying Stillwater Mine, more than 4 000ft below surface. An additional deep drillhole further to the west allowed further delineation of the J-M Reef at depth and of the bounding thrust fault. These deep drillholes also allowed the projection of thrust fault positions that currently define the lower limits of the estimated Mineral Resources and Mineral Reserves in areas near the deep drilling. Table 6: Historical Surface and Adit Exploration Drillholes Sector Number of Drillholes Tecate 16 Boulder 29 Frog Pond West 128 Frog Pond Adit 94 Frog Pond East 72 Monkey West 43 Monkey East 84 West Fork West 32 West Fork East 84 30 Sector Number of Drillholes West Fork Adit 95 Dow 40 Stillwater West 92 Stillwater East 69 Blitz 30 Total Drillholes 908 No surface exploration drilling was carried out between 1995 and 2010 at the Stillwater Mine. However, significant surface exploration drilling was carried out between 2010 and 2017 in the easternmost part of the identified J-M Reef in support of the Blitz Project. The Blitz Project is an eastward expansion of the Stillwater Mine footprint, which is now termed the Stillwater East Section. There was one surface drillhole completed in 2020 in the "West Fork" area of Stillwater Mine and this intersected the JM Reef at elevation of approximately 1 500ft. There has not been any surface exploration drilling at East Boulder Mine since 1993 other than for geotechnical data gathering near vent raises and surface breakouts. In addition, limited deep drilling to approximately 4 000ft below surface was carried out to explore the depth continuity of the J-M Reef at East Boulder Mine. Most of the post-1995 underground exploration drilling was focused on the brownfield areas within the Stillwater and East Boulder Mine footprints. In general, the ongoing exploration at both mines has entailed driving primary development footwall lateral (FWL) drifts along with drilling advance probe holes from these laterals to ensure that the J-M Reef is being appropriately followed. This has remained the primary drilling strategy employed to generate the close spaced data required for the evaluation of the J-M Reef and for detailed mine planning at Stillwater and East Boulder Mines. Currently, Mineral Resources across the 28-mile strike length of the J-M Reef are reported within the footprints of Stillwater and East Boulder Mines. In addition to the ongoing infill underground drilling, surface exploration will be required in the long term to improve the geological confidence in the Mineral Resource area comprising the western part of Stillwater Mine and eastern part of East Boulder Mine. Mine Development Stillwater Mine has been in production since 1986 and was the epicentre for future PGM mining and ore processing operations at the time, whereas production at East Boulder Mine started in 2002. The development of the Stillwater Mine was spurred by a surge in platinum prices due to social and political instability in South Africa which affected global supplies. Stillwater Mine was originally planned to produce approximately 500 tons of RoM ore per day, but the production target was revised upwards initially to 1 000 tons per day and later to 2 500 tons of Run of Mine (RoM) ore per day, which was reached in 2001. Production at East Boulder was originally planned at 2 000 tons per day. However, with the development of the East Boulder Mine and a high skills turn-over due to the global competition for mining skills during the worldwide mineral commodity prices boom at the time, production could not be maintained at the steady state levels at both mines. This was exacerbated by labour unrest at the mines in 2007 and the PGM price decline in 2008. Production at East Boulder Mine was halted in 2008 for a month, and then resumed following organisational restructuring in 2008. Stillwater Mine continued to operate during this period. Production at both mines has continued without major interruptions until the temporary suspension of mining operations at Stillwater Mine following the 13 July 2022 500-year flood event that destroyed parts of the State Highway 419 required to access the mine.

The production history for Stillwater and East Boulder Mines since 2004 is summarised in Table 7, which also indicates that the mines have been on progressive production ramp-up since 2015 until the ramp up momentum was disrupted by the COVID-19 pandemic and associated restrictions between 2020 and 2022 and the 500-year flood event in 2022. The mining footprint at Stillwater Mine has been increasing due to the development of the Stillwater East Section (the Blitz Project). At steady state which will be achieved in 2029, a RoM ore monthly production level of approximately 100 000 tons is planned for Stillwater Mine. Production at East Boulder Mine has also increased progressively since 2008 until 2017 at which point a new steady state target of approximately 65 000 tons per month (approximately 785 000 tons per annum) was set. The monthly production increase from approximately 54 000 tons in 2017 to 60 000 tons in 2021 followed the implementation of the Fill the Mill Project which required full utilisation of the previously unused plant capacity (i.e., historically, 10 000-15 000 tons per month of capacity). A combined monthly average production output for Stillwater and East Boulder Mines of approximately 159 000 tons is planned from 2029 onwards until 2052 when both mines operate at steady state. The combined production as per the current LoM plan will decline to a monthly average of approximately 58 000 tons following production ramp down at Stillwater Mine as the mine approaches closure in 2054.

Table 7: Historical Production for Stillwater and East Boulder Mines

Year	Stillwater Mine		East Boulder Mine		Total Montana Mines	
	New Mill Feed Tons	Pd +Pt Returnable Ounces	New Mill Feed Tons	Pd +Pt Returnable Ounces	New Mill Feed Tons	Pd +Pt Returnable Ounces
2023	728 563	262 923	565 820	164 350	1 294 383	427 273
2022	726 443	260 206	545 874	160 927	1 272 317	421 133
2021	898 229	346 556	720 953	223 842	1 619 181	570 399
2020	963 533	373 624	679 270	229 442	1 642 802	603 066
2019	886 264	376 395	669 169	217 579	1 555 433	593 974
2018	811 724	364 167	662 638	228 441	1 474 362	592 608
2017	745 240	328 515	643 028	218 676	1 388 267	547 191
2016	715 147	326 976	656 044	218 354	1 371 191	545 330
2015	747 965	319 822	583 452	200 984	1 331 417	520 806
2014	748 680	340 849	515 753	176 928	1 264 333	517 777
2013	800 868	366 061	472 944	157 824	1 273 811	523 885
2012	709 100	377 430	441 103	136 278	1 150 203	513 708
2011	793 826	386 871	416 160	131 001	1 209 986	517 872
2010	780 436	351 702	400 411	133 387	1 180 847	485 088
2009	777 151	393 837	407 393	136 091	1 184 544	529 928
2008	767 608	349 365	438 755	149 526	1 206 363	498 891
2007	714 680	359 269	528 962	178 204	1 243 642	537 473
2006	800 996	409 389	549 665	191 162	1 350 661	600 551
2005	790 020	381 054	495 778	172 495	1 285 799	553 549
2004	786 580	404 966	483 281	164 221	1 269 861	569 187

5.3 Plant, Property and Equipment

Sibanye-Stillwater owns extensive long-term assets at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex. These assets include property, plants and equipment most of which

31

have been inherited from the previous owners and the remainder acquired or built after acquisition in 2017. Concentrators, smelter and base metal refinery (the plants) and surface infrastructure have significantly longer useful lives than equipment. Appropriate sustaining capital funding for maintenance and upgrades of major units for each of property, plant and equipment has been included in annual budgets to prolong their useful lives. The Blitz Project resulted in considerable expansion of property, plant and equipment at Stillwater Mine and the Columbus Metallurgical Complex.

A summary description highlighting the age and physical condition of the major units of property, plants and equipment at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex is provided in Table 8. The Net Book Value estimates are reported as at 31 December 2023.

Table 8: Summary Description of Plant, Property and Equipment for the Sibanye-Stillwater US PGM Operations

Site	Description	Age Profile		Net Book Value ($ million)
	Category	Period Acquired/Built	Range Useful Life (Years)	
Stillwater Mine	Mine Development, Infrastructure and Other	1985-2023	1-40	647.0
	Land, Mineral Rights and Rehabilitation	1985-2023	20-40	21.5
	Total			**668.6**
East Boulder Mine	Mine Development, Infrastructure and Other	1996-2023	1-50	149.5
	Land, Mineral Rights and Rehabilitation	1996-2023	30-50	6.7
	Total			**156.2**
Columbus & Columbus Metallurgical Complex	Mine Development, Infrastructure and Other	1996-2023	1-40	41.4
	Land, Mineral Rights and Rehabilitation	1996-2023	10-40	1.2
	Total			**42.6**
Grand Total				**867.4**

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we are one
Sibanye Stillwater

6 GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT

6.1 Regional Geology

The geology of the Stillwater Complex is fairly well-understood from state (US Geological Survey or USGS) and private sector companies driven regional and local exploration and mining as well as from academic research spanning decades. The following summary description of regional geology and geological structure of the Stillwater Complex is based on overviews provided by Page and Zientek (1985), Zientek et al. (1985), Boudreau (1999), McCallum (2002) and Jenkins et al. (2022).

The Stillwater Complex is a large layered igneous complex (Figure 3) resulting from magma intrusion through regional transverse faults into highly deformed Archaean sedimentary rocks at approximately 2.7 billion years ago (Ga). Intruded as a layered igneous complex with shallow dipping layers in a lopolithic form, the Stillwater Complex was exposed and partially eroded before burial by extensive sedimentary cover following substantial marine and continental sedimentation. Post burial, there were repeated phases of deformation of the Stillwater Complex and the underlying and overlying sedimentary rocks, the most notable being the Laramide Orogeny. The Laramide Orogeny, which started in the Late Cretaceous and lasted until the Early Tertiary, involved northward verging thrusting (Horseman Thrust Fault System) that resulted in the 20 000ft of uplift (Beartooth Uplift; Figure 4 and Figure 5) and erosion, which exposed the small part of the Stillwater Complex mapped in the Beartooth Mountains. The exposed portion of the complex has been the exploration and mining target for chromite and PGMs since the 1960s. However, the flat-lying part of the Stillwater Complex occurs at significant depth below surface, which makes the exploitation of the J-M Reef in this part of the complex uneconomic.

The magma intrusion and emplacement relating to the Stillwater Complex were accompanied by fractionation and accumulation of magmatic crystals that gave rise to the conspicuous magmatic layering observed in the complex (i.e. layered mafic and ultramafic cumulates). The magmatic layering is reflected by the changes in mineralogy, mode, grain size and texture across the stratigraphic profile of the complex. However, the overall texture of the lithological units in the Stillwater Complex is typified by subhedral to euhedral cumulate grains in a framework of post-cumulus interstitial material including oikocrysts. The mineralogical, modal, grain size and textural variations formed the basis for subdividing the Stillwater Complex into five major series (from bottom upwards) as follows: the Basal Series, Ultramafic Series, Lower Banded Series, Middle Banded Series and Upper Banded Series (Figure 6; McCallum, 2002). The Ultramafic Series (UMS) is further subdivided into the Bronzitite Zone and Peridotite Zone. The Lower Banded Series hosts the J-M Reef targeted at Stillwater and East Boulder Mines.

33

Figure 3: Regional Geology of the Stillwater Complex and Surrounds (Source: Montana Bureau of Mines and Geology)


1760000
1780000
1800000
1820000
1840000
1860000
1880000
1900000
460000
440000
420000
400000
380000
360000
East Boulder River
East Boulder Mine
West Fork Stillwater River
Nye
Stillwater River
Boulder River
Stillwater Mine
B
B'
C
C'
N
0
5
Miles
Sediments
Alluvium
Talus deposit
Meagher through Flathead Formations, undivided
Park Shale
Pilgrim Limestone
Snowy Range Formation
Bighorn Dolomite
Three Forks and Jefferson Formations, undivided
Madison Group, undivided
Amsden Formation
Stillwater Layered Complex
Banded Series
Pigeonite Gabbro Zone 6
Gabbro Zone 6
Troctolite Gabbro Zone 5
Anorthosite Zone 5
Troctolite Gabbro Zone 4
Anorthosite Troctolite Zone 4
Troctolite Gabbro Zone 3
Anorthosite Zone 3
Troctolite anorthosite Zone 2
Anorthosite 3 Subzone of Grabbro Zone 2
Gabbro Zone 2
Norite Zone 2
Troctolite Anorthosite Zone 1
J-M Reef
Gabbro Zone 1
Norite Zone 1
Ultramafic Series
Peridotite Zone
Basal Bronzitite Cumulate Zone
Upper Bronzitite Zone
Sill-Dyke Member
Sediments
Hornfels
Structure
Fault
Thrust Fault
Topo
Town
Road
River/stream
NAD1983_2011 StatePlane Montana FIPS 2500 Ft Intl

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Figure 4: South to North Sections Through Stillwater Mine Showing Subsurface Geology (Source: Montana Bureau of Mines and Geology)


B
SSW
B'
NNE
DDH = Stillwater Mining Company diamond drill hole (white lines)
Mountain View road
Mountain View road north
South Fork Mountain View Creek
Dow Meadow
Mountain View Ridge
Hangingwall J-M Pd/Pt Reef
Elevation in feet
C
SSW
C'
NNE
Mill Building
HW J-M Reef
Hangingwall J-M Pd/Pt Reef
Mean sea level
SEDIMENTS
Jefferson Limestone
Bighorn Dolomite
Snowy Range Formation
Pilgrim Limestone
Park Shale
Meagher and Wolsey Formations
STILLWATER LAYERED COMPLEX
Troctolite Gabbro Zone 3
Anorthosite Zone 3
Troctolite Anorthosite Zone 2
Gabbro Zone 2
Norite Zone 2
J-M Reef
Troctolite Anorthosite Zone 1
Gabbro Zone 1
Norite Zone 1
Upper Bronzitite Zone
Peridotite Zone
BEARTOOTH FRONT PROTEROZOIC AND ARCHEAN ROCKS
Quartz monzonite, medium-grained

Figure 5: A Schematic Section through Stillwater Mine Depicting the Horseman Thrust System


SSW
NNE
Beartooth Uplift
Exposed part of Stillwater Complex
Sedimentary Rocks
Stillwater Complex
J-M Reef
Horseman Thrust Fault System
Metasedimentary Rocks
4 miles

The steep dipping nature of the lithological layers in the exposed part of the Stillwater Complex is due to uplift and tilting associated with the Laramide Orogeny. Faults and dykes are the most common geological structures. Most of the regional faults affecting the

35

Stillwater Complex have been ascribed to the Laramide Orogeny and are grouped according to trends as follows:

- Northwest to southeast striking thrust faults;
- East to west striking south dipping steep reverse faults; and
- East to west trending vertical faults.

These are also the most common fault and dyke trends observed at Stillwater and East Boulder Mines. Numerous diabase and felsic dykes that cut and offset the J-M Reef at the mines are known from surface mapping, underground drilling and mining. These dykes dilate the J-M Reef, but do not destroy the PGM mineralisation and have limited (up to 30ft) contact alteration zones along which poor ground conditions are common. However, these ground conditions do not present significant obstacles to mining and are dealt with using established geotechnical support procedures.

6.2 Local and Property Geology

6.2.1 *Local Stratigraphy*

The local stratigraphy at the Stillwater and East Boulder Mines resembles the regional stratigraphic sequence of the Stillwater Complex indicated in Figure 6. Much of the area covered by the Sibanye-Stillwater-held or leased Mining Claims is underlain by the Lower Banded Series that hosts the J-M Reef and, to a lesser extent, the Ultramafic and Middle Banded Series.

36

Figure 6: General Stratigraphy of the Stillwater Complex (Source: Boudreau, 1999)


Series
Zones
Deposits
feet
19 700
16 400
13 100
9 800
6 500
3 200
0
Banded Series
Upper Banded Series
Middle Banded Series
Lower Banded Series
Ultramafic Series
Gabbronorite III (GN-III)
Olivine-bearing V (OB-V)
Anorthosite II (AN-II)
Olivine-bearing IV (OB-IV)
Olivine-bearing III (OB-III)
Anorthosite I (AN-I)
Olivine-bearing II (OB-II)
Gabbronorite II (GN-II)
Norite II (N-II)
Olivine-bearing I (OB-I)
Gabbronorite I (GN-I)
Norite I (N-I)
Bronzitite Zone (BZ)
Peridotite Zone (PZ)
Basal Series
Picket Pin Pt/Pd deposit
J-M Reef
Sulphide rare and pegmatoids locally common throughout Peridotite and Orthopyroxenite zones
K
J
I
H
G
E
C
B
A
Massive and disseminated sulphides
Cumulus mode, %
0
50
100
GN-II
NORITE II
OB-I
GN-I
NORITE I
UMS
Augite
Opx
Plagioclase
Olivine
Augite
Plagioclase
Orthopyroxene

The Lower Banded Series consists of norite and gabbronorite units and minor olivine-bearing cumulates that host the J-M Reef. The series has been subdivided into Norite I (N-I), Gabbronorite-I (GN-I), Olivine-bearing-I (OB-I), Norite-II (N-II), Gabbronorite-II (GN-II) and Olivine-bearing-II (OB-II) zones. While the J-M Reef is generally confined to the OB-I (troctolite) zone, it is not restricted to a particular stratigraphic position within this zone. It is in the OB-I zone that olivine first reappears above the Peridotite Zone, an attribute that makes this unit an important marker for lithological logging and stratigraphic modelling. The contact between the Lower Banded Series and the underlying Bronzitite Zone of the Ultramafic Series has been mapped over much of the Stillwater Complex.

The Bronzitite Zone is relatively uniform, consists of bronzitite and forms the upper part of the 2 756ft to 6 562ft thick Ultramafic Series. The Peridotite Zone constitutes the bottom part of the Ultramafic Series and is characterised by cyclic peridotite, harzburgite and bronzitite

37

units. This zone overlies a uniform, laterally extensive bronzitite cumulate layer, dominates the Basal Series and is underlain by norite units and subordinate anorthosite, gabbro and peridotite units. Layers of massive and disseminated chromite – referred to by the letters of the alphabet A to K from bottom upwards – occur in the peridotite member of the cyclic units (Figure 6). The thickness of chromitite layers ranges from a few inches to 3ft, and only layers G and H have historically been exploited at Mountain View by other parties. Sibanye-Stillwater targets only the PGM and associated base metal mineralisation in the J-M Reef and, as a result, the chromitite mineralisation in the Stillwater Complex will not be discussed further in this TRS.

The Middle Banded Series overlying the Lower Banded Series consists of anorthosite, olivine gabbro and troctolite units, which constitute the Anorthosite Zones I and II (AN-I and AN-II), which are separated by OB-III and OB-IV zones. A second but low-grade PGM-bearing zone (referred to as the Picket Pin deposit) occurs in the upper part of AN-II and close to the contact with the Upper Banded Series, approximately 9 850ft above the J-M Reef. The Upper Banded Series consists of gabbronorite units and minor troctolite and norite units making up the OB-V and GN-III subzones. The Picket Pin deposit is traceable at a similar stratigraphic position over 14 miles and consists of podiform and lenticular concentrations of sulphide minerals in anorthosite. Due to its low-grade nature, it has not been mined but is the subject of exploration and evaluation by other parties in areas adjacent to Sibanye-Stillwater mineral tenement and is therefore not discussed further in this TRS.

6.2.2 J-M Reef Mineralisation

6.2.2.1 Mineralisation Style and Geological Controls

The J-M Reef exploited at the Stillwater and East Boulder Mines is a world class primary magmatic stratiform PGM deposit occurring mainly within a troctolite (as well as dunite/harzburgite and anorthosite) in the OB-I zone of the Lower Banded Series. The reef package, which hosts the J-M Reef, is defined by rock fabric as well as lithology while the J-M Reef is identified as the high tenor, reef-type subzone comprising disseminated to massive sulphide mineralisation. The high tenor mineralisation may also occur in footwall lenses (footwall mineralisation) in gabbronorite and norite below the OB-I zone while some areas of the reef package are poorly mineralised (Jenkins et al., 2022).

The J-M Reef has retained most of its primary magmatic characteristics, particularly its broad lateral continuity, very coarse textures (e.g. pegmatoidal and poikilitic textures) and consistent ore and silicate mineral abundances. The combination of visible disseminated copper-nickel sulphide minerals (0.25% to 3% modal abundances) within a complex cumulate of silicate minerals, consistent stratigraphic location (OB-I zone) and lithological sequences (footwall, reef and hangingwall) as well as reliable lithological markers facilitate the visual identification and delineation of the J-M Reef for sampling purposes. Sampling and laboratory analysis provide the definitive data required to confirm the presence of the J-M Reef and to determine its PGM tenor. Historically, reef intersections that did not have visible sulphide minerals were not sampled but were assigned a zero grade. However, current protocols require the sampling of all reef intersections irrespective of the sulphide mineral abundance.

38

Hangingwall lithologies are typically fine-grained to medium-grained, poikilitic anorthosite and leucotroctolite as well as rare occurrences of fine-grained norite or gabbronorite (Jenkins et al., 2022). The contact between the J-M Reef and hangingwall is sub-planar or sharp and is identified based on the textural change from very coarse (pegmatoidal) in the reef to fine-grained to medium-grained in the hangingwall. Progression from the reef package to the hangingwall package does not necessarily coincide with a change in rock type.

The ore mineralogy of the J-M Reef is dominated by disseminated chalcopyrite, pyrrhotite and pentlandite, with minor pyrite, moncheite, cooperite, braggite, kotulskite, Pt-Fe alloy and various arsenides within a complex cumulate of olivine, plagioclase, bronzite and augite. Pd is the dominant PGM in the J-M Reef and occurs primarily (80%) as a solid-solution in pentlandite as well as in sulphides (15%) and moncheite (5%). Pt occurs primarily (67%) in sulphides, as a metal alloy (isoferroplatinum, 25%) and in moncheite (telluride mineral, 8%).

6.2.2.2 Length and Width

Sibanye-Stillwater holds title over the entire 28-mile strike length of the J-M Reef. For evaluation purposes, the J-M Reef is defined as the Pd-Pt rich stratigraphic interval mainly occurring within the OB-I zone and characterised by disseminated to massive sulphide mineralisation, a variable thickness ranging from 3ft to 9ft (average 6ft) and average combined Pd and Pt (2E) grades of 0.6oz per ton (opt) to 0.8opt. Locally, it forms keel-shaped footwall zones, which transgress the footwall mafic rocks, commonly reaching thicknesses of 18ft and greater. Of the two PGMs, Pd is the most significant resulting in average *in situ* Pd:Pt ratio of 3.4:1 and 3.6:1 for Stillwater and East Boulder Mines, respectively. Ongoing metallurgical accounting has determined Pd:Pt ratio of 3.5:1 and 3.6:1 for Stillwater and East Boulder Mines, respectively, which are used for all evaluations. Other associated PGMs (e.g., Rh, Ir, Ru and Os), Au and base metals (Cu and Ni) occur in low abundances and are generally not evaluated.

In general, the stratigraphy of the J-M Reef package is relatively consistent and is fairly well-understood from the extensive diamond core drilling and mining undertaken at Stillwater and East Boulder Mines. It consists of a sequence comprising the Footwall Zone, J-M Reef and Hangingwall Zone. The J-M Reef consists of mineralised troctolite or olivine-bearing rock units (dunite, harzburgite and anorthosite). The immediate Footwall Zone underlying the reef consists of bronzitite, norite and gabbro-norite units whereas the Hangingwall Zone consists of anorthosite, norite, gabbro-norite and troctolite units. Unlike the Hangingwall Zone which is present in most places, the Footwall Zone is not always present.

Figure 7 shows the stratigraphic sequence and two typical downhole Pd-Pt grade profiles of the J-M Reef intersected by drillhole DDH41276 at Stillwater Mine and DDH2017-0064 at East Boulder Mine.

39

Figure 7: Typical Stratigraphic Sequence and Pd-Pt Grade Profiles of the J-M Reef


East Boulder
DDH2017-0064
Stillwater
DDH41276
Feet
Hangingwall
J-M Reef
Footwall
Pd opt
Pt opt
Anorthosite
Norite
Gabbronorite
Olivine Gabbro
Troctolite with phenocrysts
Dunite
Dunite with phenocrysts
Leucocratic Troctolite with phenocrysts
Troctolite

The basal contact of the J-M Reef is conformable, but irregular, with the irregularity depicted by local depressions and highs in the plane of the reef. It is also common for the hangingwall contact to cut across lithological contacts. Geological personnel at the mines employ textural changes in the footwall, J-M Reef and hangingwall lithologies to guide the visual delineation of the J-M Reef for sampling purposes. The textures include pegmatoidal pyroxene, rounded cumulus olivine, oikocrysts and fine to medium grained intercumulus pyroxene, as well as micro-rhythmic layering. The textures for hangingwall lithologies differ from the J-M Reef textures which are typified by pegmatoidal pyroxene, adcumulus pyroxene surrounding anhedral olivine and coarse grained intercumulus pyroxene. Furthermore, the hangingwall textural contact is always present and identifiable along the strike lengths of the J-M Reef and is, therefore, the most reliable marker. The reappearance of olivine cumulates or sulphide minerals above GN-I usually marks the lower boundary of the reef package. Accordingly, drilling information should facilitate accurate delineation of

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the J-M Reef in space and it is unlikely that the reef will be incorrectly identified during logging or inaccurately correlated during modelling.

A high thickness and grade variability over short ranges (stope level) characterises the J-M Reef and this is more pronounced at Stillwater Mine (West Section) where the PGM mineralisation may occur as a unique mixture of "ballrooms", low-grade and normal J-M Reef mineralisation over short intervals. Ballrooms describe localised areas of thickened J-M Reef at Stillwater Mine where the Basal, Main and Upper Zones of the reef coalesce. The ballrooms are important to the economics of the J-M Reef as they contain significant (anomalous) reef tons and Pd-Pt metal content, but their location and size are unpredictable. In general, wider than normal J-M Reef intercepts from initial sparsely to moderately spaced drillholes are interpreted as indicative of the existence of ballrooms at Stillwater Mine. However, ballrooms can only be definitively identified through underground definition drilling at 50ft drillhole spacing whereas the actual ballroom dimensions can only be ascertained during mining.

6.2.2.3 J-M Reef Continuity

The attitude of the J-M Reef is variable and characterised by moderate to sub-vertical/vertical dips towards the north and northeast. At Stillwater Mine, the dip of the J-M Reef northwards varies from approximately vertical in the eastern part to approximately 62° in the central part and between 45° and 50° in the Upper West sector of the mine. However, at East Boulder Mine, the dip is less variable and is on average 50° towards northeast.

Being a magmatic reef-type deposit, the J-M Reef package is laterally continuous and located at a consistent stratigraphic level in the Stillwater Complex. Accordingly, the presence and relative location of the J-M Reef at a mine scale can be predicted accurately even from sparse drillhole information, such as that generated from surface drilling. The J-M Reef has been explored from surface outcrop to depths of approximately 4 000ft below surface mainly through diamond core drilling. The down dip continuity of the J-M Reef is interpreted to have been terminated by thrust faults relating to the Horseman Thrust Fault System. These faults have been intersected by deep drillholes at Stillwater Mine. These drillhole intersections of the faults have been used to constrain the depth limit of the Mineral Resources and Mineral Reserves reported for Stillwater Mine. However, similar deep drilling at East Boulder Mine has not intersected these faults and the location of the faults is currently unknown. Available deep drilling information at East Boulder Mine suggests that the elevation of these thrust faults decreases towards the west from Stillwater Mine. Therefore, there may be potential for generating additional Mineral Resources at depth at East Boulder Mine.

Results of geostatistical analysis also confirm the continuity of the Pd-Pt grades in the J-M Reef. At a local scale, the geological continuity of the J-M Reef is interrupted by geological structures such as mafic and felsic dykes and sills, and faults. There are clear lithological and textural differences between the J-M Reef and the dykes and sills, which facilitate the identification of these intrusives in drillcores and during mining. Locally, the sill-like behaviour of the intrusive geological structures resulted in reef splitting, but this has no material negative impact to the mining operations.

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6.2.2.4 J-M Reef Variability and Implications for Evaluation

The combined effect of dip, thickness and grade variability affects the manner in which the J-M Reef is evaluated. Comprehensive geological and geostatistical studies of the J-M Reef completed over the years undertaken in support of Mineral Resource estimation have confirmed that the Pd-Pt mineralisation is broadly continuous and predictable throughout the J-M Reef, except when the continuity is interrupted by faults, dykes and sills. However, these studies and mining experience have also identified high variability of the reef at a micro (stope) level. Trends in the thickness and grade variability also show a direct link between this localised variability and changes in local reef stratigraphy (Figure 8).

Figure 8: West to East Schematic Section Showing Variability in Stratigraphy and Impact on the J-M Reef at Stillwater Mine



WEST
EAST
High Yield Tons/ft
Low Grade
Good Ballroom
Potential
High Yield
High Grade
Low Yield
High Grade
Low Yield
High Grade
Good Ballroom
Potential
Moderate Yield
High Grade
Fair Ballroom
Potential
18 000W
12 000W
Edge of Depression
Depression
8 000W
1 000E
Shaft
6 000E
Norite
Subzone
Norite Subzone
Occasionally
Mineralised
Reef Package
Bench
No Reef
Typically
Disrupted
FW Rocks
Reef Package
Reef Package
Mafic Unit
Ultramafic Series
Bronzitite Zone
BS
Buckshot
HW
Hangingwall
Norite II
Troctolite
Anorthosite
Dunite
Gabbronorite I
Norite I
Bronzitite

The cumulative knowledge accumulated over the years has been used to delineate blocks of similar grade and thick signatures and stratigraphy. This knowledge has also been used to establish a yield (ore ton per ft of development), which was valuable metric used in historical Mineral Resource evaluations until FY2020 but remains a useful metric in stope evaluation during mine planning. Some of these blocks are bound by major geological features.

Geological blocks delineated at the Stillwater Mine are the following: Dow Lower, Dow Upper, Block 1 Lower West, Block 1 Lower East, Block 1 Upper, Block 2, Block 3, Block 6 Lower, Block 6 Upper, Block 7, Block 8, Blitz West and Blitz (Figure 9). Reef intersections at East Boulder Mine show less localised variability and, as a result, six broad geological blocks have been delineated, namely the lower-grade Frog Pond East (FPE), and Brass Monkey East (BME) and Brass Monkey West (BMW), and the higher-grade Frog Pond West (FPW), Boulder East (BOE) and Boulder West (BOW) shown in Figure 10. The J-M Reef is evaluated using these geological blocks. At the Stillwater Mine, some of the geological blocks are grouped into geological domains where adjacent blocks have a similar reef orientation. On this basis, Block 1 Lower West, Block 1 Lower East, Block 1 Upper, and Block 2 are grouped into the Upper West East (UWE) domain. Block 3 and Block 6 Lower are grouped into the Off-Shaft West Lower (OSWL) domain. Block 7 is the Off-Shaft East-West (OSEW) domain. Block 8 is the Off-Shaft East-East (OSEE) domain. At East Boulder Mine, the blocks and the domains are the same.

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Figure 9: West to East Section Showing Geological Blocks of the J-M Reef at Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
5000 L
DOW Lower
UWE
OSW Lower
OSEW
0 L
0
10000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Grade Thickness (ftopt)
0.00 < = < 2.00
2.00 < = < 4.00
4.00 < = < 8.00
8.00 < = < 1000.00

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Figure 10: West to East Section Showing Geological Blocks of the J-M Reef at East Boulder Mine


WEST
EAST
Boulder East
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
10000 L
Boulder West
5000 L
0
9000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Grade Thickness (ftopt)
0.00 < = < 2.00
2.00 < = < 4.00
4.00 < = < 8.00
8.00 < = < 1000.00

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7 EXPLORATION

7.1 Data Acquisition Overview

Exploration work completed in the Stillwater Complex, which led to the discovery of the J-M Reef in the 1970s and generated the geological data used to prepare the Mineral Resource estimates for Stillwater and East Boulder Mines, spans decades. Early exploration work mapped the entire outcrop of the J-M Reef of approximately 28 miles in the Beartooth Mountains and identified major geological structures disrupting the continuity of the reef. Much of this early exploration was driven by the USGS and academic research institutions. The geological information generated is publicly available, for instance, from the following organisations and their websites: Montana State Library website (http://geoinfo.msl.mt.gov/msdi.as), Montana Bureau of Mines and Geology (https://www.mbmg.mtech.edu/gmr/gmr.asp) and USGS (https://www.usgs.gov). Additional information was generated from exploration and mining activities completed by SMC and predecessor companies.

The historical exploration employed a variety of exploration techniques, namely aeromagnetic, gravity and soil geochemical surveys, surface mapping, excavation of adits and sampling, diamond core drilling and drillcore sampling. Of the exploration techniques, diamond core drilling has produced the most relevant data used for Mineral Resource estimation. It is also the dominant sampling technique for ongoing exploration and evaluation, and all mineralised drillcores are sampled and analysed at the laboratory. Accordingly, the Qualified Persons have focused on this relevant part of data collection while presenting overviews of the historical gravity, aeromagnetic and topographic surveys carried out within the Stillwater Complex by the USGS.

7.2 Gravity Surveys

Kleinkopf (1985) interpreted the Bouger gravity-anomaly map of the historical gravity survey data collected mainly by the USGS and US Defence Mapping Agency. The gravity data was based on helicopter and ground surveys, with an estimated precision of 2mGal. From the interpretation, it was noted that the Stillwater Complex occurs as a high-gradient gravity zone in the Beartooth Mountains, which is defined by -175mGal to -155mGal contours. This work facilitated the mapping of the Stillwater Complex and provided indications of the orientation at depth of the uplifted part of the complex.

7.3 Aeromagnetic Surveys

Blakely and Zientek (1985) described results of the aeromagnetic survey completed by Anaconda in 1978 to map the extent of the uplifted part of the Stillwater Complex along the Beartooth Mountains, the main magnetic lithological units and geological structures. The aeromagnetic survey campaign was based on 853ft helicopter flight line spacing at a mean terrain clearance of 249ft. Mafic and ultramafic lithological units of the Stillwater Complex associated with magnetic anomalies of between 50nT to 300nT were delineated. The magnetic survey data which facilitated the mapping of the Stillwater Complex is available at the USGS in the form of digital maps.

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7.4 Topographic Surveys

For previous Mineral Resource evaluations until 2019, historical LandSat topographic survey data acquired by the USGS was used. However, the USGS generated high-resolution topographic data of the area in 2019, which was acquired by Sibanye-Stillwater for use at Stillwater and East Boulder Mines. This high-resolution topographic data has been used for Mineral Resource estimation at Stillwater and East Boulder Mines since 2019.

7.5 Exploration and Mineral Resource Evaluation Drilling

7.5.1 *Drilling*

The Mineral Resource estimates for Stillwater and East Boulder Mines contained in this TRS are based on an extensive drillhole database consisting of underground and surface diamond core drillhole data. The combination of localised grade and thickness variability, subvertical to vertical dips of the J-M Reef and rugged topography of the Beartooth Mountains has influenced the drilling strategy and evaluation approaches used at the mines. The diamond core drilling is based on the standard tube BQ-size drill bit to recover 1.4-inch diameter drill cores. The Qualified Persons are satisfied with the BQ drill bit size used as this is appropriate for the style of the mineralisation and is widely used in the PGM sector. Most of the underground and surface drillholes are inclined but not 'oriented' as this is not necessary given the style of the mineralisation, short drilling lengths and overall attitude of the J-M Reef which is well-understood.

Surface drilling is only completed in areas where topography allows access and drilling activities can be safely completed. Owing to the broad lateral geological continuity and occurrence at a consistent stratigraphic location of the J-M Reef, the reef's presence and relative location can be predicted relatively accurately from moderately spaced surface drillhole data. The overall spacing utilised for the surface drillholes ranges from approximately 1 000ft to 2 000ft. The surface drillhole data is sufficient to confirm the presence and to determine the main characteristics of the reef critical for evaluation, namely thickness, grade and domain. Accordingly, surface drilling information generates the primary information that is utilised to plan underground access drives to be utilised for follow up underground drilling.

Geological information generated by public institutions, SMC and predecessor companies during the early exploration programmes was utilised for the planning of the 908 diamond core holes drilled between 1969 and 1995 from surface over the 28-mile strike of the J-M Reef and from the adits at the Frog Pond and West Fork. The historical exploration drilling data was also utilised to determine the depth continuity of the J-M Reef. The historical drillholes intersected the Horseman Thrust Fault, which is the regional fault that forms the lower boundary on the estimated Mineral Resources at Stillwater Mine. Surface drilling ceased from 1995 until 2010 but was resumed at the Stillwater East (Blitz) Section of Stillwater Mine until 2017. There was one surface drillhole completed in 2020 in the West Fork area of Stillwater Mine and this intersected the JM Reef at elevation of approximately 1 500ft. At both Stillwater and East Boulder Mines, underground drilling has been ongoing since 2002.

The localised grade and thickness variability necessitates follow up closely spaced underground drilling at 50ft spaced drill stations. Underground drilling is mainly aimed at increasing the confidence in the

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geological knowledge to a level that permits the estimation of Measured Mineral Resources and that generates the requisite data for detailed mine planning. The underground drill stations are situated in FWL drifts. At Stillwater Mine, the FWL drifts are spaced 300ft (West Section) and 400ft (East Section) vertically and established approximately 100ft to 250ft from the J-M Reef plane in the West Section and 200ft to 300ft in the East Section, with drill fans spaced approximately 50ft to 150ft along the drifts. In instances where drill stations are 150ft apart, three drill fans are drilled from these stations in order to maintain the 50ft spacing. Where drill stations are 50ft apart, a single fan is drilled from the station. At each drill station, a single radial drillhole fan is established to drill through the J-M Reef and perpendicular to its strike (Figure 11). This is achieved through drilling a sub-horizontal hole perpendicular to the reef plane, four to five up-holes and two down-holes. The drill fan configuration is intended to maintain reef intercepts spaced 50ft on the reef plane. Similar drilling strategy and drill fan configuration are followed at East Boulder Mine, with drill stations located 50ft to 100ft along FWL drifts vertically spaced 215ft and 300ft (i.e. 200ft to 300ft from the reef). Four to seven drillholes are drilled at each station based on similar drillhole orientation as at Stillwater Mine. In addition, at both mines, probe and off-angle drillholes are drilled when required to investigate local geological, geotechnical or groundwater conditions. Additional underground drillhole information is generated through development drilling. At Stillwater Mine, limited drilling of probe drillholes targeting the reef at distances of 500ft and 1 000ft has also been introduced. This is intended to achieve reef intercept spacing of 500ft in areas of low geological confidence.

Figure 11: Underground Definition Diamond Drilling Pattern


50ft
Footwall
Lateral Drift
300ft

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Figure 12 and Figure 13 are drillhole layouts for Stillwater and East Boulder Mines, respectively. These layouts show points at which the drillholes intersect the J-M Reef (pierce points) and not actual drillhole collar positions. The current drillhole database for Stillwater Mine contains data relating 51 289 drillholes (more than 12.7 million feet of drilling) whereas that for East Boulder Mine contains data relating to11 568 drillholes (more than 3.3 million feet of drilling).

The Qualified Persons are satisfied with the drilling strategy employed as well as the density and distribution of drillhole data generated at Stillwater and East Boulder Mines. While the intensity of the underground diamond drilling is remarkably high for PGM reef evaluation, generating between 0.5 million feet and one million feet of drillcore per annum at Stillwater and East Boulder Mines combined, this is necessary for the accurate definition of the reef especially in the areas earmarked for mining in the short to medium terms in light of the localised grade and thickness variability. Furthermore, this drilling provides the closely spaced data required to support the geological modelling and estimation approaches employed at Stillwater and East Boulder Mines. Extensive underground drilling is currently taking place in the Stillwater East (Blitz) Section owing to the requirement to generate Measured Mineral Reserves for the production ramp-up at Stillwater Mine, resulting in Stillwater Mine accounting for more than 80% of the 0.5 million feet and one million feet of drillcore drilling per annum.

The Qualified Persons are satisfied with the drilling management practices employed. Standard procedures are available for diamond core drilling management, with internal sign-off procedures and supervisory structures in place specifying areas of responsibility and oversight. The drillcore recovered is sequentially placed in core trays according to drilling depth, and the trays are transported by the drilling crews to surface drillcore processing and storage facilities once drilling has been completed. Geologists are responsible for drilling management and for ensuring that the drillers maintain the integrity of drillcores during drilling and the transportation of core trays to the core logging facilities. The drilling management protocols require high standards of drilling and cleanliness as well as high core recoveries, with any significant core loss resulting from the driller's negligence necessitating a re-drill of the hole.

All drillcores recovered are cleaned and placed in core trays, which are sealed and transported from drill sites to the core logging facilities from where core accounting, depth reconciliation, core depth marking, core photography, core logging and core sampling are undertaken by Geologists. Core recoveries are determined for each drill run on a pull-by-pull basis. Cases of re-drilling holes are infrequent, and the few cases are due to bad ground conditions affecting core recovery, which makes the re-drills unnecessary.

All drillhole collars are surveyed but drillhole traverse surveys are completed on selected drillholes to assess and quantify any deviation. All drillholes are logged by experienced geological personnel. Grade estimation is based entirely on validated surface and underground drillhole data. Typically, the drillhole data includes drillhole collar and traverse surveys, sample lengths, lithological descriptions, reef delimitations, reef facies (domain) descriptions and grades. The Qualified Persons are satisfied that this data is of sufficient quality to be relied upon, having been subjected to rigorous internal validations.

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The drillhole data from surface and underground drilling has confirmed the presence, long range continuity and localised variability of the J-M Reef. This data has enabled the determination of the lateral and depth extents of the J-M Reef, reef facies, mineralisation tenor and structural disturbance which are invaluable for Mineral Resource evaluation.

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Figure 12: Drillhole Layout for Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
5000 L
0 L
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Mineral Resource Class
Drillhole
Indicated
Inferred
Measured
Pd + Pt (opt)
0.00 < = < 0.10
0.10 < = < 0.20
0.20 < = < 0.40
0.40 < = < 1.00
1.00 < = < 3.00
3.00 < = < 9999.00

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Figure 13: Drillhole Layout for East Boulder Mine



WEST
EAST
Boulder West
Boulder East
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
10000 L
5000 L
0
9000
feet
Mineral Resource Class
Drillhole
Indicated
Inferred
Measured
Pd + Pt (opt)
0.00 < = < 0.10
0.10 < = < 0.20
0.20 < = < 0.40
0.40 < = < 1.00
1.00 < = < 3.00
3.00 < = < 9999.00

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7.5.2 Core Logging and Reef Delineation

All drillcores are logged and sampled by experienced Geologists who are also responsible for the sampling of mineralised reef intersections. The Geologists perform core processing, marking, logging and sampling for surface and underground drillholes. A manual is in place to standardise the core logging and sampling processes. The Geologists at Stillwater and East Boulder Mines are trained to identify local stratigraphy, lithological units and the J-M Reef. Upon delivery of the core trays at the core storage facilities, the Geologists inspect the core trays and check the information on the driller's log sheets against the original drilling proposal, and this information includes the drillhole identification number, inclination and total length.

Core logging is undertaken for the entire rock core recovered and involves the capture of key geological and geotechnical attributes of the rocks as well as geological structures observed. It focuses on the identification and demarcation of reef intersections for sampling and the immediate footwall and hangingwall lithologies. In addition, occurrences of sulphide minerals are noted by way of marking with a yellow lumber crayon. Elevated sulphide mineral abundances are denoted with bold lines and trace sulphide mineralisation is marked using a dashed line. The Geologists estimate the proportion of sulphide mineral as a percentage of the total sample volume. Trace sulphide mineralisation is referred to using the following terminology as follows: trace minus (barely visible pyrite); trace (fleck or two of chalcopyrite, pyrrhotite or pentlandite); and trace plus (few sulphides flecks up to 0.25% of sample volume). Logging is completed on paper log sheets, but the log details are captured manually in the Core Logger system for onward electronic transmission into the Ore QMS database. After electronic capture, the paper logs are kept until the information in the Ore QMS is fully validated and archived on the central Information Technology (IT) server. Core recovery data is captured during geotechnical logging and available data indicates achievement of over 96% core recoveries by the drillers (Table 9).

As PGM minerals are not identifiable visually, their presence is inferred from their association with copper-nickel sulphide minerals. All visually identified mineralised intersections in drillcores are sampled and the samples collected are analysed at the in-house laboratory situated at the Columbus Metallurgical Complex. After the delineation of the J-M Reef, sample intervals are marked in 1ft to 3ft segments (previously 0.5ft to 3ft) and the marking is extended to 3ft and 1ft into the footwall and hangingwall of the mineralised intersection.

The Qualified Persons are satisfied with the core logging and reef delineation carried out at Stillwater and East Boulder Mines. These activities are performed by trained Geologists who are supervised by experienced Geologists. The use of a common manual for core logging and reef delineation and marking ensures consistent core logging and sampling at Stillwater Mine and East Boulder Mine, which facilitates the integration of the datasets during modelling.

7.6 Survey Data

The NAD83 State Plane is used for all surface surveys whereas a mine grid, which is based on the NAD27 State Plane rotated by 20° clockwise for alignment with the generally east to west strike direction of the

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J-M Reef, is used for all underground surveys at Stillwater and East Boulder Mines. There is a conversion in place to work between these two coordinate systems.
In 2019, Sibanye-Stillwater US PGM Operations acquired recent high-resolution topographic data from the United States Geological Survey. The airborne LIDAR survey data was processed to yield topographic contours with 5ft vertical intervals. The airborne LIDAR survey data is more accurate than the LandSat survey data used for previous Mineral Resource evaluations. As a result, the processed high-resolution topographic data has been used to generate the topographic wireframe used as the upper constraint for geological modelling and Mineral Resource reporting.

The mines survey the collar coordinates, azimuth and inclination of each hole, and these surveys are completed by the Mine Surveyors. Initial collar locations of surface drillholes are established by GPS. After drilling, a total station is used to survey the drillhole collar, azimuth and inclination. Surveying of underground diamond drillholes consists of placing a rod into the drill collar to a depth of 2ft and collecting survey points at the collar and endpoint of the rod. From this data, the information is processed and stored in the database showing drillhole collar co-ordinates, azimuth and inclination.

Drillhole traverse (downhole) surveys are completed on selected drillholes to assess and quantify any deviation. Experience at the mines has shown that downhole surveys on definition holes do not significantly improve the modelling of the J-M Reef and are unnecessary as long as the holes are surveyed at the collar for azimuth and inclination. Furthermore, available data has shown up to 5ft of deviation on 300ft to 400ft long holes and up to 10ft on the 600ft to 650ft probe holes. As a result, the mines minimise the drilling of definition drillholes obliquely given that even 5ft of deviation can become exaggerated with off-section drilling. At Stillwater Mine, the downhole surveys are completed for probe holes designed to intersect the J-M Reef ahead of the footwall lateral advance, probe holes drilled straight ahead to check for ground conditions for development advance and the few holes drilled oblique to the J-M Reef plane from a single location to cover a wide area. The surveys are completed using a gyroscopic multi-shot downhole survey tool (DeviGyro) with accuracies of ±0.10° and ±0.10° on inclination and azimuth measurements, respectively. At East Boulder Mine, downhole surveys are completed on select probe holes. These surveys are completed using a Reflex EZ-TRAC tool that has an accuracy of ±0.25° on inclination and ±0.35° on azimuth. In poor ground conditions, where the downhole survey tool could be at risk, the mines will survey only the first 50ft into the hole. However, the entire hole is surveyed at 50ft depth intervals from the bottom of the hole towards the collar when it is situated in good ground conditions.

Five Leica stations are used for underground surveying at Stillwater Mine, with three of the total stations being TS13's one-second instruments and the other two being the other two units being Leica MS60 multi station instruments. At East Boulder Mine, two TS06 total stations and one Leica TS16 total station are used for underground surveying. Direction for development headings is design dependent. Linear drives use removable sleeved McGarf lasers. An as-built stope survey is performed typically once a month and when a stope cut is mined out. All data collected each day is processed and stored in a database at each site within the respective design programs.

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Survey controls employed at both mines started with double, direct right angle survey points sectioning with an ongoing conversion effort to move to the resection method. Primary control points have tagged sequential numbers and there are more than 19 000 control points at Stillwater Mine and more than 5 000 control points at East Boulder Mine. Temporary control points are hung from ground support and number over 200 000 control points. Control points are generally advanced at 100ft to 200ft spacing. Groundlines, back spans and sill angles are collected while advancing control. At the distance of approximately 2 000ft, a closed loop traverse is performed. The results of the traverse must close within established parameters (less than 1ft per 50 000ft) and errors are balanced and applied to the control database.

The Qualified Persons are satisfied with the quantity and accuracy of the surface topography, collar and downhole survey data utilised for Mineral Resource evaluation. Given the insignificant drillhole deviation for the short definition drillholes at Stillwater and East Boulder Mines, there are no issues with the approach to complete downhole profiles for selected holes. Standard procedures are available for the execution of the survey work. Stillwater and East Boulder Mines each have a Lead Surveyor.

7.7 Density Determination

Stillwater and East Boulder Mines have previously used a historical density (tonnage) factor of 11.6ft^3/ton (equivalent to 0.086 ton/ft^3) determined in 2000 from a limited dataset of J-M Reef intersections for all in situ tonnage estimation. In 2017, Sibanye-Stillwater introduced routine relative density (RD) determinations on representative J-M Reef intersections from Stillwater and East Boulder Mines prior to submission to the laboratory for analysis. RD determinations are also performed on Footwall and Hangingwall Zone samples. The RD determinations are based on the Archimedes method and are performed by the Geologists. The mass of each sample is measured with a digital scale accurate to 0.1g and volume of displaced water is measured at 10ml accuracy.

An expanded RD dataset accumulated since 2017 (2 173 samples and 229 samples respectively for Stillwater and East Boulder Mines) has been used for tonnage estimation. This indicates highest frequency of density (tonnage) factors falling between 11.1ft^3/ton (equivalent to 0.09 ton/ft^3) and 11.3ft^3/ton (equivalent to 0.09 ton/ft^3) for the J-M Reef, with an average RD of 0.09 ton/ft^3. Accordingly, the density factor used for tonnage estimation at both the Stillwater and East Boulder Mines is 11.30ft^3/ton (i.e., 0.09ton/ft^3). The Qualified Persons support the approach to carry out routine determinations of RD on J-M Reef intersections prior to submission to the laboratory for analysis and the use of the accumulated RD data for tonnage estimation for improved accuracy of the tonnage and metal content estimates reported.

7.8 Underground Mapping

Routine underground geological and structural mapping is performed by Geologists as part of stope observation which also includes grade control face evaluation. Underground geological structural mapping inter alia captures the exact locations of the faults and dykes exposed in underground excavations, and the mapping information is transferred into AutoCad and/or Vulcan (and Deswik in future). The new information is integrated with existing information from previous surface and underground mapping. The updated structural maps support the drillhole data used for Mineral

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Resource estimation. This structural information is also utilised for short to long term rock engineering, hydrogeological, infrastructure and mine planning.

7.9 Hydrogeological Drilling and Testwork

7.9.1 Stillwater Mine

7.9.1.1 Hydrogeological Characterisation

A series of groundwater investigations at Stillwater Mine have been carried out since 2016 as part of the Blitz Dewatering Project. Itasca Denver, Inc. (Itasca) completed the groundwater studies on behalf of Sibanye-Stillwater. These studies focused on the Blitz Project (Stillwater East Section) and were concluded in 2021. The groundwater studies were extended to the Stillwater West Section (Off-Shaft West, Depression Zone, Far West and Off-Shaft East areas) in 2021. Until 2021, the Sibanye-Stillwater relied on actual experiences by the mine over the years in terms of groundwater inflows, impact of groundwater on geotechnical stability and mine dewatering requirements to prevent flooding in the Stillwater West Section. Inflows to the underground mine were not measured directly but indirectly through mine water discharge recording. In general, there have not been any significant prolonged groundwater issues encountered in the Stillwater West Section, with elevated inflows of groundwater only experienced during the initial development into new areas.

Subsurface development in the Stillwater East Section will take place beneath four surface drainage basins, which are – from west to east – Nye Creek, Burnt Creek, Prairie Creek, and Little Rocky Creek (Figure 14). As for the Stillwater West Section, subsurface development takes place beneath the Initial Creek, Iron Creek, Mountain View Creek and the Stillwater River (Figure 15). In both sections, key sources of groundwater inflows are areal recharge, recharge from surface water streams, deep regional groundwater flows and depletion of groundwater storage.

The Nye basin is a hanging, U-shaped valley formed during alpine glaciation in the Beartooth Mountains. The drifts and production areas of Stillwater East and West Sections are being established in the crystalline rocks of the Stillwater Complex, which typically have low permeability. The portal for the Benbow decline in the Stillwater East Section is located in the Triassic Chugwater Formation, and the decline traverses southwest through older sedimentary units that include several Palaeozoic carbonate-rock units. The carbonate rocks have greater permeability and more groundwater storage capacity than the crystalline rocks of the Stillwater Complex. At 3 615 ft from the portal, the decline traverses the unconformity between the sedimentary rocks and the Stillwater Complex. Groundwater flow in the carbonate rocks is largely disconnected from the groundwater-flow network in the crystalline rocks of the Stillwater Complex.

A number of north-south trending dykes and steeply dipping faults create secondary permeability and facilitate the flow of groundwater. Regional-scale, low-angle thrust faults striking roughly east-west (e.g., the Prairie Fault) are also present and tend to have substantial clay-rich (gouge) cores that impede the flow of water across the faults. However, these faults sometimes have damaged zones, which facilitate the flow of groundwater along the fault plane.

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Figure 14: Sub-surface Water Basin in the Stillwater East Mine Area


Legend
5000E TBM Drift
5600E FWL Drift
Benbow Decline
Stream
Surface-Elevation Contour (200-ft Interval)
10,000E - 12,000E Interval
Hydrographic Basin Boundary
0
2,500
5,000
Feet
N
Portal
Portal
Prairie Creek
Prairie Dog Creek
Burnt Creek
Nye Creek
Nye Creek
Little Rocky Creek
Chrome Creek
Stillwater River

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Figure 15: Sub-surface Water Basin in the Stillwater West Mine Area


Legend
Existing Underground Mine Development Advanced Prior to 2021
Future Underground Mine Development 2021-2030
Future Underground Mine Development 2031+
Streams (Blue Lines Represent Drainages but Do not Necessarily Indicate Flow)
Hydrographic Basins
Mine Coordinate System
Stillwater Mine
Water-Monitoring Loctions
CREEKS AND RIVERS
SPRING
UNDERGROUND MINE WATER
N
0
2,500
5,000
Feet

Climatic conditions drive groundwater recharge over the long term and directly influence the discharge/flow rates of meteoric-sourced springs and streams that issue from shallow groundwater systems in the short term. Direct infiltration of the seasonal snowmelt and run-off in the vicinity of the decline produce a minor amount of recharge to the groundwater system.

7.9.1.2 Hydrogeological Testwork and Data Collection

For the groundwater investigations in the Stillwater East Section, Sibanye-Stillwater and Itasca recorded water pressures from underground drillholes, performed hydraulic (flow and shut-in) tests and collected groundwater samples for geochemical and isotopic analyses at eleven different locations indicated in Figure 16, and developed analytical models to estimate inflow rates to the development drifts and future production areas. Itasca also considered data from a network surface water monitoring locations and the Burnt Creek, Prairie Creek, and Little Rocky Creek drainages. The drillhole testwork data was collected since 2016 while the surface water (stream chemistry) data was collected since 1988. As for the Stillwater West Section, the groundwater inflow monitoring points for the Stillwater West Section are shown in Figure 17 (x-axis) together with the flow rate determined (RHS y-axis) – solid black triangles show inflows recorded by Itasca at the headings of active FWL drifts.

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we are one
Sibanye Stillwater

Figure 16: Hydrogeological Drillhole Locations along Adits in the Stillwater East Section



6400
6800
7200
7600
8000
8400
8800
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40949 (0°)
41261 (7°)
41260 (7°)
41262 (2°)
41259 (2°)
40868 (30°)
40556 (28°)
40557 (38°)
40872 (40°)
40871 (5°)
Juniper Forethrust
40875
40862 (50°)
40950 (0°)
A Forethrust
N
0
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1,200
Feet
5000E TBM Drive
5600E FWL Drive
5000E Old
5200E Old
Nye Creek
Drilled Hydrologic Borehole (Actively Monitored or Tested)
Proposed Hydrologic Borehole
Dry or Unused Hydrologic Borehole
Nye Basin Boundary
Significant Water Inflow Location
Mapped Drift Geology
Lithology
NZ1
GZ1
GSZ
MI
Faults
Possible Regional Fault

Figure 17: Hydrogeological Drillhole Locations along Adits in the Stillwater West Section


West
East
Iron Creek
West Fork Stillwater River
Initial Creek
Mine-Water Discharge at 5150 Portal
Stillwater River
Far West
Depression Zone
Off Shaft West
Off Shaft East
A Fault
Mine Coordinates (ft)
Explanation
Development Schedule
2021
2022
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2026
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Water Pressures and Inflows in Drill Holes by FWL Drift
Water Pressure
Inflow
Underground Inflow Survey Measurement on FWL Drift, May/September 2021
Ground Surface
Existing Underground Development Advanced Prior to 2021
Geologic Fault
SCALE (ft)
NOTE: Vertical Scale 2x

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59 Sibanye-Stillwater and Itasca recorded water pressures and obtained water samples from twenty-two hydrogeological boreholes at the eleven sites in the Stillwater East Section to determine flow rates and hydraulic conductivity (K) values. All of the instrumented drillholes were sampled for water chemistry and isotopic analyses, along with one of the non-instrumented probe holes. Water-pressure time-series data was automatically recorded by pressure transducers equipped with dataloggers at each of the instrumented drillholes. Hydraulic flow and shut-in tests were conducted during drilling using a special drill-collar manifold constructed by Itasca. The drill-collar manifold apparatus included a manual pressure gauge for water-pressure readings and a valve for regulating the flow through the manifold. Discharge from the manifold during a flow test was routed into a tank with graduated volume markings and was timed to make flow measurements. As part of quality assurance and control, each instrumented location was retested post-drilling, and after installing monitoring manifolds while allowing the water pressures to re-equilibrate following the perturbations caused by drilling. In the Stillwater West Section, Itasca performed seventeen hydraulic tests in four drillholes as per the procedure employed in the Stillwater East Section described above. Itasca also considered the quantity of mine water pumped to surface over a 15-year period to 2021 averaging 873gal per minute of which 466gal per minute is recirculated back to the underground mine and 407gal per minute is treated and discharged to percolation ponds or Land Application Disposal (LAD) sites. 7.9.1.3 Hydrogeological Results and Interpretation Groundwater flow at Stillwater Mine is controlled by geological structures and lithological boundaries and not by local scale permeability. Inflows to the working areas are a result of groundwater intersection these structures and contacts. The South Prairie Fault is a hydrogeologically important feature in the immediate vicinity of the J-M Reef and future production areas in the Stillwater East Section. This fault appears to limit southward-directed groundwater flow across the fault into the development drifts and future production areas in the Nye Creek Basin, which is beneficial to the mining operations. However, this situation may be different in the basins to the east of the Nye Creek Basin, due to a possible reversal of groundwater flow directions in the headwater portions of those eastern basins. The average hydraulic conductivity (K) values computed from the flow and shut-in/recovery tests for the Stillwater East Section vary between approximately 0.0009ft and 5ft per day and are consistent with a range of values for fractured igneous and metamorphic rocks. The K values for the Stillwater West Section vary from 0.003ft to 0.2ft per day and are consistent with those for the Stillwater East Section. The geometric mean K value for all the full-hole-length flow and shut-in/recovery tests in the Stillwater East Section is 0.01ft per day. The Qualified Persons note that the full-hole-length tests provide a good representation of the “effective K” value of the overall rock mass as they account for both the occasional high-permeability fracture zones and the predominant less-fractured bulk rock mass of very low permeability. Since the bulk of the water flow in the rock mass is taking place along discontinuities (i.e., in the fractured zones created by faulting), the average K values computed from the flow and shut-in tests are primarily controlled by the density, aperture size and persistence of the discontinuities intersected by the drillholes. 60 The previous conceptual hydrogeological model estimated average inflows of approximately 1 100gal per minute into the Stillwater East Section. Refinements to the model based on the Perrochet analytical modelling predicted inflow rates as high as 1 500gal per minute by the end of the 25-year life of mine. The predicted total inflows to the development and production areas in all the basins combined indicated that the LoM plan would generate higher inflow rates. Itasca updated the conceptual hydrogeological model for the Stillwater East Section to account for the additional data collected since the previous update. Itasca also utilised the data and modelling insights from the Stillwater East Section to develop a conceptual model for the Stillwater West Section where there is limited data. Based on the 2021 conceptual hydrogeological model and a 2021 base year, average inflows from groundwater to the Stillwater East Section are predicted to increase over the first two to seven years with the development of additional ramps and FWL drifts and opening up of new production areas. The total combined inflows to the planned development and production areas are estimated to increase from 940gal to 3 135 gal per minute in the first two years, increasing to approximately 3 663gal per minute in four years, reaching 3 790gal per minute in seven years and continue at rates between this peak and 3 600gal per minute. The largest predicted inflows to development and production areas are 2 000gal per minute and 1 800gal per minute, respectively. The predicted inflows to the Benbow Decline are estimated to increase from 90gal per minute to 135gal per minute. The Qualified Person notes that the predicted maximum inflow rate of 3 800gal per minute is potentially overestimated. This view is shared by Piteau Associates Geotechnical and Hydrogeological Consultants who were commissioned by Sibanye-Stillwater in July 2021 to independently review the work and recommendation by Itasca. The estimates assume an infinite supply of groundwater, which is inconsistent with reality (i.e. local-scale structural compartmentalisation). Empirical data from the mine suggests inflows that are less than half this estimate (900gal per minute to 1 500 gal per minute). For the Stillwater East Section, the system is based on 900gal per minute of water pumped to surface of which 500gal per minute is recycled to the underground mine and the remainder treated and discharged. As a result, Sibanye-Stillwater determined that 2 500gal per minute would be the basis for the Stillwater Mine water treatment system. East Boulder Mine 7.9.2.1 Hydrogeological Characterisation and Testwork A groundwater investigation was conducted in 1992 during the planning stage of East Boulder Mine primarily focusing on the path of the access adit. The Qualified Persons could not locate any information on quality assurance and control in reference to this investigation. Furthermore, no updated hydrogeological investigation has been completed since the inception of the mine. The 1992 groundwater investigation has been superseded by actual experiences by the mine over the years in respect of groundwater inflows, impact of groundwater on geotechnical stability and the requirements for mine dewatering to prevent flooding. 61 The Qualified Persons note that the risk to encounter major inflows of groundwater is likely during the initial development into new areas and flows reduce with time with bleeding off and dewatering. During the development of the twin tunnels, the only significant water inflows were encountered where diamond drill water probes produced a maximum of 80gal to 100gal per minute of inflow. However, most of these holes bled off to flows less than 80gal per minute over time, with any holes that did not bleed off controlled through grouting. Figure 18 shows the average water inflow into the mining operations at East Boulder Mine. Water inflows increased from 61gal per minute in 2010 to a peak of 246gal per minute in 2013 but have ranged from 211gal per minute to 249gal per minute thereafter until 2020 after which inflows receded to an average of 184gal per minute. There has been a progressive increase in water inflows to 233gal per minute in 2023, an inflow rate which is consistent with the average water inflow rate for the mine. The post-2012 levels of water inflow ranging from 184gal per minute to 249gal per minute (224gal per minute on average) should be expected at East Boulder Mine. Figure 18: Average Water Inflow at East Boulder Mine 7.9.2.2 Hydrogeological Results and Interpretation The Qualified Persons note that much of the area being mined at East Boulder Mine is adjacent to active mining fronts, which have historically had no issues with groundwater. The available data show a modest increase in the average mine-wide water inflow due to increase in development and production activity associated with the production increases since FY2017 when the Fill The Mill Project was implemented. The lowest level of the mine currently acts as a drawdown point for surrounding groundwater levels. Most of the mining areas continue to be above this drawdown point and the inflows are likely to be similar or lower than those experienced by historical mining operations. 61 109 153 246 224 211 229 217 223 248 249 184 202 233 0 25 50 75 100 125 150 175 200 225 250 275 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 W a te r In fl o w ( G a l/ M in u te ) Year 62 All mining activity will remain within the crystalline rocks of the Stillwater Complex, which have very low permeability. Water will likely be encountered when it relates to the intersection of faults and joints. However, there is risk of encountering alluvial systems associated with surface channels as mining gets to within 500ft from surface. Standard practice during underground development at East Boulder Mine includes the diamond core drilling of water probe holes prior to any development work to mitigate the risk of encountering water. Prior to mining any area, diamond core drilling on 50ft centres is also completed resulting in a good understanding of water potential before mining activity begins. Geotechnical Data, Testing and Analysis Geotechnical Characterisation The J-M Reef and its immediate hangingwall and footwall consist of varying assemblages of norite, anorthosite, leucotroctolite and peridotite. Mafic dykes traverse the J-M Reef, Footwall and Hangingwall Zones. The dyke material is generally blocky, slick and akin to the nature of the jointed host rock. Stillwater and East Boulder Mines constitute the two main geotechnical ground control districts. The J-M Reef is mined at the following depth ranges:  Stillwater West Section: Shallow to intermediate, onset of stress fracturing deeper than 3 300ft below surface. At depths less than 3 300ft below surface, joint and structural lineament influence stability and tensile zone;  Stillwater East Section: Shallow to intermediate depth of mining environment, joint and structural lineament influence stability, tensile zone and, in deeper areas, stress fracturing combines with micro fractures to stimulate mobilisation effects; and  East Boulder Mine: Predominantly shallow environment. The effects of mine seismicity have not had a significant influence on the mining operations at Stillwater and East Boulder Mines. This is because, at current mining depths at the Stillwater and East Boulder Mines, the propensity for mining induced seismicity (strong ground motion) is low. In addition, the probability of natural earthquake induced strong ground motion is also low. East Boulder Mine has a micro-seismic system installed and monitors blasts and seismic events daily. Geotechnical Testwork and Data Collection Rock engineering and support designs utilised at Stillwater and East Boulder Mines have been developed using a combination of geotechnical drillcore logging, underground evaluations by trained geotechnical engineers, and selective validation with numerical modelling software. Geotechnical drillcore logging is the primary method of gathering rock strength and quality parameters. Geotechnical logging is completed by Geologists on drillcores recovered from surface exploration and underground probe and definition diamond core drilling. The definition drillholes at Stillwater Mine that are considered for geotechnical logging include the first down hole and up hole at a drill station, sill holes and holes identified as low and high-grade mineralisation at the time of logging. Furthermore, drill core for straight- ahead and south-directed probe holes are geotechnically logged. At East Boulder Mine, geotechnical information is collected on all drillholes. In general, the geotechnical data is collected at a drillhole spacing of 50ft.

In general, the entire J-M Reef is geotechnically logged, with the logging extended 1ft to 15ft into the immediate Footwall and Hangingwall Zones. Geotechnical logging involves the determination of core recovery, Rock Quality Designation (RQD), fracture frequency, number of joint sets, joint roughness, joint alteration, nature of fracture fill and Point Load Index. As the drillcores are not oriented, the joint orientations and number of joint sets recorded are estimated through visual inspection of drillcores backed up by underground mapping information. Point load tests are performed on intact rock cores. Due to the destructive nature of this technique on the sample, it is impractical to perform a duplicate test. The most practical quality assurance and control entails comparing the new result to the existing data for a similar type and neighbouring drillholes. A new result that varies significantly (>10%) in the absence of shearing and a concomitant low RQD (<70%) is adjudged to be a spurious result which should be excluded from the database.

The geotechnical data is stored in the Ore QMS database and utilised for rock engineering. Other geotechnical parameters determined are the uniaxial compressive strengths (UCS) and the International Society for Rock Mechanics (ISRM) grading for intact strength of the J-M Reef and the immediate hangingwall and footwall zones. UCS is calculated from the Point Load Index through regression.

Barton's Q-system is exclusively used to classify the rock mass characteristics at Stillwater and East Boulder Mines. A combination of drillcore and underground ground evaluation data on the geotechnical parameters above is used for the computation of Q-values used to classify rock mass conditions.

Measurements of *in situ* stress were conducted at the mines in 1997, 2002 and 2016 using hollow inclusion stress cells. The initial (1997 and 2002) stress measurements were conducted under mountain and valley terrains within Stillwater Mine (Figure 19), whereas the most recent (2016) measurement at East Boulder Mine was performed at test sites where there has been minimal stoping (Figure 20). The Qualified Persons could not locate any information in relation the pre-2016 in situ stress. However, duplicate tests were performed as quality control and assurance for 2016 measurements. In most cases, the results were repeatable. The isolated incidences of significant variations between duplicate measurements were investigated and rectified during data collection.

Figure 19: Test Sites for In Situ stress Measurements at Stillwater Mine


Stillwater
River
Shaft
W
E
Scale, m
0 300 600
0 1 2
Scale, 10^3 ft
test site
Valley test site

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Figure 20: Test Sites for In Situ Stress Measurements at East Boulder Mine


General area suitable for *in situ* stress measurements, minimal stoping to affect pre-mining stress state
East
6500
West

7.10.3 *Geotechnical Results and Interpretation*

A recent geotechnical dataset indicates overall core recoveries for the J-M Reef, Footwall and Hangingwall Zones of above 96% (Table 9). Core recovery is the initial indicator used to predict potential ground control issues. The database also shows RQDs above 75% for most (over 69%) of the logged drillcore intersections, which indicates fair to good rock mass conditions. Over 78% of the sampled intervals have rock strengths above the 3 500Psi threshold considered weak rock. Sections with lower strengths than this threshold are commonly associated with olivine cumulates or geological structures. When these rock types and structures are identified in the drillcores, the mining and support designs are adjusted accordingly. The UCS of the rock units contained within the J-M Reef, Footwall and Hangingwall Zones range from 60Mpa to 85Mpa (overall mean of 70.45Mpa). The ISRM Grade R4 classification for the intact strength of all the stratigraphic units indicates a strong rock (i.e., UCS of 50MPa to 100Mpa).

Table 9: Summary of Geotechnical Parameters

Stratigraphic Unit	Average Core Recovery (%)	Average UCS (MPa)	Average RQD	Average Rock Strength (Psi)	Average Q-Value
Hangingwall	96.30	65.41	77.83	12 184.59	8.16
J-M Reef	97.00	61.93	80.74	9 486.48	8.24
Footwall	96.20	84.01	76.40	8 982.68	6.19
Mean	96.50	70.45	78.43	1 0812.86	7.83

Figure 21 and Figure 22 show groundmass classification based on drillhole data at Stillwater and East Boulder Mines, respectively. The interpretation is also informed by historical geotechnical data collected from underground geotechnical mapping in the mined-out areas. Based on Figure 21 and Figure 22, the Qualified Persons are of the view that geotechnical data from drilling can be used to predict rock mass characteristics and delineate geotechnical domains at both mines. Areas of elevated

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geotechnical risk classified as Type 3 Ground and those with variable ground conditions such as Stillwater East Section of are noted and accounted for in support designs.

Figure 21: Groundmass Classification Using Drillhole Data at Stillwater Mine


On Reef Ground Conditions from Definition Drilling
GROUND TYPE LEGEND
TYPE 1
TYPE 2
TYPE 3
TYPE 3+
Stillwater East
UW/LFW Region
09910
Off Shaft East
Lower Off Shaft
7500 L
5000 L
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Ground Type	Qmin	Qmax	RMR min	RMR max	Description
Type 3+	0.1	0.39	23	36	very poor or poor with water present
Type 3	0.4	0.99	36	44	poor
Type 2	1	3.99	44	56	fair
Type 1	4	100	56	85	good

Figure 22: Groundmass Classification Using Drillhole Data at East Boulder Mine


On Reef Ground Conditions from Definition Drilling
GROUND TYPE LEGEND
TYPE 1
TYPE 2
TYPE 3
TYPE 3+
10000 L
7500 L
-77500 E
-75000 E
-72500 E
-70000 E
-67500 E
-65000 E
-62500 E

Ground Type	Qmin	Qmax	RMR min	RMR max	Description
Type 3+	0.1	0.39	23	36	very poor or poor with water present
Type 3	0.4	0.99	36	44	poor
Type 2	1	3.99	44	56	fair
Type 1	4	100	56	85	good

The three most prominent joint orientations observed in underground excavations are associated with the following geological structures:

- North-northeast (020°) striking, steeply dipping faults;
- Northeast striking mafic dykes with dips of 35° to 70° towards southeast; and
- Westerly striking, layer parallel joints with dips of 45° to 90° towards north.

The crosscutting nature of the joints periodically creates wedges in the backs and ribs of the mine openings. The Q-Values obtained for Stillwater and East Boulder Mines typically range from 1 to 13 (average for the Footwall, J-M Reef and Hangingwall Zones is 7.83; Table 9) and the rock mass can be classified as poor to good. Approximately 50% of the rock mass is classified as fair, 25% is classified as

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good and 25% is classified as poor. Conditions are generally dry with rare occurrences of low-pressure low-volume water inflows. The stress reduction factors (SRFs) used to calculate the Q-ratings have a mean value of 1.88 while joint water conditions range from dry (SRF = 1.0) to medium inflow (SRF = 0.66).

Measurements of *in situ* stress indicate that the horizontal to vertical stress ratios at Stillwater and East Boulder Mines are typical for shallow to intermediate operations:

- 1.5 to 1.9 for valley areas at Stillwater Mine;
- 0.8 to 1.9 for mountain areas at Stillwater Mine; and
- 2.4 for East Boulder Mine.

Other associated data on stress orientations and magnitudes help form a portion of the input parameters for numerical assessments of development and stope stability, local and regional sequencing and support design.

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67 SAMPLE PREPARATION, ANALYSES AND SECURITY Sampling Governance and Quality Assurance The Qualified Persons are satisfied with the standard procedures for geological data gathering used at Stillwater and East Boulder Mines which prescribe methods that are aligned to industry norms. The governance system at Stillwater and East Boulder Mines relies on directive control measures and, as such, makes use of internal manuals (standard procedures) to govern and standardise data collection, validation and storage. Furthermore, the standard procedures are mandatory instructions that prescribe acceptable methods and steps for executing various tasks relating to the ongoing collection, validation, processing, approval and storage of geological data, which is utilised for geological modelling and Mineral Resource estimation. In addition to internal standard procedures, Sibanye-Stillwater implements an internal analytical quality control protocol for the routine assessment of laboratory performance and quality of analytical data from the laboratory. As required by the protocol, batches of samples sent to the laboratory include routine “blank” samples (hangingwall and footwall anorthosite samples) and pulp samples from previous sample batches (repeat samples) analysed at the laboratory. Results of the analytical quality control are discussed in Section 8.4. The governance system also emphasises training to achieve the level of competence required to perform specific functions in the data gathering, validation and storage. Extensive on-the-job training of new Geologists, who will eventually be responsible for logging and sampling, is performed. Lithological and geotechnical data is acquired through the logging of drillcores recovered from surface and underground drilling. The logging is undertaken by trained Geologists, who are familiar with the J- M Reef, footwall and hangingwall stratigraphy and rock types. Existing drillhole information from previous core logging guides ongoing core logging and any deviations from the expected rock types and stratigraphic sequence observed during logging are investigated further by the Geologists supervising the logging. Routine validations are undertaken by the experienced Geologists at various stage gate points in the data collection process flow, with the ultimate validations performed by the Qualified Persons. The Qualified Persons note that the internal peer review of the data facilitates the early detection of material errors in the data capture before the collection is finalised. Another aspect of the governance system is the documentation of the geological data gathering process flow (i.e. data collection, processing and validation). The Qualified Persons acknowledge that this documentation facilitates the auditability of the process flow activities and outcomes as well as the measures undertaken to rectify anomalous or spurious data. Surface core storage facilities at Stillwater and East Boulder Mines are secure and accessed by authorised geological personnel. In addition, the facilities are part of the surface infrastructure at the mine sites which are fenced off to prevent unauthorised entry by the public and animals, with access restricted to the Sibanye-Stillwater US PGM Operations employees. Reef Sampling The sampling procedure at Stillwater and East Boulder Mines requires the sampling of all mineralised intersections of the J-M Reef containing visible sulphide minerals. For this sampling, it is critical to break 68 the sample intervals taking into account variations in sulphide mineralisation abundance and lithology. Furthermore, a break in sampling should always occur at the hangingwall contact. This approach facilitates efficient assessment of the analytical results of the sampled sections. The laboratory requires a minimum sample size equivalent to 1ft in length for BQ-size drill core (previously 0.5ft, but laboratory requirement has changed to 600g sample equivalent to 1ft). As a result, reef samples are taken in 1ft to 3ft segments and the sampling is extended by 1ft to 3ft into the footwall and hangingwall of the mineralised intersections. Sampling may be extended further into the footwall zones that are mineralised. Sample lengths can also be varied when sampling large internal waste zones where the sample interval can be extended to 4ft or only a fraction of the drilled core was recovered during drilling due to poor ground conditions in which case the full 5ft between running blocks is taken. An internal waste zone of less than 10 inches between mineralised zones should be sampled together with the mineralised zones but is assigned a zero grade. In order to ensure sample representivity in light of the very coarse-grained nature of the J-M Reef, the entire drillcore sample is submitted to the analytical laboratory and no core splitting is performed. Accordingly, there is no risk of contamination, selective losses or high grading associated with the sampling of the recovered drillcores at Stillwater and East Boulder Mines. The samples are assigned unique sample identification numbers and tags before they are transported to the laboratory by Geologists. In addition, the samples for each drillhole and the associated quality control samples (repeat and blank samples) from Stillwater Mine are submitted to the laboratory on the same day that the sampling takes place, failing which they should be submitted during the morning of the following day. Due to the lower volume of samples than for Stillwater Mine, samples from East Boulder Mine are to be submitted within two weeks of sampling. The Geologists prepare sample submission sheets that accompany the samples. Both the samples and sample submission sheets are placed in customised bins from which they are received by the laboratory personnel. Records of the sample data are captured in the Ore QMS database. Sample Preparation and Analysis Laboratory Samples from Stillwater and East Boulder Mines are analysed at the inhouse analytical laboratory located at the Columbus Metallurgical Complex which is owned and operated by Sibanye-Stillwater. The Qualified Persons can confirm that the analytical laboratory is a secure facility as it is situated in the Columbus Metallurgical Facility which is fenced off to prevent unauthorised entry by the public and where access is restricted to only authorised personnel of the Sibanye-Stillwater US PGM Operations. The inhouse laboratory has facilities for sample preparation and chemical analysis (via fire assay and instrumental techniques). It is equipped with the Laboratory Information Management System (LIMS) software, which facilitates effective and efficient management of samples and associated data. The analytical laboratory was automated with wavelength dispersive and energy dispersive X-Ray Fluorescence (XRF) instrumentation as well as robotic sample preparation facilities in 2011. It handles 69 geological drillcore and grade control samples as well as samples from the concentrators, smelter and base metal refinery. The laboratory is not certified by any standards association. The Qualified Persons do not consider the absence of certification as a material issue on the basis that the laboratory is subjected to periodic external checks on internal samples by a group of six international accredited laboratories. Furthermore, the Qualified Persons periodically inspect the laboratory facilities, interact with laboratory personnel and assess analytical data from the laboratory as they carry out their normal duties. These activities are aimed at detecting and eliminating any material issues in the sample preparation, analytical equipment and methods utilised by the laboratory for geological samples. Sample Preparation and Analysis The analytical laboratory completed the installation of the Automated Geology Laboratory (AGL), which will be commissioned in Q1 FY2024. The AGL was introduced to process 300 geological samples per day and improve the consistency of the sample preparation process. This is an upgrade from the existing process used which has an analytical capability of 200 geological samples per day. The laboratory employs industry aligned approaches to sample receiving, preparation and analysis and the reporting of analytical results. Drillcore samples originating from Stillwater and East Boulder Mines are transported to the Columbus Warehouse in totes via third-party carrier. Laboratory personnel retrieve the totes from the Columbus Warehouse in the cargo holds of site vehicles. Sample batches received at the laboratory are reconciled against submission sheets and any discrepancies identified are reported to the Geologists for rectification prior to sample preparation. Sample preparation includes sample drying, crushing and milling. The drillcore samples of approximately 4.4lb to 11lb mass are dried at a temperature of 221°F for approximately two hours, organised into sets containing up to 22 samples and assigned tags with bar codes. The barcoded sample labels are scanned and logged into the LIMS after which the samples are run through a primary and secondary jaw crusher producing material grading 100% passing 0.25 inches. The processes utilised for sample size reduction after crushing are performed by robotic equipment thereby minimising the potential for bias or sampling error. The crushed material is split down to approximately 0.40lb to 0.44lb using a Jones riffle splitter and introduced into the robotic sample preparation system (HPM1500). This system sequentially pulverises each sample to achieve 95% passing 140-mesh size (i.e., 106µm particle size) in an automated grinding mill. Grind tests are performed quarterly to ensure the correct grind size is always achieved. Analyses are performed through the dual analytical route of XRF analysis and lead fire assay (PbFA) collection followed by Inductively Coupled Plasma Optical Emission Spectrometry (ICP-OES) for metal content determination. Silver (Ag) is introduced into the flux as a co-collector in the PbFA process to help collect the precious metals in the geological samples. Results produced by both XRF and PbFA + ICP-OES analytical techniques are total analyses that reflect potentially extractable in situ values of the target metals (Pd and Pt) reported in the Mineral Resource statements for Stillwater and East Boulder Mines. 70 A portion of the pulverised material is weighed, mixed with binder and loaded into an automated pellet press. Balances used for charging fire assay samples are tested for accuracy, with each shift required to use certified check weights. Furthermore, a third party performs preventative maintenance and calibration annually on the scales. An XRF analysis is performed on the pressed pellet. The remaining sample material is taken to the fire assay balance room. The fire assay (FA) process comprises the following steps:  Fusing the primary and standards samples with a Pb-based flux at 2 084°F;  Separating the Pb to form a Pb button;  Cupellation to form a precious metal bead (PbFA-collection);  Bead digestion in aqua regia; and  Metal content determination via ICP-OES analysis of the digestion solution. All analytical results are reported directly into the LIMS via the instrumentation and forwarded to the Geologists electronically, which eliminates the risk of data capture error. The instrument lower detection limits (LDL) for the analytical processes employed are 5ppb for Pd and 10ppb for Pt. The XRF analysis also produces results for multiple elements and oxides, but the LIMS is configured to report only the elements of significance (Pd and Pt) required for PGM evaluation. For the PbFA collection and ICP-OES analysis, only Pt, Pd and Au values are determined although only the Pd and Pt values are reported. The Pd data reported from the XRF analysis is compared with the Pd data based on the PbFA collection technique before the analytical reports are finalised. Any discrepancies are investigated and rectified before the report is finalised. The laboratory has in place quality assurance and control procedures for the analysis and handling of the samples. The laboratory operates separate lines for the receiving, preparation and analysis of low- grade (e.g., geological) samples and high-grade (e.g. concentrate) samples, with an overall high level of cleanliness maintained to minimise contamination. Furthermore, the laboratory standards and blanks are also included in each sample batch and any anomaly identified in the quality control samples is addressed as required. As there are no commercially available independent standards of the J-M Reef mineralisation, the laboratory manufactures its own internal standards, which it sends out to external laboratories periodically for check analysis. The laboratory uses these internal standards to monitor analytical accuracy and the analytical data for the standards is made available to the Geologists at their request. The Qualified Persons are satisfied with the sample preparation, analytical methods, accuracy and precision and the level of cleanliness at the analytical laboratory. With the Columbus Complex fenced off to prevent unauthorised entry by the public and access to the facility restricted to only authorised personnel of the Sibanye-Stillwater US PGM Operations, the Qualified Persons are satisfied with sample security at the laboratory during preparation and analysis. The analytical methods employed are suited to the mineralisation style and grades of the J-M Reef and are widely used in the PGM sector. Accordingly, the analytical data from the laboratory is a suitable input for grade estimation.

8.4 Analytical Quality Control

8.4.1 *Nature and Extent of Quality Control Procedures*

Sibanye-Stillwater implements an analytical quality control protocol requiring ongoing monitoring of the laboratory performance by the Geologists at Stillwater and East Boulder Mines. This protocol has been in use since 2006. All sample batches from the mines submitted to the laboratory include matrix matched blank samples (drawn from hangingwall and footwall anorthosite) and repeat (pulp) samples introduced by Geologists to assess laboratory performance on contamination and analytical precision, respectively. The pulp samples are carefully selected to monitor precision across the 2E grade spectrum as follows: 0.00-0.19opt (waste), 0.20-0.49opt (low-grade), 0.50-0.99opt (high-grade) and 1.00opt and above (very high grade). In general, the insertion rates for quality control samples included in sample batches at each of East Boulder Mine and the East and West Sections of Stillwater Mine ensure that at least ten blank samples and ten repeat samples from each of these areas are analysed at the laboratory every month. Currently, there are no certified reference materials (standards) of the J-M Reef prepared by independent suppliers and the geological personnel at Stillwater and East Boulder Mines rely on the analytical results of in-house developed standards (MF-series standards) introduced into geological sample streams by the laboratory personnel to monitor the accuracy of the laboratory analytical procedures.

Analysis of the repeat and blank sample analytical data is an ongoing process and any issues identified are investigated and rectified by the geological and laboratory personnel.

8.4.2 *Quality Control Results*

Analytical results for the blank and repeat samples and internal standards are analysed graphically on control charts to facilitate the identification of anomalous data points. This assessment also includes the following:

- Review of sample results from the laboratory for abnormal Pt:Pd ratios or abnormally high grades before any analytical results are accepted into the Ore QMS database;
- Comparison between visual sulphide mineral estimates made during the core logging and grades after the analytical results are accepted into the Ore QMS database. Occurrences of sulphide minerals with no associated/expected Pt and Pd values or high Pt and Pd values where there are no significant visible sulphide minerals are noted and investigated; and
- Identification of anomalous repeat and blank sample data and standards data on control charts over time to identify any trends in the data.

If any of these steps show indications of possible problems, the Geologists request for re-analysis of the affected samples or sample batches.

Repeat sample data for Stillwater and East Boulder Mines collected since 2006 was reviewed on an ongoing basis during collection but, for the purposes of this TRS, was reviewed further by the Qualified Persons using control charts, in terms absolute mean error deviation and scatter plots as indicated in Figure 23 and Figure 24 for Stillwater and East Boulder Mines, respectively. An absolute mean error deviation value less than 10% or a squared correlation coefficient (R2) value shows high analytical precision. In general, 88% and 94% of the repeat data for Stillwater and East Boulder Mines, respectively,

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indicates high precision (mean percent difference <10%; R2>0.8) of the analytical procedure. However, samples with low grades close to the instrument analytical detection limits (i.e., from the waste zones) are often associated with low precision and these constitute 6% and 12% of the repeat sample datasets for East Boulder and Stillwater Mines, respectively. Furthermore, there were isolated incidences of anomalous data, which necessitated re-analysis of the affected samples or rejection of the results if the anomalous data could not be resolved. In most of these cases, the second and third analyses were comparable, which suggests that the problem was related to sample selection and labelling (i.e. sample swapping and mislabelling) by the geological personnel rather than poor precision by the laboratory.

Figure 23: Repeat Data Analysis for Stillwater Mine


Absolute Mean Error Deviation (%)
Average Pt + Pd Grade (opt)
Series1
Repeat Sample Pt+Pd (opt)
Original Sample Pt + Pd Grade (opt)
R² = 0.941
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Figure 24: Repeat Sample Data Analysis for East Boulder Mine


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The blank material utilised at Stillwater and East Boulder Mines has no certified value. As a result, the blank sample data is analysed visually on plots to identify anomalous values that may suggest overwhelming contamination or sample swapping. The blank sample data for Stillwater and East

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we are one
Sibanye Stillwater

Boulder Mines collected since 2006 was also reviewed further by the Qualified Persons for the purposes of this TRS (Figure 25). In general, the blank sample values for both mines are similar, with most of the blank samples having values that are lower than the grade threshold of 0.2opt utilised for reef and waste material discrimination, which discounts the presence of overwhelming cross sample contamination. Isolated incidences of elevated PGM values returned on some blank samples may be attributed to localised elevated abundances of PGMs in the hangingwall and footwall anorthosites used as blank material and may not necessarily reflect contamination at the laboratory during sample preparation. While there is no evidence of overwhelming sample contamination, the Qualified Persons recommend the inclusion of certified blank material with insignificant levels of Pd and Pt to definitively assess the extent of any contamination at the laboratory.

Figure 25: Blank Sample Data Analysis for Stillwater and East Boulder Mines


Stillwater Mine
Pd + Pd Grade (opt)
Sample Numbers
Blank Sample Grade
Threshold - Blank Sample
Threshold - Low Grade Ore
East Boulder Mine
Pd + Pd Grade (opt)
Sample Numbers
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Threshold - Blank Sample
Threshold - Low Grade Ore

The Qualified Persons procured the internal standards analytical data from the laboratory to assess the level of accuracy to which the geology samples have been analysed. The laboratory provided data for standards material MF-14 to MF-23 as well as the applicable expected (mean) values, Lower Control Limits (LCLs) and Upper Control Limits (UCLs) presented in Table 10. The data was analysed using control charts in Figure 26 to Figure 33, all of which show acceptable accuracy and precision levels for the standards analytical data. Accordingly, the analytical data for the sample batches analysed together with these internal standards is deemed acceptable for inclusion in the database for Mineral Resource estimation.

Table 10: Details of the In-house Standards

Name of Standard	Description	Pd (ppm)	Pt (ppm)
MF-14	Expected	16.87	4.82
	LCL	15.99	4.37
	UCL	17.96	5.2
MF-15	Expected	7.65	1.61
	LCL	7.32	1.48
	UCL	7.97	1.74
MF-16	Expected	7.52	1.58

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	LCL	7.25	1.46
	UCL	7.8	1.71
MF-18	Expected	4.23	0.93
	LCL	4.06	0.85
	UCL	4.58	1.07
MF-20	Expected	14.97	3.72
	LCL	13.85	2.81
	UCL	16.07	4.63
MF-21	Expected	9.41	1.95
	LCL	8.87	1.73
	UCL	9.95	2.16
MF-22	Expected	1.41	8.06
	LCL	1.25	7.59
	UCL	1.58	8.52
MF-23	Expected	1.16	6.85
	LCL	0.90	6.12
	UCL	1.42	7.58

Figure 26: Laboratory Standard MF-14 Data Analysis


Pd (ppm)
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Pd Value
Pd LCL
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Pt (ppm)
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Figure 27: Laboratory Standard MF-15 Data Analysis


Pd (ppm)
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Figure 28: Laboratory Standard MF-16 Data Analysis


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Figure 29: Laboratory Standard MF-18 Data Analysis


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Figure 30: Laboratory Standard MF-20 Data Analysis


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Figure 31: Laboratory Standard MF-21 Data Analysis


Pd (ppm)
Sample Numbers
Pt Value
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Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Figure 32: Laboratory Standard MF-22 Data Analysis


Pd (ppm)
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Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Figure 33: Laboratory Standard MF-23 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
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Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Based on the foregoing, the Qualified Persons conclude that the laboratory's analytical data shows overall acceptable precision and accuracy, and no evidence of overwhelming contamination that would affect the integrity of the data. As a result, the analytical data from the inhouse laboratory is of acceptable integrity and can be relied upon for Mineral Resource estimation.

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9 DATA VERIFICATION

9.1 Data Storage and Database Management

All the drillhole data (i.e., collar and downhole survey, lithological, geotechnical, structural, analytical, and mineralisation data) for Stillwater and East Boulder Mines is stored in the Ore QMS database, which is an in-house built database designed to standardise information gathering during drilling. The data is imported electronically from the Core Logger system into the database. Library tables, key fields and codes are the validation tools available in the Ore QMS database utilised for ensuring correct entries. The Ore QMS database is stored on the central IT server where it is backed up and has rigorous controls (e.g., password protection and access restrictions) to ensure security and integrity of the data. The drillhole data stored in the Ore QMS database is exported to Maptek Vulcan™ (Vulcan) modelling software environment, which provides additional backup. The Qualified Persons are satisfied with data storage and validation as well as the database management practices, which are all aligned to industry practice. There are sufficient provisions to ensure the security and integrity of the data stored in the Ore QMS database.

9.2 Database Verification

Internally generated surface exploration and underground definition drillhole data is the primary data utilised for geological modelling and Mineral Resource estimation at Stillwater and East Boulder Mines. The Qualified Persons did not perform independent verifications of the data collected. Independent verification would entail inter alia resampling and re-analysis of all or portions of historical samples to confirm the drillhole data in the database spanning decades which is impractical. As such, the Qualified Persons have reviewed the rigorous validations performed during ongoing data collection and processing and were satisfied with the results and conclusions of the validations and the quality of the historical data stored in the database. The data collection and validation procedures employed at the mines have been in used for decades. Surface topography survey data used was sourced from the USGS and this was validated by comparing it with the historical survey data. The high-resolution topographic survey data was found to have better accuracy than historical survey data used for previous Mineral Resource estimations.

The validation of drillhole data is a continuous process completed at various stages during data collection, before and after import into the Ore QMS database and during geological modelling and Mineral Resource estimation. As the Qualified Persons are fulltime employees of Sibanye-Stillwater, they either performed or supervised the validation of the drillhole data collected at the mines after which they approved and signed-off the validated data for Mineral Resource estimation. Historical data was validated by previous Qualified Persons during collection and these validations have been confirmed by the current Qualified Persons.

The Mineral Resource estimates for both mines are based on the validated drillhole data collected by Sibanye-Stillwater and its predecessors, which is stored in the Ore QMS database. The current drillhole databases for Stillwater and East Boulder Mines contain data relating 51 289 and 11 568 drillholes, respectively. The databases contain 111 535 assays for Stillwater Mine and 84 603 assays for East Boulder Mine. Of these, 50 164 and 33 180 assays were identified as relating to "ore zone" (i.e. Mineral Resource

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evaluation cut) samples for Stillwater and East Boulder Mines, respectively. After data validation, ore zone composite data pertaining to 50 164 and 10 385 drillholes was used for the 2023 Mineral Resource estimation at Stillwater and East Boulder Mines, respectively.

The primary elements of the drillhole data are the following:

- Survey data: drillhole collar co-ordinates, azimuth, dip and down hole surveys;
- Lithological data: descriptions of rock type, mineralisation, alteration and geological structures; and
- Analytical data: chemical analyses for Pd and Pt for each sample of the J-M Reef analysed at the laboratory.

In general, the lithological data is acquired through the routine geological logging of drillcores recovered from surface and underground diamond core drilling. The Geologists who log the drillcores are well-trained and familiar with the J-M Reef, footwall and hangingwall stratigraphy and rock types. In addition, they are supervised by appropriately experienced Geologists who review and approve their log sheets. The core logging is performed according to a standard procedure which standardises data gathering and the type of detail required for each drillhole log, with any deviations or anomalous entries flagged by the inbuilt validations tools available in the Ore QMS database system. During core logging, the Geologists also consider existing drillhole information and any deviation from the expected rock types and stratigraphic sequence are investigated further by the Senior Geologists supervising the logging.

Analytical data is received electronically from the laboratory and imported electronically into the database, where it is integrated with the relevant lithological and survey data. Prior to finalisation of the import, the analytical data is assessed, accepted for use and stored in the database according to the analytical quality control protocols discussed in Section 8.4. All drillhole survey data is reviewed and signed-off by the Chief Surveyors. Geologists also validate the survey data by comparing it against planned coordinates and through visual checks in the Vulcan software environment.

The imports into the Ore QMS database and validations are performed by experienced geological personnel. In the Ore QMS database, the data is validated for missing and incorrect entries through spot checks completed on strip logs (logs of the integrated collar survey, lithological and assay data) and using the inbuilt validation tools. The drillhole database is also periodically checked using a Vulcan program script that automatically checks for missing, overlapping or inverted analytical intervals during data import. Additional validations include comparisons of survey database entries against surveyed 3D models of the footwall lateral drifts to validate that drillhole collar coordinates, azimuth and inclination. Downhole metal profiles for each drillhole are compared against expected profiles for each geological domain and any discrepancies are investigated further and addressed.

The Qualified Persons acknowledge the rigorous validation of the extensive drillhole database utilised for Mineral Resource estimation at Stillwater and East Boulder Mines. The data was validated continuously at critical points during collection, in the Ore QMS database and during geological modelling and Mineral Resource estimation. The Qualified Persons either participated in or supervised some of the validations which were performed by suitably trained personnel. The Qualified Persons also

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79 approved the use of the validated drillhole data which was signed-off for Mineral Resource estimation. The Qualified Persons confirm that the data validations are consistent with industry practice while the quantity and type of data collected are appropriate for the nature and style of the PGM mineralisation in the J-M Reef. 80 MINERAL PROCESSING AND METALLURGICAL TESTING Metallurgical Testwork and Amenability There has not been any recent relevant metallurgical testwork completed for the Stillwater and East Boulder concentrator plants, smelter and base metal refinery at the Columbus Metallurgical Complex. The Qualified Persons are of the view that the testwork has not been warranted as the Stillwater and East Boulder concentrator plants and the Columbus Metallurgical Complex facilities have all been operational for several decades and have been upgraded and modified over the years to take account of new technology and increased capacity. Section 14 discusses mineral processing in detail and presents process flow diagrams for the various installed plants. These process flow diagrams are based on industry aligned PGM process flows and technology. Detailed flow sheets, mass balances and metallurgical accounting schedules are available for all the operations. The metallurgical and mineralogical characteristics of the ore from the J-M Reef are well-understood and metallurgical recoveries of the ore processing and mineral beneficiation operations are based on detailed historical production data accumulated over many years. As the Stillwater and East Boulder Concentrators and the Columbus Metallurgical Complex facilities have all been operating sustainably, metallurgical amenability predictions for Stillwater and East Boulder Mine ores and associated forecast budget tonnage throughput rates and metallurgical recoveries are based on historical experience and are supported by operational data reviewed (Section 14.1). Ore from the Stillwater East (Blitz) Section has been processed at the Stillwater Concentrator since 2017. Experience from the processing of this ore indicates that the J-M Reef in this section is metallurgically similar to that in the Stillwater West Section and that the ore has not behaved any differently during processing at the Stillwater Concentrator. Deleterious Elements The Qualified Persons are not aware of any reports of deleterious elements in the concentrate produced from the processing of J-M Reef ore at the Stillwater and East Boulder Concentrators. The ores produced from the mines have been successfully processed for several decades and the Qualified Persons consider it reasonable to expect that there will not be any deleterious elements in the unmined parts of the J-M Reef. Neither bulk nor pilot scale testing has been necessary as the processing facilities have all been operational for several decades. 81 MINERAL RESOURCE ESTIMATES Background An extensive drillhole database relating to 50 164 and 10 385 drillholes at Stillwater and East Boulder Mines, respectively, was utilised for 3D geological modelling of the J-M Reef and the Mineral Resource estimation. The 3D geological modelling of the J-M Reef and Mineral Resource estimation, which were performed internally by Sibanye-Stillwater personnel, are based on common estimation process flow and methodology that suit the architecture, mineralisation style and variability of the J-M Reef at the mines. The process flow is well-established and provides for mandatory checks and validations by the Qualified Persons at critical points in the Mineral Resource evaluation process. The Qualified Persons participated in the 3D geological modelling of the J-M Reef and the Mineral Resource estimation for Stillwater and East Boulder Mines and approved the key inputs and outputs at each stage gate as well as the final 3D geological models and estimates reported. The point of reference for the Mineral Resource estimates for Stillwater and East Boulder Mines is an in situ tonnage and grade estimate of the J-M Reef material for which there are reasonable prospects for eventual economic extraction. Furthermore, estimates are completed for the combined Pd and Pt grades (2E) and reef thickness, but co-products or by-products which occur at low abundances were not estimated. There have been no deleterious elements identified in the J-M Reef since the start of the mining and ore processing operations at Stillwater and East Boulder Mines. Accordingly, no deleterious elements were estimated. A consistent estimation and evaluation approach was employed for Mineral Resources eventually classified as either Measured, Indicated or Inferred at both the Stillwater and East Boulder Mines. The approach is aligned to the conventional estimation and evaluation methods employed for other tabular PGM reefs which are characterised by long-range thickness and grade continuity. The Qualified Persons have assumed that the J-M Reef in the unmined areas will show the long-range thickness and grade continuity and overall reef characteristics observed in the mined-out areas. Therefore, long-range thickness and grade continuity has been assumed from drillhole intersections of the J-M Reef with grade interpolation between sample points based on the simple kriging method. As per the evaluation approach for PGM reefs, the key parameters (variables) estimated/evaluated are 2E grade, length accumulation of 2E grade (i.e. product of reef width and 2E grades), volume and density. Details of the evaluation process flow and the estimates reported are discussed in Sections 11.2 to 11.6 of this TRS. The Mineral Resources in this TRS are reported at a minimum mining width and cut-off grade and exclude the J-M Reef mineralisation within the 50ft crown pillar from surface and in structurally disturbed areas (geological loss). 82 Geological Modelling and Interpretation Zone Picking and Evaluation Cut Determination The Main Zone constitutes the well-mineralised economic part of the J-M Reef that is included in the Mineral Resource evaluation cuts termed the reef channel. However, there are localised occurrences of well-mineralised footwall material included in the evaluation cuts. The Main Zone intersections employed for 3D geological modelling are identified and selected by Geologists through a manual process called zone picking. The Geologists use the hangingwall as a reference on the basis that between 80% and 90% of the Main Zone intersections occur near the hangingwall. The balance (10% to 20%) is made up of intersections that are disrupted by mafic intrusions, faults or other geological features and requires additional geological scrutiny and diligence when generating evaluation cuts. Furthermore, there are areas of Stillwater and East Boulder Mines where the mineralisation occurs in footwall rocks that are distinct from the main zone but is of similar 2E grade. The footwall mineralisation tends to be discontinuous. There is also an area of repeated (duplicated) mineralisation at Stillwater Mine as a result of reverse faulting. A common zone picking methodology is followed at both mines. For each drillhole, validated analytical data is integrated with relevant lithological and sample data to generate an integrated log sheet (strip log) employed for zone picking. Zone picking entails scanning the integrated log sheet of a drillhole to identify the hangingwall of the J-M Reef package. From the hangingwall contact, the underlying mineralised zone (Main Zone and mineralised portions of the immediate footwall units) is identified and delineated using a composite 2E grade threshold of 0.20opt. For each drillhole J-M Reef intersection, the selected portions are assigned a unique identifier geology code indicating that these can be included in the evaluation cut dataset. Zone picking also includes the consideration of neighbouring drillholes in a particular drill section and adjacent drill sections to ensure smooth extension of the zone picks between drillholes and drill sections as well as geological consistency in the interpretation. For poorly mineralised reef intersections with 2E grades below 0.20opt, a single sub-ore grade value is flagged at the hangingwall contact. If no analytical data was collected because of the total lack of any sulphide minerals in the drillcore, a 0.5ft blank interval (at East Boulder Mine) or 1ft blank interval (at Stillwater Mine) is input and flagged at the hangingwall contact of the J-M Reef. Such intersections are assigned a 2E grade equivalent to the instrument LDL during modelling. Zone picking on these intersections requires diligence and experience by the Geologists as there are between 10% and 20% of intersections located in the footwall (localised footwall mineralisation), duplicated or disturbed by geological structures (e.g., mafic intrusions and faults) that need to be identified. These mineralised footwall zones and repeated Main Zones are flagged with unique zone identification numbers, which permit separate assessment and modelling of these zones. The Qualified Persons are satisfied with the zone picking method used to discriminate between mineralised and waste zones as this is appropriate for the nature and style of the J-M Reef and ensures consistency in the delineation of reef composites used for geological modelling and estimation. The Qualified Persons noted that the 0.20opt 2E grade threshold employed for the zone picking (reef channel delineation) is conservative as this is higher than the cut-off grades used for Mineral Resource

83 reporting. However, Mineral Resources are reported at the minimum mining width (thickness) which can be wider than the reef channel, which justifies the use of a higher-grade threshold for zone picking. Data Processing and Analysis 11.2.2.1 Compositing Industry practice was followed for evaluation cut (reef channel) data processing and analysis. Subsequent to zone picking and coding, the evaluation cut data for each drillhole comprising collar and downhole survey, stratigraphic, lithological and analytical data for each drillhole was imported into Vulcan and integrated and positioned into the correct three-dimensional (3D) space through an automated process called de-surveying. The integration of the data allowed for the following validations:  Examination of the sample analytical, collar survey, downhole survey and lithological data to ensure that all drillholes had complete data on the key estimation variables;  Examination of the data to check for spatial errors;  Examination of the analytical data to identify out of range and anomalous data; and  Checking of sample intervals to identify overlaps and unexplained gaps between samples. The validated integrated data was composited in Vulcan by geology code and using the drillhole collar survey, azimuth, inclination and analytical data for each zone pick (evaluation cut). This process resulted in new X, Y, and Z collar co-ordinates, single composite values for Pt, Pd and 2E and thickness (true thickness and apparent thickness) for each drillhole Main Zone intersection. The drillhole composite grades were derived through length weighted averaging of the sample grades in the evaluation cuts. The composite data was utilised for geological block modelling as well as grade and thickness estimation. 11.2.2.2 Statistical Analysis and Grade Capping Statistical analysis was performed in Datamine Supervisor software (Supervisor). Prior to statistical analysis, the evaluation cut datasets for Stillwater and East Boulder Mines were reviewed to identify any residual zero values in the grades. The zero values were replaced by the LDL value for 2E (0.0001opt or 3.125ppb) and thickness (0.01ft) to prevent the problem of negative weights in the kriging equation caused by zero grades and thickness. Replacement of the zero values with LDL values (correction) also improves estimation accuracy in low grade areas. The length weighted composites of the evaluation cuts were subjected to statistical analysis initially by mine and by domain at each of Stillwater and East Boulder Mines. The domains for Stillwater and East Boulder Mines Mine are shown in Figure 9 and Figure 10. Due to sparsity of data at Boulder East and West domains were combined with Frog Pond West while Brass Monkey East and West domains were combined with Frog Pond East for the current evaluation. Therefore, estimation parameters for Frog Pond West were applied to the Boulder domains and parameters for Frog Pond East were applied to Brass Monkey blocks. 84 Statistical data analysis of the composite data involved the construction of scatter plots of thickness vs. 2E grade to assess any correlation between them and histogram plots of grade (2E) to determine population distribution characteristics. Scatter plots of undiluted horizontal thickness (UHW) vs. 2E grade generated using the composite data (Figure 34 and Figure 35) indicated no correlation between these variables but it was decided to estimate grades indirectly as grade-thickness accumulations in line with practice in the PGM sector. Figure 34: Scatter plot of Composite UHW vs. 2E Grade for Stillwater Mine R² = 0.0347 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 75 C o m p o s it e 2 E G ra d e ( o p t) Undiluted Horizontal Width (ft) 85 Figure 35: Scatter plot of Composite UHW vs. 2E Grade for East Boulder Mine Histogram analysis of the 2E data (Figure 36 and Figure 37) revealed positively skewed distributions and outliers (anomalous values). Outliers tend to have undue influence on the overall estimates and, to minimise this influence, the outliers were dealt with using value capping during the estimation runs in Vulcan. Figure 36: Histogram Plot of Composite 2E Grades for Stillwater Mine R² = 0.058 0 1 2 3 4 5 6 0 5 10 15 20 25 30 35 40 45 50 C o m p o si te 2 E G ra d e (o p t) Undiluted Horizontal Thickness (ft) 86 Figure 37: Histogram Plot of Composite 2E Grades for East Boulder Mine Capping was performed on 2E grade and the key variables evaluated, which are reef channel true width in feet (FCW), undiluted horizontal width in feet (UHW) and the grade-thickness accumulation termed feet ounces per ton (FOZPT) which is a product of FCW and 2E grade. Capping values utilised at Stillwater and East Boulder Mines which are presented in Table 11 were selected at the 98th percentile for all areas of Stillwater Mine and Frog Pond East and West at East Boulder Mine to align the modelled grades and actual grades observed at the mines during mining; value capping was set at the 99th percentile for the Brass Monkey and Boulder blocks due to data sparsity. However, the Competent Persons acknowledge the impact of these conservative capping values on masking the actual potential of the reef particularly at Stillwater Mine where the outlier grades are real and often associated with ballrooms. Ballrooms are localised areas of the reef containing anomalous quantities of PGMs and have a significant positive impact on the economics of mining the J-M Reef. Table 11: Capping Grades Employed for the Mineral Resource Evaluation Mine Domain Capping Value UHW (ft) 2E (opt) FOZPT FCW (ft) Stillwater Blitz 24.40 2.67 32.79 23.74 Blitz West 15.90 2.44 17.71 15.01 DOWL 21.30 2.64 15.51 14.44 DOWU 21.60 1.70 11.46 14.46 OSEE 17.80 4.19 31.07 17.05 OSEW 17.00 4.00 26.75 15.22 OSW 18.00 3.93 29.13 15.82 UWE 17.50 3.31 19.34 13.72 BLK2-OSW 22.00 4.85 40.05 19.50 BLK2-UWE 22.40 3.99 26.20 17.30 East Boulder Frog Pond East 19.20 1.56 11.62 14.71 Frog Pond West 19.12 1.53 11.61 14.71 Brass Monkey E&W 19.06 1.51 11.13 14.60 Boulder E&W 18.57 1.57 11.68 14.22

11.2.2.3 Geostatistical Analysis

The composite FOZPT, UHW and FCW data was also subjected to geostatistical analysis in Supervisor to determine an appropriate estimation methodology and the estimation parameters to be used. The geostatistical analysis included the assessment of spatial trends in the composite 2E, FOZPT, UHW and FCW data for Stillwater and East Boulder Mines. It was observed that these variables exhibit anisotropic behaviour (spatial trends) as depicted in Figure 38 for FCW at Stillwater Mine and Figure 39 for FOZ at East Boulder Mine. Accordingly, normalised variograms were modelled for each the three variables per domain at Stillwater and East Boulder Mines and the variography results for FOZPT, FCW, UHW and 2E, which are relevant to the Mineral Resources, are summarised in Table 12 to Table 15.

Figure 38: Spatial Analysis of FCW Continuity for Stillwater Mine


FCW [@25] Across Strike Continuity
Continuity Analysis
FCW [@25] Horizontal Continuity
Continuity Analysis
Variogram Orientation

Figure 39: Spatial Analysis of FOZ Continuity for East Boulder Mine


Continuity Analysis
FOZ Across Strike Continuity
Continuity Analysis
FOZ Horizontal Continuity
Continuity Analysis
FOZ Dip Plane Continuity

Table 12: Summary of Standardised Variogram Parameters for FOZPT

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.36	0.45	159	142	250	0.26	587	327	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.43	136	160	250	0.11	1102	886	500
	OSWL	0.46	0.43	136	160	250	0.11	1102	886	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.38	167	252	250	0.18	887	605	500
	UWE	0.47	0.31	142	142	250	0.22	513	368	500

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Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
	DOWL	0.43	0.34	130	84	250	0.23	490	620	500
	DOWU	0.43	0.35	59	94	250	0.22	409	426	500
	West Fork E&W	0.43	0.48	245	374	250	0.09	1112	826	500
East Boulder	Frog Pond E&W	0.42	0.45	65	95	250	0.13	850	680	500
	Brass Monkey E&W	0.42	0.45	65	95	250	0.13	850	680	500
	Boulder E&W	0.42	0.45	65	95	250	0.13	850	680	500

Table 13: Summary of Standardised Variogram Parameters for FCW

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.38	0.44	180	151	250	0.18	806	589	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.43	136	160	250	0.11	1102	886	500
	OSWL	0.46	0.43	136	160	250	0.11	1102	886	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.38	167	252	250	0.18	887	605	500
	UWE	0.46	0.38	126	126	250	0.16	803	555	500
	DOWL	0.43	0.45	152	110	250	0.12	1086	826	500
	DOWU	0.43	0.39	74	104	250	0.18	844	667	500
	West Fork E&W	0.43	0.48	245	374	250	0.09	1112	826	500
East Boulder	Frog Pond E&W	0.39	0.47	98	95	250	0.14	719	527	500
	Brass Monkey E&W	0.39	0.47	98	95	250	0.14	719	527	500
	Boulder E&W	0.39	0.47	98	95	250	0.14	719	527	500

Table 14: Summary of Standardised Variogram Parameters for UHW

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.36	0.45	159	142	250	0.26	587	327	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.43	136	160	250	0.11	1102	886	500
	OSWL	0.46	0.43	136	160	250	0.11	1102	886	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.38	167	252	250	0.18	887	605	500
	UWE	0.47	0.31	142	142	250	0.22	513	368	500
	DOWL	0.43	0.34	130	84	250	0.23	490	620	500
	DOWU	0.43	0.35	59	94	250	0.22	409	426	500
	West Fork E&W	0.43	0.48	245	374	250	0.09	1112	826	500
East Boulder	Frog Pond E&W	0.39	0.42	88	94	250	0.19	490	322	500
	Brass Monkey E&W	0.39	0.42	88	94	250	0.19	490	322	500
	Boulder E&W	0.39	0.42	88	94	250	0.19	490	322	500

Table 15: Summary of Standardised Variogram Parameters for 2E

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.38	0.45	133	200	250	0.17	887	642	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.44	109	160	250	0.10	893	876	500
	OSWL	0.46	0.44	109	160	250	0.10	893	876	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.49	133	153	250	0.07	887	605	500
	UWE	0.46	0.39	102	157	250	0.15	826	823	500
	DOWL	0.43	0.51	140	106	250	0.06	969	683	500
	DOWU	0.43	0.45	92	184	250	0.12	840	806	500
	West Fork E&W	0.43	0.51	140	106	250	0.06	969	683	500
	Frog Pond E&W	0.44	0.49	192	156	250	0.07	1049	719	500
East Boulder	Brass Monkey E&W	0.44	0.49	192	156	250	0.07	1049	719	500
	Boulder E&W	0.44	0.49	192	156	250	0.07	1049	719	500

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The Qualified Persons are satisfied with the double structured variogram models of FOZPT, FCW, UHW and 2E constructed from the domain composite data as these indicate the achievement of second order stationarity, implying that grade estimation through simple or ordinary kriging interpolation is appropriate. The modelled variograms also indicate moderate nugget to sill ratios which are supported by the available closely spaced data and typical of reef-type PGM deposits. Similarly, the variogram ranges indicated in Table 12 to Table 15 are consistent with reef continuity observed in the mined-out areas while being typical of reef-type PGM deposits.

11.2.3 *Structural Modelling and Geological Loss Determination*

The evaluation cuts delineated through zone picking provide an outline of the potentially economic portions of the J-M Reef that can be modelled for reporting as Mineral Resources. Structural interpretation precedes 3D geological modelling of the economic part of the J-M Reef. Most of the major structures delineated at Stillwater and East Boulder Mines were identified from trenching and surface mapping or were interpreted from the available aeromagnetic survey and drillhole data. Ongoing underground mapping and underground definition drilling generates additional closely spaced data used to refine the structural models at both mines.

Structural interpretation by the Geologists and the Qualified Persons at both Stillwater and East Boulder Mines identified several major faults and intrusive dykes that intersect, offset or replace the J-M Reef in places. Geological structures of note are the regional South Prairie and Horseman Faults identified at Stillwater Mine. However, there are numerous other medium-scale faults and dykes which were modelled independently in Vulcan and Leapfrog for incorporation in the final 3D geological model. The South Prairie Fault is subparallel to the JM-Reef, intersecting the reef in places or occurring in the hangingwall of the reef causing duplication of the reef in parts of Stillwater Mine such as the Off Shaft West areas. The Horseman Fault is a reverse fault which also offsets the JM-Reef. These faults and the Basal Fault (a "blind" thrust fault) were modelled at Stillwater Mine.

The drillhole database contains standardised rock codes for dyke and fault intercepts which are used to construct models for each geological structure. For the current evaluation, fault and dyke outlines were digitised in Vulcan using available data and the geological structure outlines (polylines) were imported into the Leapfrog software environment where wireframes were constructed and projected to the limits of the Mineral Resource footprint. Faults were modelled as planes in the 3D space using both drilling data and geological mapping information for the footwall lateral drifts, where possible. Dykes were modelled as 3D solids.

The dyke and fault models were honoured during 3D modelling of the J-M Reef (Figure 40 to Figure 43). As a result, the 3D geological models of the reef already account for explicit geological losses. Additional geological losses were applied to tonnage estimates to account for possible losses due to

89

Sibanye Stillwater we are one

unknown geological structures. The unknown geological structures (primarily dykes) were estimated from mine reconciliation data collected in the mined-out areas of Stillwater and East Boulder Mines. Unknown geological losses of 3.5% and 5.6% were applied to the tonnages estimates at Stillwater and East Boulder Mines, respectively. The Qualified Persons acknowledge that small-scale faults do not cause geological losses nor necessitate changes in mine designs as these are mined through by underground mining operations. As a result, unknown geological losses due to unidentified small-scale faults were not estimated. However, these faults present geotechnical and grade dilution challenges during mining and are, therefore, accounted for during detailed mine planning.

11.2.4 *Geological Interpretation and Wireframe Modelling*

The coded evaluation cut data was imported into Leapfrog for 3D geological block modelling and the data was desurveyed. Geological modelling of the reef channel was based on the "vein system" implicit wireframe modelling tool available in Leapfrog. The 3D geological modelling of the shape of the reef channel was facilitated by the persistent continuity and regularity of the hangingwall contact of the J-M Reef package over most of the geological model footprints at Stillwater and East Boulder Mines. The wireframe models defining the reef channel limits allowed for conventional geological block modelling and grade estimation applicable to reef-type PGM deposits characterised by long range continuity of the orebody and PGM grades (i.e. geological and grade continuity).

Given the high intensity of localised thickness and grade variability of the J-M Reef and the data point density contrast between areas supported by both surface and underground definition drillhole data (eventually classified as Measured) and those supported by surface data only (eventually classified as Indicated or Inferred), it was decided to build separate wireframe models for the two areas by domain. Wireframe models for the areas supported by surface data only were extended into adjacent undrilled areas where the reef is expected to occur and terminated at either a mining block boundary, surface topography wireframe model or a wireframe model for a major geological structure (e.g., the Horseman Fault at Stillwater Mine; Figure 40 and Figure 41). A topographic wireframe surface modelled using high-resolution airborne LIDAR survey data forms the up-dip limit of the reef channel 3D model.

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91 Figure 40: Illustration of Reef Channel Wireframe Model Terminated at a Fault at Stillwater Mine 92 Figure 41: Illustration of Reef Channel Wireframe Model Terminated at Dykes at East Boulder Mine 93 Figure 42: J-M Reef Geological and Structural Models for Stillwater Mine 94 Figure 43: J-M Reef Geological and Structural Models for East Boulder Mine

11.2.5 *Block Modelling*

The varying strike, dip and mineralisation facies of the J-M Reef necessitated geological modelling and Mineral Resource estimation according to the domains at Stillwater and East Boulder Mines. Block modelling was carried out in Vulcan. Block models were built within the reef channel wireframe solids generated for each domain in Leapfrog. Block dimensions of 20ft x 20ft x reef channel width respectively in the X, Z and Y directions were used, with sub-blocking to 5ft x 5ft in the X and Z directions for accurate volume modelling in the plane of the J-M Reef (i.e., X-Z plane). The third dimension (Y plane) of each block is the horizontal width of the reef wireframe solid.

Block dimensions used were derived from a Kriging Neighbourhood Analysis (KNA), which indicated that block sizes of ranging from 3ft x 3ft x 3ft to 25ft x 25ft x 3ft in X and Z directions can be used at the current data point spacing for the areas supported by surface and underground definition drillhole data without significantly changing the kriging efficiency and slope of regression of the estimates. Kriging efficiency and slope of regression are key metrics used to assess the quality of estimates. The KNA results also indicate that the block sizes can be increased to 200ft x 200ft in the X and Z directions in areas supported by surface drillhole data only. Data point spacing in the areas supported by surface and underground definition drillhole data ranges from less than 25ft to 100ft whereas the spacing ranges from 100ft to 1 000ft in remainder of the mines' footprints. Accordingly, the Qualified Persons employed a dual block size for the evaluation of the J-M Reef in future evaluations, with a smaller block size used in the well drilled areas and a larger block size used in the sparsely drilled areas.

11.3 Grade and Tonnage Estimation

11.3.1 *Grade and Thickness Estimation*

FOZPT, UHW, 2E and FCW estimation in Vulcan was achieved through simple kriging interpolation of the respective composite data directly into the block models for each domain at both Stillwater and East Boulder Mines (Table 16). The simple kriging interpolation was based on a three-pass search and search parameters are summarised in Table 16 which were informed by the KNA and variography results summarised in Table 12 and Table 13. The radii for the first search were aligned to the variogram ranges whereas the search radii for the second searches were set at 1.8 the variogram range for the relevant variable and domain at Stillwater and 1.5 and 1.7 times the variogram range for the relevant variable and domain at East Boulder Mine. The third search radii set at 10 times the variogram range for the relevant variable and domain at both mines. The minimum number of samples was lowered to four for Stillwater Mine when estimating footwall zones with sparse data. Grades for the footwall zone are not modelled at East Boulder Mine. The three-pass search strategy ensured interpolation of FOZPT, UHW and FCW into all blocks, estimates at longer search radii completed lower levels of confidence than for the first search. Accordingly, search distance and number of samples informing an estimate were included in the Mineral Resource classification scheme.

Due to the simple kriging interpolation technique used which requires a reference mean to guide the interpolation process, it was necessary to determine domain mean values for FOZPT, 2E, UHW and FCW. Domain global means were calculated for each domain from declustered capped data for the relevant variable and at different panel sizes ranging from 10ft to 600ft with an increment of 10ft in

95

Datamine. This created 6000 interactions and the iteration that provided the lowest mean value was selected as the domain mean for the relevant variable. The domain global means for FOZPT, 2E, UHW and FCW employed for simple kriging are presented in Table 17.

Table 16: Search Parameters Employed for Grade Estimation

Search Reference	Number of Samples		Description of Area
	Minimum	Maximum	
First Search	16	34	Close spaced data points
Second Search	10	20	Sparse data points
Third Search	10	20	Very Sparse data points

Table 17: Domain Global Means Calculated from Declustered Data

Mine	Description of Area	Domain	UHW (ft)	FOZPT	FCW (ft)	2E (opt)
Stillwater	Measured and Indicated	Blitz	4.26	2.93	4.14	0.52
		Blitz West	2.46	1.06	2.10	0.30
		DOWL	5.49	2.53	3.73	0.59
		DOWU	5.49	2.21	3.65	0.54
		OSEE	3.24	3.15	3.13	0.67
		OSEW	3.62	3.13	3.29	0.70
		OSW	3.61	3.45	3.21	0.68
		UWE	3.55	2.14	2.76	0.56
Stillwater	Inferred	WFE	5.52	2.27	3.54	0.55
		WFW	5.52	2.27	3.54	0.55
		Blitz	4.26	2.93	4.14	0.52
		Blitz West	2.46	1.06	2.10	0.30
		DOWL	5.49	2.53	3.73	0.59
		DOWU	5.49	2.21	3.65	0.54
		OSEE	3.24	3.15	3.13	0.67
		UWE	3.55	2.14	2.76	0.56
		Block-2 (Surface)	1.43	0.36	1.31	0.15
East Boulder	All Areas	Boulder West	6.43	3.18	4.93	0.57
		Boulder East	6.43	3.18	4.93	0.57
		Frog Pond West	6.27	3.01	4.87	0.57
		Frog Pond East	5.08	2.35	3.94	0.49
		Brass Monkey West	5.15	2.28	3.95	0.48
		Brass Monkey East	5.15	2.28	3.95	0.48

After simple kriging interpolation of FOZPT, 2E, UHW and FCW into the block models, 2E grades for Mineral Resource reporting were calculated by dividing the modelled FOZPT with FCW per block. The 2E grades estimated directly were used to check these indirectly estimated 2E grades. Figure 44 and Figure 45 depict the modelled channel (i.e. undiluted) 2E grades contained the block models for Stillwater and East Boulder Mines.

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Figure 44: Modelled Channel 2E Grades and Classification for Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
10000 L
5000 L
0 L
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Model Grade 2E (opt)
0.0 < = < 0.1
0.1 < = < 0.2
0.2 < = < 0.4
0.4 < = < 1.0
1.0 < = < 3.0
3.0 < = < 99.0

97

Figure 45: Modelled Channel 2E Grades and Classification for East Boulder Mine



-90000 E
-85000 E
-80000 E
-75000 E
-70000 E
-65000 E
-60000 E
-55000 E
-50000 E
-45000 E
-40000 E
WEST
EAST
10000 L
5000 L
Boulder West
Boulder East
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
0
9000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Model Grade 2E (opt)
0.0 < = < 0.1
0.1 < = < 0.2
0.2 < = < 0.4
0.4 < = < 1.0
1.0 < = < 3.0
3.0 < = < 99.0

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11.3.2 *Block Model Validation*

The Qualified Persons validated the geological block models for the moderately to well drilled domains by comparing 2E mean grades of the capped composite data and the modelled 2E mean grades as shown in Table 18.

Table 18: Comparison of the Estimated and Evaluation Cut Composite Grades

Mine	Domain	Mean 2E Grade (opt)		Model to Composite Difference (%)
		Composite Data	Estimate - Simple Kriging	
Stillwater	DOWU	0.651	0.632	-2.92
	DOWL	0.728	0.702	-3.57
	UWE	0.869	0.770	-11.39
	OSW	1.132	1.060	-6.36
	OSEW	1.049	0.982	-6.39
	OSEE	1.120	1.045	-6.70
	Blitz West	0.787	0.586	-25.54
	Blitz	0.850	0.809	-4.82
East Boulder	FPE	0.611	0.602	-1.47
	FPW	0.636	0.618	-2.83

The comparisons revealed that the 2E means of capped composite data are higher than those for the model results for all domains reflecting an overall conservativeness in the estimation approach. This is more apparent in the Blitz, Blitz West, Off Shaft-East-East, Off Shaft-East-West, Off Shaft-West and Upper West-East at Stillwater Mine where the modelled results were 4.82% to 25.54% lower than the composite mean 2E grades. This is due to the grade capping applied to the data which is a conservative measure that limits the undue influence of localised high-grade samples on the overall estimates. The localised high grades are associated with ballrooms. Historical experience from production reconciliation indicated that more metal contents than estimated were recovered during mining at Stillwater Mine. As a result, the estimation parameters have been adjusted over time to align the estimated and recovered metal contents.

The estimates were also validated through spot checks of composite data and block model grades displayed along drillhole section lines (swath analysis) as depicted in Figure 46 to Figure 49 and on level plans. From the spot checks of the distribution of estimated grades within the block models against uncapped composite data along section lines and on level plans, the Qualified Persons also noted overall alignment between the block estimates and composite grades. However, global means tend to have significant influence in the estimates for sparsely drilled areas categorised as Indicated or Inferred which is an attribute of the simple kriging interpolation method. The impact of grade capping was noticeable in the Off Shaft areas (e.g. Figure 47), where there is a high occurrence of ballrooms and outlier grades and the modelled grades are significantly lower than input composite grades. The East Boulder Mine Competent Person for Mineral Resources also overall consistency in channel 2E grade for the Frog Pond East and Frog Pond West (Figure 45).

Despite the potential understating of 2E grades which is more pronounced at Stillwater Mine (Off Shaft areas), the Qualified Persons are satisfied with the congruency in 2E grades between the base composite data and the modelled 2E grades. Accordingly, the block models constitute a credible basis for Mineral Resource reporting.

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Figure 46: Stillwater Mine Blitz Mean 2E Grade (opt) by Easting


Mean Grade
2
1.8
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
Number of Composites
70
60
50
40
30
20
10
0
10,650
11,050
11,450
11,850
12,250
12,650
13,050
13,450
13,850
14,250
14,650
15,050
15,450
15,850
16,250
16,650
17,050
17,450
17,850
18,250
18,650
19,050
19,550
19,950
20,350
20,750
21,150
21,550
Easting
Composites#
PTPD1
Weighted Composites

Figure 47: Stillwater Mine OSWU Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
0
0.5
1
1.5
2
2.5
3
0
20
40
60
80
100
120
-8,350
-8,050
-7,750
-7,450
-7,150
-6,850
-6,550
-6,250
-5,950
-5,650
-5,350
-5,050
-4,750
-4,450
-4,150
-3,850
-3,550
-3,250
-2,950
-2,650
-2,350
-2,050
-1,750
-1,450
-1,150
-850
-550
-250
Composites#
PTPD1
Weighted Composites

100

Figure 48: East Boulder Mine Frog Pond East Mean 2E Grade (opt) by Easting


Frog Pond East Mean Grade by Easting
1
60


Mean Grade
Number of Composites
Easting
Composite Count
Block Grade
Composite Grade

Figure 49: East Boulder Mine Frog Pond West Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
Composite Count
Composite Grade
Block Grade

101

11.3.3 *Tonnage Estimation*

A tonnage factor of 11.3ft³/ton (equivalent to a density of 0.088 ton/ft³) was applied to the block model volumes to derive tonnage estimates for Stillwater and East Boulder Mines. The tonnage factor is an average determined from the available RD data (2 472 data points) accumulated since 2017 at both Stillwater and East Boulder Mines. The Qualified Persons recommend continued RD determinations to expand the RD dataset which would permit the modelling of density and density weighting of the composite data to further improve the accuracy of the tonnage and grade estimates.

The tonnage estimates for Stillwater and East Boulder Mines for the Indicated and Inferred areas were discounted by the application of geological loss factors of 3.5% and 5.6%, respectively, to account for possible losses due to unknown geological structures. The unknown geological loss factors were determined from reconciliation data in the definition drilled blocks by dividing the total area faults by the total definition drilled of the area blocks.

From mine reconciliation data, the Qualified Persons determined a tonnage factor per block (Resource Block Factor) during tonnage estimation. The Resource Block Factor is the proportion of reef material above grade cut-off expressed as a percentage of the total reef tonnage per definition drilled geological block. The Resource Block Factors determined (Table 19) were applied to the Indicated Mineral Resource areas and the immediate Measured Mineral Resource areas with no definition drillhole data to account for the tonnage change expected after definition drilling. It was not necessary to apply the Resource Block Factors to Measured Mineral Resource tonnage estimates within the definition drilled area.

The tonnage estimates also exclude the 50ft crown pillar from surface and pillars around mined out stopes while accounting for mining depletion in the historically mined out portions of the mines.

Table 19: Resource Block Factors for Stillwater and East Boulder Mines

Mine	Geological Block	Resource Block Factors
Stillwater	Dow UG Upper	93.30%
	Dow UG Lower	89.30%
	Block-1 Upper	88.60%
	Block-1 Lower East	71.90%
	Block-1 Lower West	95.10%
	Block-2	52.20%
	Block-3	61.70%
	Block-6	89.60%
	Block-7	85.80%
	Block-8	86.00%
	Blitz West	66.40%
	Blitz	82.10%
East Boulder	Frog Pond East	99.80%
	Frog Pond West	99.90%

102

103 Mineral Resource Classification Mineral Resources were classified as Inferred, Indicated or Measured depending on increasing levels of geoscientific knowledge and confidence. The main sources of uncertainty are structural disturbance, reef variability, sampling, laboratory analysis, data processing and estimation error. Drillhole data quality is similar across all Mineral Resource classes (Inferred, Indicated and Measured) as common sampling, laboratory analytical methodologies and data processing have been used and the entire database was subjected to common rigorous validations, which enabled the identification of spurious data and its remediation or exclusion from the evaluation database. Therefore, data quality was not a contributing factor in the classification of the Mineral Resources. However, the localised thickness and grade variability of the J-M Reef is a major source of uncertainty in the estimates. Considering the long-range continuity and the high localised thickness and grade variability of the J-M Reef, diamond core drillhole spacing and proximity to areas that have been or are being mined (where reef characteristics have been confirmed from underground exposures and ore processing) were the main variables influencing the Qualified Persons' assessment of level of geoscientific knowledge and confidence in the J-M Reef mined at Stillwater and East Boulder Mines. Furthermore, the Qualified Person also considered the quality of estimates, which is highest for the estimates obtained by the first search and lowest for the estimates obtained by the third search, and confidence in the structural model. In general, the classification criteria ensured that surface diamond drillhole data is only sufficient for the assessment and classification of Mineral Resources as either Indicated or Inferred (depending on drillhole spacing) and that no Measured Mineral Resources were classified based on surface drillhole data only. Therefore, the availability of definition drillhole data and proximity to areas that have been or are being mined were key factors in the classification of Measured Mineral Resources. There are uncertainties in the thickness and grades due to high localised variability and, as a result, grade and tonnage estimates for all areas were influenced by the domain global means which were key inputs to the simple kriging interpolation method used. The Qualified Persons support the use of domain means as these reduce the uncertainty in the tonnage and grade estimates caused by the high localised variability of the J-M Reef across all Mineral Resource categories (Inferred, Indicated and Measured). There are also uncertainties in the structural interpretation in areas that do not have closely spaced definition drillhole data, which are classified as either Indicated or Inferred depending on data spacing which affects the confidence in the structural model. Small-scale geological structures will become known after definition drilling and an unknown geological loss is applied to tonnage estimates in areas with no definition drillhole data, which are classified as Indicated or Inferred. The Qualified Persons employed the following criteria for the Mineral Resource classification:  Measured: The 50ft drill station spacing (i.e., <25ft to 100ft drillhole data point spacing) represents the optimal drillhole spacing that provides sufficient data for the achievement of the highest level of geoscientific knowledge and confidence in the geological and grade continuity of the J-M Reef. Accordingly, the Mineral Resources delineated through underground definition drilling and 104 quantified at a high level of confidence through geological block modelling were classified as Measured. As a result of the availability of closely spaced data, estimates in these areas were obtained from the first search. Furthermore, these areas are situated close to mined-out areas or areas that are currently being mined where capital infrastructure has already been or is currently being established. Reef characteristics in Measured areas are well-known from drilling, mining and ore processing. In addition, the level of geoscientific knowledge and confidence in the J-M Reef and the structural interpretation in such areas permits detailed mine planning and stope economic evaluation. In general, the Measured Mineral Resource boundary extends approximately 300ft beyond the last definition drillholes unless there are geologic constraints that limit reef continuity. Errors due to uncertainties in grade, thickness and tonnages do not materially affect the economic viability of extracting the material classified as Measured.  Indicated and Inferred: Typical drillhole spacing in the Indicated or Inferred areas ranges from 100ft to 1 000ft. Estimates in areas classified as Indicated were informed by a second search whereas those for Inferred areas were obtained from a third search. Grade estimates in such areas tend towards the domain average grades. The drillhole spacing in Indicated areas is sufficient to assume geological and grade continuity between drillholes. In general, the Indicated Mineral Resource boundary extends approximately 1 000ft beyond the definition drilled area unless there are geologic constraints that limit reef continuity. The level of geoscientific knowledge and confidence in the areas classified as Indicated permits the scheduling of the Mineral Resources in a mine plan and the planning of capital infrastructure and high-level stope outlines, and assessment of the economic viability of the mining of the scheduled material. The Inferred Mineral Resource areas are located outside of the Indicated Mineral Resource areas. The JM-Reef characteristics for the Inferred Mineral Resource areas can be projected up to ten times the variogram ranges unless there are geologic constraints that otherwise limit continuity of the reef. The uncertainties in grades and thickness of the J-M Reef and domain boundaries as well as the long distances from established mining infrastructure prevent accurate planning of capital infrastructure and stope outlines in the areas classified as Inferred. The Qualified Persons diligently applied these criteria for the classification of Mineral Resources for the Stillwater and East Boulder Mines. The Mineral Resource classification outcomes for the Stillwater and East Boulder Mines are depicted in Figure 44 and Figure 45, respectively. The Qualified Persons support and approve the disclosure of the Inferred, Indicated and Measured Mineral Resources for Stillwater and East Boulder Mines. Cut-off Grades, Technical Factors and Reasonable Prospects for Economic Extraction Prospects for Eventual Economic Extraction Assessment The Qualified Persons considered the prospects for economic extraction of the J-M Reef within the footprints of the Stillwater and East Boulder Mines prior to the declaration of the Mineral Resources. This assessment benefited from the fact that a significant proportion of the Mineral Resources has been included in the LoM production schedules for the Stillwater and East Boulder Mines, which were derived from detailed scheduling and subjected to economic tests using reasonable economic parameters and forecasts. The Mineral Resources are reported at a minimum mining width which is applicable to the mechanised ramp and fill methods widely used at Stillwater and East Boulder Mines and at a cut- off grade (Section 11.5.2). 105 The Qualified Persons have confirmed that all the Mineral Resources have been delineated within the Stillwater and East Boulder Mines footprints over which Sibanye-Stillwater is legally permitted to mine the J-M Reef. The location, quantity, grade, continuity and other geological characteristics and geotechnical parameters of the J-M Reef in these areas are well-understood from extensive diamond drilling and laboratory analysis of the mineralised intersections, geological modelling, mining and ore processing. The Qualified Persons considered it reasonable to assume that the Mineral Resources located outside of the current LoM plan footprints will be mined and processed in the future using similar underground mining methods and conventional flotation ore processing technology to those employed at the current operations. In addition, some of the major mining infrastructure already established at the two mining complexes (e.g., access and hoisting shafts, underground services infrastructure, powerlines, bulk water pipelines and mine access roads) will be used for future mining operations as the LoM capital budgets continue to provide for maintenance of this infrastructure. Sibanye-Stillwater has continued to fulfil the regulatory requirements that have enabled it to retain the mineral title for PGMs as well as the environmental and social permits required for the mining and ore processing operations at Stillwater and East Boulder Mines and mineral beneficiation operations at the Columbus Metallurgical Complex. As a result, the Qualified Persons consider it likely that Sibanye- Stillwater will be able to obtain regulatory approvals and permits to retain its mineral title and to continue mining the mineralisation included in the Mineral Resource estimates. Owing to consideration of prospects for economic extraction, the J-M Reef mineralisation within a 50ft crown pillar from surface which cannot be mined was excluded from the Mineral Resource estimates for Stillwater and East Boulder Mines. Sibanye-Stillwater has a marketing strategy in a place for its products which is based on historical experience, long term supply agreements and market research on commodity demand, supply and prices which are utilised for business planning. Mining parameters, production schedules, metallurgical parameters, capital and mining and ore processing operating costs employed for assessing prospects for economic extraction (mine planning) are based on historical experience at the current operations and research-based forecasting. The Qualified Persons conclude that there are no apparent material risks that would prevent the economic extraction of the J-M Reef mineralisation included in the Mineral Resource estimates for Stillwater and East Boulder Mines, and the disclosure of the Mineral Resource estimates is appropriate. Cut-off Grades and Minimum Mining Width The Mineral Resources for Stillwater and East Boulder Mines are reported at a minimum width cut-off (minimum mining width) of 7.5ft width which is applicable to the mechanised ramp and fill method widely used at Stillwater and East Boulder Mines (Section 13.2) and 2E grade cut-offs of 0.11opt (3.77g/t) and 0.05opt (1.71g/t ) at Stillwater and East Boulder Mines, respectively. 106 Over 80% of stopes at Stillwater and East Boulder Mines are mined through the mechanised ramp and fill method (Section 13.2). For Mineral Resource evaluation, the Qualified Persons determined a minimum mining width of 7.5ft by considering the operating envelopes of a 2-yard load haul dumper (LHD), which is the most representative equipment for the mechanised ramp and fill method, and the steep dips of the J-M Reef. In areas of the J-M Reef where the modelled reef channel thickness is narrower than 7.5ft, an appropriate dilution was added to achieve the required minimum mining width, which had the impact of lowering the 2E grades in these areas. Then, the relevant 2E grade cut-offs were applied to block models for Stillwater and East Boulder Mines resulting in the exclusion of certain low-grade parts of the J-M Reef. For the determination of the 2E grade cut-off for Mineral Resource reporting, the Qualified Persons considered the minimum 2E grade required to cover the total cost for the extraction of PGMs (i.e., combined mining, ore processing and refining costs) in a ton of mineralised material of the J-M Reef. This assessment also considered available materials hoisting and plant capacities, metallurgical recoveries, and the reef continuity that enables achievement of the targeted production efficiencies while optimising net present value (NPV) and Mineral Resource recovery. For the grade cut-off calculation, the historical costs for East Boulder Mine were used as these reflect steady state operating costs whereas historical costs for Stillwater Mine are higher as the mine is still ramping up production to achieve steady state production levels in FY2029. The Qualified Persons have also considered the fact that unit costs for East Boulder Mine have been adversely affected by lower production than planned since 2022 and do not necessarily reflect true costs at the steady state production level. The Qualified Persons also utilised the forecast Pd and Pt metal prices provided by Sibanye-Stillwater, which have been used for corporate planning and are presented in Table 20. In line with industry practice, Sibanye-Stillwater’s forward-looking price assumptions for Mineral Resource reporting are 10% higher than the prices used for Mineral Reserve reporting. This is due to the fact that prices used for Mineral Resource reporting focus on longer timeframes than Mineral Reserves and are intended to better capture the long-term but still reflect reasonable prospects for economic extraction. These prices are expected to stay stable in the medium to long terms unless if there is a fundamental, perceived long-term shift in the market. In forecasting the prices, Sibanye-Stillwater also considered its view of the market for PGMs. The Qualified Persons reviewed the economic parameters provided by Sibanye- Stillwater and found them to be reasonable for Mineral Resource estimation and reporting. Table 20: Parameters Employed for Cut-off Grade Calculation and Mineral Reserve Declaration Item Units East Boulder Stillwater Pt Pd Pt Pd Mineral Resource-Mineral Reserve Cut-off Price US$/oz 1 500 1 500 1 500 1 500 Mineral Reserve Declaration Price US$/oz 1 250 1 250 1 250 1 250 J-M Reef Pd:Pt Ratio 1.00 3.60 1.00 3.51 Total Recovery % 93.2 90.3 94.0 91.6 Total Operating Cost $/ton milled 437.54 667.38 Total Processing, Smelting and Refining Cost $/ton milled 67.50 105.63 J-M Reef Minimum 2E Grade (High Grade Only) opt 0.34 0.51 J-M Reef Minimum 2E Grade (Incremental Cost) opt 0.05 0.08 Overall 2E Cut-off Grade Used opt 0.05 0.11

Using the parameters in Table 20 provided by Sibanye-Stillwater, the Qualified Person initially determined the minimum 2E grades required to pay for the extraction and processing of a ton of high-grade ore at East Boulder Mines of at least 0.34opt. This scenario excludes low-grade (0.05-0.34opt) material which is inevitably mined to access the high-grade material. The cost of mining of this low-grade material is already accounted for in the mining cost for high-grade material. Furthermore, there is sufficient hoisting and milling capacity for the processing of the mined low-grade material without displacing any high-grade material. Historically, this low-grade material has been mined and milled profitably together with the high-grade material and together these materials constitute the run of mine ore (RoM) reported as Mineral Reserves. Using the incremental cost of hoisting and processing the low-grade material, the Qualified Person determined an indicative 2E minimum grade of approximately 0.05opt (Table 20). Since all the material grading at least 0.05opt is processed at East Boulder Mine, the Qualified Person considered a 2E cut-off grade of 0.05opt to be appropriate for Mineral Resource reporting and this matches the cut-off grade for mechanised ramp and fill employed for Mineral Reserve reporting at East Boulder Mine.

Applying the same grade cut-off calculation logic to Stillwater Mine, an indicative minimum 2E grade of 0.51opt was obtained for the mining and processing of high-grade ore while a minimum 2E grade of 0.08opt was determined under the incremental cost scenario. The higher cut-off grades reflect the higher operating costs associated with the current production ramp-up than those for East Boulder Mine. Due plant capacity constraints, Stillwater Mine milled material above 0.20opt and the mined low-grade material was not hoisted to surface. Accordingly, the 2E cut-off grade of 0.20opt which was applicable for the mining and processing of high-grade ore was used for Mineral Resource reporting at Stillwater Mine; this was also the cut-off grade used for Mineral Reserve reporting. However, the planned commissioning of additional mill capacity at Stillwater Mine in 2024 will remove the historical capacity constraints allowing for the hoisting and milling of low-grade material inevitably mined through to access high-grade ore. Accordingly, the reporting of Mineral Resources at a 2E cut-off grade of 0.11opt at Stillwater Mine is justified.

While a higher 2E cut-off grade has been used for reporting the Mineral Resources at Stillwater Mine than for East Boulder Mine, the Qualified Persons consider it more appropriate and therefore recommend the reporting of Mineral Resources at the 2E cut-off grade of 0.05opt at both mines. Aligning the cut-off grade will more fully reflect the Mineral Resource potential of the J-M Reef than the 0.11opt used at Stillwater Mine which is driven by high operating costs during the production ramp up phase.

11.6 Mineral Resource Estimates

11.6.1 *31 December 2023 Mineral Resource Statements*

The Mineral Resource estimates for Stillwater and East Boulder Mines as at the end of the fiscal year ended 31 December 2023 are summarised in Table 21 and Table 22. The Mineral Resource estimates in Table 21 are reported inclusive of Mineral Reserves while the estimates in Table 22 are reported exclusive of Mineral Reserves. These estimates are *in situ* estimates of tonnage and grades (point of reference)

107

reported at a minimum mining width of 7.5ft, which is applicable for the dominant ramp and fill underground mining method at Stillwater and East Boulder Mines. Furthermore, the Mineral Resources are reported at 2E cut-off off grades of 0.11opt (3.44g/t) and 0.05opt (1.71g/t) at Stillwater and East Boulder Mines, respectively. Individual metal grades are based on prill splits (metal ratio) data routinely collected at the concentrators, which are summarised in Table 47. No metal equivalents are reported as these are irrelevant to Stillwater and East Boulder Mines.

The Qualified Persons with responsibility for reporting and sign-off of the Mineral Resources for Stillwater and East Boulder Mines are Jeff Hughs and Jennifer Evans, respectively. Jennifer and Jeff are Professional Geologists with more than five years of experience relevant to the estimation and reporting of Mineral Resources and mining of the J-M Reef at Stillwater and East Boulder Mines.

Table 21: Mineral Resource Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2023 Based on Pd and Pt Price of $1 500/oz

Description		**Mineral Resources Inclusive of Mineral Reserves**				
Imperial						
Category	**Mine**	**Tons (Million)**	**Pd (opt)**	**Pt (opt)**	**2E (opt)**	**2E Content (Moz)**
Measured	Stillwater	30.7	0.38	0.11	0.49	15.1
	East Boulder	18.3	0.28	0.08	0.36	6.6
	Subtotal/Average	**49.0**	**0.35**	**0.10**	**0.44**	**21.7**
Indicated	Stillwater	25.7	0.38	0.11	0.49	12.5
	East Boulder	28.4	0.27	0.08	0.35	10.0
	Subtotal/Average	**54.1**	**0.32**	**0.09**	**0.41**	**22.4**
Measured + Indicated	Stillwater	56.4	0.38	0.11	0.49	27.6
	East Boulder	46.8	0.28	0.08	0.35	16.6
	Subtotal/Average	**103.1**	**0.33**	**0.09**	**0.43**	**44.1**
Inferred	Stillwater	64.0	0.27	0.08	0.35	22.4
	East Boulder	61.5	0.27	0.08	0.35	21.3
	Subtotal/Average	**125.5**	**0.27**	**0.08**	**0.35**	**43.7**
Metric						
Category	**Mine**	**Tonnes (Million)**	**Pd (g/t)**	**Pt (g/t)**	**2E (g/t)**	**2E Content (Moz)**
Measured	Stillwater	27.8	13.15	3.75	16.90	15.1
	East Boulder	16.6	9.65	2.68	12.33	6.6
	Subtotal/Average	**44.5**	**11.84**	**3.35**	**15.19**	**21.7**
Indicated	Stillwater	23.3	12.96	3.69	16.65	12.5
	East Boulder	25.8	9.40	2.61	12.01	10.0
	Subtotal/Average	**49.1**	**11.09**	**3.12**	**14.21**	**22.4**
Measured + Indicated	Stillwater	51.1	13.06	3.72	16.79	27.6
	East Boulder	42.4	9.50	2.64	12.13	16.6
	Subtotal/Average	**93.6**	**11.45**	**3.23**	**14.68**	**44.1**
Inferred	Stillwater	58.0	9.35	2.66	12.01	22.4
	East Boulder	55.8	9.29	2.58	11.87	21.3
	Subtotal/Average	**113.8**	**9.32**	**2.62**	**11.94**	**43.7**

2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t)
2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t)
Pd Price – $1 500/oz
Pt Price – $1 500/oz
2E Recovery Stillwater Mine – 91.48%
2E Recovery East Boulder Mine – 90.33%
Pd:Pt Ratio Stillwater Mine – 3.51:1
Pd:Pt Ratio East Boulder Mine – 3.60:1 | | | | | | |

108

Table 22: Mineral Resource Estimates Exclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2023 Based on Pd and Pt Price of $1 500/oz

Description	Mineral Resources Exclusive of Mineral Reserves

Imperial						
Category	**Mine**	**Tons (Million)**	**Pd (opt)**	**Pt (opt)**	**2E (opt)**	**2E Content (Moz)**
Measured	Stillwater	16.1	0.27	0.08	0.34	5.5
	East Boulder	7.2	0.25	0.07	0.32	2.3
	Subtotal/Average	**23.2**	**0.26**	**0.07**	**0.34**	**7.8**
Indicated	Stillwater	11.4	0.20	0.06	0.26	3.0
	East Boulder	9.8	0.22	0.06	0.28	2.7
	Subtotal/Average	**21.3**	**0.21**	**0.06**	**0.27**	**5.7**
Measured + Indicated	Stillwater	27.5	0.24	0.07	0.31	8.5
	East Boulder	17.0	0.23	0.06	0.30	5.0
	Subtotal/Average	**44.5**	**0.24**	**0.07**	**0.30**	**13.5**
Inferred	Stillwater	64.0	0.27	0.08	0.35	22.4
	East Boulder	61.5	0.27	0.08	0.35	21.3
	Subtotal/Average	125.5	0.27	0.08	0.35	43.7
Metric						
Category	**Mine**	**Tonnes (Million)**	**Pd (g/t)**	**Pt (g/t)**	**2E (g/t)**	**2E Content (Moz)**
Measured	Stillwater	14.6	9.15	2.61	11.76	5.5
	East Boulder	6.5	8.61	2.39	11.00	2.3
	Subtotal/Average	**21.1**	**8.99**	**2.54**	**11.53**	**7.8**
Indicated	Stillwater	10.4	6.98	1.99	8.96	3.0
	East Boulder	8.9	7.47	2.07	9.54	2.7
	Subtotal/Average	**19.3**	**7.20**	**2.03**	**9.23**	**5.7**
Measured + Indicated	Stillwater	24.9	8.25	2.35	10.60	8.5
	East Boulder	15.4	7.95	2.21	10.16	5.0
	Subtotal/Average	**40.4**	**8.13**	**2.30**	**10.43**	**13.5**
Inferred	Stillwater	58.0	9.35	2.66	12.01	22.4
	East Boulder	55.8	9.29	2.58	11.87	21.3
	Subtotal/Average	**113.8**	**9.32**	**2.62**	**11.94**	**43.7**
2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1						

11.6.2 *Mineral Resource Reconciliation*

Table 23 and Table 24 show a reconciliation between the 31 December 2023 and the 31 December 2022 Mineral Resource estimates for Stillwater and East Boulder Mines. Both estimates were reported at the same cut-off grades and minimum mining width and disclosed by the Registrant. The reconciliation shows year-on-year changes where positive and negative values respectively indicate increases and decreases from the 31 December 2022 figures disclosed by the Registrant. The reconciliation indicates modest year-on-year change in tonnage, grade and 2E metal content resulting from the combination of mining depletion between the two reporting periods (0.7 million tons at Stillwater Mine and 0.6 million tons at East Boulder Mine), grade block model updates and changes in Mineral Resource classification boundaries as a result of additional definition drilling.

109

Table 23: 31 December 2022 to 31 December 2023 Mineral Resource Reconciliation (Mineral Resources Inclusive of Mineral Reserves)

Description		Year-on-Year Change in Mineral Resources Inclusive of Mineral Reserves				
Imperial						
Category	**Mine**	**Tons (Million)**	**Pd (opt)**	**Pt (opt)**	**2E (opt)**	**2E Content (Moz)**
Measured	Stillwater	2.2	0.04	0.01	0.06	2.7
	East Boulder	(0.1)	0.02	0.00	0.02	0.4
	Subtotal/Average	**2.1**	**0.03**	**0.01**	**0.04**	**3.0**
Indicated	Stillwater	(0.8)	0.05	0.01	0.06	1.2
	East Boulder	(0.7)	0.02	0.01	0.03	0.5
	Subtotal/Average	**(1.5)**	**0.03**	**0.01**	**0.04**	**1.7**
Measured + Indicated	Stillwater	1.4	0.05	0.01	0.06	3.9
	East Boulder	(0.8)	0.02	0.01	0.02	0.8
	Subtotal/Average	**0.6**	**0.03**	**0.01**	**0.04**	**4.8**
Inferred	Stillwater	0.1	(0.01)	(0.00)	(0.01)	(0.5)
	East Boulder	(0.3)	(0.01)	(0.00)	(0.01)	(0.6)
	Subtotal/Average	**(0.2)**	**(0.01)**	**(0.00)**	**(0.01)**	**(1.1)**
Metric						
Category	**Mine**	**Tonnes (Million)**	**Pd (g/t)**	**Pt (g/t)**	**2E (g/t)**	**2E Content (Moz)**
Measured	Stillwater	2.0	1.50	0.43	1.92	2.7
	East Boulder	(0.1)	0.57	0.16	0.72	0.4
	Subtotal/Average	**1.9**	**1.20**	**0.34**	**1.54**	**3.0**
Indicated	Stillwater	(0.7)	1.63	0.47	2.10	1.2
	East Boulder	(0.6)	0.67	0.19	0.86	0.5
	Subtotal/Average	**(1.3)**	**1.12**	**0.32**	**1.44**	**1.7**
Measured + Indicated	Stillwater	1.3	1.57	0.45	2.01	3.9
	East Boulder	(0.7)	0.63	0.18	0.81	0.8
	Subtotal/Average	**0.6**	**1.17**	**0.33**	**1.50**	**4.8**
Inferred	Stillwater	0.1	(0.22)	(0.06)	(0.28)	(0.5)
	East Boulder	(0.3)	(0.22)	(0.06)	(0.28)	(0.6)
	Subtotal/Average	**(0.2)**	**(0.22)**	**(0.06)**	**(0.28)**	**(1.1)**

2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t)
2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t)
Pd Price – $1 500/oz
Pt Price – $1 500/oz
2E Recovery Stillwater Mine – 91.48%
2E Recovery East Boulder Mine – 90.33%
Pd:Pt Ratio Stillwater Mine – 3.51:1
Pd:Pt Ratio East Boulder Mine – 3.60:1

Table 24: 31 December 2022 to 31 December 2023 Mineral Resource Reconciliation (Mineral Resources Exclusive of Mineral Reserves)

Description		Year-on-Year Change in Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	**Mine**	**Tons (Million)**	**Pd (opt)**	**Pt (opt)**	**2E (opt)**	**2E Content (Moz)**
Measured	Stillwater	1.5	0.03	0.01	0.03	1.0
	East Boulder	0.5	0.02	0.01	0.03	0.4
	Subtotal/Average	**2.0**	**0.03**	**0.01**	**0.03**	**1.4**
Indicated	Stillwater	(0.5)	0.03	0.01	0.04	0.3
	East Boulder	0.7	0.03	0.01	0.04	0.6
	Subtotal/Average	**0.2**	**0.03**	**0.01**	**0.04**	**0.9**
Measured + Indicated	Stillwater	1.0	0.03	0.01	0.04	1.3
	East Boulder	1.2	0.03	0.01	0.04	0.9
	Subtotal/Average	**2.2**	**0.03**	**0.01**	**0.04**	**2.3**
Inferred	Stillwater	0.1	(0.01)	(0.00)	(0.01)	(0.5)
	East Boulder	(0.3)	(0.01)	(0.00)	(0.01)	(0.6)
	Subtotal/Average	**(0.2)**	**(0.01)**	**(0.00)**	**(0.01)**	**(1.1)**

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Description		Year-on-Year Change in Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	**Mine**	**Tons (Million)**	**Pd (opt)**	**Pt (opt)**	**2E (opt)**	**2E Content (Moz)**
Metric						
Category	**Mine**	**Tonnes (Million)**	**Pd (g/t)**	**Pt (g/t)**	**2E (g/t)**	**2E Content (Moz)**
Measured	Stillwater	1.4	0.91	0.26	1.17	1.0
	East Boulder	0.4	0.82	0.23	1.05	0.4
	Subtotal/Average	**1.8**	**0.88**	**0.25**	**1.13**	**1.4**
Indicated	Stillwater	(0.5)	1.00	0.28	1.28	0.3
	East Boulder	0.7	1.12	0.31	1.43	0.6
	Subtotal/Average	**0.2**	**1.07**	**0.30**	**1.36**	**0.9**
Measured + Indicated	Stillwater	0.9	1.02	0.29	1.32	1.3
	East Boulder	1.1	0.99	0.28	1.27	0.9
	Subtotal/Average	**2.0**	**1.01**	**0.28**	**1.29**	**2.3**
Inferred	Stillwater	0.1	(0.22)	(0.06)	(0.28)	(0.5)
	East Boulder	(0.3)	(0.22)	(0.06)	(0.28)	(0.6)
	Subtotal/Average	**(0.2)**	**(0.22)**	**(0.06)**	**(0.28)**	**(1.1)**

2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t)
2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t)
Pd Price – $1 500/oz
Pt Price – $1 500/oz
2E Recovery Stillwater Mine – 91.48%
2E Recovery East Boulder Mine – 90.33%
Pd:Pt Ratio Stillwater Mine – 3.51:1
Pd:Pt Ratio East Boulder Mine – 3.60:1

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12 MINERAL RESERVE ESTIMATES

12.1 Mineral Resource to Mine Reserve Conversion Methodology

12.1.1 *Mineral Resources Available for Conversion*

Prior to commencing the planning process at Stillwater and East Boulder Mines, the first stage was to define the Mineral Resources available for conversion to Mineral Reserves – these being Indicated and Measured Mineral Resources. The Mineral Resource model identified the tonnages, grades and 2E content available for conversion.

12.1.2 *Mineral Reserve Estimation Methodology*

Mineral Reserves for Stillwater and East Boulder Mines were prepared from a business and LoM planning process which converted Indicated and Measured Mineral Resources to Mineral Reserves. The Mineral Reserves were classified using criteria set out in Section 12.2. The conversion took into consideration all the modifying factors for the various disciplines relevant to Mineral Reserves, namely mining methods, mining and surveying factors, ore processing and metallurgical recoveries, infrastructure engineering and equipment, market conditions, environmental and social matters, and capital and operating costs (Section 12 to 18). The LoM plan production schedules generated were tested for economic viability using a set of reasonable economic parameters prior to the declaration of Mineral Reserves (Section 19).

Despite the common estimation methodology employed for Indicated and Measured Mineral Resources, different approaches were followed for the scheduling of Indicated and Measured Mineral Resources to derive the LoM production schedules underpinning the Mineral Reserves for Stillwater and East Boulder Mines (Section 13.7). This is due to different levels of confidence between the Mineral Resource classes resulting from different drillhole data point spacing given the high microvariability of the J-M Reef. Scheduling of the Measured Mineral Resources and conversion to Proved Mineral Reserves benefitted from the high abundance of geological information available to accurately constrain thickness, tonnage and grades. However, the scheduling of the Indicated Mineral Resources and conversion to Probable Mineral Reserves relied on statistics and key metrics extrapolated from the Proved Mineral Reserve areas per domain and mining block.

The Mineral Reserves were estimated for each of the sub-areas at both Stillwater Mine and East Boulder Mines. The conversion of Mineral Resources to Mineral Reserves at the mines follows a methodology that was developed in 1990 and adjusted as required over the years as more geological and mining information became available. The methodology accounts for the different reef facies and the sub-areas that exist at the mines and the fact that a single set of parameters within a sub-area can be used to confidently project surface and underground drilling for Mineral Resource estimates. Mining experience and reconciliation between Mineral Reserve estimates and actual production figures have demonstrated the robustness of the methodology in making estimates of tonnages and ounces that have historically been reported as Mineral Reserves.

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The following key technical parameters, assumptions and mining modifying factors were utilised to develop the mine designs and LoM production schedules as discussed in Sections 12 and 13:

- Cut-off grade;
- Percentage ore recovered;
- Geotechnical and geohydrological considerations;
- Mining method and applicable minimum mining widths;
- Dilution (planned and unplanned overbreak);
- Deletion;
- Extraction rate;
- Extraction sequence;
- Planned productivity;
- Equipment and personnel equipment requirements; and
- Fill requirements (type and quantity).

The LoM planning and subsequent production scheduling was developed utilising historical productivity parameters inclusive of the following:

- Stoping tons per miner per month per mining method;
- Ore tons generated per foot of footwall development;
- Primary development productivities, feet advance per month; and
- Secondary development productivities, feet advance per month;

Historical analysis of mine planning and production data revealed that a recovery factor of 75% was required to reconcile blasted and removed tons in the sub-level extraction stopes. Therefore, a 75% recovery factor was applied to all sub-level extraction tons and ounces to Mineral Reserves. Furthermore, mineability block factors (MBFs) indicated in Table 36 were applied to tonnage estimates when converting Indicated Mineral Resources to Probable Mineral Reserves. A MBF is calculated as the percentage of the fully diluted ore grade tonnage within a mineable area compared with the total fully diluted ore grade tonnage within the boundary area of a block or percent of material historically extracted from the block.

Initially, scheduling included all primary development (footwall lateral drifts) to access the stope blocks in the Measured Mineral Resource areas. Thereafter, the development design and scheduling were extended into the Indicated Mineral Resource areas where primary annual development rates were derived through the utilisation of historical ratios. The scheduling of the stoping was dependent on the completion of the footwall access and the necessary diamond drilling to form an outline of the stopable areas in terms of grade and tonnage. In addition, the scheduling was also dependent on the mill feed requirements.

On the completion of the lateral development schedule, the starting dates for the development of the stoping blocks were defined based on when access will be attained and the mines' requirements in terms of RoM ore production. It is also during this process that the true width was corrected for dip and a minimum mining width was applied dependant on mining method and type of equipment to be employed.

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For each stope block, a proposal (business plan) was drawn up which included, amongst other information, primary and secondary development requirements, reef widths, tonnage and forecasted grade, expected percentage ore recovery, applied cut-off grades, overall stope design, mining method to be employed, ventilation requirements, backfill requirements extraction sequence, and manpower and mining equipment requirements.

Once the technical inputs were defined, each stope block was subjected to an economic test. This economic test used technical and financial parameters to determine the economic viability of the planned stoping operations. It accounted for all costs associated with the ore extraction and balanced the total costs against the revenue generated by the block. From the process, a Net Present Value (NPV) of the planned stope was determined. Where required (e.g., if a stope does not meet the required financial returns), the stope was optimised to return the best value.

The tonnage and grades in the LoM production schedules were aggregated to derive Mineral Reserve tons and grades, with the tonnage and grades scheduled in the Measured Mineral Resources supported by definition drillhole data classified as Proved and those in the Indicated and Measured Mineral Resources supported by surface drillhole data but no definition drillhole data classified as Probable. The Qualified Person can confirm that the process followed to convert the Measured Mineral Resources into Proved Mineral Reserves was based on historical performance and reconciliations, with input and outputs reported within the accuracy level of ±15%. The process followed to convert the Indicated and Measured Mineral Resources to Probable Mineral Reserves utilised statistics from the Proved Mineral Reserves and a geological block model at a lower level of confidence resulting in the outputs reported within ±25% accuracy.

12.1.3 *Point of Reference*

The aggregated scheduled tonnages and grades reflected in the LoM production schedules and delivered to the concentrators for processing at Stillwater and East Boulder Mines are the tonnage and grade estimates reported as the Mineral Reserve estimates. Therefore, the mill head is the point of reference for Mineral Reserve reporting.

12.1.4 *Cut-off Grades*

The 2E cut-off grades for Mineral Reserve reporting are 0.20opt (6.86g/t) for Stillwater Mine and 0.05opt (1.71g/t) for the East Boulder Mine. All diluted blocks within the individual stope outlines that are above the cut-off grade were included in the Mineral Reserves. The 2E cut-off grades were selected as the optimal cut-off grades that ensure continuity of the mineable portions of the reef and enable achievement of targeted production efficiencies while optimising NPV.

Using the parameters in Table 20, the Qualified Person determined the minimum 2E grades required to pay for the extraction and processing of a ton of high-grade ore at Stillwater and East Boulder Mines of 0.51opt and 0.34opt, respectively. This approach leaves the mined low-grade material underground, which would be inappropriate if there is unused hoisting and ore processing plant capacities. As a result, the Qualified Person also determined the 2E cut-off grades based on the incremental cost of hoisting

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and processing the low-grade material inevitably mined to access the high-grade ore. The resulting minimum 2E grades determined are 0.08opt and 0.05opt for Stillwater and East Boulder Mines, respectively. The metal prices used are long-term forecast prices for platinum and palladium. Section 16.4 the rationale for the price forecast. Costs employed for cut-off grade calculation are current actual operating costs.

As the low-grade (0.05opt to 0.34opt 2E) material being economically mined and milled together with the high-grade material (greater than 0.34opt 2E) at East Boulder Mine, the Qualified Person elected to use 0.05opt as the 2E cut-off grade for Mineral Reserve reporting in the mechanised ramp and fill mining areas. This is aligned to the minimum 2E grade derived through consideration of the incremental cost of hoisting and processing and the current practice of milling RoM ore comprising high-grade and low-grade material.

The planned commissioning of additional concentrator capacity at Stillwater Mine places Stillwater Mine in a similar place as East Boulder Mine. However, higher operating costs at Stillwater necessitated the use of higher 2E cut-off grades than for East Boulder Mine. Applying the same logic for cut-off grade determination as at East Boulder, the Qualified Person elected to use 0.2opt as the 2E cut-off grade for Mineral Reserve reporting in the mechanised ramp and fill mining areas. The Qualified Person also noted that the Stillwater Mine is still ramping up production and its current operating costs exceed steady state operating costs. As such, the 2E cut-off grades should be reviewed in future taking in account operating costs as production output increases as well as the available hoisting and ore processing capacity to process both the high-grade and low-grade material at steady state.

12.2 Mineral Reserve Classification Criteria

The tonnage and grades in the LoM production schedules were aggregated to derive Mineral Reserve tons and grades. The tonnage and grades scheduled in the Measured Mineral Resource areas where there is definition drillhole data were classified as Proved Mineral Reserves. The tonnage and grades scheduled in the Measured and Indicated Mineral Resources where there is no definition drillhole data were classified as Probable Mineral Reserves.

The Qualified Person can confirm that the process followed to convert the Measured Mineral Resources into Proved Mineral Reserves is based on historical performance and reconciliations, with input and outputs reported within the accuracy level of ±15%. The process followed to convert the Indicated Mineral Resources to Probable Mineral Reserves utilised statistics from the Proved Mineral Reserves and a geological block model at a lower level of confidence and, as a result, the outputs are reported within ±25% accuracy.

Mineral Reserve classification maps for Stillwater and East Boulder Mines are shown in Figure 50 and Figure 51 respectively.

115

Figure 50: Mineral Reserve classification for Stillwater Mine



-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
10000 L
5000 L
0 L
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Reserve Class
Proved
Probable

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Figure 51: Mineral Reserve classification for East Boulder Mine



WEST
EAST
1000 L
5000 L
Boulder West
Boulder East
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
0
9000
feet
Reserve Class
Proved
Probable

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12.3 Mineral Reserve Estimates

12.3.1 *31 December 2023 Mineral Reserve Statement*

The Mineral Reserve estimates for Stillwater and East Boulder Mines as at 31 December 2023 are reported in Table 25. Only the Measured and Indicated portions of the Mineral Resources within the LoM plans have been included in the Mineral Reserve. No Inferred Mineral Resources have been included in Mineral Reserve estimates. The reference point for tonnage and grade estimates for the Mineral Reserve estimates is the mill head and the Mineral Reserve estimates are reported at the 2E cut-off grade of 0.20opt (6.86g/t) and 0.05opt (1.71g/t) at Stillwater and East Boulder Mines, respectively. The tonnages and 2E grades indicate the expected RoM ore tonnages and grades derived through LoM production scheduling. Individual metal grades are based on the application of prill splits (metal ratios) which are summarised in Table 47 and were determined from actual data routinely collected at the Stillwater and East Boulder Concentrators.

The Qualified Persons with responsibility for reporting and sign-off of the Mineral Reserves for Stillwater and East Boulder Mines are Annette McFarland and Pat Hansen, respectively. The Qualified Persons are Registered Professional Engineers with more than five years of experience relevant to the estimation and reporting of Mineral Reserves and mining of the J-M Reef at Stillwater and East Boulder Mines.

Table 25: Mineral Reserve Estimates at the End of the Fiscal Year Ended 31 December 2023 Based on Pd and Pt Price of $1 250/oz

Description		Mineral Reserves				
Imperial						
Category	**Mine**	**Tons (Million)**	**Pd (g/t)**	**Pt (g/t)**	**2E (opt)**	**2E Content (Moz)**
Proved	Stillwater	7.5	0.34	0.10	0.44	3.3
	East Boulder	4.6	0.25	0.07	0.32	1.5
	Subtotal/Average	**12.1**	**0.31**	**0.09**	**0.39**	**4.8**
Probable	Stillwater	27.5	0.35	0.10	0.45	12.4
	East Boulder	27.0	0.26	0.07	0.34	9.1
	Subtotal/Average	54.5	0.31	0.09	0.40	21.5
Proved + Probable	Stillwater	35.0	0.35	0.10	0.45	15.7
	East Boulder	31.6	0.26	0.07	0.33	10.6
	Total/Average	66.6	0.31	0.09	0.40	26.3
Metric						
Category	**Mine**	**Tonnes (Million)**	**Pd (g/t)**	**Pt (g/t)**	**2E (g/t)**	**2E Content (Moz)**
Proved	Stillwater	6.8	11.73	3.34	15.07	3.3
	East Boulder	4.2	8.62	2.39	11.01	1.5
	Subtotal/Average	10.9	10.55	2.98	13.53	4.8
Probable	Stillwater	25.0	12.07	3.44	15.51	12.4
	East Boulder	24.5	9.05	2.51	11.56	9.1
	Subtotal/Average	**49.5**	**10.57**	**2.98**	**13.55**	**21.5**
Proved + Probable	Stillwater	31.7	12.00	3.42	15.41	15.7
	East Boulder	28.7	8.98	2.49	11.48	10.6
	Total/Average	60.4	10.57	2.98	13.55	26.3

2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t)
2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t)
Mineral Reserve Declaration Pd and Pt Price – $1 250/oz
Cut-off Determination Pd Price – $1 250/oz
Cut-off Determination Pt Price – $1 250/oz
2E Recovery Stillwater Mine – 91.48%
2E Recovery East Boulder Mine – 90.33%
Pd:Pt Ratio Stillwater Mine – 3.51:1

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119 Description Mineral Reserves Pd:Pt Ratio East Boulder Mine – 3.60:1 Mineral Reserve Reconciliation Table 26 shows a reconciliation between the 31 December 2023 and the 31 December 2022 Mineral Reserve estimates for Stillwater and East Boulder Mines which were reported at the same cut-off grades and minimum mining width and disclosed by the Registrant. These also show year-on-year changes where positive and negative values respectively indicate increases and decreases from the 31 December 2022 figures. The reconciliation shows modest year-on-year change in the tonnage and grades resulting from mining depletion between the two reporting periods (0.7 million tons at Stillwater Mine and 0.6 million tons at East Boulder Mine), block model update, Mineral Reserve classification boundaries and refinements to the modifying factors used for the conversion of Mineral Resources to Mineral Reserves during mine planning. Table 26: 31 December 2022 to 31 December 2023 Mineral Resource Reconciliation Description Year-on-Year Change in Mineral Reserves Imperial Category Mine Tons (Million) Pd (g/t) Pt (g/t) 2E (opt) 2E Content (Moz) Proved Stillwater 0.8 0.01 0.00 0.01 0.5 East Boulder 0.2 (0.02) (0.01) (0.02) (0.0) Subtotal/Average 1.1 0.00 0.00 0.00 0.4 Probable Stillwater (1.2) 0.01 0.00 0.02 0.0 East Boulder 0.3 (0.02) (0.00) (0.02) (0.4) Subtotal/Average (0.9) (0.00) (0.00) (0.00) (0.4) Proved + Probable Stillwater (0.4) 0.01 0.00 0.02 0.5 East Boulder 0.5 (0.02) (0.00) (0.02) (0.5) Total/Average 0.2 (0.00) (0.00) (0.00) 0.0 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Proved Stillwater 0.7 0.37 0.11 0.48 0.5 East Boulder 0.2 (0.67) (0.19) (0.85) (0.0) Subtotal/Average 1.0 0.01 0.01 0.01 0.4 Probable Stillwater (1.1) 0.51 0.15 0.66 0.0 East Boulder 0.3 (0.53) (0.15) (0.68) (0.4) Subtotal/Average (0.8) (0.03) (0.01) (0.04) (0.4) Proved + Probable Stillwater (0.3) 0.48 0.14 0.61 0.5 East Boulder 0.5 (0.55) (0.15) (0.71) (0.5) Total/Average 0.1 (0.03) (0.01) (0.03) 0.0 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Mineral Reserve Declaration Pd and Pt Price – $1 250/oz Cut-off Determination Pd Price – $1 250/oz Cut-off Determination Pt Price – $1 250/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 120 Risk Assessments The Qualified Persons have completed a high-level semi-quantitative risk analysis of the Sibanye- Stillwater US PGM Operations discussed in this TRS. The risk analysis sought to establish how the Mineral Reserve estimates for Stillwater and East Boulder Mines could be materially affected by risk factors associated with or changes to any aspect of the modifying factors. For the high-level risk analysis, the Qualified Persons have assessed a material risk identified as an issue for which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to buy or sell the securities registered for Sibanye-Stillwater. A material risk should also have a high chance (likelihood) of occurrence. If an issue does not satisfy both criteria, it has been identified as a low to medium risk depending on its impact if it occurs and the likelihood of occurrence. Sibanye-Stillwater has a risk management process in place at the Sibanye-Stillwater US PGM Operations that identifies risks, assesses the materiality of the risks, and provides risk mitigation measures where possible. The Qualified Persons participate in the risk assessment for the LoM plans and Mineral Reserves. Sibanye-Stillwater’s risk management process identified various material risks to LoM plans and Mineral Reserves relating to geotechnical and geohydrological uncertainties, inability to execute LoM plans, metal price downturns, inadequate tailings storage capacity, unplanned production cost escalation, unplanned power outages and restricted access to the operations caused by extreme weather events. Sibanye-Stillwater has mitigated (and not eliminated) these risks as per its risk management protocols to reduce the likelihood of occurrence and/or impact (severity) when the risk occurs which resulted in a reclassification of the residual risks as low to medium risks. The Qualified Persons consider the risk management process robust and sufficient to identify material risks that should be mitigated to enhance the achievability of the LoM plans. From their appraisal of the residual risks after mitigation, the Qualified Persons could not identify any unmitigated material risks to the LoM plans and Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors. The Qualified Persons provide the following opinions relating to the low to medium risks identified in the modifying factors and the mitigation measures in place to minimise the impact of the risks:  Geotechnical: Stillwater and East Boulder Mines have accumulated an extensive geotechnical database and developed ground classification (ground control districts) and support measures that are suited to the rockmass conditions for each of the ground control districts. These measures have significantly reduced major falls of ground at Stillwater and East Boulder Mines. However, there is always a degree of residual low risk relating to excavation failures. The extensive support systems and standards in place at both mines are sufficient to minimise the potential impact of any geotechnical associated risk.  Geohydrological: Mining operations at Stillwater and East Boulder Mines have not experienced material interruptions due to groundwater problems, with both mines being relatively dry in the upper sections. However, a significant amount of groundwater was encountered at the Stillwater East Section during the development of the main access adits and the decline, but conditions have improved significantly with further development. Despite the declining groundwater inflow, the groundwater poses a low risk in terms of excavation stability and the management and disposal of the water generated. Stillwater Mine has already initiated a multi-pronged approach to mitigating this risk which involve the following: o The drilling of probe holes well in advance of any advancing development end; 121 o Carrying out hydraulic tests of probe holes drilled prior to drift advancement whenever practically possible; o Cementation (grouting) ahead of those advancing development ends where the potential for significant water intersections have been identified; o Probe and definition drilling before developing new production areas to evaluate water inflows, with some of these drillholes converted into drain holes for dewatering purposes; and o Evaluating, engineering, and permitting expanded water handling and disposal facilities on surface to manage excess mine water.  Inability to execute LoM plans: Although mining experience at the Stillwater and East Boulder Mines has provided improved understanding of the mineralisation, modelling ability and understanding of the modifying factors, estimation errors cannot be eliminated. The major expected sources of error in the Mineral Reserve estimates include understating production costs, slower than planned production build-ups, understating manpower requirements, regulatory changes, grade and tonnage underestimation and unknown geological conditions. These factors are partially mitigated by using a significant amount of historical data in the LoM forecasting of key elements of the operations, namely RoM ore production levels, RoM ore grades and operating costs. Furthermore, the mines have systems and personnel in place that monitor the mining operations daily (short interval control) to enable the implementation of timeous interventions and, therefore, correction of deviations to the plans.  Unplanned production cost escalation: In recent years since 2019 until 2023, there has not been significant escalation of the production costs. The production costs were mainly affected by the quantities of ore and waste produced each year from each mine and the mining methods employed, with the cost-effective mechanised ramp and fill methods utilised for most stopes at both mines. Continuous improvement initiatives adopted to contain cost escalation included the increasing use of mechanised mining methods thereby improving productivities and reducing operating costs, the optimisation of the mining fleets (reducing active units) to reduce maintenance costs and increase mining volumes through mining footprint expansion at Stillwater Mine (Stillwater East Section) and optimal utilisation of available hoisting and milling capacities at East Boulder (Fill The Mill Project). Since 2020 and coinciding with the COVID-19 pandemic, the operations have experienced significant cost pressures due to external and internal factors which were compounded by production disruptions caused by the COVID-19 pandemic. The operations have embarked on recovery efforts and production ramp up to reverse the adverse impacts on production due to the COVID-19 pandemic.  Power losses: The loss of power at the mining operations during the winter months (due to excessive snow and high winds) is the single low to medium risk identified relating to mining infrastructure. The power losses are infrequent and are mitigated by using backup generators. The generators have sufficient capacity to power communication systems and shaft conveyances to ensure that personnel can be safely withdrawn.  Inadequate tailings storage capacity: Tailings storage facilities at Stillwater and East Boulder Mines have adequate storage capacity for the medium term (seven to ten-year range). Production increases at both mines have shortened the lives of the tailings storage capacities. Tailings storage capacity upgrade through elevation lift is a mitigation measure that has been adopted while permitting for the construction of new tailings facilities is being pursued. Permitting for the construction of a new tailings storage facility may require periods of three to five years. Sibanye- Stillwater is aware of the long approval timeframes and has already completed the necessary technical studies and submitted the required permit applications to initiate the permitting processes. It is unlikely that the operations will run out of tailings storage facility capacity before Sibanye-Stillwater receives approvals for the construction of new tailings storage facilities or the upgrading of the existing tailings storage facilities. 122  Metal price downturns: The prices for palladium and platinum fluctuate depending on global supply and demand. Demand for palladium and platinum primarily depend on their use in auto- catalytic converters for both gasoline and diesel engines. The use of platinum and palladium in the hydrogen economy is anticipated to become an additional key demand driver for these metals. Sensitivity analysis of the NPV for the Sibanye-Stillwater US PGM Operations for variation in metal prices indicates robust economics due to the high-grade nature of the J-M Reef and that significant revisions of the Mineral Reserves for Stillwater and East Boulder Mines would only result from a significant metal price decrease. The estimated revenue per combined ounce of palladium and platinum over the LoM plans varies depending on which parts of each of the mines are being exploited. This offers the mines the flexibility to delay the mining of sub-economic areas during times of price downturns.  Restricted access to the operations caused by extreme weather events: Freezing temperatures in winter and snow can pose adverse operating conditions, although avalanches from the steep mountain slopes have never directly affected operations at the mines. Snow removal and road maintenance by Sibanye-Stillwater has effectively been used to maintain mine access even in winter storms. On 13 June 2022, a 500-year flood resulting from the combination of warm weather triggering an unusual ice melt and incessant rains in Montana destroyed parts of State Highway 419 used to access Stillwater Mine. The damage caused restricted access to the mine, temporary suspension of the mining operations for seven weeks. A temporary road was built to reestablish access to and from the mine to support full operations at the mine while repairs were being carried out on the damaged parts of the highway resulting in access restoration through the highway in July 2023. The Qualified Persons consider the likelihood of a recurrence of another 500-year flood low which makes flooding due to incessant rains and destruction of access roads a low to medium risk.

13 MINING METHODS

13.1 Introduction

Stillwater and East Boulder Mines are mature operations extracting the J-M Reef using well-established mining methods. Most of the permanent infrastructure required to access the underground operations is already established and being upgraded where necessary to accommodate production increases anticipated in the LoM plans for the operations. The LoM plans for Stillwater and East Boulder Mines, which underlie the Mineral Reserves, were constructed internally by Sibanye-Stillwater's Qualified Persons supported by Technical Experts and utilising modifying factors and capital and operating costs which are informed by historical experience at the mines. Accordingly, the technical inputs, modifying factors, staffing levels, capital and operating costs utilised for LoM production planning and conversion of Measured Mineral Resources to Proved Mineral Reserves are within ±15% accuracy and the costs allow for up to 10% contingency. However, for the LoM production planning and conversion of Indicated Mineral Resources to Probable Mineral Reserves, the inputs and costs are within ±15% accuracy and the costs allow for up to 10-15% contingency. The economic viability of the LoM plans was assessed through detailed cash flow analysis. Mining recovery (stope extraction) factors are discussed in Section 13.2.4 of this TRS.

13.2 Mine Design

13.2.1 *Mining Method Rationale*

The J-M Reef outcrops over a 28-mile strike length on the Sibanye-Stillwater Mining Claims but the topography, altitude and thickness of the reef preclude economic exploitation of the reef through open pit mining methods. Accordingly, waste stripping which would be applicable to an open pit mining is not required. At Stillwater Mine, the dip of the J-M Reef varies from 40° to 90° to the north, with an average of 60°. Reef thickness varies from 3ft to more than 9ft but averages 6ft. The J-M Reef at East Boulder Mine dips 35° to 55° (averaging 50°) to the north. The shallowest dip (35°) is observed in the far west area accessed by the 6500 Level Footwall Lateral.

Both Stillwater and East Boulder Mines employ the following underground mining methods, which are suited for the variable steep dips and narrow widths of the J-M Reef:

- Mechanised ramp and fill (also referred to as cut and fill) using overhand or underhand approaches; and
- Sub-level extraction by longitudinal hole open stoping with subsequent backfill.

The captive cut and fill stoping method which was also being used at the mines has been phased out.

The mining method mix is adjustable and largely driven by geotechnical considerations as well as mineralisation grade and the requirement to minimise dilution. The percentage distribution (frequency of use) of the two mining methods within each of the mines is shown in Table 27. Mechanised ramp and fill stoping (which includes on-reef sub-level sill development) is the predominant mining method at both mine-sites. The mechanised ramp and fill method allows for maximum selectivity for separating ore and waste. Sub-level extraction long hole stoping is utilised typically in narrow continuous ore zones. Except for open stoping, the mining methods employ high-quality sand or paste as backfill, with limited use of Cemented Rock Fill (CRF) and/or other backfill materials.

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Table 27: Mining method frequency of use at Stillwater and East Boulder Mines

Mining Method	Frequency of Use	
	Stillwater Mine	East Boulder Mine
Mechanised Ramp and Fill	86%	83%
Sub-level Extraction Long Hole Open Stoping	14%	17%

13.2.2 *Mechanised Ramp and Fill Method*

Mechanised overhand ramp and fill stoping is the predominant mining method at the Stillwater and East Boulder Mines while 11% to 20% of the stopes at the Stillwater Mine are extracted through mechanised underhand ramp and fill stoping. The two ramp and fill applications practiced at the mines are illustrated in Figure 52.

The backfill for the mechanised overhand and underhand ramp and fill stoping are predominately sand (classified coarse fraction mill tailings) and paste, respectively; in the past CRF was utilised for limited applications but has been phased out due to logistical constraints. Where ground conditions permit, the overhand method is preferred as it is more cost effective. Where less stable ground conditions dictate, mechanised underhand ramp and fill is applied, with the more expensive paste backfill also used. Up to 12% cement is used in the paste fill, as needed, to provide a stable overhead cemented paste material. Furthermore, development ramp gradients should not exceed 18%. Breast holes are drilled on most of the mechanised ramp and fill stopes areas using single-boom drill jumbos and, after blasting, the broken rock material is loaded by 2.0 cubic-yard LHDs.

Figure 52: Mechanised Overhand and Underhand Ramp and Fill Mining Methods


Overhand Ramp & Fill
Ramp
Sand Backfilled Floors
Balroom
Mining Face
Electric Jumbo Drill
18" Spacing for Blasting
Underhand Ramp & Fill - Long Section
Paste Filled Floors
A
Floor 1
Floor 2
Floor 3
Vent Line
Ramp
Dywiday Bolts
Paste & Prep
A
Floor 1
Wall
Paste
Floor 2
Paste
Bolts
Floor 3
Detail AA
18 inches of
Break Space & material
Mining Face

13.2.3 *Sub-level Extraction and Sub-level Development*

Where the J-M Reef and hangingwall are competent and the reef has good continuity, sub-level longitudinal open stoping using relatively shorter "long holes" compared to those in other mining districts is applied. This extraction method is illustrated in Figure 53. The sub-levels are driven on the reef plane at

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20ft to 50ft intervals. Considerable tonnage generated by driving sub-levels in the reef is accounted for as Sub-level Development tonnage; this is accounted for in the "Mechanised Cut and Fill" percentage.

Figure 53: Sub-level Extraction (Longitudinal) Long Hole Open Stoping



Drop Raise
Waste Pillar
Loader Backfilling with Gob
Down Hole Drill
Gob
Drill Holes
Sub Level Mining
Gob
Pillar
Blast Holes
Gob
Gob
Remote Loader Mucking Ore
Remote Operator

In the sub-level extraction longitudinal stoping method, sub-level sills are driven with narrow single-boom jumbos. The long holes are drilled by long hole pneumatic and electric hydraulic drill rigs. Once the sub-levels are advanced, a drop raise is drilled from the upper sub-level to the lower sub-level and blasted at the end of the stope over the full width of the reef at that point. Blast holes are then drilled downward on a pattern between the sub-levels and blasted towards the open cavity of a slot raise. Support pillars are left in place on approximately 80ft to 100ft intervals on the reef in the stope to minimise hangingwall failure and ore dilution. The broken ore is mucked from the sub-level below using remote-controlled, diesel-powered LHDs and then trammed to the nearest ore pass. In addition to sub-level panel extractions, backstops are extensively utilised. The process is similar to sub-level extraction except that all activities take place on the bottom as there is no access at the top.

13.2.4 *Stope Extraction Ratios*

The regional and local extraction ratios computed from actual data for Stillwater and East Boulder Mines are shown in Table 28. The Qualified Person notes that the regional extraction ratios in Table 28 are low as large areas of the reef were previously left unmined due to the use of high cut-off grades when palladium prices were low. Extraction ratios are set to increase as Mineral Reserve 2E cut-off grades have been lowered to 0.20opt and 0.05opt at Stillwater and East Boulder Mines, respectively, in response to increases in the palladium price and increased production output at both mines since 2017.

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Table 28: Stope Extraction Ratios

Scale	Mining Method	Extraction Ratio (%)		
		Stillwater Mine		East Boulder Mine
		West Section	East Section	All Sections
Local (Stope)	Mechanised Ramp and Fill	90	90	95
	Long Hole Open Stopes	60	60	60
Regional (Mine)	Overall	40	40	50

13.3 Hydrogeological Model

13.3.1 *Stillwater Mine*

Based on the hydrogeological models for the Stillwater East and West Sections discussed in Section 7.9.1, no known major changes in groundwater conditions are expected in the Stillwater West Section, with this section expected to remain dry on average. For the purposes of mine-water treatment and discharge, the groundwater inflows generated in both sections of the mine are combined. The underground inflows are currently managed using a series of collection sumps, ditches, pipelines and pumping stations that are primarily located in the Off-Shaft West area of the West-Side Mine. Sibanye-Stillwater has considered forecast of groundwater inflows to ensure that the overall water-management system is appropriately designed to handle the anticipated flow rates and is constructed and operational before the mine inflows substantially increase. Furthermore, Sibanye-Stillwater uses these forecasts to ensure operational compliance with permitted water-discharge limits.

Stillwater Mine has completed evaluating, engineering and permitting to handle increased flows which may be in the order of 1 600gal per minute maximum and consider the Itasca estimate of 3 790gal per minute in seven years and continuation at rates between this peak and 3 600gal per minute to be overstated. Furthermore, the Itasca estimate is inconsistent with empirical data from the Stillwater East Section indicating inflows of 900gal per minute to 1 500 gal per minute.

Stillwater Mine has introduced the following operational interventions to assist with the management of groundwater intersections in underground excavations:

- Drilling of probe holes well in advance of any advancing development end;
- Carrying out hydraulic tests of probe holes drilled prior to drift advancement whenever practically possible;
- Full cover grouting ahead of development that has the potential to intersect significant quantities of groundwater;
- Carrying out additional monitoring/testing as warranted if the identified basins exhibit notably different groundwater conditions;
- Evaluating groundwater inflows from definition drillholes before developing new production areas and, where appropriate, converting these drillholes into drain holes for depressurisation/dewatering purposes; and
- Manifolding drain holes together, wherever possible, to collect the discharge water into a smaller number of flow points that can then be monitored and directed to pumping facilities and setting up all drain holes to record the line pressures and discharges (cumulative volumes rather than instantaneous rates) from separate/individual areas.

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127 The Qualified Person is satisfied that most of the potential sources of groundwater have been identified and accounted for in the mine design while appropriate operational interventions have been proposed for the management of groundwater at Stillwater Mine. The designs prescribe direction for development or the placement of crown and rib pillars to protect the underground excavations from uncontrolled water in rushes. The Qualified Person also notes the importance of continuous monitoring using probe drillholes to facilitate early detection of any potential unidentified water sources. East Boulder Mine Mining at East Boulder Mine is planned in areas situated adjacent to active mining fronts that have not experienced any groundwater issues as the host rock has low permeability. Furthermore, these areas are located at a higher elevation than the lowest level of the mine (the 6500 Level) which currently acts as a drawdown point for surrounding groundwater levels. Inflows are likely to be similar or lower than those experienced by historical mining operations, with the average mine-wide water inflow only likely to increase slightly with the increase in development and production activity associated with the higher than historical production in the current LoM plan. One fault system encountered at the 71300 area that bears water and has been slowing development efforts has been accounted for in the mine plan. Significant water will also likely be encountered in other significantly faulted and jointed areas or when encountering alluvial systems associated with surface channels as mining gets within 500ft of surface. The Qualified Person is satisfied that the mine designs for East Boulder Mine prescribe direction for development or the placement of crown and rib pillars to protect the underground excavations from uncontrolled water in rushes. Furthermore, the standard practice at East Boulder Mine of drilling water probe holes prior to any development work to mitigate the risk of encountering water has been adequate in detecting groundwater inflows while diamond drilling on 50ft centres results in a good understanding of water potential before mining activity begins. Geotechnical Model Geotechnical Characterisation The J-M Reef and its immediate hangingwall and footwall consist of varying assemblages of norite, anorthosite, leucotroctolite and peridotite. As the lithological sequence is similar at Stillwater and East Boulder Mines, a universal approach is adopted for support designs at both mines. The rock units contained within the J-M Reef, Footwall and Hangingwall Zones are classified as strong based on UCS ranging from 60Mpa to 85Mpa. Mining and support designs are adjusted accordingly is areas of lower strengths commonly associated with olivine cumulates or when geological structures are identified in the drillcores. The Q-values obtained for Stillwater and East Boulder Mines ranging from 1 to 13 indicate poor to good rock mass conditions, where the overall area split for fair, good and poor conditions is 50%, 25% and 25%, respectively. Support Design The ground support requirements for the primary development are described in the standard operating procedures, which detail the requirements for the three main ground types termed Type 1, 2, and 3. 128 Type 3 ground types has two variants (Type 3 and 3+). Table 29 provides the classification criteria for the ground types while Figure 21 and Figure 22 (Section 7.10.3) show the ground classification maps for Stillwater and East Boulder Mines, respectively. Table 29: Stillwater and East Boulder Mine Ground Types Ground Type Q-Rating RMR Rating Description Minimum Maximum Minimum Maximum Type 3+ 0.1 0.39 23 36 Very poor or poor with water present Type 3 0.4 0.99 36 44 Poor Type 2 1 3.99 44 56 Fair Type 1 4 100 56 85 Good Ground conditions that are assessed by the operations using geotechnical drilling data to be poorer than Type 3 ground will be re-assessed by the Geotechnical Engineer as the many variables causing poor ground mean that it is unlikely that a standard approach can be applied. The Geotechnical Engineer will recommend appropriate support for such areas. Rock mass characteristics determined for the assessment of geotechnical data is used to delineate geotechnical domains of similar characteristics. The ground type domains and applicable ground support requirements are integrated with other design and planning information. Areas which are prone to anomalous rock-related risks are then identified for every planned stope within a “Stope Proposal” document. Ground support employed on the reef is typically pattern-bolting with mesh, which is a combination of friction stabilisers and resin anchor rebar bolts. Due to the requirements to maintain the minimum mining width, it is not possible to drill and install rockbolts in the typical stope envelope with the commercially available mechanised bolters. For this reason, bolts are installed with either jacklegs or CMAC support drill rigs. Support rib pillars are left in place as the stope retreats along strike to keep the hangingwall stable in areas mined through the sub-level extraction long hole stoping method. In general, low-grade areas of the reef excluded from mining provide additional regional pillar support. Mine personnel are appropriately trained to perform routine basic checks on ground support or changes in ground conditions as part of their daily inspection of the work areas. Internal and external Geotechnical Engineers are then requested to assess geotechnically complex areas. When necessary, Stillwater and East Boulder Mines engage the services of external consultants to provide geotechnical oversight functions related to ground support performance, stope performance and design. Both mines currently use a Trigger Action Response Plan (TARP) in regard to ground conditions and ground support. With progression from a TARP 1 to TARP 3, the plan is escalated to higher levels within the organisation for review. Support designs for the Benbow Decline which was completed in FY2021 in the Stillwater East Section incorporated primary development support designs employed at the Stillwater West Section and East Boulder Mine. The opening up of new areas in the Stillwater East Section has afforded the opportunity to assess actual ground conditions in this part of Stillwater Mine. A higher frequency of Type 3 ground 129 conditions and variants has been observed than expected, with the available geotechnical data indicating area split for Type 1&2 (fair and good), Type 3 (poor) and Type 3+ (very poor conditions) conditions of 50%, 25% and 25%, respectively. The Type 3 and 3+ ground types encountered have necessitated the use of cemented rock fill or the overhand ramp and fill method with extensive support, which have affected the development advance, mining cycles and the economics of mining in these areas. A fall of ground incident related to poor ground conditions was reported in a stope (5600E 18400). As a result, the establishment of a paste plant (SWE Paste Plant) in the Stillwater East Section in FY2027 has been prioritised in the LoM plan. It is anticipated that the use of paste-fill in areas of poor ground conditions will improve mining and cost efficiencies. The LoM plan has been updated to minimise mining Type 3 and 3+ ground types and prioritise Type 1 and 2 ground types (in the 5600E and 6000E Levels) until the SWE Paste Plant has been constructed. A dedicated support team has been established for the limited Type 3 and 3+ ground types that will be mined in the interim. Poor ground conditions have also been encountered in the Lower Off Shaft West and Lower Off Shaft East areas of the Stillwater West Section. In the former, the poor conditions are due to stress resulting from approximately 5 000ft of overburden (mountain apex). The stopes in this region are primarily mined using the underhand ramp and fill method with paste to mitigate the stress issues. Less stress is expected as the mining front progresses westwards in areas where the burden will reduce. As for the Lower Off Shaft East area, poor ground conditions occur in bounded by the Stillwater Valley Fault to the west and A-Fault to the east. The use of paste fill for support and the underhand ramp and fill method has historically allowed for mining in this area. East Boulder Mine has not experienced any significant ground events or changes in ground support methodology in recent years. In general, the mechanised ramp and fill mining method has widely been used, with sub-level long hole extraction performed after geotechnical analysis on potential stresses. Furthermore, sub-level long hole extraction is not used in the far west areas of East Boulder Mine where Type 3 ground conditions due to high stresses have been interpreted from field evaluations (Figure 22). The Qualified Person is of the view that the current rock reinforcement as prescribed in the ground control standards are adequate for mining throughout the LoM but will be reviewed and updated when necessary. The Qualified Persons are of the opinion that support designs for primary development and stopes utilised at Stillwater and East Boulder Mines for decades are appropriate for the ambient rock mass conditions encountered and mining methods used at both mines. A wealth of geotechnical data (Section 7.10) exists for the mines upon which appropriate stope sizes and support practices have been designed through detailed engineering. These support designs and operational practices have also been accounted for in the overall mine designs for the Stillwater East section of Stillwater Mine. However, a higher-than-expected frequency of poor ground conditions encountered in the Stillwater East Section necessitate expedited establishment of a paste plant in this area to improve mining cycles and efficiencies as well as the economics of mining in this area. 130 Surface and Subsidence Control Regulatory permits have been issued to Stillwater and East Boulder Mines by the Department of State Lands, State of Montana regarding the minimum size of crown pillar to be left from surface and the shallowest depth of stoping activities. These permits specify a 20ft to 50ft crown pillar of competent bedrock for mining below surface terrain that does not contain water courses otherwise a 200ft crown pillar of competent bedrock should be used. The Qualified Persons have confirmed that appropriately sized crown pillars have been incorporated in the mine designs for Stillwater and East Boulder Mines. Backfill 13.4.4.1 Overview Hydraulic sandfill comprising a coarse fraction of the tailings is the backfill used in most stopes mined through the mechanised ramp and fill method. However, cemented tailings paste is only used in stopes mined through the mechanised underhand ramp and fill method to provide sufficient backfill strength for support when this approach is employed. The use of tailings as backfill is also important for tailings volume reduction, with approximately 44% to 50% of the tailings material generated at Stillwater Mine and 46% to 48% of tailings generated at East Boulder Mine used as backfill. No additional steps are necessary to treat any tailings placed back into the mine. 13.4.4.2 Stillwater Mine For the Stillwater West Section, tailings from the Stillwater Concentrator scavenger circuit are pumped to the sandfill plants, where up to 60% is used in the mine backfill process (via the use of cyclones for segregation of -45µm material). A paste fill plant is situated on surface close to the portal from where paste is pumped into the mine via the 5150W from where it is then distributed to the workings requiring fill. The section also has three sandfill plants, with two (i.e., the 4900 Level and 5000 Level Sandfill Plants) situated close to the portal area and the third situated on the 5500W Level providing sandfill for the Upper West mining area. The supply of tailings to the 5500W Level Upper Sandfill Plant is passed through a booster pump in the 5500 Level Portal and cyclones to remove the fine fraction (-45µm) after which the coarse fraction is placed in storage silos. Sandfill is dispatched to the stopes requiring fill mainly by gravity to the Off Shaft mining areas and by high pressure positive displacement pumps for the workings above the 5000 Level; it should be noted that many levels can be serviced from more than one plant- either gravity fill from the 5500 Plant or high-pressure pump from the 5000 Plant. The fines fraction of the tailings is returned to surface via centrifugal pumps for storage at the TSF. To support the mechanised overhand ramp and fill mining in the Stillwater East Section, hydraulic sand backfill is delivered from the 5600E Sand Plant. A 4-inch sand delivery pipe installed from the 5000W pump to the Stillwater East Section serves as the main feed to the 5400E-10400 Sandfill Plant. The Qualified Person notes that Sibanye-Stillwater is currently engaged in an engineering study to deliver thickened tails to the Stillwater East Section for the production of paste for use in mechanised underhand ramp and fill stoping blocks that have poor ground conditions. It is anticipated that a dedicated paste plant for this section will be commissioned in FY2027.

131 13.4.4.3 East Boulder Mine Stopes at East Boulder Mine are backfilled with whole mill tailings delivered from the East Boulder Concentrator on surface to an underground sand plant located on the 6500 Level from where the sandfill is distributed by booster pumps to two other sandfill plants on the 7200 Level and 8200 Level. Similar to Stillwater Mine, the tailings material is pumped through cyclones to remove the fine fraction and the coarse fraction is placed in six underground storage silos while the fine fraction is returned to surface via centrifugal pumps for storage at the tailing storage facility (TSF). Sandfill is dispatched to the stopes requiring fill by positive displacement pumps. All decant and flush water reports into the mine wastewater system, which reports to the main pump station on the 6450 Level. Stillwater Mine Operations Background Established in 1986, Stillwater Mine has produced approximately 60 000 tons of RoM ore per month from a single section – the Stillwater West Section – with the RoM ore processed at the onsite concentrator. A planned step change in production output to approximately 106 000 ton per month necessitated mine expansion into the Blitz area – the Stillwater East Section. Development of the Stillwater East Section (i.e., the Blitz Project) commenced in 2011 with the excavation of access adits and this has been ongoing to date. Development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts) required in the Stillwater East Section was completed in FY2022. The combined monthly ore production from Stillwater Mine after the inclusion of output from the Stillwater East Section from late FY2017 has gradually been ramping up until a peak of 80 000 tons in FY2020 before the ramp up pace was interrupted by the COVID-19 pandemic restrictions in 2021 to 2022, access restrictions due to the 2022 500-year flood event and a shaft incident (i.e. structural damage to the shaft headgear, winder house and winder rope preventing access to production areas below the 5000 Level for four weeks and disrupting the mine’s ability to haul rock out below 5000W by eight weeks) in the Stillwater West Section in FY2023. The production ramp up is planned to resume in 2024 towards a steady state monthly production level of approximately 100 000 tons (1.2 million tons per annum) by approximately FY2029 and thereafter. Key Operational Infrastructure Stillwater Mine includes the mining operations and ancillary buildings that contain the concentrator, workshop and warehouse, changing facilities, headframe, hoist house, paste plant, water treatment, storage facilities and offices. All surface infrastructure and TSFs are located within the Stillwater Mine Operating Permit, which covers an area measuring 2 450 acres. Stillwater Mine has developed an approximately 9-mile-long segment of the J-M Reef encompassing the Stillwater West and East Sections in the eastern part of the Stillwater Complex. Mine Layout The underground mine layout for Stillwater Mine is illustrated in Figure 54 and this also shows the final mine outline. 132 The Stillwater West Section has been divided into three large mining areas, namely the Off-shaft, Upper West and Lower Far West areas, using geological domain boundaries. These domains have been subdivided into mining blocks as follows (Figure 9):  Block 1 and Block 2 in the Upper West area, which is above the 5000 Level in the Dow Sector;  Blocks 1 and 2 in the Lower Far West area, which is below the 5000 Level in the Dow Sector;  Blocks 3 and 6 in the Off Shaft West area; and  Blocks 7 and 8 in the Off Shaft East area. The Stillwater East Section has been divided into two large mining areas, namely Blitz West and Blitz. 13.5.3.1 Stillwater West Section Access to the reef in the Stillwater West Section is by means of an approximately 2 000ft Vertical Shaft and a system of horizontal adits and drifts driven parallel to the strike of the J-M Reef at vertical intervals of between 150ft and 400ft. Ten main adits have been driven from surface portals on the west and east slopes of the Stillwater Valley at various elevations between 5 000ft and 5 900ftamsl. Five principal levels have been developed below the valley floor by ramping down from the 5 000ft level to extract ore from the J-M Reef down to the 3 800ftamsl elevation. Five additional major levels below the 5 000ft level are accessed principally from the vertical shaft and shaft ramp system. The mine has developed a decline system from the 3 200ft elevation to access and develop deeper areas in the central part of the mine below those currently serviced by the existing shaft. The decline system currently accesses the 2900, 2600, 2300, 2000, 1700 and 1600 Levels. It was the objective to keep these footwall developments approximately 100ft to 150ft from the J-M Reef, so that a fan of diamond drillholes could be drilled across the J-M Reef at 50ft intervals. The footwall laterals were originally driven on 200ft vertical intervals, but this spacing was increased to 400ft due to the dip of the hangingwall being similar to the Stillwater East Section which allows for the 400ft vertical section to be drilled from a single FWL. The Vertical Shaft system provides access to the workings below 5000W Level. It serves as a conduit for the transport of men and materials while also hoisting broken rock (ore and waste) to surface. The Stillwater West Section currently uses its 300ft spaced laterals, six primary ramps and vertical excavations to provide personnel and equipment access, supply haulage and drainage, intake and exhaust ventilation systems, muck haulage, backfill plant access, powder storage and/or emergency egress. The footwall lateral and primary ramp systems will continue to provide support to production and ongoing development activities. In addition, certain mine levels are required as an integral component of the ventilation system and serve as required intake and or exhaust levels, or as parallel splits to maintain electrical ventilation horsepower balance and to meet the Mine Safety and Health Administration (MSHA) Regulations. MSHA Regulations also contain requirements for alternate (secondary) escape-ways from mine workings and these levels also meet this need. These levels serve as permanent mine service-ways and are used for road and rail transportation, dewatering and backfill pumping facilities. 133 13.5.3.2 Stillwater East Section The Stillwater East Section is currently under development, with footwall lateral level spacing of 400ft being used. The 5000E TBM drift serves as the main access to this section and this is being driven 600ft south of the JM-Reef. It is a dedicated haulage-ventilation drive and not a normal FWL. Therefore, the drive has also been equipped with rails and serves as the main gathering haulage where ore and waste are transported out of the mine using trains. The development of the 5600E Footwall Drive, which is positioned 600ft above the 5000E Footwall Drive, is currently ongoing. This drive provides access to the stoping blocks. In the eastern part of the Stillwater East Section, the Benbow Decline has also intersected the 5600E Footwall Drive for the provision of additional egress access and as a ventilation intake. The first holing with the 5600E Level from the western portion of the Stillwater East Section was completed in Q3 FY2022. East Boulder Mine Operations Background East Boulder Mine was established in 1997 and started producing ore in 2002 at approximately 55 000 tons per month. In 2016, the steady state monthly RoM ore production level for East Boulder Mine was planned to be approximately 65 000 tons per month after ramping up from the historical levels which were lower than 54 000 tons in line with the Fill the Mill Project which was implemented to utilise the historically unused capacity of the East Boulder Concentrator. During FY2020, several key elements required to increase production levels and take advantage of the unused mill capacity were put in place. The 72 740-production ramp system was developed, and production mining was initiated. An incline was developed to meet the existing Frog Pond Adit which serves as both a ventilation path to surface as well as a secondary egress with a surface shelter. In Q3 FY2020, the Fill the Mill project was completed. Monthly production out rose from approximately 54 000 tons in FY2017 to FY60 000 tons in 2021. The production ramp up momentum reversed in FY2022 to approximately 45 000 tons per month due to the COVID-19 pandemic restrictions and associated operational factors but remained at 47000 tons per month in FY2023. According to the current LoM plan, mining output will ramp up to the revised steady state level of approximately 53 000-63 000 tons per month in FY2024, which is equivalent to approximately 631 000-760 000- tons per annum. Key Operational Infrastructure East Boulder Mine includes the underground mining operations and surface support facilities such as the concentrator, workshop and warehouse, changing facilities, water treatment, storage facilities, office and TSF. All surface infrastructure and the TSF are located within the East Boulder Mine Operating Permit, which covers an area measuring 1 000 acres. East Boulder Mine has developed an approximately 5- mile-long segment of the J-M Reef encompassing the Frog Pond East and West Sections in the western part of the Stillwater Complex. 134 Mine Layout The underground mine layout for East Boulder Mine is illustrated in Figure 54 and this also shows the final mine outline. The predominant mining method is mechanised overhand ramp and fill method complemented by limited sub-level extraction long hole stoping. The J-M Reef at East Boulder Mine is accessed by two access drives, each 3.5 miles long and 15ft in diameter, developed perpendicular to reef strike to intersect the J-M Reef from the north. The access tunnels from surface intersect the reef at an elevation of 6 450ftamsl. Footwall haulages have been developed east and west from this intersection point to open the strike extent of the deposit. The stopes are accessed up-dip by ramps and footwall lateral drifts on 200ft to 400ft vertically spaced levels located approximately 150ft to 200ft from the J-M Reef. Measured Mineral Resources converted to Proved Mineral Reserves are delineated by definition diamond core drilling from these headings, which are also used for stope access and development. The current mine occupies a 5-mile-long footprint which is 2 300ft in vertical extent. The mine plan anticipates the 9400 Level to be the ultimate upper level in the mine. The main adit haulage level is the 6500 Level with the 670 Ramp system having been developed to the 9100 Level. Except for the adit rail haulage, the mine is operated as a trackless mining operation. The 6500 Level footwall haulage extends laterally for a nominal 21 000ft, and the 6700 Level footwall haulage extends laterally for a nominal 18 000ft. The levels are connected by spiral ramps and the reef is accessed by crosscuts. Between 2010 and 2015, the west end of the 6500 Level was extended further west to the Graham Creek area to connect to the Graham Creek vertical raise.

Figure 54: Generalized Underground Layouts for Stillwater and East Boulder Mines Showing Final Mine Outlines



Stillwater East
Stillwater Mine Layout
UPPER WEST
LOWER FAR WEST
LOWER OFF SHAFT-WEST
DEPRESSION ZONE
LOWER OFF SHAFT
LOWER OFF SHAFT EAST
Stillwater West
East Boulder Mine Layout
FROGPOND WEST
FROGPOND East
BVR VENT RAISE
SIMPSON CREEK VENT RAISE
GRAHAM CREEK VENT RAISE
9100 FWL
8800 FWL
8500 FWL
8200 FWL
7900 FWL
7500 FWL
7200 FWL
6800 FWL
6500 FWL
6200 FWL
5900 FWL
5600 FWL

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13.7 Life of Mine Planning and Budgeting

13.7.1 *Introduction*

The Mineral Reserves for Stillwater and East Boulder Mines are reported from LoM production schedules, which have been tested for economic viability. Stillwater Mine will produce ore from the mature Stillwater West Section and the Stillwater East Section under development. Stillwater Mine is forecast to attain steady state production by FY2029 and operate at this level until end of the LoM in 2054. The LoM plan has emphasised underground primary and infrastructure development in all regions of the Stillwater West Section to access more higher-grade mineralised zones and improve productivity. The introduction of a paste plant (SWE Paste Plant) in the Stillwater East Section is also a key area of focus in the LoM plan as the use of paste-fill in areas of poor ground conditions will improve mining conditions and cost efficiency. East Boulder Mine will produce ore concurrently from the mature higher-grade Frog Pond West Section and lower-grade Frog Pond East Section. East Boulder Mine is forecast to operate at the revised steady state production level from FY2027 until FY2068, thereafter reducing for the remainder of the LoM (FY2069). Stabilising the workforce and developing surface expansion projects (e.g. TSF expansion) are strategic areas of focus for the LoM plan.

Stillwater and East Boulder Mines utilise the Deswik™ suite of mine design and scheduling software. Both mines use a common approach to LoM planning whereby each identified stoping block is scheduled in terms of forecast ore tonnage, waste tonnage and head grade for the LoM plan. In addition, the scheduling process accounts for the following:

- Mineral Resource tons and grades;
- Dilution;
- Stoping tons generated per Miner per month;
- In-stope development rates and ore generated per month;
- Primary development rates and waste generated per month; and
- Secondary development rates and waste generated per month.

Different approaches were followed for the scheduling of Indicated and Measured Mineral Resources to derive the LoM production schedules for each mine. The differences in approach were necessitated by the differences in geological confidence for Indicated and Measured Mineral Resources. For the conversion of Measured Mineral Resources to Proved Mineral Reserves, the high abundance of geological information available to accurately constrain thickness, tonnage and grades and the accuracy of technical and cost inputs permit the compilation of estimates to a level of accuracy of within ±15% (Feasibility Study level of accuracy). For the conversion of Indicated Mineral Resources to Probable Mineral Reserves, the sparse geological information limits the confidence in the estimates. As a result, the conversion relies on statistics on key metrics extrapolated from the Proved Mineral Reserve areas per domain and mining block. The Mineral Reserves in these Indicated Mineral Resource areas are defined to a lessor level of accuracy of within ±25% (Preliminary Feasibility Study level accuracy).

13.7.2 *Mine Planning Criteria*

The Stillwater West Section carries out approximately 40 000ft of primary and secondary development per annum while the Stillwater East Section is currently developing 15 000ft annually as it expands to the east. Currently, the mining footprint at Stillwater Mine spans approximately 45 000ft of strike length. LoM

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planning and scheduling criteria for stoping and development are summarised in Table 30 and Table 31.

Table 30: Planning Parameters for Stoping for Stillwater Mine

Mining Method	Stoping Parameters		
	Total Tons Per Miner Per Month	Percentage Ore	Mining Method Mix
Mechanised Ramp and Fill	323	84%	88%
Sub-level Extraction	367	100%	12%

Table 31: Planning Parameters for Primary Development for Stillwater Mine

Area	Development Parameters			
	Advance Factor	Number of Crews	Advance Feet Per Month	Tons Per Foot
Stillwater West	0.96	7	266	13
Stillwater East	0.96	3	130	18

East Boulder Mine conducts approximately 20 000ft of primary and secondary development per annum to expand the mining and Mineral Reserve footprints. LoM planning and scheduling criteria for stoping and development are summarised in Table 32 and Table 33. All data utilised in the development of the LoM schedule is based on historical data gathered since the inception of the mines.

Table 32: Planning Parameters for Stoping for East Boulder Mine

Mining Method	Stoping Parameters		
	Total Tons Per Miner Per Month	Percentage Ore	Mining Method Mix
Mechanised Ramp and Fill	567	90%	80%
Sub-level Extraction	708	100%	20%
Sub-level Development	567	85%	0%

Table 33: Planning Parameters for Primary Development for East Boulder Mine

Area	Development Parameters			
	Advance Factor	Number of Crews	Advance Feet Per Month	Tons Per Foot
Frog Pond West	0.95	1	60	14
Frog Pond East	0.95	1	60	14
Lower Frog Pond East	0.90	1	60	14
Lower Frog Pond West	0.90	1	60	14

Historical analysis of mine planning and production data revealed that a recovery factor was required to reconcile blasted and removed tons in the sub-level extraction stopes in the Upper West area of the mine. The historical production data indicated that 25% of the broken material was not recovered from these mining areas. Both the HoverMap and LIDAR scan data of more than 100 stopes have also confirmed this under recovery. Therefore, a 75% recovery factor was applied to all sub-level extraction tons and ounces since December 2005.

In recent years there has been a reduction in sub-level extraction grade at Stillwater and East Boulder Mines. A reconciliation between mill reconciled sub-level extraction and Mineral Reserve data for a 12-month period showed mining recovery of 100% of the sub-level extraction tons but at a lower grade than planned. A mining recovery factor of 75% has been applied to the sub-level extraction design grade, with 100% of the tons being reported implying a 25% grade reduction factor. At East Boulder Mine, reconciliation between panel designs and Hovermap scans in 2021 and 2022 respectively show

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49% and 62% average dilution above panel design tons. A 25% grade reduction factor was applied to lower the Mineral Reserve grade. The technical teams remained focused on reducing these lost tons through modifying blasting practices.

The unit dimensions for each stope block varies depending on lateral spacing (300ft to 400ft), reef width, economic (pay) strike length, rib and sill pillar requirements. The stope unit dimension is finalised during the mine design and scheduling process. The typical mechanised ramp and fill stope design illustrated in Figure 55 indicates that the total height is 300ft, inclusive of sill pillars, with an overall extraction length of 2 000ft and at a minimum mining width of 8ft.

Figure 55: Typical Mechanised Ramp and Fill Stope Design


West
East
Cuts
Sill Pillar
Stope Outline
300 feet
2000 feet
Side view of typical Ramp and Fill stope design

13.7.3 *Modifying Factors*

13.7.3.1 *Introduction*

The technical (mining and survey) modifying factors employed in the conversion of Mineral Resources to Mineral Reserves through a LoM design and scheduling process are reviewed annually and adjusted appropriately by the Qualified Persons based on historical mine production reconciliation and tons and grade delivered to mill. Several key improvements are being implemented at the mines to refine the mine to mill reconciliation process and increase the granularity of the data to better constrain the modifying factors, particularly dilution and deletion. These improvements include the weighing of all muck reporting to surface from the different areas of the mine, 3D digital mapping of all headings and LIDAR scanning of all production headings after mining.

Stillwater and East Boulder Mines have completed reconciliation studies to attempt to more accurately quantify the modifying factors employed for the conversion of Mineral Resources to Mineral Reserves, namely dilution, Mine Call Factor and deletion, and to more accurately report the expected tons and head grade delivered to the concentrator. The Qualified Persons approved the modifying factors employed for the development of the LoM plans for Stillwater and East Boulder Mines.

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13.7.3.2 Mining Dilution

Dilution factors applied for the conversion of Mineral Resources to Mineral Reserves are based on historical reconciliation for each mining method and results of the recent studies reviewing the modifying factors. Based on historical data, a dilution factor has been introduced which is the amount of material added to the ore at zero grade during stoping operations. For example, 15% more tons than planned in the case of Dow UG Upper are added to the ore tons delivered to the concentrator at an assumed 2E grade of 0opt. The result is that 15% more ore tons are delivered to the concentrator but at a lower head grade.

Table 34 summarises the dilution factors and methodology utilised in the Mineral Resource to Mineral Reserve conversion for the mechanised ramp and fill and sub-level extraction mining methods in each of the sub-areas at Stillwater Mine. While Mineral Resources are reported at a single minimum mining width (MMW) of 7.5ft given the predominance of the mechanised ramp and fill method at Stillwater and East Boulder Mines, a different approach to the application of the minimum mining width was followed for mine planning. Instead of using the diluted block model employed for Mineral Resource estimation, which assumes 100% mining via the mechanised ramp and fill method, the original undiluted (channel) block model for the reef channel was used. To the channel block model, minimum mining widths adjustments based on the mining method per reef domain were applied in the Proved Mineral Reserve areas. The minimum mining widths set a standard for the best-case recovery of a Mineral Reserve for a given mining method and stope location, which can be used to measure mining performance. An extra 1.5ft hangingwall and footwall dilution is added to the ore width for areas mined using the 2.0-cubic yard LHDs but an extra 1.0ft of dilution was added for all other mining methods. In addition, if the ore width plus the extra dilution is less than or equal to the applicable minimum mining width, then the diluted width would be equal to the minimum mining width, but if the ore width plus the extra dilution is greater than the minimum mining width then the diluted width would be adopted.

Since 2020, additional dilution has been added to the Mineral Reserve at Stillwater Mine, on top of the best-case recovery. This dilution was added by reef domain with the goal of aligning the Proved Mineral Reserve grade with the mill head grade. The dilution is shown in Table 34.

Table 34: Mining Dilution Factors and Dilution Methodology for Stillwater Mine

Domain	Equipment/Process	Horizontal Width (ft)	True Width (ft)	Dilution (%)	Deletion (%)
Off Shaft West Upper	1.5yd LHD – Ramp and Fill	7.4	6.5	15	16
	2yd LHD – Ramp and Fill	8.5	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	10.6	15	16
	Sub-level Extraction	5.1	4.5	15	9
Off Shaft West Lower	1.5yd LHD – Ramp and Fill	7.4	6.5	15	16
	2yd LHD – Ramp and Fill	8.5	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	10.6	15	16
	Sub-level Extraction	5.1	4.5	15	9
Off Shaft East-West	1.5yd LHD – Ramp and Fill	7.4	6.5	15	16
	2yd LHD – Ramp and Fill	8.5	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	10.6	15	16
	Sub-level Extraction	5.1	4.5	15	9

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Domain	Equipment/Process	Horizontal Width (ft)	True Width (ft)	Dilution (%)	Deletion (%)
Off Shaft East-East	1.5yd LHD – Ramp and Fill	7.0	7.0	15	16
	2yd LHD – Ramp and Fill	7.5	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	12.0	15	16
	Sub-level Extraction	5.0	5.0	15	9
Blitz West	1.5yd LHD – Ramp and Fill	7.2	6.5	15	16
	2yd LHD – Ramp and Fill	8.3	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	10.9	15	16
	Sub-level Extraction	5.0	4.5	15	9
Blitz	1.5yd LHD – Ramp and Fill	6.7	6.5	15	16
	2yd LHD – Ramp and Fill	7.8	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	11.6	15	16
	Sub-level Extraction	4.7	4.5	15	9
Upper West East	1.5yd LHD – Ramp and Fill	7.5	6.0	15	16
	2yd LHD – Ramp and Fill	9.4	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	9.6	15	16
	Sub-level Extraction	5.0	4.0	15	9
Dow Upper	1.5yd LHD – Ramp and Fill	7.9	5.5	15	16
	2yd LHD – Ramp and Fill	10.8	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	8.3	15	16
	Sub-level Extraction	5.0	3.5	15	9
Dow Lower	1.5yd LHD – Ramp and Fill	7.9	5.5	15	16
	2yd LHD – Ramp and Fill	10.8	7.5	15	16
	4yd LHD – Ramp and Fill	12.0	8.3	15	16
	Sub-level Extraction	5.0	3.5	15	9

Table 35 presents the dilution factors and methodology for the two mining methods used at East Boulder Mine. This also shows the minimum horizontal width for the mechanised ramp and fill and the sub-level extraction methods. A total of 10% of unplanned hangingwall and footwall overbreak (dilution) is added to either of the minimum horizontal widths in respect of the mechanised ramp and fill mining method whereas no unplanned dilution is anticipated in areas mined through the sub-level extraction method.

Table 35: Mining Dilution Factors and Dilution Methodology for East Boulder Mine

Domain	Method	Minimum Horizontal Width (ft)	True Width (ft)	Dilution (%)	Deletion (%)
Frog Pond East and West	Sub-level Extraction	6.5	5.0	0	5
	Mechanised Ramp and Fill	9.8	7.5	10	7

13.7.3.3 Deletion

Deletion is applied to account for the loss in 2E ounces between the planned stopes and surface RoM stockpile feeding the concentrator. The two most common sources of deletion related to ore left on the floor of the stope and when reef material is left *in situ* when the actual stope shape deviates from the planned shape. The recent mine production reconciliation studies concluded that the loss in metal ounces is approximately 9% for sub-level extraction stopes and 16% for mechanised ramp and fill stopes at Stillwater Mine and 5% for sub-level extraction stopes and 7% for mechanised ramp and fill stopes at East Boulder Mine as shown in Table 34 and Table 35. These are the deletion factors applied to all blocks

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across Stillwater and East Boulder Mines. Deletion will be monitored and revised annually when necessary.

13.7.3.4 Low Grade Reef Material

It is common practice at both Stillwater and East Boulder Mines to ship material to the concentrator that is below the cut-off grade for high-grade ore when there is excess hoisting and milling capacity. This low-grade reef material (internally referred to as reef sand) is mined to access high-grade reef material. The low-grade and high-grade reef material is hoisted and milled together when there is sufficient hoisting and milling capacity.

At East Boulder Mine, the 2E cut-off grade for the dominant mechanised ramp and fill stopes is 0.05opt and this aligns the head grade and tonnage of material milled and the Mineral Reserves; the 2E cut-off grade for the few sub-level extraction stopes is 0.20opt. At Stillwater Mine, reconciliation data indicates that the low-grade material has an average 2E grade of 0.12opt constitutes approximately 9% of the milled tonnage. However, the low-grade material was excluded from the LoM plan underlying the Mineral Reserves for Stillwater Mine due to the use of a higher 2E cut-off grade of 0.2opt in the Dow Upper and Dow Lower block models and 0.3opt in the rest of the mine. In future following the commissioning of the additional mill capacity at Stillwater Mine, the Qualified Person will reassess the necessity for lowering the 2E cut-off grade for Mineral Reserve reporting to improve alignment between the head grade and tonnage of material milled and the Mineral Reserves.

13.7.3.5 Tonnage Shortfall Factor

A 4% tonnage shortfall factor was accounted for in the Proved and Probable Reserve tonnages for Stillwater Mine. The shortfall factor represents ore left behind in the sill that is not cleaned out and ore that was identified in the ribs, but not mined. The shortfall factor reduces tons and ounces in the Mineral Reserves, but the grade is unaffected by the application of this factor.

13.7.3.6 Mine Call Factor

At this stage, no Mine Call Factors were applied to the Mineral Reserves as the loss in ounces between the stopes and the surface RoM stockpile is ascribed to deletion. Future mine to mill reconciliations at Stillwater and East Boulder Mines will establish Mine Call Factors at each of the sites which will be utilised for mine planning.

13.7.4 *Indicated Mineral Resources to Probable Mineral Reserves Conversion Factors*

The mineability block factor (MBF), which is calculated in the definition drilled areas, is integral to the estimation of Probable Mineral Reserves. MBFs for the various reef domains are derived from a comprehensive mine reconciliation process at Stillwater and East Boulder Mines. A MBF is calculated as the percentage of the fully diluted ore grade tonnage within a mineable area compared with the total fully diluted ore grade tonnage within the boundary area of a block or percent of material historically extracted from the block. The mineable area within a block is the area that has been mined out, is within the active stopes or has sufficient grade and continuity that it should have been or will be mined. An adjustment is made to the percentage determined to compensate for negative or positive tonnage

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and metal ounce balances determined from historical stope reconciliation. The MBFs are used to perform adjustments of estimates when converting Indicated Mineral Resources to Probable Mineral Reserves. The final MBFs for each block shown in Table 36 reduced the final Probable Mineral Reserve yield in ore tons per foot of footwall lateral.

Table 36: Mineability Block Factors for Stillwater and East Boulder Mines

Mine	Block	MBF
Stillwater	Dow UG Upper	63%
	Dow UG Lower	58%
	Block-1 Upper	71%
	Block-1 Lower East	32%
	Block-1 Lower West	70%
	Block-2	27%
	Block-3	45%
	Block-6	53%
	Block-7	46%
	Block-8	40%
	Blitz West	25%
	Blitz	64%
East Boulder	Frog Pond East	70%
	Frog Pond West	70%

Once the development and stope designs and layouts have been established in the Indicated Mineral Resource areas, Proved Mineral Reserve model statistics are applied for the derivation of production scheduled for Probable Mineral Reserve areas per block and domain. The following Proved Mineral Reserve model statistics are used:

- Yield in ore tons per foot of footwall lateral driven;
- Yield in ounces per foot of footwall lateral driven; and
- Grade in ounces per ton.

The block and domain specific statistics are applied to respective Probable Mineral Reserve blocks for which there are development designs and high-level stope outlines to estimate the Probable Mineral Reserve tonnages and grades.

13.8 Life of Mine Production Scheduling and Budgeting

13.8.1 *Process Overview*

A formalised LoM production scheduling and budgeting process is followed for the Sibanye-Stillwater US PGM Operations, paying attention to the integrated nature of the operations. The LoM production schedules for Stillwater and Easter Boulder Mines are tested for economic viability before being aggregated for Mineral Reserve reporting.

The LoM production scheduling focuses on primary access (lateral) development design and scheduling and stope design and scheduling. Each stope is evaluated in terms of a proposal, which also contains reef access and stope designs, production schedules and results of the economic

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143 assessments completed. Only the stopes that are associated with positive economic outcomes are included in the aggregate LoM production schedule for each mine. The key elements accounted for in the development, stope and loM production scheduling and budgeting processes include the following:  Milling days;  RoM ore tonnage and contained 2E metal content;  RoM ore 2E grade;  Low-grade ore (reef sand) tonnage milled;  Backfill placed;  Mining method splits with tonnages and grade;  Primary development required;  Secondary development required;  Development tonnage broken;  Total tonnage broken (ore and waste); and  Tonnage to be milled (feed). The data (tonnage, grade and development) generated by the scheduling process feeds into the Xeras system for the development of cost budgets. The budgets account for all costs associated with mining, processing, engineering maintenance, site overheads and all capital costs associated with primary development and mine-based projects. These budgets are then accounted for in the LoM Financial Model employed for the economic viability testing of the LoM plans. LoM Production Schedule for Stillwater Mine Table 37 and Figure 56 present the LoM production schedule for Stillwater Mine to FY2054. Figure 56 shows the production ramp up associated with increased output from mainly the Stillwater East Section from FY2026 to FY2029. Production is maintained at the steady state level until FY2052 after which there is reduction in tonnage in FY2053 and FY2054. The reduction is due to depletion of the currently scheduled Measured and Indicated Mineral Resources included in the LoM production schedule for Stillwater Mine. As shown in Table 22, there is a significant proportion of Indicated and Measured Mineral Resources not scheduled for mining in the current LoM plan available for LoM extension, when required. Sustained additional definition drilling will be required to upgrade parts of the Indicated Mineral Resources to Measured Mineral Resources included in the production schedule while the unscheduled remnant Measured Mineral Resources left in the historically mined areas can potentially be brought into the production schedule at insignificant capital expenditure, when required and subject. A 10% 2E grade improvement from the average of 0.39opt to a new average of 0.45opt is also noticeable from FY2027 onwards as the mine approaches the steady state production level and high- grade ore production matches concentrator capacity. The grades reflected in Table 37 and Figure 56 incorporate the impact of the conservative approach of using a 100% ore percentage and the grade reduction factor discussed in Section 13.7.2 adopted in the conversion of Mineral Resources to Mineral Reserves. 144 Table 37: LoM Production Schedule for Stillwater Mine Figure 56: LoM RoM ore production schedule for Stillwater Mine Based on the historical performance at Stillwater Mine and considering the available mining equipment fleet for the Stillwater Mine, the Qualified Person is of the opinion that the LoM production plan is achievable. The LoM production schedule includes the scheduled Measured and Indicated Mineral Resources and excludes Inferred Mineral Resources. Life of Mine Production Schedule for East Boulder Mine Table 38 and Figure 57 present the LoM production schedule for East Boulder Mine to FY2069. Figure 57 also shows production targets from FY2024 to FY2068 planned at levels achieved in FY2021 after completion of the Fill The Mill Project. Production ceases after a reduction in FY2069. With some modest capital expenditure, there are unscheduled Measured and Indicated Mineral Resources reflected in Table 22 which can be brought into the LoM production schedule to main production at the steady FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 Mill Feed Tons 898 229 746 956 728 560 782 359 777 832 930 205 982 715 1 109 772 1 179 270 1 200 093 1 199 806 1 200 489 Feed 2E Content (oz) 381 327 285 838 279 207 303 261 303 599 377 459 437 352 498 787 536 322 547 856 562 478 555 299 Returnable 2E Content (oz) 346 557 260 206 239 393 276 549 276 733 344 027 397 921 454 202 489 309 499 275 515 085 509 492 Feed 2E Grade (opt) 0.42 0.39 0.38 0.39 0.39 0.41 0.45 0.45 0.45 0.46 0.47 0.46 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Mill Feed Tons 1 199 978 1 199 360 1 200 990 1 200 231 1 198 986 1 200 637 1 199 549 1 198 752 1 200 051 1 199 820 1 200 820 1 199 872 Feed 2E Content (oz) 548 078 541 060 545 671 542 305 538 897 533 829 538 272 540 822 520 645 518 209 537 194 542 267 Returnable 2E Content (oz) 502 245 495 265 499 585 497 625 494 227 488 557 492 074 494 497 475 578 473 200 491 188 496 765 Feed 2E Grade (opt) 0.46 0.45 0.45 0.45 0.45 0.44 0.45 0.45 0.43 0.43 0.45 0.45 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Mill Feed Tons 1 203 718 1 199 573 1 201 232 1 199 847 1 199 641 1 199 983 1 200 282 1 199 816 1 131 245 475 596 Feed 2E Content (oz) 535 329 523 484 527 887 522 492 536 474 531 111 579 876 556 019 588 909 252 021 Returnable 2E Content (oz) 490 641 478 375 482 421 478 053 491 071 485 967 531 009 508 824 541 383 231 682 Feed 2E Grade (opt) 0.44 0.44 0.44 0.44 0.45 0.44 0.48 0.46 0.52 0.53 Parameter Actual Parameter Parameter Budget Budget Bdget 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 0.55 0 200 000 400 000 600 000 800 000 1 000 000 1 200 000 1 400 000 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 Fe e d 2 E G ra d e ( o p t) M ill F e e d ( To n s) Mill Feed Tons Feed 2E Grade (opt) 145 state level or to extend the LoM. In addition, sustained additional underground definition drilling will permit the upgrade of Inferred Mineral Resources and allow sustained production at the steady state level beyond FY2049. Table 38: LoM Production Schedule for East Boulder Mine Figure 57: LoM Production Schedule for East Boulder Mine Given the quantity of unscheduled Inferred Mineral Resources at East Boulder Mine, it is reasonable to expect that the definition drilling will permit the upgrading of significant Inferred Mineral Resources and subsequent conversion to Mineral Reserves. Another key attribute of the production profile is the FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 Mill Feed Tons 720 953 545 873 565 820 631 438 647 381 638 411 686 999 686 999 686 999 686 999 686 999 686 999 686 999 671 059 714 577 678 052 687 946 Feed 2E Content (oz) 248 473 178 471 190 623 204 535 204 480 216 877 239 399 239 399 239 399 239 399 239 399 239 399 239 399 243 043 243 334 236 887 237 420 Returnable 2E Content (oz) 223 842 160 925 164 349 184 766 184 717 195 915 216 260 216 260 216 260 216 260 216 260 216 260 216 260 219 552 219 815 213 991 214 473 Feed 2E Grade (opt) 0.34 0.33 0.33 0.32 0.32 0.34 0.35 0.35 0.35 0.35 0.35 0.35 0.35 0.36 0.34 0.35 0.35 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Mill Feed Tons 683 703 717 100 717 897 723 526 739 637 760 135 747 742 745 203 744 689 730 002 721 627 708 004 639 872 702 868 714 501 688 929 694 608 Feed 2E Content (oz) 236 277 234 410 230 246 236 669 239 466 240 638 238 341 241 038 238 597 233 056 232 147 235 460 213 543 232 196 232 869 232 062 229 963 Returnable 2E Content (oz) 213 440 211 753 207 992 213 795 216 321 217 380 215 304 217 741 215 536 210 530 209 709 212 702 192 903 209 754 210 362 209 633 207 736 Feed 2E Grade (opt) 0.35 0.33 0.32 0.33 0.32 0.32 0.32 0.32 0.32 0.32 0.32 0.33 0.33 0.33 0.33 0.34 0.33 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 FY2062 FY2063 FY2064 FY2065 FY2066 FY2067 FY2068 FY2069 Mill Feed Tons 643 795 675 016 719 184 681 280 698 783 671 549 677 236 674 942 655 452 699 749 721 315 739 214 728 286 747 472 405 497 Feed 2E Content (oz) 211 934 223 655 238 262 225 976 237 230 235 707 237 206 233 969 232 513 237 949 236 569 237 672 233 959 236 433 134 656 Returnable 2E Content (oz) 191 450 202 039 215 233 204 135 214 302 212 925 214 280 211 355 210 040 214 951 213 704 214 700 211 346 213 581 121 641 Feed 2E Grade (opt) 0.33 0.33 0.33 0.33 0.34 0.35 0.35 0.35 0.36 0.34 0.33 0.32 0.32 0.32 0.33 Parameter Parameter Parameter Actual Budget Budget Budget 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 0.55 0 100 000 200 000 300 000 400 000 500 000 600 000 700 000 800 000 FY 2 0 2 1 FY 2 0 2 3 FY 2 0 2 5 FY 2 0 2 7 FY 2 0 2 9 FY 2 0 3 1 FY 2 0 3 3 FY 2 0 3 5 FY 2 0 3 7 FY 2 0 3 9 FY 2 0 4 1 FY 2 0 4 3 FY 2 0 4 5 FY 2 0 4 7 FY 2 0 4 9 FY 2 0 5 1 FY 2 0 5 3 FY 2 0 5 5 FY 2 0 5 7 FY 2 0 5 9 FY 2 0 6 1 FY 2 0 6 3 FY 2 0 6 5 FY 2 0 6 7 FY 2 0 6 9 FY 2 0 7 1 Fe e d P d + P t G ra d e ( o p t) M ill F e e d ( To n s) Mill Feed Tons Feed 2E Grade (opt) 146 consistency in 2E grades (LoM average 2E grade of approximately 0.33opt), which reflects less grade variability compared to Stillwater Mine. The forecast 2E head grades are also aligned to the three-year actual average of 0.33opt. The Qualified Person considers the forecast production levels achievable as mining equipment and manpower required to meet the increased development and stoping requirements is available at the mine and the forecast production levels have been achieved in FY2021. Mining Equipment Stillwater Mine Operations at Stillwater Mine are mechanised, employing various pieces of equipment which is listed in Table 39. For both the Stillwater West and East Sections, the mine makes use of 4.0 cubic yard and 6.0 cubic yard LHDs for infrastructure development and 2.0 cubic yard LHDs for operations on the reef including reef development and stope ore removal. Other key elements of the current fleet are face drill rigs, bolters and dump trucks. These are further supported by numerous utility and transport units. The Qualified Person is satisfied that, accounting for the geographical separation of the stoping and development areas and the daily production called for, the Stillwater East Section has sufficient equipment to meet current production targets. The Stillwater East Section is currently under development and the mining equipment included in Table 39 is currently being employed for development and ore production. The planned development and production build-up and the resulting mechanised equipment requirements are supported by a detailed capital expenditure and equipment procurement schedule, providing for mining equipment procurement of approximately US$156 million over the FY2022 to FY2026 period. The Qualified Person is of the opinion that sufficient equipment has been scheduled for procurement over the next five years to meet the expanding production levels planned for the Stillwater East Section. Table 39: Stillwater West Section Current Mechanised Mining Equipment Quantities Equipment Description Number of Existing Units Mechanised Bolters 11 CMAC Bolters 36 Face Drill Rigs 33 LHDs 75 Dump Trucks 24 Utility Vehicles 221 Tractors 6 Locomotives 13 Total 419 A combination of vertical hoisting (via the shaft) and tramming (via trains and locomotives) is employed for the transport of ore and waste from the underground workings to the processing facility on surface. Currently, 60% of ore generated underground at the Stillwater Mine is hoisted via the shaft with the remainder being transported via train. The quantity of ore transported by rail will increase as the production levels at the Stillwater East Section increase.

13.9.2 *East Boulder Mine*

Operations at East Boulder Mine are also mechanised, employing the equipment as listed in Table 40. The mine makes use of 4.0 cubic yard and 6.0 cubic yard LHDs for infrastructure development and 2.0 cubic yard LHDs for production mining operations on the reef, including development and stope ore removal.

Table 40: East Boulder Mine Mechanised Mining Equipment Quantities

Equipment Description	Number of Existing Units
Mechanised Bolter	5
CMAC Bolter	8
Face Drill Rigs	16
LHDs	34
Dump Trucks	7
Utility Supply Flatbeds	13
Tractor	13
Forklifts	8
Skidsteer	5
Locomotives	9
Mine Transportation	62
Road Maintenance	4
Total	176

The Qualified Person is of the opinion that, accounting for the geographical separation of the stoping and development areas and the daily production called for in the LoM production plan, the mine currently has sufficient equipment to meet production targets.

13.10 Logistics

13.10.1 *Stillwater Mine*

A total of eleven adits have been driven and access underground workings at the Stillwater Mine; six are main accesses and intakes, four are dedicated exhausts, and one is an auxiliary drift. The main rail haulage adits are the 5000W and 5000E Levels. Ore is dropped down from the upper levels via a series of ore and waste passes to transfer boxes on 5000W Level from where the rock is railed to the mine portal by diesel locomotives. The rail cars discharge ore or waste into a purpose-built tip that dumps into a haul truck. The haul truck dumps the ore onto a RoM stockpile ahead of the concentrator. The waste rock is transported to the East Side Waste Rock Dump.

For the Stillwater East Mine, ore and waste is dropped down from the upper levels via a series of Alimak™ ore and waste passes to transfer boxes on the 5000E Level from where the rock is railed to the mine portal by diesel locomotives. The rail cars discharge ore or waste into two dumps that drop the material into a "box" from where surface loaders pick up the material and load haul trucks that transport and dump the ore onto a RoM stockpile ahead of the concentrator or haul the waste to the East Side Waste Rock Dump.

Ore and waste rock from the levels below the portal adit of the 5000 Level is hoisted to surface via the Vertical Shaft. Ore and waste rock is transferred from all the levels above 3500W and below 5000 Level via a series of raise-bored ore and waste rock passes to the main transfer boxes on the 3500W Rail Level.

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Rock material (ore or waste) is hauled by tandem 20-ton diesel locomotives with on average twelve ore cars per train and discharged into the mine tip on 3500 Level which reports to the shaft.

All broken rock from the rock passes reports to the main jaw crusher which in turn feeds, via an apron feeder, onto the main conveyor belt on 3100W Level. The conveyor belt feeds into the main surge box prior to loading into measuring flasks at the skip boxes. The ore and waste rock is hoisted separately to surface using two 10-ton skips and deposited on separate stockpiles. There is sufficient available hoisting time to meet the LoM production requirements.

A double deck 50-person capacity service cage is also available in the shaft that can move men and material from surface to service all levels between 4400 Level and 3100 Level.

A fully equipped ramp has been developed down to the 1600 Level, which is currently the lowest level on the mine. The ramp is used to haul production from the 2900, 2600, and 2300 Levels by bringing rock to the loading level of the shaft on 3500 Level. All ore and waste rock generated between 1600 Level and 2900 Level gravitates via rock passes down to lower levels where it is loaded via hydraulic chutes into articulated 30-ton haul trucks. Thereafter, the rock material is hauled to 2600 Level and discharged into the appropriate tips, which feed the 2500 Level chutes. The ore and waste rock is then loaded from the 2500 Level ore and waste chutes and hauled up the ramp to the 3500 Level by 42-ton diesel powered haul trucks.

The various adits and the Vertical Shaft are used for the supply of all services to the underground operations, including compressed air, water supply, power, sandfill, and the transport of men, materials, equipment, diesel, explosives and rock.

The Qualified Person is of the view that logistics employed at the Stillwater West Section for the transport of men, material and rock have sufficient capacity to meet the planned production levels. Considering the current and future design logistics capacities for the Stillwater East Section, there will be sufficient logistical support to meet the planned increases in production in this section.

13.10.2 *East Boulder Mine*

East Boulder Mine is accessed by two parallel tunnels from the surface portal, with the 6500 Level main access level equipped with 90lb rail for the transport of personnel, materials and rock to and from the mine. All levels above and below this access level are operated as trackless mining sections.

Broken rock material (ore and waste) from the upper levels above the 9100 Level is transported to internal tips within each of the independent ramp systems. Ore and waste rock from the upper levels is gravitated to the main 6500 Level rail haulage via drop raises and Alimaks to near vertical ore and waste rock passes to transfer boxes on the 6500 Level from where the rock is railed to the surface by diesel locomotives. There are some internal transfers on the 7500, 7900 and 8500 Levels to place ore and waste into the Life of Mine (LoM) pass systems. All rock material on the upper levels passes through a grizzly to prevent blockage of the rock passes. Once on surface, the rail cars discharge the ore or waste material

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into dedicated tips from where ore is conveyed to the concentrator stockpile and waste is loaded out for tailings dam wall construction.

The twin 6500 Level access tunnels (Tunnel 1 and 2) are used for the supply of all services underground, water, power, sandfill, and the transport of personnel, materials, equipment, diesel, explosives and rock. Compressed air is supplied by underground compressors near the main shop complex and all compressed air passes through a dryer to remove excess water from the air stream. During FY2019 and FY2020, Tunnel 2 was subjected to a rail upgrade to improve train cycle times required to meet the increasing levels of production (ore and waste) associated with the Fill the Mill Project. This work was completed after an 18-months period in June 2020.

The Qualified Person is of the opinion that, with the completion of the Tunnel 2 rail upgrade, the logistics employed at East Boulder Mine for the transport of personnel, material and rock are adequate to meet the planned production levels.

13.11 Underground Mine Services

13.11.1 *Stillwater Mine*

13.11.1.1 Overview

Stillwater Mine continues to develop its infrastructure in FY2024 and beyond to accommodate the increased mining footprint resulting from the Stillwater East Section expansion. The infrastructure in place has been expanded to allow the mine to execute its LoM plan.

13.11.1.2 Ventilation

Access and service adits and shafts are utilised for the ventilation of underground operations. In the Stillwater West Section (Figure 58), the openings are split between:

- Intakes: Stillwater Shaft,50W Portal (x2), 50E Portal (x2), 5500W Portal, Benbow Portal, and 5900 Portal;
- Exhaust openings: 5400E Portal, 5400E Raisebore breakouts (x2), 5150W Portal, 5300W Portal, 6600W Alimak to Surface breakout, and the 6600W breakout adit, 5300W West Fork Alimak to Surface Breakout, 56E13800 Alimak to surface breakout (x2).

149

Figure 58: Graphic of Ventsim Model for the Stillwater West Section


I - Intake Portal/Raises
E – Exhaust Portal/Raises (Main Fans in Proximity)
E13400 Alimak
E21900 Alimak
Benbow Decline
Shaft
50E Portals
5000E Rail
3500E Rail
2000E Rail

In the Stillwater East Section, there are two main intakes (5000E Rail Portal and 5000E Portal) and two 56E13800 Alimaks to Surface Breakouts for exhaust as well as the E21900 Alimak needed in FY2031as shown in Figure 59.

Figure 59: Graphic of Ventsim Model for the Stillwater East Section



I - Intake Portal/Raises
E – Exhaust Portal/Raises
(Main Fans in Proximity)
E13400 Alimak
E21900 Alimak
50E Portals
Shaft
50E Portals
5000E Rail
3500E Rail
2000E Rail

Ventilation temperature is planned to be conducive to optimum machine and personnel productivity and this will be achieved by using propane bulk air heaters installed at the main intake airways to be operated in winter to limit water freezing. The maximum temperature for operations underground is targeted to be less than 85°F wet bulb.

Stillwater Mine draws approximately 2 100 000 cubic feet per minute (cfm) of ventilation air through the exhaust system via sixteen main exhaust fans, ranging from 400hp to 850hp, situated at various ventilation raises and adits. Ventilation flow is supplemented by booster fans ranging from 30hp to 150hp to create a mine-wide negative pressure system. Stope ventilation is achieved with 30hp to 100hp axial

150

fans in conjunction with rigid and lay-flat ducting. Total primary fan power installed in the system is 8 450hp.

Stillwater Mine has implemented two main ventilation system upgrades scheduled to be completed in 2024:

- Stillwater East Section: The four 400HP primary fans at the 56E13800 Alimak Raises to surface were upgraded to four 700HP mixed flow primary fans. The increase in horsepower was to support future production and with the mixed flow fans, the main exhaust flow can be adjusted dynamically. Portal heaters are being installed at the Benbow Portal to allow for it to be used as an intake and provide ventilation to the eastern portion of the Stillwater East Section;
- Stillwater West: Two 850HP primary mixed flow fans were installed at the bottom of the 5300W West Fork Alimak to Surface Breakout (WFVR) in FY2023. In FY2024, two additional 850HP units will be installed for a total of four primary fans at this location. In FY2024, the 5150W and 5300W Portals will be swapped to intake airways as the ventilation system is converted to use the WFVR as the main exhaust; and
- Overall strategy of the WFVR is to have the exhaust raises on the far western extent of mining with the main power at the exhaust fans, reducing the requirements for booster fans. The ventilation plan over time will convert more levels to exhausting through the WFVR and will result in the decommissioning of primary vent fans on the 4800W and 6600W Levels. The 850HP fans are mixed flow units and the main exhaust flow can be adjusted dynamically.

Air entering the mine on the 5000W, 5000E, Benbow Decline, 5500W, and 5900W portals and the shaft is heated via propane bulk air heaters in the winter to prevent freezing of pipes and to ensure productive working temperatures.

13.11.1.3 Mine Dewatering

The lowest level at Stillwater Mine is the 1400W Level Decline and the lowest operational level is the 1600 W Level. Stillwater Mine has installed a series of "leapfrog" interim dams and pumps for the removal of waste and fissure water from these low points. Water is pumped from one pump station/sump up to the next in consecutive lifts to bring the water out of the mine via the 1900W Level Pump Station. Drain water is collected in sumps in the various haulages and pumped to the main pumps station or a drain hole on that level to ensure haulages and declines are kept dry.

The 1900W Level Pump Station comprises six main pumps which pump water to an intermediate pump station on the 2500W Level, which pumps to a series of sumps on the 3100W Level, and water is then pumped from this intermediate pump station to the 4400W Level Pump Station. This water is then pumped up to the 5300W Level Surge Reservoir from where it is gravity fed to the West Clarifier on surface.

Water from areas above the 5000E Level at the Stillwater East Section reports to the East Clarifier on surface while the remainder of the water reports to the West Clarifier through the 5300W level surge reservoir. A disk filtration system installed on surface in FY2020 was commissioned in Q1 FY2021 which was designed to treat all water disposed of via percolation and the Land Application and Disposal facility adjacent to the Hertzler Tailings Storage Facility to comply with recently issued water disposal regulations.

151

The current pumping capacity at Stillwater Mine is approximately 2 500gal per minute and is adequate for handling the expected amount of mine inflow water. In addition, clarifier upgrades were completed in FY2021 to increase capacity to 2 500gal per minute for each of the two clarifiers resulting in a total clarifier capacity of 5 000gal per minute.

The Qualified Person is of the opinion that Stillwater Mine has an appropriate mine dewatering system, and that the dewatering system can handle all water inflows into the mine.

13.11.1.4 Compressed Air

The installed compressed air system at Stillwater Mine consists of eleven stationary compressors for 19 600cfm of capacity. There are six compressors on the east side and five on the west side. These compressors are all located on surface and are tied into the total mine system by underground piping and a 12-inch diameter on-surface trunk line between the east side compressor house and the west side Loci Barn compressor house. Compressed air volumes are being increased as production ramps up in the Stillwater East Section. In FY2021, an engineering study was launched with the inhouse projects team and executed by Nordmin Engineering to further delineate future needs.

The compressed air service map for Stillwater Mine is shown in Figure 60.

Figure 60: Stillwater Mine Compressed Air Service Map



Air
12" Pipe
8" Pipe
6" Pipe
4" Pipe
2" Pipe
CT Condensation Trap
C Check Valve
P Pressure Gauge
In-line Valves
66w Alimak Raise
75w FWL-W
72w FWL-W
69w FWL-E
69w FWL-W
66w FWL-W
66w FWL-E
63w FWL
61w FWL
60w FWL
59w FWL-W
59w FWL-E
59w FWL
56w FWL
56w Incline
53w FWL-W
50w FWL
47w FWL
44w FWL
41w FWL
38w FWL
35w FWL
35w Ramp
32w FWL
26w FWL-W
23w FWL-W
20w FWL-W
Kiruna
6" AIR LINE CONVERTED TO WATER LINE
CHECK VALVE PREVENTING FLOW TO THE WEST
Shaft
Water Trap
34w Incline
35e Incline
1900 Decline
2000' ELEV
3000' ELEV
4000' ELEV
54e FWL
52e FWL
50e FWL
48e FWL
46e FWL
44e FWL
41e FWL
38e FWL
35e FWL
32e FWL
29e FWL
23e FWL-E
20e FWL-E

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13.11.1.5 Service Water

The present service water system provides the Stillwater East Section with approximately 550gal per minute of service water, which is sufficient for the projected production from this section. The 550gal per minute was calculated by taking historical Stillwater Mine service water quantities and correlating with the total tons of rock broken during the same period. This calculation took into consideration all sandfill, diamond drilling, mining and miscellaneous water uses required for the production at Stillwater Mine.

The present surface pump house delivers service water to the Stillwater East Section and, as the production in this section continues to ramp up, the service water demand will increase. To meet the increased demand, the service water piping was upgraded to 8-inch diameter Schedule 40 steel pipe. The 8-inch steel pipe was installed from the 5000E Portal through the 5000E Drive (TBM tunnel) to the bottom of the 5600E15-200 Utilities boreholes in Q1 FY2021. An upgrade of the three vertical turbine pumps motors to 100hp in the surface pump house was required to meet the ultimate steady-state water demand. These upgrades, along with the 8-inch piping upgrade, allow the surface pumps to deliver 550gal per minute of water to the 5600E15-200 Drill Water Reservoir (DWR), which was commissioned in May 2020. The 4700W service water system that feeds the FWL was commissioned in FY2022 and the 6000E reservoir was commissioned in FY2023.

A schematic diagram showing the Stillwater East Section service water reticulation is shown in Figure 61.

Figure 61: Stillwater East Section Service Water Reticulation


13900
ALIMAKS
56E FWL and
Ramp Water
Service
Fed from
Grundfos or
Weir PJ-80
pump at 56E
DWR
56e FWL
157,000 Gallon Service Water Reservoir
Fed from 8" Line on TBM
From Surface 101 Pumps
TBM and 15,700 Decline Water Service,
Fed from Inline pump at 56E DWR
TBM and 15,700 Decline Water Service,
Fed from Inline pump at 56E DWR
54e FWL
52e FWL
52e FWL
50e FWL
50e Ramp
TBM
LAUNCH
CHAMBER
48e FWL
48e FWL
48e FWL
46e FWL
46e FWL
44e FWL
56E DWR Feed
Dedicated System
Fed from Surface 101 Pumps
Mine Water
6 Inch Water Line
8 Inch Water Line

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13.11.2 *East Boulder Mine*

13.11.2.1 Overview

East Boulder Mine continues to increase its mining footprint and development continues upwards to generate more Mineral Reserves. This development is supported by the necessary mine services and infrastructure, which includes the following:

- 6500, 7200 and 8200 Level sand plants;
- An additional sand plant on the 8800 Level is planned for commissioning in FY2025;
- A fully optimised ventilation system is planned for completion in FY2024;
- Infrastructure for the 72740-ramp system; and
- Infrastructure required for the development of the 7500 and 7200 Footwall Levels and the Frog Pond incline.

13.11.2.2 Ventilation

At East Boulder Mine, ventilation openings are split between the following:

- Intake ways: 6500W Portals (x2) and BVR Alimak Intake Raise (Figure 62); and
- Exhaust ways: Simpson Creek Raise, BVR Alimak Exhaust Raise, Graham Creek Raise, 79W FWL (surface breakout in FY2027) and 75E Alimak to surface in FY2029.

East Boulder Mine draws 550 000cfm of air to ventilate the underground operations via four main mains fans, 400hp exhaust fans located at the Brownlee Ventilation Raises (two) and Simpson Creek Raise and one 600hp fan located at the Graham Creek Raise. The air is exhausted via two vertical raises to the Frog Pond adit, a raise to Simpsons Creek adit and the Graham Creek Raise. Additional forcing fans are utilised in primary development sections. Stope ventilation is achieved with 40hp to 100hp axial fans in conjunction with rigid and lay-flat ducting. Whenever possible, through ventilation is achieved by establishing a raise from the sill level of the stope to the level above. This allows separate and unique air from the primary circuit to flow through the stopes.

Figure 62: Graphic of Ventsim Model for the East Boulder Mine



- Intake Portal/Raises
– Exhaust Portal/Raises
(Main Fans in Proximity)
79W FWL
2
BVR Raises
1
75E Alimak
3
6500 Rail
Tunnels # 1 & # 2
Main Shop Location

East Boulder Mine has implemented a main ventilations system upgrade which is scheduled to be completed in FY2024 and this upgrade entails the following:

154

- An 850HP mixed flow fan has been installed at the Graham Creek Raise to provide the primary exhaust for the Western extent of the East Boulder. The main exhaust flow can be adjusted dynamically;
- The Frog Pond Alimak Raises (BVR) have had a major upgrade with a passive heat exchanger installed on surface at the top of the raises. One raise has been commissioned as an intake airway which allows for intake air to be delivered to the 7500W FWL;
- The two existing 400HP fans will be replaced by a singular 600HP mixed flow fan installed at the bottom of the exhaust raise. The main exhaust flow can be adjusted dynamically; and
- Overall strategy is to get another intake in at East Boulder Mine to increase air quality and reduce main fan pressure. The system is split into two vent zones with it generally described as the 6500 Portals feeding the western side of the mine and exhausting through the Graham Creek Raise and the BVR intake raise feeding the eastern side and being exhausted through the Simpon Creek and BVR exhaust raise.

Air entering the mine on the 6500 Level is heated via two propane bulk air heaters in the winter to prevent freezing of pipes and to ensure productive working temperatures. Air entering the mine through the BVR intake raise is passively heated using mine air from the BVR exhaust raise at the top of the BVR raises. Air temperature is monitored and air flow is regulated through the BVR intake to keep intake temperatures above freezing in the wintertime.

The Qualified Person is satisfied with the current ventilation system which provides air flow that is adequate for the mine's needs.

13.11.2.3 Mine Dewatering

Mining operations are primarily situated above the main adit level allowing for water drainage from the active sites and, therefore, water pumping is not a major challenge. Furthermore, water inflow from fissures and underground aquifers is minimal. Ramp development below the 6500 Level is equipped with normal mobile pumps and cascade sump/pumps to bring the water to the 6500 Level. Water management focus is primarily to ensure that there is adequate infrastructure to manage service water and wastewater from the underground fill. The pumping capacity of the mine is approximately 396gal per minute from the main pump station on the 6500 Level, which exceeds the historical and current water flow rates of less than 250gal per minute. The Qualified Person is satisfied with the pumping capacity at the mine, which meets the current and future needs of the mine.

13.11.2.4 Compressed Air

The present compressed air system at East Boulder Mine consists of five stationary compressors and a mine wide distribution system. These compressors are all located underground and are tied into the mine compressed air system by underground piping and a controller, and deliver compressed air based on demand. Air is piped via an 8-inch diameter main trunk on the 6500 Level, 6-inch diameter pipes up each ramp, and 6-inch or 8-inch lines on each level. There is also a dedicated 10-inch trunk that runs from the compressors near the central shop to the 7500 Level. All the pipes are interconnected. Each compressor is rated at 500hp and can deliver 1 750cfm at 125psig at the 6500 Level elevation. Collectively, all compressors can deliver over 8 700cfm but only four compressors are required to run at

155

peak demand, with normal duty requiring three compressors run online and with the fifth providing the required redundancy.

A compressed air dryer was commissioned on 6500 Level in early FY2020 to reduce water in the air lines. A 10-inch diameter pipeline loop from the 7500 Level up to the 8200 Level was installed in FY2020 to increase storage capacity above the 7500 Level. A 200 HP satellite compressor was added in FY2021 to service a long hole drilling machine, with three more satellite compressors to be added and installed at long hole drilling locations. In addition, studies on long-term engineering and option planning started in FY2021 and scheduled for completion in FY2022 will which more closely define the long-term compressed air requirements and strategy. As a result, the Qualified Person is satisfied with the compressed air system in place at East Boulder Mine.

The compressed air service map for East Boulder Mine is shown in Figure 63.

Figure 63: East Boulder Mine Compressed Air Distribution System


-78,000E
-77,000E
-76,000E
-75,000E
-74,000E
-73,000E
-72,000E
-71,000E
-70,000E
-69,000E
-68,000E
-67,000E
Denotes Air flow
6" Air Line
8" Air Line
10" Air Line
91 FWL
88 FWL
85 FWL
82 FWL
79 FWL
75 FWL
69 FWL
67 FWL
LOM PASSES

13.11.2.5 Service Water

The current service water system consists of multiple DWRs situated on each level underground (Figure 64). The DWR system is fed from the riser pump located at the surface clarifier, which receives the return water from the mining activities underground. The clarified water is pumped underground via

156

we are one Sibanye Stillwater

a pipeline from the clarifier to the 6500 Level DWR from where it is pumped vertically to the DWRs at the higher levels in the mine in a cascading fashion – DWRs are located at the 6500, 6700, 6900, 7200, 7500, 7900, 8200, 8500 and 8800 Levels. Clean Portal Water is also distributed to the 6500 DWR via a pipeline in Tunnel 1 from a sump inside Portal 1. The future water distribution plan provides for one more DWR at the 9100 Level. The DWRs are equipped with pump skids that have two pumps per skid, each pump delivering 300gal per minute at 350ft of head. The 7900, 8200, 8500 and 8800 DWRs are controlled via variable frequency drives (VFDs) and 40hp pumps, whereas the rest of the DWRs have 125hp direct feed pumps. Each system is sufficient and the DWR planned will be constructed with 40hp pumps and VFDs.

The Qualified Person is satisfied with the current service water system, which provides sufficient service water to the mining operations, and no major additions are required. The planned upgrades will ensure the mine has sufficient service water for to the expanded operations.

Figure 64: East Boulder Mine Drill Water Reservoir Layout


-74,000E
-73,000E
-72,000E
-71,000E
-70,000E
-69,000E
-68,000E
-67,000E
-66,000E
-65,000E
91 FWL
88 FWL
85 FWL
82 FWL
79 FWL
75 FWL
72 FWL
69 FWL
67 FWL
LOM PASSES
Drill Water Reservoir

13.12 Manpower

Table 41 and Table 42 show the LoM manpower plans for Stillwater and East Boulder Mines, respectively. The revision of the LoM plan for Stillwater Mine has resulted in a progressive reduction in the headcount for the mining, technical services and administration, concentrator, surface operations and engineering and maintenance complements, from a total headcount of 1 236 in FY2021 to 1 102 in FY2023. The reduction trend is planned to continue across all disciplines except for concentrator and surface

157

operations resulting in a total headcount of 995 in FY2024 followed by a progressive increase from FY2025 (total headcount of 1 126) to FY2031 (total headcount of 1 288) in line with the planned production ramp up. As per the current LoM plan, total headcount is planned to remain stable at the FY2031 level for the remainder of the LoM to sustain the planned steady state production levels. Total headcount for East Boulder Mine has been stable over the period FY2021 to FY2023 (457-461) but this is planned to increase by 9% during FY2024 and FY2025 to 503. Total headcount will remain stable at 501 from FY2026 onwards until FY2046 and thereafter decrease progressively until the end of the LoM.

Table 41: LoM Manpower Plan for Stillwater Mine

Description	Actual			Budget								
	FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032
Mining	870	790	708	597	598	666	686	725	753	757	789	773
Engineering Maintenance	148	140	205	199	199	227	230	240	250	250	250	250
Technical Services & Admin	147	141	140	96	97	115	115	117	117	117	117	117
Concentrator	43	43	33	42	42	58	58	61	66	71	71	71
Surface	28	22	16	61	62	60	59	60	62	62	62	62
Total Mine Site	1 236	1 136	1 102	995	998	1 125	1 147	1 202	1 247	1 256	1 288	1 271
Description	Budget											
	FY2033	FY2034	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044
Mining	767	768	764	762	765	758	750	750	740	733	728	688
Engineering Maintenance	250	250	250	250	250	250	250	250	250	250	250	250
Technical Services & Admin	117	117	117	117	117	117	117	117	117	117	117	117
Concentrator	71	71	71	71	71	71	71	71	71	71	71	71
Surface	62	62	62	62	62	62	62	62	62	62	62	62
Total Mine Site	1 266	1 267	1 263	1 261	1 263	1 257	1 249	1 249	1 239	1 232	1 227	1 187
Description	Budget											
	FY2045	FY2046	FY2047	FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054		
Mining	678	666	645	654	551	533	544	507	465	295		
Engineering Maintenance	250	250	250	250	238	238	238	214	194	141		
Technical Services & Admin	117	117	117	117	117	117	115	115	104	104		
Concentrator	71	71	71	71	71	71	71	46	46	46		
Surface	62	58	58	58	58	58	58	46	46	46		
Total Mine Site	1 177	1 161	1 140	1 149	1 034	1 016	1 025	927	855	632		

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Table 42: LoM Manpower Plan for East Boulder Mine

Description	Actual			Budget													
	FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034	FY2035	FY2036	FY2037
Mining	294	293	311	308	318	315	315	315	315	315	315	315	315	315	315	315	315
Engineering Maintenance	71	74	64	91	91	91	91	91	91	91	91	91	91	91	91	91	91
Technical Services & Admin	46	51	47	50	50	51	51	51	51	51	51	51	51	51	51	51	51
Concentrator	30	27	28	33	33	33	33	33	33	33	33	33	33	33	33	33	33
Surface	16	11	11	11	11	11	11	11	11	11	11	11	11	11	11	11	11
Total Mine Site	457	456	461	493	503	501	501	501	501	501	501	501	501	501	501	501	501

Description	Budget																
	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047	FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054
Mining	315	315	315	315	315	315	315	315	315	307	307	307	307	306	306	306	299
Engineering Maintenance	91	91	91	91	91	91	91	91	91	91	91	91	91	91	91	91	92
Technical Services & Admin	51	51	51	51	51	51	51	51	51	51	51	51	51	51	51	51	51
Concentrator	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33
Surface	11	11	11	11	11	11	11	11	11	11	11	11	11	11	11	11	11
Total Mine Site	501	501	501	501	501	501	501	501	501	493	493	493	493	492	492	492	486

Description	Budget																
	FY2055	FY2056	FY2057	FY2058	FY2059	FY2060	FY2061	FY2062	FY2063	FY2064	FY2065	FY2066	FY2067	FY2068	FY2069		
Mining	299	291	291	291	291	236	236	221	216	204	204	204	160	108	60		
Engineering Maintenance	92	92	92	92	92	78	78	78	78	78	78	78	56	56	56		
Technical Services & Admin	51	51	51	51	51	47	47	47	47	47	47	47	29	29	29		
Concentrator	33	33	33	33	33	33	33	33	33	33	33	16	9	9	9		
Surface	11	11	11	11	11	11	11	11	11	11	11	11	8	8	8		
Total Mine Site	486	478	478	478	478	405	405	390	385	373	373	356	262	210	162		

The Qualified Persons noted that lower mining productivities when viewed in terms of tonnage generated per number of mining employees are forecast at East Boulder Mine from FY2024 until FY2040 (average 1 362 tons per employee) than achieved since FY2021 (1 440 tons per employee) after which productivity is forecast to increase to the FY2021-2023 level. Using this metric, productivity levels at Stillwater Mine declined from 727 tons per employee in FY2021 to 661 tons per employee in FY2023. A reversal of this downward trend is anticipated in FY2024 followed by a progressive improvement to approximately 955 tons per employee in FY2030 from where it is kept at the level of 932-1323 tons per employee for the remainder of the LoM. The Qualified Persons are satisfied with the current manpower plans for Stillwater and East Boulder Mines which are aligned to the actual levels of productivity achieved previously.

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14 PROCESSING AND RECOVERY

14.1 Mineral Processing Methods

14.1.1 *Background*

Ore processing plants at Stillwater and East Boulder Mines and the smelter and base metal refinery at the Columbus Metallurgical Complex have been in continuous operation for decades. All metallurgical processes and technology in place at the ore processing, smelting and refining facilities are appropriate, well-proven and aligned to norms and practices in the PGM sectors. The processing methods were selected based on metallurgical testwork carried out as part of feasibility studies at the time of development. However, results of the testwork have been superseded by actual operational data and experience accumulated over several years of continuous successful operation of these facilities. Accordingly, there are no plans to introduce new processing technology at the processing facilities. The recently completed plant capacity upgrades at Stillwater Concentrator and the metallurgical complex were based on existing technology and process flowsheets. There are no expansion plans anticipated at the East Boulder Concentrator which has historically been operated below nameplate capacity. Higher utilisation of the installed capacity at the East Boulder Concentrator continues based on existing and proven technology and process flowsheet.

14.2 Ore Processing

14.2.1 *Stillwater Concentrator*

14.2.1.1 Plant Design and Equipment Specifications

The Stillwater Concentrator was commissioned in 1986 and since been upgraded to 3 400-ton per operating day conventional crushing, milling, flotation, and filtration plant producing a PGM-base metal sulphide concentrate suitable for downstream smelting and refining.

Primary crushing equipment consists of Metso (Nordberg) feeder and jaw crusher with a capacity of 300 tons per operating hour.

Primary grinding equipment consists of:

- A Metso 3 000HP semi-autogenous grinding (SAG) mill charged with 4-inch hardened steel balls and with a capacity of 179 tons per operating hour; and
- A Metso 3 000HP ball mill charged with 3-inch hardened steel balls and with a capacity of 179 tons per operating hour.

The flotation circuit consists of:

- Flash flotation circuit containing a Metso flash cell and Metso cleaner cells;
- Rougher flotation circuit consisting of twelve Metso 300cft convention flotation cells;
- Rougher-cleaner flotation circuit consisting of two 3ft Metso column flotation cells, two 1.5ft Metso column flotation cells, and three Metso 350cft conventional cleaner flotation cells;
- Middling flotation circuit consisting of six Metso 300cft conventional flotation cells;
- Middling cleaner flotation circuit consisting of eight Metso 300cft conventional cleaner flotation cells;
- Scavenger flotation circuit consisting of ten Metso 300cft conventional flotation cells; and

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- Scavenger cleaner flotation circuit consisting of eight Metso 300cft conventional cleaner flotation cells and a 5ft column flotation cell;

Filtration equipment consists of a Metso 10 plate pressure filter with a capacity of 100 tons concentrate per day (4 300 tons per day ore feed).

14.2.1.2 Plant Capacity

The PGM concentrator at Stillwater Mine was commissioned in 1986 as a 500-ton per operating day conventional crushing, milling and flotation plant. Following several process modifications and expansions, the concentrator capacity increased to approximately 3 100 tons per operating day by FY2020. The concentrator has historically operated on a ten-day or eleven-day fortnight basis and has been switched off every second weekend resulting in approximately 75% utilisation. This was required to maintain the balance with mining volumes of 750 000 tons per year at the time, but the concentrator currently operates on a continuous basis with a target utilisation of 92% due to the increased tonnage delivered from the mine in recent years. At the 92% utilisation, the plant capacity before expansion is equivalent to approximately 1.04 million tons per year.

A significant capital expansion project at the Stillwater Concentrator was finalised and commissioned in late (Q3) FY2023. This expansion has resulted in an operational capacity increasing to 3 400 tons per operating day (i.e., 1.1 million tons per year) at full utilisation. This capacity will accommodate additional ore from the Stillwater East Section until FY2028 and additional capacity is required for the steady state steady production targets exceeding 1.1 million tons per annum. A bottleneck in the flotation circuits needs to be resolved to upgrade capacity further to 4100 tons per day (i.e. approximately 1.4 million tons per annum at 92% utilisation) as per the Blitz Project plans. Mechanical equipment needed for the flotation circuit upgrades has already been procured as part of the Blitz Project Sibanye-Stillwater has undertaken to complete this work at an additional cost of approximately $1.8 million (labour cost) a year before the capacity of 1.4 million tons is required.

The following areas of the concentrator have already been upgraded to increase tonnage throughput capacity as part of the Blitz Project:

- Milling Section: A new SAG mill, a new ball mill and new pebble crushing facility were installed to replace an existing comminution facility which was decommissioned. The new milling building was commissioned in late (Q3) FY2023 and there is no additional project capital provision for this section beyond FY2023;
- Flotation Section: Associated with the milling circuit replacement, the flash flotation cells were also be replaced with new cells. The remainder of the flotation circuit required minimal expansion, with the addition of a few cleaner cells, and the increase in capacity of some of the float column cells. The old float plant building had sufficient capacity and infrastructure to accommodate the minor expansions required. This upgraded circuit was commissioned in parallel with the new milling circuit in Q3 FY2023. Further upgrades to the remaining flotations circuits required to increase plant capacity from 3 400 tons to 4 110 ton per day (i.e. 1.1 million tons to 1.4 million tons per year at 92% utilisation) have been considered but deferred to a time when the additional capacity is needed (i.e. from FY2029 onwards);
- Tailings Section: Upgrades were completed in FY2023 on the tailings distribution system between the mill and final tailings discharge pump to the TSF. These also included upgrades to slurry pumps,

161

distribution lines, and system controls to handle the increased throughput. Minor upgrades are planned to be completed in FY2024 to the tailings lines going to the TSF to improve system reliability at the maximum planned throughput; and

- Concentrate Handling: Upgrade of the concentrate handling facility was commissioned at the end of FY2020. The concentrate thickener has been replaced and a new stock tank and filter press have been installed. The dry concentrate bin has also been replaced to allow delivery into the new side-tipping trucks, which have been implemented for the transportation of the concentrate from the mine to the Columbus Metallurgical Complex. These same trucks return with slag and reverts for reprocessing.

14.2.1.3 Manpower Requirements

The plant staffing comprises four crews operating on two 12-hour shifts of one Supervisor, four Operators and a Tailings Storage Facility Operator. Current budget staff is twelve Maintenance (Mechanical) Technicians to support Concentrator, Surface Operations, Paste Plant, Water Treatment, and Building Maintenance and these technicians follow the 24-hour per 7-day week shift rotation system. There are four Electrical Technicians with the same area of responsibility as Concentrator Maintenance Technicians but working on a seven-day per week basis. Major and routine planned maintenance is scheduled on a regular basis to ensure the plant mechanical availability of 92% is maintained.

14.2.1.4 Process Description

The concentrator currently receives ore from the Off-shaft and Upper West areas of the Stillwater West Section and Blitz West area of the Stillwater East Section as well as slag and brick recycle materials from the smelter. Smelter slag and brick recycle materials are delivered to the primary crushing area and are campaign-treated through the concentrator. A typical slag campaign would last 24 hours and would entail process changes such as different reagent dosages, lower throughput and shutting down the flash float circuit. Approximately 75% to 80% recovery of contained 2E is the sustainable target for these campaigns.

The concentrator has previously processed approximately 1.1 million tons per year of RoM ore feed at a 92% total 2E recovery from this material (FY2020). The concentrator capacity expansion was based on the existing process flow diagram which is presented in Figure 65. The process comprises open circuit crushing followed by two stages of milling, with the sized product being delivered to the flotation circuit. Various stages of flotation including roughing, cleaning and scavenging in addition to a regrind circuit ensure that recovery is optimised and concentrate grades suitable for smelting are realised.

162

163 Figure 65: Block Flow Diagram of the Stillwater Concentrator 14.2.1.5 Production Plan The recent history and budget operational parameters for the concentrator are presented together with the LoM production plan in Table 43, Figure 66 and Figure 67. The FY2021, FY2022 and FY2023 data presented reflects the actual annual performance whilst the FY2024 to FY2054 data represents current budget targets. The current operational methods and capacities are adequate until FY2028 after which flotation circuit upgrades will be required to increase overall concentrator capacity to 1.4 million tons per annum. The metallurgical efficiencies projected have not been obtained historically, but as a result of the process upgrades completed in FY2023 and the minor increases projected, these are deemed reasonable budget targets. However, the flotation circuit debottlenecking project should be completed to increase concentrator capacity to 1.1 million tons before FY2029. Table 43: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 Total Feed tons 936 439 779 288 792 082 782 359 777 832 930 205 982 715 1 109 772 1 179 270 1 200 093 1 199 806 1 200 489 Concentrate Produced tons 22 703 19 415 21 293 21 132 21 000 25 112 26 483 29 932 31 867 32 394 32 543 32 624 2E Recovery % 91.62 91.70 91.20 91.80 91.80 91.79 91.63 91.70 91.88 91.77 92.22 92.40 2E Metal Produced oz 346 556 260 206 262 923 276 549 278 684 344 027 397 921 454 202 489 309 499 275 515 085 509 492 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Total Feed tons 1 199 978 1 199 360 1 200 991 1 200 231 1 198 986 1 200 637 1 199 549 1 198 752 1 200 051 1 199 820 1 200 820 1 199 872 Concentrate Produced tons 32 570 32 517 32 568 32 621 32 569 32 546 32 480 32 465 32 468 32 451 32 521 32 557 2E Recovery % 92.28 92.18 92.20 92.41 92.36 92.16 92.06 92.08 91.99 91.96 92.08 92.25 2E Metal Produced oz 502 245 495 265 499 585 497 625 494 227 488 557 492 074 494 497 475 578 473 200 491 188 496 765 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Total Feed tons 1 203 718 1 199 573 1 201 232 1 199 847 1 199 641 1 199 983 1 200 282 1 199 816 1 131 245 475 596 Concentrate Produced tons 32 677 32 469 32 515 32 516 32 525 32 521 32 555 32 521 30 802 12 950 2E Recovery % 92.30 92.03 92.03 92.14 92.18 92.15 92.22 92.16 92.58 92.58 2E Metal Produced oz 490 641 478 375 482 421 478 053 491 071 485 967 531 009 508 824 541 383 231 682 Parameter Unit Unit Unit Actual Parameter Parameter Budget Budget Budget 164 Figure 66: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs Figure 67: Stillwater Concentrator Actual and Forecast LoM Operational Data 14.2.1.6 Energy Requirements The energy requirement for the Stillwater Concentrator is 6.5MW and is fed by a feed rated for 15MW and a 21.8MW substation. Power to the concentrator is fed from the West Substation as detailed in Section 15.1.4 and is delivered to the plant via incoming Line #2. The substation has sufficient capacity for the concentrator and the planned expansions. - 5 10 15 20 25 30 35 40 0 200 400 600 800 1 000 1 200 1 400 1 600 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 C o n c e n tr a te ( th o u sa n d t o n s) Fe e d ( th o u sa n d t o n s) RoM Ore Feed Recycle Feed Concentrator Capacity Concentrate Produced 0 100 200 300 400 500 600 80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 2 E M e ta l P ro d u c e d ( k o z) 2 E R e c o v e ry ( % ) 2E Metal Produced 2E Recovery 165 14.2.1.7 Water Requirements The maximum water requirement for the Stillwater Concentrator when operating is 2 000gal per minute and demand ranges from 1 300gal to 2 000gal per minute. The Stillwater Concentrator water balance is water-positive, and the concentrator receives return water from the Hertzler TSF, as well as treated water from underground. The Nye TSF is used as the excess water storage facility. 14.2.1.8 Reagent Requirements -The process materials (reagents and steel balls) used in the Stillwater Concentrator are readily available and mostly sourced from credible suppliers located in the USA or North America. Reagents commonly used are potassium amyl xanthate, di-thiophosphate, carboxymethyl cellulose, methyl Isobutyl carbinol, and flocculant/coagulant. Hardened steel balls in 3-inch and 4-inch size are used in the primary grinding mills and are consumed at approximately 1lb/ton total. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations East Boulder Concentrator 14.2.2.1 Plant Design and Equipment Specifications The East Boulder Concentrator was commissioned in 2001 as a 2 000-ton per operating day conventional crushing, milling, flotation, and filtration plant producing a PGM-base metal sulphide concentrate suitable for downstream smelting and refining. Primary crushing equipment consists of Metso (Nordberg) feeder and jaw crusher with a capacity 300 tons per operating hour. Primary grinding equipment consists of:  A Metso 2 000HP SAG mill charged with 4-inch hardened steel balls and with a capacity of 150 tons per operating hour;  A Metso 2 000HP ball mill charged with 3-inch hardened steel balls and with a capacity of 105 tons per operating hour.  The flotation circuit consists of:  Flash flotation circuit containing a Metso unit cell and Metso unit cell cleaner;  Rougher flotation consisting of ten Metso 5cft convention flotation cells;  Rougher-cleaner flotation circuit consisting of a 3ft Metso column flotation cell, four Metso 100cft conventional cleaner flotation cells, and four Metso 50cft conventional cleaner flotation cells;  Middling flotation circuit consisting of ten Metso 500cft conventional flotation cells;  Middling cleaner flotation circuit consisting of four Metso 100cft conventional cleaner flotation cells, and four Metso 50cft conventional cleaner flotation cells;  Scavenger flotation consisting of twelve Metso 500cft conventional flotation cells.  Scavenger cleaner flotation consisting of eight Metso 100cft conventional cleaner flotation cells and a 3ft column flotation cell. 166 Filtration equipment consists of a Metso-Outotec 8-plate pressure filter with a capacity of 100 tons concentrate per day (4 000 tons per day ore feed). 14.2.2.2 Plant Capacity The concentrator at East Boulder Mine was commissioned in 2001 as a 2 000-ton per operating day conventional crushing, milling and flotation plant producing. The design capacity of the concentrator is approximately 2 500 tons per operating day following several process modifications and expansions. This capacity is equivalent to an estimated 838 000 tons per year at 92% operational utilisation and sufficient for the LoM annual production targets. However, at the current 75% utilisation and 99% availability and operating on a four-crew schedule, the current capacity of the concentrator is approximately 2 400 tons per operating day. This capacity is equivalent to an estimated 650 000 tons per year, which is sufficient capacity for the planned production targets until FY2026. The concentrator will be operated at higher utilisation than currently to accommodate higher throughputs (up to 760 000 tons per annum) planned from FY2027 onwards. Prior to FY2017, the concentrator processed approximately 650 000 tons per year of RoM ore feed from the Frog Pond East and West Sections of East Boulder Mine and achieved total 2E recoveries of approximately 91%. Operating the plant below capacity necessitated a ten-day or eleven-day fortnight operating basis, with plant switch-off every second weekend resulting in approximately 75% utilisation. Due to a higher utilisation of the concentrator following the implementation of the Fill The Mill Project, the concentrator achieved peak production of 722 000 tons milled in FY2020. The Qualified Person notes the plan to sustain the budgeted recovery to an average 91% for the LoM should be achievable through metallurgical input and optimisation as before. Furthermore, the planned tonnage throughput peaking at approximately 760 000 tons per annum for the LoM is achievable considering that the annual targets are significantly below the 838 000 tons per year plant capacity at full operational utilisation. The upgraded concentrate handling facility which includes larger filter press and concentrate storage bin than were previously used and cater to side-tipping bulk trucks can handle the anticipated concentrate volumes. The side-tip trucks have the added advantage of also being usable for transporting slag or bricks from the Columbus Metallurgical Complex to the concentrators. 14.2.2.3 Manpower Requirements The plant staffing comprises three crews operating two 12-hour shifts of one Supervisor and three Concentrator Operators and one Heavy Equipment Operator per rotating crew as well as one Water Systems Operator. Maintenance is currently staffed with six Mechanical Technicians, two Electrical Technicians, one Maintenance General Foreman, one Maintenance Planner and one Supervisor, all of whom currently work on a five-day per week basis. Major and routine planned maintenance is scheduled for shut-down intervals lasting 12 to 36 hours twice per month, which has resulted in plant mechanical availability of more than 99%. These staffing levels

167 are adequate for the current levels of operation. The increase in throughput necessitated the appointment of a fourth shift and the transition to continuous operations. Therefore, planned maintenance shut-downs have been initiated to ensure plant availability is maintained. 14.2.2.4 Process Description The simplified block flow for the East Boulder Concentrator is presented in Figure 68. The process comprises open circuit crushing followed by two stages of milling, with the sized product being delivered to the flotation circuit. Various stages of flotation including roughing, cleaning and scavenging in addition to a regrind circuit ensure that recovery is optimised and concentrate grades suitable for smelting are realised. Figure 68: East Boulder Concentrator Simplified Block Flow Diagram 14.2.2.5 Production Plan The recent history and budget operational parameters for the East Boulder Concentrator are presented together with the LoM budget data for the East Boulder Concentrator in Table 44, Figure 70. The FY2021, FY2022 and FY2023 data presented reflects the actual annual performance whilst the FY2024 to FY2069 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. 168 Table 44: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs The key variables reviewed for the LoM are presented in Figure 69 and Figure 70. Figure 69: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 Total Feed tons 720 033 545 873 565 820 631 438 647 381 638 411 686 999 686 999 686 999 686 999 686 999 686 999 686 999 671 059 714 577 678 052 687 946 Concentrate Produced tons 17 859 17 134 17 514 15 525 15 917 15 696 16 891 16 891 16 891 16 891 16 891 16 891 16 891 16 499 17 569 16 671 16 914 2E Recovery % 90.60 91.33 90.86 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 2E Metal Produced oz 223 842 160 925 164 349 184 766 184 717 195 915 216 260 216 260 216 260 216 260 216 260 216 260 216 260 219 552 219 815 213 991 214 473 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Total Feed tons 683 703 717 100 717 897 723 526 739 637 760 135 747 742 745 203 744 689 730 002 721 627 708 004 639 872 702 868 714 501 688 929 694 608 Concentrate Produced tons 16 810 17 631 17 651 17 789 18 185 18 689 18 384 18 322 18 309 17 948 17 742 17 407 15 732 17 281 17 567 16 938 17 078 2E Recovery % 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 2E Metal Produced oz 213 440 211 753 207 992 213 795 216 321 217 380 215 304 217 741 215 536 210 530 209 709 212 702 192 903 209 754 210 362 209 633 207 736 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 FY2062 FY2063 FY2064 FY2065 FY2066 FY2067 FY2068 FY2069 Total Feed tons 643 795 675 016 719 184 681 280 698 783 671 549 677 236 674 942 655 452 699 749 721 315 739 214 728 286 747 472 405 497 Concentrate Produced tons 15 829 16 596 17 682 16 750 17 181 16 511 16 651 16 595 16 115 17 204 17 735 18 175 17 906 18 378 9 970 2E Recovery % 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 90.97 2E Metal Produced oz 191 450 202 039 215 233 204 135 214 302 212 925 214 280 211 355 210 040 214 951 213 704 214 700 211 346 213 581 121 641 Budget Budget Budget Parameter Unit Parameter Unit Actual Parameter Unit - 2 4 6 8 10 12 14 16 18 20 - 50 100 150 200 250 300 350 400 450 500 550 600 650 700 750 800 850 900 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 FY 2 0 6 2 FY 2 0 6 3 FY 2 0 6 4 FY 2 0 6 5 FY 2 0 6 6 FY 2 0 6 7 FY 2 0 6 8 FY 2 0 6 9 FY 2 0 7 0 C o n c e n tr a te P ro d u c e d ( th o u sa n d t o n s) Fe e d ( th o u sa n d t o n s) Total Feed Concentrator Nameplate Capacity Concentrate Produced 169 Figure 70: East Boulder Concentrator Actual and Forecast LoM Operational Data 14.2.2.6 Energy Requirements The energy requirement for the East Boulder Concentrator is 4.5MW and is fed by a 20MW substation. The concentrator at East Boulder Mine is fed with power from a dedicated substation which comprises a 15/20MVA transformer. Sufficient power is available for the mill operations. 14.2.2.7 Water Requirements The water requirement for the East Boulder Concentrator when operating is 1200gal per minute. The overall mine water balance is water positive, requiring disposal of treated water. The concentrator utilises a combination of TSF return water and treated underground water for processing purposes. 14.2.2.8 Process Materials Requirements As is the case for the Stillwater Concentrator, the process materials (reagents and steel balls) used in the East Boulder Concentrator are readily available and mostly sourced from credible suppliers located in the USA or North America. Reagents commonly used are potassium amyl xanthate, di-thiophosphate, carboxymethyl cellulose, methyl Isobutyl carbinol, and flocculant/coagulant. Hardened steel balls in 3- inch and 4-inch size are used in the primary grinding mills and are consumed at approximately 1lb/ton total. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations. 0 25 50 75 100 125 150 175 200 225 250 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 91 92 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 FY 2 0 6 2 FY 2 0 6 3 FY 2 0 6 4 FY 2 0 6 5 FY 2 0 6 6 FY 2 0 6 7 FY 2 0 6 8 FY 2 0 6 9 FY 2 0 7 0 2 E M e ta l P ro d u c e d ( k o z) 2 E R e c o v e ry ( % ) 2E Metal Produced 2E Recovery 170 Concentrator Process Control Sampling The concentrators at Stillwater and East Boulder Mines carry out routine sampling at various stages of the process to produce the data required for the management of the processes and accounting for the metals processed. The samples are analysed at the Sibanye-Stillwater-owned and operated laboratory located at the Columbus Metallurgical Complex. Concentrator feed samples for Stillwater and East Boulder Mines are not taken at either concentrator due to the inclusion of flash flotation and gravity recovery processes within the milling circuit. This precludes representative sampling of the concentrator head feed stream and, as a result, concentrator metallurgical recoveries and plant head feed grades (which are the basis for Mineral Reserve grades reported) are back-calculated from feed mass, concentrate mass and grade, and tailings grade. The concentrate and tailings samples are taken at both concentrators using automated linear falling stream sample cutters. The samples are produced in duplicate using two stage rotary samplers on the concentrate thickener feed pipeline, resulting in a 24-hour composite sample, which is representative of the concentrator final product. This composite sample is not used for accounting purposes as the concentrate sample from the smelter is used for this purpose. Linear falling stream sample cutters also produce the primary tailings samples, which are reduced using two stage rotary tailings samplers at both plants to produce duplicate samples from the final float tails streams. This tailings material sampling process results in the production of a duplicate daily composite sample for analysis. The final tails material is then pumped to the sand plant in the case of the concentrator at East Boulder Mine, and the tailings dewatering section for the concentrator at Stillwater Mine. The laboratory analytical process followed for the concentrator samples resembles that employed for the geological samples described in Section 8 although the concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of these high-grade samples. The sampling equipment and the sampling regimes in place are adequate and suitable for the operations. Sampling equipment for feed sampling at both the Stillwater and East Boulder Concentrators consists of vezin rotary hammer and rotary splitter supplied by FLSmidth which is capable of up to 250 samples per hour. Equipment for float feed, tailings sampling and metal accounting consists of rotary vezin cross- stream cutters supplied by FLSmidth which are capable of up 360 samples per hour. Equipment for smelter feed accounting consists of two-stage rotary vezin cross-stream cutters supplied by FLSmidth and these are capable of up to 250 samples per hour. The concentrate sample analyses are subsequently verified via the automated sampling process of the concentrate at the smelter and analysis at the laboratory. Smelting and Refining Background The Columbus Metallurgical Complex was commissioned in 1990 and focused on smelting concentrate from Stillwater Mine. Initially, a 30-ton concentrate per day smelting facility was installed, which was

171 subsequently replaced with a 100-ton per day unit in 1999. Prior to 1990, concentrate from the concentrator at Stillwater Mine (the only concentrator at the time) was exported to Belgium for toll treatment and refining. The smelting operations have been expanded over the years, with the diversity of the operations at the complex also expanded to include base metal refining and PGM autocatalytic converter recycling operations. Currently, the smelter beneficiates the primary PGM concentrate from Stillwater and East Boulder Mines as well as PGM autocatalytic material sourced from third parties. There have been modest capacity upgrades of various units of the smelter and refinery as part of the Blitz Project. Smelter 14.3.2.1 Design and Equipment Specifications The Smelter at the Columbus Metallurgical Complex was commissioned in 1990 as a 30-ton of concentrate per operating day plant producing a copper and nickel matte containing PGMs. The Smelter has been through several upgrades to its current capacity to 185-ton of concentrate and used automotive catalysts per operating day. The current configuration consists of a concentrate dryer supplier by Carrier Vibrating Equipment Inc, two electric submerged arc furnaces supplied by Hatch Ltd, two top blown rotary converters supplied by Metso-Outotech, and an off-gas treatment facility consisting of Dynawave scrubbers supplied by Monsanto Enviro-Chem. The process flow and description is presented in Section 14.3.2.3. 14.3.2.2 Capacity The smelter comprises of two 150-ton per day primary smelting electric furnaces (Electric Furnace #1 and Electric Furnace #2), both of which can be configured to operate in a primary role or alternatively with Furnace #2 in a primary role and Furnace #1 in a slag cleaning role. PGM concentrate averaging 11% to 13% moisture is received from the concentrators in 30-ton side-tipping trucks. The process flow and description is presented in Section 14.3.2.3. The following areas of the smelter have recently been upgraded with a view to increasing tonnage throughput capacity in response to production increases at Stillwater and East Boulder Mines:  Concentrate Receiving and Drying: A completely new concentrate receiving facility was designed and constructed. This allows delivery via side-tip trucks with the concentrate offloaded and rehandled into the feeding system via a dedicated front-end loader. A new fluid bed dryer has also been installed with a nominal capacity of approximately 320 tons per day. Both concentrate handling and drying facilities were commissioned in early FY2021;  Smelter and Gas Cleaning: Both Electric Furnace 1 and Electric Furnace 2 now operate in primary smelting duty at an installed power of 7.5MW each, with a combined feed capacity of 185 tons per day of dried concentrate. The gas handling facility did not require any upgrades to accommodate the increased furnace capacity and has demonstrated adequate capacity. Both Electrical Furnaces were supplied by Hatch and have been rebuilt since original install. Electric Furnace 1 was rebuilt in FY2021, and Electric Furnace 2 was rebuilt in FY2023;  Granulation: The slag handling methodology is such that top blown rotary converter slag and furnace slag materials are treated separately. While the furnace slag is cooled and returned to the Stillwater or East Boulder Mine Concentrators for re-milling, the converter slag is granulated at the smelter. This granulation facility has been redesigned for upgrade. The top blown rotary 172 converter matte dryer was installed during FY2021 and the electric furnace matte/top blown rotary converter slag dryer was installed in early FY2022. Both dryers were supplied by Carrier Vibrating Equipment, Inc;  Top Blown Rotary Converters: The existing two top blown rotary converters were supplied by Metso-Outotech and have been upgraded to larger drums, which has resulted in larger charge capacity and longer blowing time. This has also increased overall converting capacity by reducing converter downtimes. The converter upgrades were completed during FY2022; and  Regeneration: Sulphur dioxide off gas is captured by way of 2 primary Dynawave scrubbers and a secondary Dynawave scrubber supplied by Monsanto Enviro-Chem. Additionally, to maintain the Columbus Metallurgical Complex’s permitted sulphur dioxide discharge level in the final atmospheric discharge gas, an additional sodium hydroxide regeneration train was installed. This unit modifies the scrubber liquor with the addition of further NaOH and subsequent addition of hydrated lime, which precipitates a gypsum product (CaSO4.2H2O), which is sold as an agricultural soil modifier and regenerates the NaOH for reuse in the scrubber circuits. The additional caustic regeneration train is a duplicate of the existing trains and is fully operational. 14.3.2.3 Process Description The simplified process flow block diagram for the smelter processes is presented in Figure 71. The concentrate bins delivered to the smelter are sampled, where after the concentrate is discharged via an elevator system into a fluidised bed dryer. Natural gas is available at the Columbus Metallurgical Complex site as a piped utility and, as such, is used wherever possible as a heating source. The dryer is thus natural gas fired and reduces the concentrate moisture to below 1%. Used automotive catalysts, which average 70oz 2E per ton, are combined with the new concentrate feed after the dryer. The treatment and processing of recycle materials is addressed in Section 21.1. High-temperature furnace fume and process gases from the electric furnace roof extraction system enter a primary bag house, whilst the lower temperature gas and particulates from the tapping, converting and granulation processes enter a secondary baghouse. The baghouses use high- performance Gore-Tex coated membrane bags to capture the particulates, which are recycled back to the furnace feed hoppers via a pneumatic conveying system. Matte produced from the arc furnaces is granulated and then charged into the top-blown rotary converter (TBRC), where the sulphur and iron components are oxidised. The slag from this process is recycled to the furnaces. The matte typically contains 350oz 2E per ton to 700oz 2E per ton, 28% to 30% Cu, 40% to 42% Ni, 20% to 22% S, 2% iron (Fe) and the balance comprising cobalt (Co), gold (Au), silver (Ag), Rh, tellurium (Te) and selenium (Se). 173 Figure 71: A Simplified Block Flow Diagram of the Smelter 14.3.2.4 Process Control Sampling All concentrate transfers to the smelter from the two concentrators are sampled using a pipe sampler on a grid pattern prior to offloading. A final composite sample per shipment with an ultimate sample mass of approximately 10lbs is then transported to the in-house laboratory. This sample provides the definitive analysis for the concentrate from the concentrators, which is used in the metallurgical accounting process. All catalyst material received at the smelter is sampled and prepared separately from the concentrate. The material is either sampled using a pipe sampler or TEMA sampler. These samples are then transported to the in-house laboratory. The sample provides definitive analysis for the catalyst from recycled material, which is used in the metallurgical accounting process. Converter matte, once granulated, is the smelter final product and is sampled at the smelter by a falling stream sampler (supplied by Salina Vortex Corp.) at the granulator. A primary sample is taken, which is reduced to approximately 2lb via a twelve-point rotary splitter (supplied by Eriez Manufacturing Co.) before being manually delivered as a duplicate sample to the in-house laboratory. This sample provides the definitive analysis for the convertor matte from the smelter, which is used in the metallurgical accounting process. The laboratory analysis process flow for smelter samples resembles that for the geological samples described in Section 8, although the converter matte and concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of high-grade samples. Other samples produced by the smelter for analysis at the analytical laboratory, which are utilised for internal accounting purposes, are as follows:  Furnace slag: spoon samples are taken during the tapping process and composited daily; 174  Converter slag: converter slag is grab sampled from each bin produced for recycle back to the furnaces, and composited on a daily and weekly basis;  Furnace matte: furnace matte is grab sampled from each bin produced and composited on a daily and weekly basis; and  Gypsum product: gypsum product is pipe-sampled from each weekly composite sample container bin resulting in a bulk sample, which is dried and incrementally split for analysis of the final aliquot. The sampling equipment and the sampling regimes in place at the smelter are adequate and suitable for the operations. 14.3.2.5 Production Plan The recent history and budget operational parameters for the smelter plant have been reviewed and the key variables are presented in Table 45, Figure 72 and Figure 73. The FY2021, FY2022 and FY2023 data presented reflects the actual annual performance whilst the FY2024 to FY2069 data represents the current budget targets. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. The increases in smelter operational duty planned are visible whilst the other key variables such as smelter first pass recovery and recycle tons treated remain at levels previously achieved. The increases in concentrate feed will be achieved with both electric furnaces operating in primary duty, whilst the implemented upgrades to concentrate receiving and drying and the larger converter drums will match this capacity. Table 45: Smelter Historical and Budget Operational Data FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 Smelter Concentrate Feed tons 40 393 34 075 35 483 38 384 38 328 41 895 44 543 48 087 50 059 50 615 50 735 50 812 50 759 50 284 51 429 50 538 50 732 Smelter Recycle Feed tons 9 561 7 579 4 245 4 392 7 300 9 904 11 193 12 166 11 968 12 793 11 297 11 010 11 113 10 157 10 171 8 853 8 767 Converter Matte Produced tons 2 031 1 469 1 445 1 744 1 723 1 985 2 243 2 431 2 398 2 564 2 264 2 200 2 227 2 035 2 038 1 769 1 757 Smelter 1st Pass Recovery % 97.37 97.85 97.97 97.60 97.20 97.02 96.92 96.91 96.94 96.90 96.96 96.99 96.99 97.04 97.06 97.13 97.15 Total 2E Recovered oz 1 257 205 971 139 725 236 769 015 949 220 1 210 113 1 371 232 1 493 225 1 514 986 1 580 647 1 495 409 1 470 477 1 470 217 1 401 984 1 407 667 1 310 835 1 302 144 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Smelter Concentrate Feed tons 50 625 51 402 51 405 51 552 51 943 52 526 52 244 52 301 52 046 51 723 51 516 51 215 49 492 51 119 51 379 48 957 30 808 Smelter Recycle Feed tons 9 872 10 134 10 049 10 190 10 341 10 204 9 839 9 762 8 416 8 346 8 452 9 911 9 541 10 024 10 146 9 014 6 382 Converter Matte Produced tons 1 978 2 031 2 008 2 042 2 072 2 045 1 966 1 956 1 686 1 672 1 689 1 986 1 912 2 009 2 028 1 806 1 279 Smelter 1st Pass Recovery % 97.08 97.09 97.10 97.11 97.11 97.11 97.12 97.14 97.25 97.24 97.24 97.10 97.10 97.03 97.06 97.01 97.02 Total 2E Recovered oz 1 370 043 1 389 648 1 382 631 1 379 113 1 389 496 1 399 239 1 378 052 1 369 177 1 263 947 1 258 208 1 260 214 1 374 558 1 324 595 1 418 894 1 405 731 1 360 666 871 144 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 FY2062 FY2063 FY2064 FY2065 FY2066 FY2067 FY2068 FY2069 Smelter Concentrate Feed tons 16 256 17 045 18 160 17 203 17 648 16 963 17 106 17 047 16 557 17 672 18 213 18 663 18 387 18 870 10 239 Smelter Recycle Feed tons 4 115 4 355 4 626 4 388 4 606 4 589 4 606 4 543 4 515 4 633 4 593 4 615 4 543 4 603 2 615 Converter Matte Produced tons 825 870 927 879 923 917 923 910 905 926 920 925 910 920 524 Smelter 1st Pass Recovery % 97.05 97.03 97.04 97.03 97.00 96.95 96.95 96.97 96.93 96.99 97.05 97.08 97.08 97.11 97.03 Total 2E Recovered oz 469 982 496 764 528 352 501 105 526 010 523 405 525 887 518 733 515 457 528 453 524 621 527 112 518 880 525 252 298 600 Budget Budget Budget Parameter Unit Parameter Unit Actual Parameter Unit

175 Figure 72: Smelter Actual and Forecast LoM Operational Throughput Figure 73: Smelter LoM Operational Performance, Actual and Forecast 0 250 500 750 1 000 1 250 1 500 1 750 2 000 2 250 2 500 2 750 0 5 000 10 000 15 000 20 000 25 000 30 000 35 000 40 000 45 000 50 000 55 000 60 000 65 000 70 000 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 FY 2 0 6 2 FY 2 0 6 3 FY 2 0 6 4 FY 2 0 6 5 FY 2 0 6 6 FY 2 0 6 7 FY 2 0 6 8 FY 2 0 6 9 FY 2 0 7 0 M a tt e P ro d u c e d ( to n s) Fe e d ( to n s) Smelter Concentrate Feed Smelter Recycle Feed Converter Matte Produced 0 200 400 600 800 1 000 1 200 1 400 1 600 1 800 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 100 FY 2 0 2 1 FY 2 0 2 3 FY 2 0 2 5 FY 2 0 2 7 FY 2 0 2 9 FY 2 0 3 1 FY 2 0 3 3 FY 2 0 3 5 FY 2 0 3 7 FY 2 0 3 9 FY 2 0 4 1 FY 2 0 4 3 FY 2 0 4 5 FY 2 0 4 7 FY 2 0 4 9 FY 2 0 5 1 FY 2 0 5 3 FY 2 0 5 5 FY 2 0 5 7 FY 2 0 5 9 FY 2 0 6 1 FY 2 0 6 3 FY 2 0 6 5 FY 2 0 6 7 FY 2 0 6 9 2 E R e c o v e re d ( k o z) 2 E R e c o v e ry ( % ) New Feed 2E Recovered Recycle Feed 2E Recovered Smelter 1st Pass Recovery 176 14.3.2.6 Manpower Requirements The budgeted total smelter manpower complement is 96 consisting of 43 hourly and 14 salaried employees in operations and 28 hourly and 11 salaried employees in maintenance. 14.3.2.7 Energy Requirements The energy requirement for the smelter is approximately 11MW. Power is supplied to the Columbus Metallurgical Complex via a dedicated switching station containing two transformers. The power supply is adequate for both the smelting and base metal refining operations. 14.3.2.8 Water Requirements The water requirement for the smelter is 21Mgals/yr. The entire Columbus Metallurgical Complex is water neutral, with sufficient recycle and storage facilities included. The water supply is adequate for both the smelting and base metal refining operations. 14.3.2.9 Flux and Other Requirements The process materials (e.g., flux) used in the smelting operations are readily available. Typical smelter process materials are catalyst (recycle material), limestone, taconite, quick lime, oxygen, hydrated lime, caustic, and flocculant. Most sources are domestic in nature and the overseas sources have been studied intensely to evaluate secondary and tertiary sources in case of supply chain interruption from the primary source. The Qualified Persons are satisfied with security of supplies in respect of process materials for the smelting operations over the life of operations. Base Metal Refinery 14.3.3.1 Design and Equipment Specifications The Base Metals Refinery (BMR) at the Columbus Metallurgical Complex was commissioned in 1996 as a 660 pounds of smelter matte per hour plant producing PGM filter cake. Since commissioning, the BMR has been upgraded to increase capacity the current level of 1 300 pounds of smelter matte per hour. The current configuration consists of the nickel atmospheric leach circuit, a copper dissolve autoclave designed by Hatch Ltd, a nickel sulfate crystallizer supplied by Swenson Technology Inc, a copper electrowinning plant, and two polish leach autoclaves designed by Bateman Engineering. The detailed process flow and description is presented in Section 14.3.3.3. 14.3.3.2 Capacity The BMR facility was installed in 1996 at a nameplate capacity of 660lbs per hour but has a current capacity of more than 1 200lb per hour of granulated matte due to some process expansions – primarily a result of process optimisation and improvement. The BMR currently operates on two 12-hour shifts continuously from Monday morning to Thursday afternoon (equivalent to 80 hours per week or a utilisation of 47.6%). The copper electrowinning circuit at the facility, which operates continuously, was 177 expanded in FY2021 by adding six cells to eliminate a bottleneck that occurred historically in the BMR process. The expanded processing capacity can produce 750 tons per year of copper, with spare capacity remaining. The BMR process flow and description is presented in Section 14.3.3.3. The Qualified Person Is also of the view that, with the current matte capacity exceeding 1 200lb per hour and the expanded copper electrowinning circuit, the forecast matte volumes and nickel processing capacity can be accommodated through the existing operational schedule, with occasional overtime to cover any variance. 14.3.3.3 Process Description The granulated converter matte product is weighed upon receipt at the BMR facility. The matte is milled and leached with sulphuric acid and oxygen at atmospheric conditions to remove nickel as a sulphate crystal product. The remaining solids from the nickel leach are then leached with sulphuric acid and oxygen under pressurized conditions to dissolve copper with some selenium (Se) and tellurium (Te) dissolved in the process. The latter two metals are cemented out of solution, leaving the copper solution for electrowinning. The solids remaining after copper dissolution forms the PGM filter cake, which is washed, filtered and dried. The simplified process flow block diagram for the BMR processes is presented in Figure 74. The final product (filter cake) is despatched to Johnson Matthey Company (Johnson Matthey) for further separation and refining. 178 Figure 74: A Simplified Block Flow Diagram of the Base Metal Refinery 14.3.3.4 Process Control Sampling The converter matte bins received from the smelter at the BMR are weighed and the mass becomes the final value used in the metal accounting system. The analysis used in the accounting system originates from the final smelter sample. BMR products are all sampled within the production process and the products are analysed for quality control purposes only as follows:  NiSO4 crystals: A primary sample is taken from the bagging process via a rotary splitter, which is reduced further for final analysis;  Copper cathode: This is sampled by drilling of the cathode plate, digested and analysed by ICP spectrometry for the copper turnings produced, and the analysis is used as the dispatch analysis for the cathode product; and  PGM filter cake: This is the final BMR product shipped to Johnson Matthey for further refining. This material is sampled at the final product dryer by a rotary splitter and is then sub-sampled. Duplicate samples are produced, and the analytical results of these samples become the invoice analyses for the shipments.

179 The invoiced analysis is checked by Johnson Matthey on receipt, in addition to which there is an umpire process, which is followed for variances greater than those allowed in the contract. The in-house laboratory reports quarterly on the correlations achieved between analyses from Johnson Matthey, in- house and umpire laboratories (where required) on a per element basis. The BMR sample analysis process also resembles that for the geological samples described in Section 8 although the filter cake, converter matte and concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of high-grade samples. The main sampling point in the BMR is for the PGM filtercake. This process utilizes a rotary splitter supplied by Verder Scientific, and the sampling equipment and the sampling regimes in place at the BMR are adequate and suitable for the operations 14.3.3.5 Manpower Requirements The total BMR manpower complement is 34 consisting of 16 hourly and 6 salaried employees in operations and 9 hourly and 3 salaried employees in maintenance. 14.3.3.6 Energy Requirements The energy requirement for the BMR is approximately 1MW. Power is supplied to the Columbus Metallurgical Complex via a dedicated switching station containing two transformers. The power supply is adequate for all base metal refining operations. 14.3.3.7 Water Requirements The water requirement for the BMR is approximately 9Mgals/yr. The entire Columbus Metallurgical Complex is water neutral, with sufficient recycle and storage facilities included. The water supply is adequate for all base metal refining operations 14.3.3.8 Process Materials Requirements The process materials (reagents) used in the BMR are also readily available and sourced from credible domestic suppliers. Typical reagents used are sulfuric acid, oxygen, chopped recycled copper wire, EW smoothing agent (polyacrylic acid), and flocculant. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations. 14.3.3.9 Production Plan The recent history and budget operational parameters for the BMR have been reviewed and the key variables are presented in Table 46, Figure 75 and Figure 76. The FY2021, FY2022, and FY2023 data presented reflects the actual annual performance whilst the FY2024 to FY2069 data presents the current LoM budget targets. The Qualified Person is of the view that the current operational methods and 180 capacities are adequate. Furthermore, the metallurgical recoveries projected have also been sustainably obtained historically and are reasonable budget targets. Table 46: Base Metal Refinery Historical and Forecast LoM Operational Data Figure 75: Base Metal Refinery Actual and Forecast LoM Operational Throughput and Base Metals Recovered FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 BMR Matte Feed tons 2 043 1 469 1 435 1 744 1 723 1 985 2 243 2 431 2 398 2 564 2 264 2 200 2 227 2 035 2 038 1 769 1 757 Cu Produced tons 551 419 390 479 472 546 624 680 663 720 621 602 608 569 570 479 474 Ni Produced tons 900 669 630 755 749 859 963 1 040 1 034 1 094 982 956 968 872 873 773 770 Total 2E Recovered oz 1 255 404 983 922 729 683 768 253 950 661 1 207 693 1 368 490 1 490 238 1 511 956 1 577 486 1 492 418 1 467 536 1 467 277 1 399 180 1 404 851 1 308 213 1 299 540 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 BMR Matte Feed tons 1 978 2 031 2 008 2 042 2 072 2 045 1 966 1 956 1 686 1 672 1 689 1 986 1 912 2 009 2 028 1 806 1 279 Cu Produced tons 550 567 560 569 578 571 547 543 440 436 444 553 530 562 568 505 372 Ni Produced tons 850 871 861 876 888 876 845 841 755 749 752 853 823 859 867 773 533 Total 2E Recovered oz 1 367 303 1 386 869 1 379 865 1 376 355 1 386 717 1 396 441 1 375 295 1 366 438 1 261 419 1 255 691 1 257 693 1 371 808 1 321 946 1 416 056 1 402 920 1 357 945 869 402 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 FY2062 FY2063 FY2064 FY2065 FY2066 FY2067 FY2068 FY2069 BMR Matte Feed tons 825 870 927 879 923 917 923 910 905 926 920 925 910 920 524 Cu Produced tons 252 266 284 269 283 281 283 279 277 283 282 283 279 282 160 Ni Produced tons 330 348 371 352 370 367 370 365 362 371 369 370 365 368 210 Total 2E Recovered oz 469 042 495 771 527 295 500 103 524 958 522 358 524 835 517 696 514 426 527 396 523 572 526 058 517 842 524 202 298 003 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 Parameter Unit Parameter Unit Actual Parameter Unit Budget Budget Budget 0 100 200 300 400 500 600 700 800 900 1 000 1 100 1 200 0 200 400 600 800 1 000 1 200 1 400 1 600 1 800 2 000 2 200 2 400 2 600 2 800 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 FY 2 0 6 2 FY 2 0 6 3 FY 2 0 6 4 FY 2 0 6 5 FY 2 0 6 6 FY 2 0 6 7 FY 2 0 6 8 FY 2 0 6 9 FY 2 0 7 0 M e ta l P ro d u c e d ( to n s) B M R M a tt e F e e d ( to n s) BMR Matte Feed Cu Produced Ni Produced 181 Figure 76: Base Metal Refinery Actual and Forecast LoM Operational Performance PGM Prill Splits Sibanye-Stillwater measures and reports metal prill splits as a ratio of palladium to platinum in the various intermediate products from the individual operations. The current ratios based on data for the FY2023 period have been reviewed by the Qualified Person. The Pd and Pt prill split percentages, based on the Pd:Pt ratio in concentrate resulting from the processing of ore from Stillwater and Easter Boulder Mines, are presented in Table 47. These have also been utilised for business and LoM planning. Table 47: Summary of Pt and Pd Prill Split Data Mine Pd: Pt Ratio Prill Split FY2023 Pt Pd Stillwater Mine 3.51:1 22.17% 77.83% East Boulder Mine 3.60:1 21.73% 78.27% Processing Logistics Concentrate from both the Stillwater and East Boulder Concentrators, with moisture content of 11% to 13%, is trucked via side-tipper bulk trucks to the smelter. Travel time for the concentrate truck from East Boulder Mine to the smelter by road is approximately two to three hours but the travel time for the concentrate truck from Stillwater Mine to the smelter is approximately one and a half hours. Following tube sampling for moisture and initial assays, the material is introduced into a fluidised bed, natural gas dryer that reduces moisture to less than 1%. The dried concentrate is conveyed to a feed storage bin and sampled in duplicate. 0 100 200 300 400 500 600 700 800 900 1 000 1 100 1 200 1 300 1 400 1 500 1 600 94.0 94.5 95.0 95.5 96.0 96.5 97.0 97.5 98.0 98.5 99.0 99.5 100.0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 FY 2 0 6 2 FY 2 0 6 3 FY 2 0 6 4 FY 2 0 6 5 FY 2 0 6 6 FY 2 0 6 7 FY 2 0 6 8 FY 2 0 6 9 FY 2 0 7 0 2 E R e c o v e re d ( k o z) 2 E R e c o v e ry ( % ) Total 2E Recovered PGM Recovery 182 Recycled automotive catalysts and other PGM-bearing materials, averaging 70oz 2E per ton, constitute a separate source of smelter feed. This is delivered to the smelter by clients in 3ft cube bags and boxes. This material is pulverised, sorted and sampled in the same manner prior to smelting to ensure client custom metal is accounted separately. All slag from the smelter as well as from the furnace and Top Blown Rotary Converter used lining bricks is sampled to quantify residual precious metals and returned to both the Stillwater and East Boulder Concentrators. The slag is transported via the return haul for the side-tipper trucks for re-milling to ensure residual metals are returned to the value stream. The residual metals are also accounted for in terms of the concentrator recovery performance measurement.

183 INFRASTRUCTURE Stillwater Mine Complex Concentrator Infrastructure The processing plant infrastructure at Stillwater Mine was built in 1987 and is in a good operational condition. Historical budgets have provided for adequate sustaining and project capital for maintenance and upgrades of plant infrastructure to ensure sustained performance at the required capacities. The planned maintenance of the Stillwater Concentrator follows the JD Edwards Maintenance Control system. Power supply to the concentrator plant is described in Section 15.1.4. As the Stillwater Concentrator is being upgraded to accommodate the increased capacity resulting from the Blitz expansion (Stillwater East Section), the power supply has also been upgraded accordingly. The concentrate handling thickener building and concentrate handling loadout building were completed and commissioned in FY2021. Several additional buildings are planned as part of the Concentrator Expansion to be completed in F2022 and these include the following:  Hertzler Overflow (O/F) tank and pump building;  Hertzler Motor Control Centre (MCC) expansion building;  5150 process water expansion building;  Ore handling building; and  Grinding building. Tailings Storage Facilities The TSFs for Stillwater Mine are at the mature stage. Stillwater Mine has moved the production deposition from the original Nye TSF to the Hertzler TSF. The Hertzler TSF is permitted to Stage 3 (equivalent to a height of 5 030ftmamsl), after which additional permitting will be required following a revised design. The current plan is to increase the capacity of the Hertzler TSF with new, additional tailings storage (Cells 4 and 5), to accommodate the increased production rate arising following additional material from the Stillwater East Section. The TSF is inspected by independent consultants on an annual basis, with Knight- Piésold being the defined Engineer-of-Record. The TSFs at the Stillwater Mine comprises two slimes impoundments, namely the Nye TSF (no longer in full- time use) and the Hertzler TSF (current primary storage). The Nye TSF was used from the start of the mine until 2002 when the Hertzler TSF was commissioned, and it is currently undergoing capping for closure by the end of FY2024. The Hertzler TSF is currently permitted to an elevation of 5 030ft including freeboard and supernatant pond, which is the maximum extent of the current Stage 3 embankment raise. Concentrator tailings are sampled and pumped to a paste plant alongside the Nye TSF located to the southwest of the concentrator. The paste plant, which is used on a limited basis, operates as a staging point for whole tailings slurry. The tailings may be routed from the paste plant either to the 5150 Level underground sand plant or to the Hertzler Pump House, from where it can be routed to either of the 184 other sand plants or the Hertzler TSF. Tailings can also be routed to the Nye TSF from the concentrator, the paste plant or the pump house, if required. Whole tailings material is classified at the underground sand plants into coarse sand and slimes fractions, the sand remains underground and is pumped into stopes for backfilling purposes, whilst the slimes fraction is pumped back to the pump house. The slime is then pumped via two eight-inch pipelines to the Hertzler TSF for deposition. Deposition on the Hertzler TSF is via periodic rotational discharge of tailings slurry around the perimeter of the facility using a group of spigots. Once a localised tailings beach has formed, deposition is transferred to another group of spigots at a different location. Water reclamation is achieved via two inclined reclaim pumps located at the south end of the TSF, which return process water to the concentrator. The adjacent Land Application and Disposal (LAD) pond to the west of the Hertzler Tailings Storage Facility is used to manage treated mine water volumes. The TSF is geomembrane lined, and the liner is routinely inspected by the Engineer of Record and an Independent Tailings Review Board, where possible. Basin underdrain and seepage measurement is performed and monitored via vibrating wire piezometers, whilst embankment crest-mounted survey monuments are used to measure slope slippage or movement. Additional inclinometers are installed around the base of the impoundment to monitor deeper ground movement and displacement. The basin underdrain pore pressures are monitored on a weekly basis via the piezometers, and these respond quickly to changes in the basin underdrain pumping rate. This results in changes in the tailings mass consolidation and hence maximises storage availability and assists in long-term closure planning. The concentrator performs weekly, monthly and quarterly TSF inspections and monitoring per its standard procedures, which are reviewed as part of the annual independent Engineer of Record inspection of the TSF performed by Knight-Piésold of Canada. The inspections and monitoring are required by the 2015 Montana Metal Mine Reclamation Act (MCA). The most recent inspection was performed in September 2023, with a review period from October 2022 to September 2023. No material issues were identified, but a corrective action plan for the issues which were identified was developed and submitted to the Montana Department of Environmental Quality (MDEQ) as required and in compliance with the MCA. The Nye TSF, located immediately to the south of the mining and processing complex, was decommissioned as the primary storage facility in 2001 but is used for emergency tailings storage and water management purposes. Supernatant water is recycled to the concentrator as process water via an inclined retractable pump at the north end of the facility. Survey beacons are in place and are routinely measured for slope stability and slippage. The most recent inspection of the TSF by Knight- Piésold raised no material findings. Knight-Piésold has been retained to develop a closure and rehabilitation plan for the Nye TSF. Capping of the Nye TSF commenced in late FY2018 and is expected to be completed by FY2024. 185 Stage 3 of the Hertzler TSF was completed in 2015 and filling of Stage 3 is currently underway. As part of the annual inspection of the Hertzler TSF, Knight-Piésold calculates a projected fill rate of the current and planned TSF capacity as an elevation above mean sea level by year. Knight-Piésold’s latest TSF filling calculations contained in the 2023 Annual Inspection Report estimates the Stage 3 limit of 5 030ftmsl to be reached (based on pond elevation) by April 2031(Figure 77) at the envisaged RoM ore production rates. The Qualified Person is satisfied with Knight-Piésold’s estimate of the Stage 3 capacity of Stage 3. Figure 77: Hertzler TSF Knight-Piésold Calculated Elevation Profile Stage 3 is currently the maximum permitted height of the Hertzler TSF and, as a result, operation of the TSF beyond this stage will require the design and approval of a Stage 4. A Plan of Operations Amendment for the Stage 4 and Stage 5 TSF expansions has been prepared and was submitted for agency approval in April 2023. Hertzler TSF expansion involves an initial capital expenditure amount of $6.5 million for studies over the FY2024 to FY2026 period and follow up expenditure of $135.4 million for detailed design and construction between FY2029 and FY2031, which have been budgeted for as discussed in Section 18.2.2.4. The Qualified Person deems the quantum of the capital budget to be sufficient for the implementation of the Hertzler TSF expansion. Sibanye-Stillwater has indicated to the Qualified Person that there are no 186 apparent impediments anticipated that will prevent the approval of the Hertzler TSF expansion. However, if the approval is declined and a new TSF is required, a timeframe of approximately three to five years for environmental permitting processes and two years for construction would be required. In addition, a higher capital budget provision than the current provision may be required. East Waste Rock Storage Facility The current East Waste Rock Storage Facility at Stillwater Mine is projected to reach capacity in Q4 FY2030 in conjunction with waste rock capping and closure of the Nye TSF. As a result, an expansion of the East Waste Rock Storage Facility has been designed, proposed, and included in the Amendment 14 Operating Permit application for Stillwater Mine. The Amendment 14 application was submitted in November 2023 and will be subject to an Environmental Impact Statement review and associated State and Federal permitting. It is expected that the Record of Decision and Permit will be issued no later than FY2028. Construction of the expansion area is currently targeted to begin in FY2029 with completion and ability to accept waste rock storage starting in FY2031. The project involves approximately $20 million of capital expenditure. The East Side Waste Rock Storage Facility expansion includes a 56-acre extension to the northeast along with a 200ft increase in the height of the overall facility. Based on current LoM plan, the facility is designed to contain 35 years of waste rock storage. Power Stillwater Mine receives power from North West Energy from a substation located adjacent to the mine site. It receives power from the grid via two sources as follows:  100kV line via the Columbus-Rapelje Auto-substation; and  100kV line via Chrome Junction Substation. The powerline from Chrome Junction to Stillwater Mine is a radial feed at 100kV and feeds three small substations belonging to Beartooth Electric. The Nye REA Tap substation feeds the Hertzler TSF. The mine site has two main substations, namely the West Substation and East Substation, both connected to North West Energy’s substation adjacent to the mine via a 100KV line. The West Substation is owned and maintained by North West Energy and feeds most of the existing mine site including the concentrator. The East Substation is owned and maintained by Stillwater Mine and was installed as part of the Blitz Project to power the Stillwater East Section. The actual power demand loads for Stillwater Mine are as follows:  West Substation: 20MW at 0.92 Power Factor, with current load capacity of approximately 109% without fans and 82% with fans;  East Substation: 12.5MW at 0.88 Power Factor; and  Monthly maximum peak for the site: 32.5MW.

187 Power into Stillwater Mine is reticulated from the West Substation through three incoming lines. Incoming line #1 distributes to the following:  Upper West Feeder;  5000 West Portal Feeder;  West Compressor/Surface Feeder;  Vertical Mill; and  Skip Hoist and Shaft feeder. Incoming Line #2 feeds to the following:  Main Shaft Feeder A for mining operations;  Main Shaft Feeder B for mining operations;  Man hoist;  Concentrator 480V loads;  WFVR fans; and  Auxiliary services including workshops and hoist room. Incoming line #3 feeds the following:  Ball and Sag mill;  480v transformer #1; and  480v Transformer #2. Stillwater Mine has a 750kVA emergency generator to power the cage hoist and provide emergency power for the phones and other small critical loads. All underground transformers are dry-cooled, eliminating the risk of oil leakage and/or fire. In addition, these transformers are skid mounted, installed in concreted cubbies, well- demarcated and supplied with lighting. Stillwater Mine has a detailed inventory of all underground switchgear, controller and transformers managed through the JD Edwards Management System. Bulk Water 15.1.5.1 Water Supply The bulk water supply for the Stillwater Mine is a mix of fresh make-up water from supply wells and recycled mine water. The overall water balance is positive meaning that water disposal is required. Treatment and disposal of surplus water are discussed in Section 15.1.5.2. The onsite water supply wells provide potable water for the mine, make-up water for reagent mixing, and cooling water to some systems (e.g., lube system cooling). Onsite, the water is reticulated to various sites through a network of pipelines (distribution system). The two existing wells and associated distribution system is adequate for the Stillwater Mine ramp up production requirements. Water consumption from the wells is approximately 110gal per minute. The Qualified Person recognises that the net positive water balance at the site is adequate for ongoing operations. 188 15.1.5.2 Water Treatment The water treatment system at Stillwater Mine treats and disposes impacted water from the underground mining operations. Impacted mine water is first clarified before a portion is reused as mine service water while the remaining water continues to the biological treatment process to remove nitrates and is then disposed of by land application or infiltration. The current system is designed to treat and disposal of 2 500gal per minute. Current actual water treatment flowrates are approximately 600 gal per minute from the Stillwater West Section and 900 gal per minute from the Stillwater East Section (total of 1 500 gal per minute) which is approximately 60% of design flow. The Stillwater West Section is expected to remain near 600gal per minute for the foreseeable future. Results of groundwater studies in FY2021 suggested water inflows into the Stillwater East Section exceeding 3 000gal per minute, an estimate that has since been derated to 1 600gal per minute informed by results of subsequent review work completed in FY2021. Therefore, water treatment projections could increase to 2 200gal per minute, which remains below the current treatment plant and disposal capacity of 2 500 gal per minute. Nonetheless, efforts are underway to complete evaluation, engineering, and permitting in the future an expansion is needed in the future. In addition, clarifier upgrades were completed in FY2021 to increase capacity to 2 500gal per minute for each clarifier resulting in a total clarifier capacity of 5 000gal per minute. 15.1.5.3 Septic System The sanitary utilities at the Stillwater Mine consist of a septic system that includes a solids tank, an Advantex treatment system and a leach field. The system is operated primarily as a treatment and disposal system with the leach field providing secondary or back-up disposal. The treated effluent is sent to the Hertzler Land Application Disposal system for disposal. The capacity of the septic system of 18 000gal per day is adequate for the steady-state requirements for Stillwater Mine. Roads Stillwater Mine is located approximately 30 miles southwest of Absarokee and 4 miles south-southwest of Nye. It is accessed from Absarokee by the mainly unpaved County Road 420, which passes the Hertzler Ranch TSF or via the paved State Highway 78 and State Highway 419 and Nye Road. The road network on the Stillwater Mine site consists of unpaved roads, which are primarily used for the transport of logistics and stores for the functioning of the mine and for transport of personnel for access to the infrastructure positioned around the mine site. Equipment Maintenance Stillwater Mine has three workshops on surface, which are the following:  Surface Locomotive Workshop: This has a single bay service and mechanical repair facility for all rolling stock (locomotives and ore cars) operating on the 5000 Level West. This workshop is primarily for work on wheels and engines; 189  East Side Workshop: This has multiple bay service and mechanical repairs facilities serving surface equipment as well as major repairs and rebuilds of primary equipment from the East Side.  Stillwater West Workshop: This has multiple bay service and mechanical repair facilities for light and medium duty underground equipment as well as major repair/rebuild services for primary underground gear equipment that can be moved to the surface. It has full machining, welding, and Diesel Particulate Matter testing capabilities. In addition, Stillwater Mine has the following underground workshops:  6100W Level Workshop: This has multiple bay services and mechanical repair shop;  5600E Level Workshop: This has multiple bay services and mechanical repair shop for all rubber- tired equipment in the Stillwater East Section of the mine;  5000W Level Workshop: This is dedicated to the trackless equipment, which is serviced in the mine. It has a single bay service facility and is available for light mechanical repairs, servicing and electrical repairs on mobile equipment. All the rail equipment on this level is serviced and repaired on surface;  3500W Level Kiruna Workshop: This is a single bay service and mechanical repair workshop facility, which was designed specifically for the maintenance of the three Kiruna trucks and for maintenance of the AD30 Cat Trucks. The Kiruna trucks have been decommissioned;  3500W Level Locomotive Workshop: The 3 500 Level is primarily an ore and waste rock tramming level. Therefore, the workshop is a two-bay service and repair facility for rolling stock;  3800W Level Workshop: This is a two-bay service and mechanical repairs shop for all production equipment in the FWL;  3800E Level Workshop. This is a multiple bay service and mechanical repair shop subject to the same requirements at the 3800W Level Workshop;  2000W Level Workshop: This is the workshop on the lowest level, which caters for mechanical, electrical and general repair and services in multiple bays. All the underground workshops are well-equipped with good lighting, clean concrete floor areas for maintenance and wash bays to ensure quality inspections and are stocked with the appropriate tools and lifting equipment. Some of the workshops also provide for an administrative office underground to ensure that the planned maintenance system is updated timeously. A well-developed maintenance programme based on the JD Edwards Planned Maintenance system is in place and this includes daily, weekly and monthly scheduled maintenance. Major rebuilds of equipment take place on site or are sent to offsite Original Equipment Manufacturer (OEM) repair shops. In addition, the Sibanye-Stillwater US PGM Operations are developing a robust Asset Management Plan. Pre-use checks for all equipment are carried out and logged by the machine operator. Each piece of equipment has a unit number, which is entered into the management system. Equipment performance is logged daily by the operator onto the log sheet, which is uploaded into the system. The maintenance schedule flags equipment for weekly or monthly maintenance. The planned maintenance system records all equipment on the system for availability, utilisation, unit cost, age and planned replacement per the policy for that classification. Job cards are uploaded into the system to ensure each unit has a history of replacements done. The mine keeps over 500 maintenance items on the system. Shop Availability Maps are used by the mine to assist in planning and updating the status of work in the underground workshops. The overall physical map, including all workshops, is updated by the Workshop 190 Foreman daily to ensure that production teams know the status of repairs/maintenance on the equipment. The Maintenance Department has a target of 80% availability for its major mobile equipment. This percentage is an acceptable standard in industry for underground production and development fleets, although higher availabilities have been achieved at other mines. The unit utilisation is generally lower than industry norms due to the geographical spread of the mining operations. In addition, Stillwater Mine has found it more cost effective to provide more equipment than available at other mines (particularly the equipment that is not readily mobile such as bolters and drill rigs) to save on transport between the geographically spread underground production workings. Buildings Several new or modified buildings are required to support the production ramp up at Stillwater Mine. The following buildings were included in the expansion or modification plan:  Expansions: warehouse, core shed and offices to support additional personnel; and  Modifications: dry-house. Significant expansion of the warehouse at Stillwater Mine (7 500 square feet), implemented in 2019, was needed to accommodate the additional mine and concentrator consumables. The dry-house, relocated ambulance/rescue facility and expanded foreman offices are included in the North Multi-Service Wing. This Multi-Service Wing expansion was completed in FY2021, and includes:  Seven new beat rooms;  Renovated dispatch area with a “high-tech” control room;  Two-bay ambulance garage;  Medical area;  Mine rescue area; and  Five offices for foremen. The core shed handles all drillcore from the drilling and ore control related to the mine development and mine operations. The production ramp up approximately doubled the volume of core requiring handling and logging. The core handling area was consequently expanded within the existing structure to add 1 400 square feet, which displaced the ambulance, paramedic and rescue area. The core shed expansion was also completed in late FY2021. A geology and engineering office expansion was also completed, and this supports the additional Engineers and Geologists needed for the expanded operations. Figure 78 shows the overall site layout for Stillwater Mine.

Figure 78: Stillwater Mine Site Layout



N
Silver Creek Rd
NF-2846G
Nye Rd
Access Control
Waste Rock Dump
Warehouse
Winder House
Headgear
Core Store, Beat, Offices
Stillwater Mine
Concentrator
Paste Plant
Rail tip
Tails Pumphouse
Stillwater East Mine
Horseman Flat Rd
Nye Rd
Stores Yards
Mountain View Creek
Nye TSF
NF-2014
Mountain View Creek
Horseman Flat Rd
Nye Rd
1 000
Feet

15.1.9 *Transportation*

Personnel transportation to the Stillwater Mine is a combination of company supplied bussing and light vehicles, and personal vehicles. Transportation of salaried personnel is primarily by company owned light vehicles. Based on the current light vehicle to salaried personnel ratio, no additional light vehicles will be required for future mine plans. Hourly personnel travel to and from site either by company bussing or personal carpools. With employment growth and traffic commitments, additional busing is anticipated for the future mine plans.

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15.2 East Boulder Mine Complex

15.2.1 *Concentrator Infrastructure*

The processing plant infrastructure at East Boulder Mine was built in 1999. The plant infrastructure is in a good condition, with the plant having been operated below nameplate capacity since establishment. Appropriate sustaining capital budget provisions have allowed for the undertaking of routine planned maintenance according to the JD Edwards Maintenance Control system. The power supply to the concentrator plants is described in Section 15.2.3.

15.2.2 *Tailings Storage Facilities*

The TSF at the East Boulder Mine comprises two cells of a single slimes impoundment as the current primary storage. Stage 1, comprising Cell 1, was operated from 2001 to 2007 after which Cell 2 became the primary deposition facility (Stage 2). Stage 3 is an embankment lift of Stages 1 and 2 and was operated from 2014 through 2020. Stage 4 is currently being filled and has been operated from FY2020. Stage 5 is an additional embankment lift and become active in FY2024. Beyond Stage 5, the East Boulder TSF has one additional embankment lift permitted and approved – i.e. Stage 6.

Concentrator tailings are sampled and pumped to the underground sand plant where it is classified into coarse sand and slimes fractions. The sand remains underground and is pumped into stopes for backfilling purposes, whilst the slimes fraction is pumped back to surface. The slime is then pumped via one ten-inch pipeline to the TSF for deposition. Deposition on the TSF is via periodic rotational discharge of tailings slurry around the perimeter of the facility using a group of spigots. Once a localised tailings beach has formed, deposition is transferred to another group of spigots at a different location.

Water reclamation is achieved via three inclined reclaim pumps and pipelines located on the south-western embankment of the TSF, closest to the concentrator, which discharges into the reclaim water tanks at the concentrator. All stages of the TSF are geomembrane lined.

Basin underdrain and seepage measurement is performed and monitored via vibrating wire piezometers whereas embankment crest-mounted survey monuments are used to measure slope slippage or movement. Additional inclinometers are installed around the base of the impoundment to monitor deeper ground movement and displacement. The basin underdrain pore pressures are monitored on a weekly basis via the piezometers, and these respond quickly to changes in the basin underdrain pumping rate. Water drainage results in changes in the tailings mass consolidation and hence maximises storage availability and assists in long-term closure planning.

The concentrator performs weekly, monthly and quarterly TSF inspections and monitoring per its standard procedures which are reviewed as part of the annual Engineer of Record inspection of the TSF performed by Knight-Piésold. The most recent inspection was performed in September 2023, with a review period from October 2022 to September 2023. No material issues were identified, but a corrective action plan for the issues which were identified has been developed and planned to be submitted to the MDEQ by 9 January 2024 as required and in compliance with the MCA.

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we are one
Sibanye Stillwater

Filling of Stage 4 is currently underway and projected to continue into FY2024 with the freeboard allowance provided with completion of lining for Stage 5. As part of the annual inspection of the East Boulder TSF, Knight-Piésold calculated a projected fill rate of the current and planned TSF capacity as an elevation above mean sea level by year. Stage 5 and Stage 6 lifts are already permitted with Stage 5 construction completed and Stage 6 under construction. The embankment crest maximum elevation of Stage 5 has been designed by Knight-Piésold as 6 330ftmamsl, and the Stage 6 crest has been designed at 6 344ftmamsl. Water treatment facilities were upgraded to increase the water treatment capacity and the Guard Shack was also relocated to allow for the Stage 6 build.

Based on Knight-Piésold's current filling calculations, the Stage 4 limit is estimated to be reached in Q3 2024. As part of the planning to meet the Inflow Design Flood management procedures, an interim overflow channel will be installed, which will extend the capacity as indicated in Figure 79, while the Stage 5 construction is scheduled to be complete in January 2024, well ahead of the required first discharge. The Qualified Person considers the design and capacity filling calculations for the TSF to be appropriate and to take cognisance of the planned production.

Figure 79: East Boulder TSF Calculated Elevation Profile


Embankment Crest
Actual Filling Rate
Projected Filling Rate for 50% of Tailings to TSF
Operating Pond Level with 50% of Tailings to TSF
Max. Filling Level (with freeboard)
Projected Filling Rate for 55% of Tailings to TSF
Operating Pond Level with 55% Tailings to TSF
Stages 1 & 2 El. 6285 ft.
Stage 3 El. 6305 ft.
Stage 4 El. 6321 ft.
Stage 5 El. 6330 ft.
Stage 6 El. 6344 ft.
September 2023
September 2024
December 2027
December 2032
July 2035
Elevation (ft.)
Year of Operation
NOTES:
1. FILLING PROJECTIONS INCLUDE ASSESSMENTS FOR 50% AND 55% OF TOTAL TAILINGS BEING DEPOSITED TO THE TSF.
2. A MINIMUM FREEBOARD OF 6 ft. IS REQUIRED DURING OPERATIONS WITH THE INSTALLATION OF THE INTERIM OVERFLOW CHANNEL.
3. AN OPERATING POND VOLUME OF 150 MILLION GALLONS HAS BEEN ASSUMED FOR THE FILLING PROJECTION.
4. THE ACTUAL FILLING RATE IS BASED ON THE REPORTED TONS TO THE TSF ASSUMING A SETTLED DRY DENSITY OF 70 pcf. THE FILLING PROJECTIONS ARE BASED ON THE FLAT FILLING TAILINGS SURFACE CALCULATED FROM THE SEPTEMBER 2023 SURVEY.
0 02JAN'24 ISSUED WITH REPORT BEA CNH
REV DATE DESCRIPTION PREP'D RVW'D
STILLWATER MINING COMPANY
EAST BOULDER MINE
TSF EMBANKMENT STAGING AND IMPOUNDMENT FILLING PROJECTION
Knight Piésold CONSULTING
P/A NO. NB101-45/61
REF. NO. 2
FIGURE 1.2
REV 0

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The Stage 5 and Stage 6 lifts are currently under construction, with Stage 5 scheduled for completion and lining in Q FY2024 and Stage 6 scheduled for completion in FY2025. The Stage 5 and Stage 6 foundation preparation and infrastructure relocation were completed in late FY2023. This work included relocation of soil piles, fencing, underdrain collection basin, nitrogen collection pond, recycle pond and Pumphouse 1, main overhead powerline, mill overhead powerline, guard shack and gate, transformers, fiber, Boe Ranch pipeline and vaults, underdrain pipeline, nitrogen pond pipeline, groundwater well pumpback system, inclinometers, warehouse septic system, surface electrical building, fire hydrants, wash bay, burn pit, laydown yard, equipment ready line, mill fuel storage, and mine access road.

The Qualified Person notes Knight-Piésold's current filling calculations discussed above and that the TSF basin filling schedule depends on the incremental addition of settled tailings solids and on changes in the supernatant pond volume. The TSF filling curve has been updated with the estimated tailings disposal projections provided by Sibanye-Stillwater and an assumed constant supernatant pond volume. An updated short-term filling curve as of September 2023 is shown on Figure 80 and briefly summarised as follows:

- The water level was at approximate elevation 6 311.4ft;
- The supernatant pond volume was approximately 199Mgal;
- The Stage 4 TSF (maximum filling level elevation 6 315 ft) and Stage 5 TSF (maximum filling level elevation 6 324ft) will be reached in September of 2024 and December of 2027, respectively, assuming 55% of the tailings are deposited to the TSF, the existing water pond volume is maintained and the settled dry tailings density is 70lb/ft^3; and
- Stage 6 is currently projected to reach capacity in December 2032.

Basin underdrain water is transferred to the mine water recycle pond. As illustrated in Figure 80, the rate and timing of impoundment filling depends on changes to the supernatant pond volume as well as the proportion of the total tailings that are 'stored' as underground backfill. Sibanye-Stillwater's tailings deposition records indicate that approximately 54% of the tailings solids were deposited into the TSF from January through September 2023, with the remainder of the tailings solids stored as underground backfill. Assuming that the plant production remains approximately consistent with previous years, then about 50% to 55% of the total tailings solids will continue to be deposited into the TSF. Furthermore, if the 200Mgal supernatant pond volume is also maintained, then the Stage 4 TSF would reach capacity in September 2024 (with 6ft. freeboard allowance maintained). Detailed pond level and volume monitoring must continue on an ongoing basis.
Figure 79

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Figure 80: East Boulder TSF Calculated Elevation Profile


Projected Tailings Filling (55% Tailings to TSF)
Surveyed Water Level
Projected Pond Elevation (50% Tailings To TSF)
Projected Filling Level (50% Tailings to TSF)
Projected Pond Elevation (55% Tailings to TSF)
Survey Flat Tailings Level
Stage 4 Crest El. 6,321 ft.
Stage 5 Crest El. 6,330 ft.
Stage 5 Design Filling Level El. 6,324 ft.
Stage 4 Design Filling Level El. 6,315 ft.
September 2023
Stage 4 Design Filling Level with Interim Overflow Channel Reached in October 2024 with 55% of Tailings Deposited to the TSF
Stage 5 Design Filling Level with Interim Overflow Channel Reached in December 2027 with 55% of Tailings Deposited to the TSF
Elevation (ft.)
6340
6330
6320
6310
6300
6290
21
22 (Jun 2023)
23
24 (Jun 2025)
25
26 (Jun 2027)
27
28 (Jun 2029)
29
30 (Jun 2031)
Year and Date
NOTES:
1. FILLING RATE DEPENDS ON A VARIETY OF OPERATING FACTORS INCLUDING MILL THROUGHPUT, TAILINGS DENSITY, MINE BACKFILL REQUIREMENTS, SUPERNATANT POND VOLUME, ETC.
2. FILLING LEVELS ARE BASED ON UPDATED FORECASTS PROVIDED BY STILLWATER INCLUDING 55% OF TAILINGS DELIVERED TO THE TSF, AN ASSUMED TAILINGS DRY DENSITY OF 70 pcf AND FLAT/LEVEL FILLING.
3. THE SUPERNATANT POND VOLUME CORRESPONDING TO THE SEPTEMBER 2023 SURVEY WAS 200 MILLION GALLONS.
4. A MINIMUM FREEBOARD OF 6 ft. IS REQUIRED DURING OPERATIONS TO TEMPORARILY STORE RUNOFF FROM THE PMP. DURING WINTER OPERATIONS THE MINIMUM FREEBOARD INCREASES TO 12 ft. TO TEMPORARILY STORE RUNOFF FROM THE PMF.
STILLWATER MINING COMPANY
EAST BOULDER MINE
STAGE 4 AND STAGE 5 TSF FILLING CURVE
Knight Piésold CONSULTING
FIGURE 4.2
0 02JAN'24 ISSUED WITH REPORT BEA CNH
REV DATE DESCRIPTION PREP'D RVW'D

The capital budget for East Boulder Mine includes capital expenditure for the Lewis Gulch TSF comprising $5.5 million for infrastructure and topsoil relation in FY2026 and $53.4 million for construction between FY2027 and FY2028, and $7.5 million for closure between FY2043 and FY2045. The budget includes costs for a future TSF amounting to $100 million between FY2039 and FY2042. The Qualified Person is satisfied with the capital allowance for new TSFs (e.g., Lewis Gulch TSF and another future TSF) that will be required in future.

15.2.3 *Dry Fork Waste Rock Storage Area*

In conjunction with the construction of new and expanded tailings facilities, a new waste rock storage area has been designed. The proposed Dry Fork Waste Rock Storage Area (West Storage Area) was included in the permitting of the Lewis Gulch TSF within Amendment 004. Approval of Amendment 004 is expected in July 2024. The Dry Fork Waste Rock Storage Area (West Storage Area) will be 102 acres in size and is designed to contain 5.4 million cubic yards of material. Based on current mine plans, this will provide waste rock storage up to FY2047. A second, separate waste dump (East Waste Rock Storage Area) has been envisioned in the Dry Fork Waste Rock Storage Area with some preliminary design work

195

completed. The East Waste Storage Area in the Dry Fork Waste Rock Storage Area will provide an additional 28 years of storage beyond FY2047 (up to FY2075). Permitting of the East Waste Storage Area is anticipated in the 2040s.

Construction of the Stage 6 TSF lift is scheduled for completion in January 2026. Upon completion of the Stage 6 TSF embankment lift and lining, waste rock will need to be placed in the Dry Fork Waste Rock Storage Area or within the existing Stage 6 TSF. Construction of Phase 1 of the Dry Fork Waste Rock Storage Area is scheduled for to begin in late FY2024 and continues to FY2025 based on anticipated regulatory approval which will be permitted as part of the Lewis Gulch TSF. A bridge and access road will be constructed at the start of Phase 1 in FY2025.

The capital budget for the Phase 1 of Dry Fork Waste Rock Storage Area (construction and lining) amounts to $28.5 million over the period FY2024 and FY2026. Phase 2 to Phase 4 also have capital provisions in the capital budget for East Boulder Mine in FY2030 ($2.9 million), FY2035 ($7.5 million) and FY2046 ($6.3 million), respectively, as well as for closure between FY2055 and FY2056 ($5.5 million). The Qualified Person is satisfied with the capital provisions for construction and closure of the waste rock storage facilities.

15.2.4 *Power*

Power to East Boulder Mine is fed from the North West Energy's 161kV powerline via a tap located north of Springdale and then via the Duck Creek Substation. Park Electric, a power co-operative, supplies power to the mine site and owns the distribution facilities. The power feed from Duck Creek to McLeod and from McLeod to the mine is via a 69kV powerline. Sibanye-Stillwater owns two main substations situated at East Boulder Mine. The mill transformer is a 15/20MVA 69kV to 4 160V and the mine operations transformer is a 10/14MVA 69kV to 13.8kV. There are no spares for either transformer, but there is a cross feed between the two substations which is rated for 8MW. Dedicated capacity for East Boulder Mine is 23MW at a unity power factor contracted from Park Electric, which is adequate for the increased production levels associated with the Fill the Mill Project.

East Boulder power loads are currently as follows:

- Mine and surface: 7MW at a 0.91 power factor (approximately 77% of maximum capacity);
- Concentrator: 5.5MW at a 0.93 power factor (approximately 40% of maximum capacity); and
- Monthly Maximum Peak: 12.5MW at a 0.91 power factor.

There are two main feeders that feed the underground switchgear from the surface switchgear. Normal operation is to use one feeder and have the other feeder available as a backup. One feeder is installed in Tunnel #1 and the second feeder installed in Tunnel #2. Current underground load is approximately 5MW at a 0.80 power factor. Each of these feeder cables have a loading capacity of approximately 7MW (assuming a 5% maximum voltage drop).

East Boulder Mine has two 2MVA Caterpillar 3516B diesel generators which were installed in 2001 at the portal on surface. These generators are currently permitted only as emergency generators, which should be operated for at most 500 hours per year. The generators are designed to operate at the same time

196

in parallel and share the load. When running in parallel, the continuous load on these generators is limited to 3.5MW to allow for peak demands of less than 4MW.

15.2.5 *Bulk Water*

15.2.5.1 *Water Supply*

The water supply for the East Boulder Mine is a mix of fresh make-up water from groundwater supply wells, recycled water from the water treatment facilities and ground water encountered during mining operations. The overall water balance is positive, and disposal of surplus water is required.

The groundwater supply wells include the potable water system which provides potable water to the surface operations only and the freshwater system which provides fire water for surface operations and reagent make-up water for the mill. Onsite, the water is reticulated to various sites through a network of pipelines (distribution system). Water consumption from the wells is approximately 50gal per minute and is not expected to increase significantly in future. Water Right Permits allow for beneficial use of up to 262gal per minute from mine water and up to 200gal per minute from potable wells. Treatment and discharge to percolation is not considered a beneficial use and discharge through the Montana Pollutant Discharge Elimination System permit is not included in the water right quota. Current water rights, therefore, are sufficient to support the mine plan.

15.2.5.2 *Water Treatment*

The water treatment system at East Boulder Mine treats and discharges mine water from the underground mining operations. The current system was designed to treat approximately 750gal per minute of water from the underground mining operations. Mine water is first clarified, with a portion recycled to the underground drill water reservoir while the remaining water continues to the biological water treatment process to remove nitrates and ammonia. Treated water is split between recycling for mine use and disposal by percolation to groundwater, based on operational demands.

In late FY2015, East Boulder Mine received a new Montana Pollutant Discharge Elimination System (Water Discharge) permit, which stipulated stringent metals discharge limits. The permit allows for a five-year interim period for treatment system evaluation and improvements before the new discharge limits apply. A new discharge permit was issued in September 2023 which included a revision to the discharge limits. For compliance, the drilling of a deep injection test well was undertaken and successfully tested. The testing of an existing 45 000ft pipeline from East Boulder Mine site to the injection well system was also completed and commissioned in FY2020. This pipeline was designed to carry treated mine water effluent to an injection well at the Yates Gravel Pit for compliance with the discharge limits.

15.2.5.3 Septic System

The East Boulder Mine wastewater treatment facility was originally designed and permitted in 1998. The system serves the upper bench office buildings and the concentrator. The design basis for the original system was 600 employees with a peak per capita flow rate of 15gal per day (i.e., 9 000gal per day for the whole mine). The system consisted of approximately 700ft of 8-inch diameter PVC gravity sewer,

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combined septic dose tank, and two zone conventional drain field with each zone having thirteen 100ft long laterals.

In 2006, the collection system was expanded to include a Mobile Dry Building which was included in the original design of 600 employees. The 2006 improvements also made modifications to the existing drainfield to correct ongoing maintenance issues. The 2006 drainfield modifications consisted of replacing the existing conventional drain field with trench infiltrator chambers, adding one lateral to each zone of the drainfield for a total of twenty-eight 100ft long laterals, updating dose pumps and controls, and reducing the drainfield application rate from 1.2gal per day/ft^2 to 0.8gal per day/ft^2 (due to updated regulations).

In FY2015, measured flow tests resulted in an approximate daily flow rate of 9 000gal per day with peak daily flows of 11 000gal per day. Permitting to accommodate the increase is complete as well as the upgrade of the existing wastewater treatment system to 11 000gal per day. The improvements have increased the septic and dose tank capacity and controls.

15.2.6 *Roads*

East Boulder Mine is located approximately 25 miles south of Big Timber. The mine is accessed from Big Timber via the paved State Highway 298 and the unpaved East Boulder Road maintained by Sibanye-Stillwater. The road network on the East Boulder Mine site consists of unpaved roads which are primarily used for the transport of logistics and stores for the functioning of the mine and for transport of personnel for access to the infrastructure positioned around the mine site.

15.2.7 *Buildings*

East Boulder Mine has adequate modern, fit for purpose offices for administration, technical and personnel services. The mine also has a change house in proximity for the use of mine staff as well as drill core processing and storage facilities. The processing plant has an additional separate small control office facility for operational staff. Likewise, the surface engineering workshops have small operational offices within the workshops. The mine provides adequate secure parking in a gravel parking area adjacent to the main office entry. The mine complex is fenced, with the complex accessed from a security guard manned main gate.

Figure 81 shows the overall site layout for East Boulder Mine.

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Figure 81: East Boulder Mine Site Layout



N
Lewis Gulch
East Boulder River
E Boulder Rd
Dry Frk
East Boulder TSF
East Boulder River
E Boulder Rd
E Boulder Rd
Concentrator
Water Treatment
Stores Yard
Mine Office Block
Adit
Mobile Machinery Workshop
1 000
Feet

15.2.8 *Equipment Maintenance*

East Boulder Mine also makes use of the JD Edwards Planned Maintenance system, with the robust Asset Management Plan.

The mine has two workshops on surface, which are the following:

- Surface Locomotive Workshop: This has a single bay service and mechanical repairs facility for all rolling stock, and includes facilities for work on wheels and engines on the locomotives and ore cars; and

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- Surface Engineering Workshop: This has multiple bay service and mechanical repair facilities for surface trucks with full machining, welding and electrical maintenance facilities.

The mine has the following workshops underground:

- 6500 Level Workshop: This has multiple-bay facilities and carries out repairs for both mechanical and electrical faults and maintenance. It also provides a service facility for the rail bound equipment and the adjacent sandfill plant. The workshop is equipped with separate wash bay, office area, warehouse and fuel store. Major overhauls are carried out in the surface workshops;
- A small service bay at 68 780 Level.
- 7900 Level Mobile Workshop: This is primarily for the mobile equipment in the upper mine. It has an ambulance and medical support centre and adjacent refuge bay. This is expected to be a permanent workshop for the life of the mine.

All the underground workshops are well-equipped with good lighting, clean concrete floor areas for maintenance, wash bays to ensure quality inspections, and are stocked with the appropriate tools and lifting equipment.

15.2.9 *Transportation*

Personnel transportation to East Boulder Mine is a combination of company supplied bussing and company supplied light vehicles. Current company policy mandates the use of company supplied bussing for hourly personnel. Transportation of salaried personnel is primarily by company owned light vehicles. Based on the current light vehicle to salaried personnel ratio, no additional light vehicles will be required for future mine plans.

15.2.10 *Columbus Metallurgical Facility*

The Columbus Metallurgical Complex, which houses the smelter, base metal refinery, laboratory and recycling plant, was built on freehold owned by Sibanye-Stillwater. The building and stack heights are limited due to the proximity of the light aircraft field. The facilities are secured by fencing and access is limited to card holding employees.

The Columbus Metallurgical Complex includes well-established automated sampling and sample processing facilities with a robotic operated sample laboratory. Office facilities are adequate for the required staff to operate the base metal refinery and smelter. Infrastructure at the Columbus Metallurgical Complex is maintained in a good operational condition through adequate capital provisions for maintenance and upgrades as required.

Power supply to these facilities is from North West Energy at the standard 100kV at the main switch station and two-step down transformers. Sibanye-Stillwater keeps a spare transformer onsite and, therefore, power supply is reliable.

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16 MARKET STUDIES

16.1 Introduction

PGMs (also referred to as Platinum Group Elements or PGEs) comprise platinum, palladium, rhodium, ruthenium, iridium and osmium. The Bushveld Complex in South Africa contains approximately 80% of the known global PGM mineralisation and produces approximately 80% of the world's annual PGM supply from the UG2 and Merensky Reefs. The J-M Reef mined at Stillwater and East Boulder Mines is the sole source of primary palladium and platinum production in the USA, accounting for approximately 5% of the world annual primary PGM supply. PGM mineralisation in the J-M Reef is dominated by palladium and platinum, with other PGMs occurring in negligible quantities.

Sibanye-Stillwater commissioned an independent PGM market study by its research company, SFA Analytics (SFA Oxford), which was completed in October 2023. Information from this source along with negotiated contracts inform Sibanye-Stillwater's price and sales predictions. Given that palladium and platinum account for almost 100% of the revenue generated at Stillwater and East Boulder Mines, this market review focuses on these two metals.

16.2 PGM Market Overview

According to SFA Oxford, both platinum and palladium markets were in supply deficit during 2023 because of continued light vehicle demand recovery from both pandemic lows and the semiconductor chip shortage, as well as periods of supply disruption in South Africa and Russia. However, palladium prices declined 38% from $1 725/oz at the beginning of 2023 while the platinum price was rangebound, averaging $904/oz over the year. In palladium's case, this is interpreted to be because of increasing sales of Russian palladium to China through 2023, eroding price support for palladium. The relatively stable platinum price belied the decline in PGM basket prices for South African producers through 2023.

Global light vehicle production amounted to 82 million units in 2023, with production forecasts for 2024 anticipated to exceed the 2019 (pre-COVID-19 pandemic) level of approximately 86.5 million units. The main regions driving this production outlook are China, Japan, India and Korea. Through 2023, the US automotive sector faced disruptive strikes with concurrent inflation and high interest rates tempering light vehicle sales.

The Battery Electric Vehicle (BEV) share of global light duty vehicles grew from 9% in 2022 to 12% in 2023. However, cautious BEV uptake in the West and aggressive price cuts have seen a number of European and US automakers scaling back prior BEV sales targets and timelines. The forthcoming elections in Europe and the US in 2024 may also contribute to a slower pace of electrification growth in these jurisdictions.

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16.3 Platinum and Palladium Demand and Supply

16.3.1 *Demand Drivers*

According to SFA Oxford, the main uses of platinum are as a catalyst for automotive emissions control, in a wide range of jewellery pieces and in industrial catalytic and fabrication applications. Palladium is primarily used as a catalyst in the automotive sector, mainly in gasoline-powered on-road vehicles, but alongside platinum in parts of the light-duty diesel engine after-treatment too. The second main use of palladium is in electrical components, specifically in multi-layer ceramic capacitors (MLCCs), as conductive pastes and in electrical plating.

16.3.2 *Platinum*

Through 2023, the platinum price oscillated in a narrow range between $1 080/oz and $904/oz, settling at $970/oz at the beginning of 2024. In 2023, global primary platinum supply is estimated to have grown by 1.4% year-on-year (y-o-y) to 5.56Moz, with production increases in South Africa, Zimbabwe and the North Americas offsetting a 1.2% (-8koz) y-o-y reduction in Russian production because of smelter maintenance at Nornickel. Through 2023, prolonged Eskom load curtailment in South Africa slowed the processing of an estimated 90koz of platinum contained in excess Work-in-Progress (WIP) stocks. Global primary platinum supply remains 8.8% (-538koz) lower than 2019's pre-COVID 19 pandemic production levels. Autocatalyst recycling provides the bulk of secondary PGM supply and contributed 1.4Moz of platinum in 2023, in line with 2022 recycling levels.

According to SFA Oxford, platinum demand for all applications is projected to rise by 1% in 2024 to 7.7Moz, supported by growth in light vehicle production, which is recovering from the semiconductor chip shortage, and expanding use of platinum loaded gasoline autocatalysts. This autocatalyst demand accounted for some 3.5Moz or 44% of platinum demand in 2023 and is expected to continue at this level in 2024. Chemical, electrical, glass and medical demand for platinum is forecast to continue to rise steadily from 2023 demand levels of 1.7Moz. Through 2024, jewellery demand for platinum is expected to remain stable at or near 2023 levels (1.47Moz).

Platinum is required across the entire hydrogen value chain, including the upstream, mid-stream and downstream segments, and demand is predicted to rise from current levels of approximately 190koz per annum to some 365koz per annum by 2030. The hydrogen economy and industrial applications are therefore the long-term growth areas for platinum demand.

The platinum market's supply deficit of 450koz at the end of 2023 is forecast to continue through 2024 to a level of approximately 445koz by the end of the year.

16.3.3 *Palladium*

Palladium prices declined from $1 725/oz at the beginning of 2023 to $1 075/oz at the beginning of 2024. Global primary palladium supply reduced by 1.7% y-o-y in 2023 to 6.34Moz, with production increases in South Africa, Zimbabwe and the North Americas being eclipsed by reduced Russian production because of lower efficiencies related to alternative equipment sourcing (a consequence of the Russia-Ukraine conflict) and a period of smelter maintenance.

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203 Global primary palladium supply in 2023 was 11.6% lower (-836koz) than pre-COVID 19 pandemic production levels in 2019, with Zimbabwe being the only jurisdiction to display growth since 2019 following the completion of the third concentrator at Ngezi Mine. Primary palladium supply is forecast to increase 2.2% y-o-y in 2024, to approximately 6.42Moz, with higher palladium yields anticipated from mines in South Africa and the North Americas. Over the next decade, secondary palladium supply from autocatalyst recycling is anticipated to grow from the 2023 level of 2.4Moz as the stock of aging light vehicles to be scrapped will progressively yield higher PGM loaded autocatalyst. 2023 is interpreted by SFA Oxford to have been a peak of all-application global palladium demand at 10.2Moz. Price-driven substitution for platinum in autocatalyst applications is anticipated to dampen 2024 demand to below 8.0Moz from the 2023 palladium-for-autocatalyst peak of 8.2Moz. Anticipated demand for palladium in all other applications, except for dental uses, is forecast to remain steady through 2024 at current levels of approximately 1.95Moz per annum. Dental use demand for palladium is forecast to continue to gradually decline from present levels of approximately 170koz per annum because of price driven substitution into alternative materials. Palladium demand related to the hydrogen economy is restricted to the mid-stream and downstream segments including catalysts for methanol synthesis, and for sustainable aviation fuel and diesel manufacture. Some additional demand for palladium over the next decade will depend on the pace of development of these hydrogen economy segments. SFA Oxford anticipate that the 2023 palladium supply deficit of 1.49Moz will be reduced to a supply deficit of approximately 855koz in 2024. Palladium and Platinum Pricing Outlook For business planning and Mineral Reserve estimation, Sibanye-Stillwater uses forward looking prices that it considers will stay stable for at least three to five years, and will significantly change if there is a fundamental, perceived long-term shift in the market, as opposed to basing it only on short term analyst consensus forecasts. Sibanye-Stillwater also considers its general view of the market, the relative position of its operations on the costs curve, as well as its operational and company strategy in its forecasting of forward-looking prices. On a monthly basis, Sibanye-Stillwater also receives an independent report from UBS Bank (Commodity Consensus Forecasts Report) which contains consensus outlooks from the various banks on a broad range of commodities. It benchmarks its forward-looking prices to the market consensus forecast. Table 48 summarises the forward-looking prices of palladium and platinum applied by Sibanye-Stillwater for business planning and Mineral Reserve declaration as at December 31, 2023. This also shows comparison between Sibanye-Stillwater and Market Consensus forward-looking prices. The Qualified 204 Persons note that the comparison shows overall agreement between the price forecasts and, therefore, Sibanye-Stillwater forward-looking prices are reasonable. Table 48: Comparison of Sibanye-Stillwater and Market Consensus Prices Metal Unit Market Consensus Forward Price – 2024 Mineral Reserve Price – 2024 Platinum USD/oz 1 135 1 250 Palladium USD/oz 1 213 1 250 Material Metals Marketing Agreements The Columbus Metallurgical Complex and Precious Metal Refining Sibanye-Stillwater’s wholly owned Columbus Metallurgical Complex is a state-of-the-art operation that provides smelting and refining processes for PGM concentrates from the Stillwater and East Boulder mines. In addition, the complex facilitates recycling operations for various materials containing PGMs, principally automotive catalytic converters that are provided by third-party suppliers under arms-length commercial offtake or toll treating contract terms. The complex produces a PGM-rich concentrate after base metal refining that is shipped to a third-party precious metal refinery under a toll processing agreement that provides Sibanye-Stillwater returns of finished metal. Sibanye-Stillwater utilises a single third-party company for all of its precious metals refining services for Sibanye-Stillwater’s US PGM Operations. All of Sibanye-Stillwater’s current mined palladium and platinum in the United States is committed for sale to such company. The refining and sales agreements are multiple year contracts entered into with the third-party company. Sibanye-Stillwater pays its refiner a per-ounce refining charge for toll processing of the refined PGM-rich concentrate, and the refiner also retains a small percentage of contained metals. Refined PGMs of minimum 99.5% purity in sponge form are transferred upon sale from Sibanye-Stillwater’s account to the account of the third-party refiner. The refiner will purchase all of the mined palladium and platinum at competitive prices based on a pricing mechanism linked to various agreed to industry benchmarks. Wheaton International Streaming Agreement In 2018, Wheaton Precious Metals International Limited (Wheaton International) and the Group entered into a Streaming Agreement. As per the Streaming Agreement, 100% of refined mined gold and 4.5% of refined mined palladium from the Stillwater Mining Company operations (Sibanye-Stillwater US PGM Operations) will be delivered to Wheaton International over the life of mine of the operations. Each ounce is identified as a separate performance obligation. In exchange for this, Wheaton International paid the Sibanye-Stillwater US$500 million on 25 July 2018 (the Advance Amount). Under the Streaming Agreement, in addition to the Advance Amount, Wheaton International will pay Sibanye-Stillwater 18% of the US dollar spot palladium and gold prices for each ounce delivered under the Streaming Agreement until the Advance Amount has been reduced to nil through metal deliveries. Thereafter, Sibanye-Stillwater will receive 22% of the spot US dollar palladium and gold prices for each ounce of palladium and gold delivered under the Streaming 205 Agreement. The contract will be settled by the Sibanye-Stillwater delivering metal credits to Wheaton International representing underlying refined, mined gold and palladium. As per the Streaming Agreement, the following entitlements apply:  Palladium entitlement percentage: o The palladium entitlement percentage will be either 4.5%, 2.25% or 1% over the life of mine, depending on whether or not the Advance Amount has been fully reduced, and a certain number of contractual ounces have been delivered (375 000oz for the first trigger drop down to 2.25% and 550 000oz for the second trigger drop down rate to 1%).  Gold entitlement percentage: o The gold entitlement percentage will be 100% over the life of the mine;  Monthly cash percentage: o The monthly cash payment to be received is 18%, 16%, 14% or 10% of the market price of the metal credit delivery to Wheaton International while the Advance Amount is not fully reduced. After the Advance Amount has been fully reduced, the cash percentage is 22%, 20%, 18% or 14%. In both cases, the payments by Wheaton International may be reduced if debt covenants exceed three and half multiples of the net debt to adjusted Earnings Before Interest, Taxes, Depreciation and Amortisation (EBITDA) ratio. The balance of the ounces in the monthly delivery (i.e. 100%-18%= 82%) is then used to determine the utilisation of the deferred revenue balance. Sibanye-Stillwater agreed to use commercially reasonable efforts to facilitate the development of the Blitz Project. The Streaming Agreement includes a completion test on the development of the Blitz Project, including completion of underground development, critical surface infrastructure and expansion of the concentrator production output. If Sibanye-Stillwater fails to meet certain completion targets in relation to the Blitz Project, it is required to pay Wheaton International certain cash amounts. The Qualified Person notes that, with the achievement of the agreed to project milestones, the completion test on the development of the Blitz Project has been scheduled for completion during the first half of 2024. The Streaming Agreement, with an effective date of 1 July 2018, continues for an initial period of 40 years and can be extended for successive 10-year periods until termination notice is given or there are no active mining operations at the Sibanye-Stillwater US PGM Operations. The Qualified Persons note that the Streaming Agreement is material to the Sibanye-Stillwater US PGM Operations but sets out conditions that are not excessively onerous and can easily be achieved by Sibanye-Stillwater if the current LoM plans for Stillwater and East Boulder Mines are executed as planned. 206 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/AGREEMENTS Social and Community Agreements In order to assist in managing Sibanye-Stillwater’s Social Licence to Operate, a progressive and effective Good Neighbor Agreement was signed in 2000 and this agreement was amended in 2005, 2009, 2015 and 2023. The Good Neighbor Agreement is a legally binding contract between Sibanye-Stillwater, the Northern Plains Resource Council, Cottonwood Resource Council and Stillwater Protective Association, which is binding on current and future owners and managers of the Stillwater and East Boulder Mines. It provides an avenue for the citizen groups to access information on the Stillwater and East Boulder Mines and to participate in decisions on the operations that may impact the local communities, economies, or environment. In essence, it provides for citizen oversight of Stillwater and East Boulder Mines to guarantee protection of the area’s quality of life and productive agricultural land and allows for local communities to have access to critical information about mining operations and the opportunity to address potential problems before they occur. Furthermore, it requires the information to be sufficiently detailed to permit assessment of potential environmental and social impacts. There are no commitments to local procurement and hiring in the Good Neighbor Agreement. While not contractually obliged to commit to local procurement and hiring, Sibanye-Stillwater gives preference to local skilled personnel as deliberate local economic empowerment. Both Stillwater and East Boulder Mines have a Good Neighbor Oversight Committee that meets three times per year. In addition to these formal, transcribed meetings, a Technology Committee and other committees meet as needed but communicate weekly to address ongoing projects. This constant stakeholder engagement enables citizens to meaningfully engage in the permitting and mine planning processes and provide feedback in advance of formal comment periods. This approach allows Sibanye-Stillwater to adjust its permitting strategy to address stakeholder concerns, where necessary, and effectively reduce the potential permitting delays and negative comments during public comment periods. A primary focus of the Good Neighbor Agreement is water quality, and under the agreement, the Stillwater and East Boulder Rivers are closely monitored for changes in water quality. The agreement sets water quality triggers that meet or exceed the state and federal requirements. If a Good Neighbor Agreement water quality trigger is exceeded, Sibanye-Stillwater will take the appropriate remedial actions as defined in the agreement. As part of the monitoring, citizens may attend all mine-related water quality inspections and sampling events but are also provided with quarterly water quality reports. A provision is also made for the citizens to conduct independent water quality sampling, if necessary. The Good Neighbor Agreement is also aimed at ensuring public safety and security by restricting mine traffic and monitoring Sibanye-Stillwater’s adherence to the permitted traffic volumes and speed limits. In order to meet traffic requirements, the agreement provides for carpooling and bussing as a preferable means of transport for mine employees. These arrangements also afford mine workers additional rest time and keep tired drivers off the road.

207 Other aspects of the Good Neighbor Agreement include the following:  Establishing conservation easements on Sibanye-Stillwater owned ranches along the Boulder and Stillwater Rivers;  Preventing any mine-sponsored housing occurring outside existing communities; and  The Good Neighbor Agreement contains no commitments in terms of local procurement and employment. Other social and community activities include the following:  Grazing leases for lands purchased at the Hertzler Ranch area (Ekwortzel Purchase) for Stillwater Mine are tied into the land purchase agreement with the previous landowner by way of a 10-yr option expiring in 2028;  Sibanye-Stillwater has also entered into an agreement with Earthworks and Trout Unlimited regarding the East Boulder Tailings Storage Facilities in 2023. This Agreement allows for: o Sibanye-Stillwater to conduct an analysis of using filtered whole tailings for underground backfill at East Boulder Mine and opportunity to provide input on the scope of the analysis; and o The option to include a technical representative to participate in the Annual Inspection. The Qualified Persons are satisfied with Sibanye-Stillwater’s commitment to working with federal and local administrations, organisations and community and conservation groups to ensure that Stillwater and East Boulder Mines adhere to the Good Neighbor Agreement. Furthermore, the mine plans for Stillwater and East Boulder Mines ensure that commitments made in the Good Neighbor Agreement are not breached. Accordingly, the Qualified Persons are of the view that Sibanye-Stillwater should be able to maintain its Social Licence to Operate the Stillwater and East Boulder Mines for as long as it continues to actively engage other stakeholders and to honour conditions and commitments specified in the Good Neighbor Agreement. Environmental Studies, Permitting and Plans Overview of Environmental Legislation and Regulation Operations at Stillwater and East Boulder Mines are regulated by the State of Montana agencies including the Montana Department of Environmental Quality (DEQ); Department of Natural Resources and Conservation (DNRC); as well as Federal agencies including the Custer Gallatin National Forest (CGNF); US Environmental Protection Agency (EPA); US Bureau of Alcohol, Tobacco and Firearms (ATF); US Army Corps of Engineers; US Federal Communications Commission (FCC); and US Nuclear Regulatory Commission (NRC). A list of the agencies and the required permits, licenses or approvals are presented in Table 49. The regulatory agencies can approve, deny, or conditionally approve applications for mining or modification of permits. State of Montana regulations require that changes to or denial of a permit must be directly related to a specific State law or regulation and are not discretionary. The United States Forest Service (USFS) may deny mining proposals, although this authority is limited by federal law. Several laws (e.g., the 1872 Mining Law as amended and related regulations in Title 36 of the US Code of Federal Regulations (CFR) Part 228A; 1897 Organic Administration Act; and 1955 Multiple Use Mining Act), allow the USFS to reasonably regulate mining to minimize adverse environmental impacts on National Forest surface resources and to ensure compliance with applicable environmental laws and regulations. These laws and regulations include, but are not limited to, the 36 CFR 228 Locatable Minerals Regulations, 208 Subpart A; 1972 Clean Water Act (CWA); and 1973 Endangered Species Act (ESA). The USFS can reasonably regulate mining although it cannot prohibit or unreasonably restrict operations that are otherwise in compliance with law. If analysis performed under the National Environmental Policy Act (NEPA) and other analyses show that a proposed mining activity can operate in a way that is compliant with the applicable environmental laws, the USFS cannot prohibit or deny the proposal on National Forest lands subject to the 1872 Mining Law. The proposals or agency alternatives, if approved, must comply with all applicable federal and state air and water quality laws and regulations. Mine Operating Permits are jointly issued by the State of Montana (DEQ, Hard Rock Mining Program) and the Forest Service, CGNF through a Memorandum of Agreement between the two agencies. The Mine Operating Permits are based on the Plans of Operations submitted by the permittee (which are reviewed by both the State agencies and the CGNF) as well as on the Environmental Impact Statement (EIS) also developed jointly by the DEQ and CGNF, the findings of which are documented in Records of Decision. 209 Table 49: Regulatory Agencies and Permits, Licenses or Approval Requirements Agency, Permit, License, or Approval Purpose US Fish and Wildlife Service (USFWS) Biological Opinion (Endangered Species Act) To ensure actions taken by federal agencies would not jeopardize the continued existence of threatened or endangered species or result in the destruction or modification of critical habitat. The USFS must consult with the USFWS, which issues its Biological Opinion following review of a Biological Assessment submitted by the USFS. US Forest Service (USFS) Biological Assessment Required by the Endangered Species Act prior to the approval of a plan of operations or its implementation. The biological assessment ensures actions taken by USFS would not jeopardize the continued existence of threatened or endangered species or result in the destruction or modification of critical habitat. These are USFS conclusions that usually require USFWS concurrence. Plan of Operations The basis of authorization under statutes administered by the USFS that ensures the design, operation, closure, monitoring, and bonding of mining operations result in adequate operations and reclamation for post-mining land uses. The plan of operations is also needed for activities reasonably incident to mining operations of National Forest lands. Coordination between Montana Department of Environmental Quality (DEQ) and other agencies, as appropriate, per memorandum of understanding between the USFS and Department of State Lands (DSL). The MOU defines the joint administration and bonding of mining operations in Montana with activities on National Forest lands. Executive Order (E.O.) 13007 (Clinton) and Government to Government Relations with Native American Tribal Governments — Memorandum for the Heads of Executive Department and Agencies (April 29, 1994) E.O. 13007 requires that agencies contact Indian tribes regarding effects and the Section 106 regulations require consultation with Indian tribes to identify and resolve adverse effects to historic properties. The Memorandum outlines principles that federal agencies must follow when interacting with federally recognized Native American tribes in deference to Native Americans’ rights to self-governance. Specifically, federal agencies are directed to consult with tribal governments prior to taking actions that affect federally recognized tribes and to ensure that Native American concerns receive consideration during the development of Federal projects and programs. Special Use Permit Allows use of Forest Service Roads Temporary Grazing and Livestock Use Permit Allows non-commercial temporary grazing on Forest Service land FSR Road Maintenance Agreement For situations where the wilderness level of maintenance is not sufficient for a commercial or public user, that user may elect to undertake some or all of the surface maintenance of the FSR as authorized by the Forest Service Road Maintenance Agreement. US Army Corps of Engineers (US ACE) Section 404 Nationwide Permit (Clean Water Act) To control the discharge of dredged or fill material into waters of the US, including wetlands. US Environmental Protection Agency (EPA) Underground Injection Control Permit (Safe Drinking Water Act) EPA regulates the construction, operation, permitting, and closure of injection wells used to place fluids underground for storage or disposal. EPA regulates injection wells at the mines that are used for groundwater remediation and disposal. 210 Agency, Permit, License, or Approval Purpose Delegated Programs EPA has delegated the primary implementation and enforcement authority of the Clean Air Act to Air Resources Management Bureau of DEQ. Similarly, the primary implementation and enforcement authority of the Clean Water Act National Pollutant Discharge Elimination System (NPDES) to the Water Protection Bureau of DEQ under its Montana National Pollutant Discharge Elimination System (MPDES) program. Coordination of these programs is governed by agreements between the EPA and the State of Montana. US Bureau of Alcohol, Tobacco, Firearms, and Explosives (BATFE) Safe Explosives Act The Safe Explosives Act mandated that all persons who wish to receive or transport explosive materials must first obtain a federal explosives license or permit. In addition, the act imposed new restrictions on who may lawfully receive and possess explosive materials. US Bureau of Land Management (BLM) Mineral Claims Under 43 CFR 3700 Part 3800 the BLM manages the subsurface of National Forest lands, while USFS manages the surface. US Mine Safety and Health Administration (MSHA) Federal Mine Safety and Health Act of 1977 as amended by the Mine Improvement and New Emergency Response (MINER) Act Of 2006 Develops and enforces safety and health rules for all US mines regardless of size, number of employees, commodity mined, or method of extraction. MSHA conducts quarterly inspections to ensure safety and health rules are implemented. US Nuclear Regulatory Commission (NRC) Nuclear Density Gauge Permit The NRC licenses the possession and use of portable gauges and any other processes or devices that use radioactive materials. Montana Department of Environmental Quality (DEQ) 401 Certification (Clean Water Act and Montana Water Quality Act) To certify that any activity requiring a federal license or permit that may result in any discharge into State waters would not cause or contribute to a violation of State surface water quality standards. Montana Pollution Discharge Elimination System (MPDES) Permit (Clean Water Act and Montana Water Quality Act) Authorizes discharge to surface water and groundwater adjacent to surface water Operating Permit (Montana Metal Mine Reclamation Act) To ensure design, operation, closure, monitoring, and bonding of mining operations result in adequate reclamation for post- mining use. Coordinate with the USFS, and other appropriate agencies. Storm Water Pollution Prevention Plan (Clean Water Act and Montana Water Quality Act) To prevent the degradation of state waters from pollutants, such as sediment, industrial chemicals or materials, heavy metals, and petroleum products.

211 Agency, Permit, License, or Approval Purpose Short-term Water Quality Standard for Turbidity Related to Construction Activity (318 Authorization of Montana Water Quality Act) To allow for short-term increases in surface water turbidity during construction. Montana Fish, Wildlife, and Parks (FWP) are consulted on this authorization. Air Quality Permit (Clean Air Act and Clean Air Act of Montana) To set allowable air emission rates for both stationary sources and portable emitting units. Non-Community Non-Transient Water Supply (Safe Drinking Water Act and Montana Public Water Supply Act) To ensure safe drinking water supplies for the mine site, and to license the water treatment plant operators. Hazardous Waste Authorization/Classification To allow generation of less than 200lbs of hazardous waste per month as a Conditionally Exempt Small Generator Montana Department of Natural Resources and Conservation (DNRC) Land Use Licenses To permit the construction of access roads and pipelines across State of Montana lands Dam Safety Permit (Montana Dam Safety Act) Montana’s Dam Safety Law requires a dam safety permit for all high-hazard dams. DNRC classified high-hazard dam is a dam with an impoundment capacity of 50 acre-feet or more based on the potential downstream loss-of-life if the dam fails. Water Right Permits (Montana Water Use Act) To permit the legal use/appropriation of water at Stillwater Mine for specified industrial, mining, and water supply beneficial uses. Montana State Historic Preservation Office (SHPO) Historic Resources Consultation (National Historic Preservation Act) To obtain joint approval by land-managing agencies and concurrence by the SHPO before agency approval; reviewed by the Advisory Council on Historic Preservation. Montana Department of Commerce Hard Rock Mining Impact Board Hard Rock Impact Plan To ensure that local government services and facilities will be available when and where needed as a result of new large-scale hard rock mineral developments and that the increased cost of these services will not burden the local taxpayer. The developer identifies and commits to pay all increased capital and net operating costs to local government units that will result from the mineral development. Performed in cooperation with counties, school districts and rural fire districts. County Conservation District 310 Permit (Montana Natural Streambed and Land Preservation Act) To protect and preserve streams and rivers in their natural or existing state. Application processed in consultation with Montana Department of Fish, Wildlife, and Parks. County Road Department Application to Perform Construction Work in a Right- of-Way To permit construction and maintenance of the pipeline along county roads. 212 Environmental Setting and Factors Nye and Absarokee are the closest towns to Stillwater Mine, while McLeod and Big Timber are the closest towns to East Boulder Mine. Facilities at Stillwater Mine are located on both sides of the Stillwater River, which flows southwest to northeast. East Boulder Mine is located on the south side of East Boulder River, which flows north along the mines’ eastern edge and then northwest along the current mine’s northern edge. The East Boulder Mine TSF lies between the Dry Fork Creek and Lewis Gulch drainages. The Columbus Metallurgical Complex is located approximately one-half mile north of the Yellowstone River. The protection of groundwater and surface water is the primary environmental factor for environmental compliance at the Sibanye-Stillwater’s mine facilities. At the Columbus Metallurgical Complex, the primary environmental factor is air quality compliance. Additional environmental factors include air quality, vegetation, soil, geology and geochemistry, wildlife, aquatic resources, cultural resources, aesthetics, and land use. In addition, community approval is often a key factor. The host rock for the J-M Reef has very low acid-generating potential and low metal solubility. This low solubility has minimised potential environmental impacts from the substantial scale of these operations. However, ammonia (NH3), ammonium (NH4+), and nitrate (NO3-) are soluble residual constituents from the ammonium nitrate/fuel oil (anfo) used in mining and have been observed to be present in mine adit waters as well as in leachate from waste rock and tailings. These are the primary potential groundwater and surface water contaminants at the Stillwater and East Boulder Mines. The Stillwater and East Boulder Rivers adjacent to these mines are the principal resources that may be adversely affected by mining operations, although historical and cultural resources are also known to exist within the current and planned mine disturbance areas. The river water quality is high and there is no evidence of adverse impacts to aquatic or terrestrial wildlife populations, although the rivers have measurable loading of nitrates and dissolved solids from mining operations resulting in localised impairment of periphyton and macroinvertebrates. The Stillwater and East Boulder Rivers are considered substantial fishery resources and host brown trout, rainbow trout, brook trout, and mountain whitefish (DEQ and USFS, 1985). Overall, both rivers have good insect and periphyton diversities and densities. Environmental Studies 17.2.3.1 Overview of Baseline and Environmental Studies Extensive baseline and recent environmental studies have been completed since the 1930s for Stillwater Mine and 1982 for East Boulder Mine. For Stillwater Mine and the East Boulder Mine, these entailed surface water and groundwater studies, vegetation studies, wildlife studies, aquatic studies, cultural resource studies, land use studies, aesthetic value and noise studies as well as geological studies. Additional environmental studies were completed in 2021 through 2023 for the expansions at both mines. The content and results of these numerous studies are too voluminous to reproduce herein and, therefore, summaries of key environmental areas are provided below. 213 17.2.3.2 Stillwater Mine and Hertzler Ranch Facilities Extensive environmental baseline and operational monitoring studies have been performed at Stillwater Mine. The 1985 Environmental Impact Study (EIS) for the Stillwater Mine identifies thirteen vegetation types in the study area, along with water and disturbed areas with no vegetation (DEQ and USFS, 1985). These vegetation types include stony grassland, Sagebrush and Skunkbush shrubland, drainage bottomland, riparian woodland, ravine aspen-chokecherry, open forest-meadow understory, open forest-rocky understory, Douglas-fir forest, Lodgepole pine forest, subalpine forest, and cultivated hayland. Timber resources in the mine areas are described generally as being of low commercial value due to poor quality timber and the rugged terrain’s limits on harvest operations. Wildlife studies indicate that the mine areas support diverse and abundant wildlife populations, including bird, mammal, reptile, amphibian, and aquatic species. The mine areas provide winter ranges for elk, mule deer, and bighorn sheep. In addition, the mine area habitats also host moose, black bear, mountain goats and mountain lions. Wildlife habitat types correspond closely to vegetation types previously described. Both the Bald Eagle and the American Peregrine Falcon, which were identified as listed species in the 1985 Stillwater Mine EIS, have been de-listed due to the recovery of their populations. Some of the mine areas provide habitat suitable for wolverines which were identified as a listed species in January 2024 (i.e. at the time of compiling this TRS). The effects of this listing have yet to be determined. Geochemical studies and operational environmental monitoring data demonstrate that the waste rock mined throughout the history of production at the Stillwater and East Boulder Mines have negligible potential to generate acid or acid mine drainage. Concurrent leach testing of over 40 parameters including 29 trace metals from tailings and waste rock indicates that dissolved trace metal concentrations will not exceed current groundwater protection standards. Decades of operational environmental monitoring data are consistent with this testing. However, ammonia (NH3), ammonium (NH4+), and nitrate (NO3-) are soluble residual constituents from the anfo (ammonium nitrate/fuel oil) used in mining and have been observed to be present in mine adit waters as well as in leachate from waste rock and tailings. These are the primary groundwater and surface water contaminants at the Stillwater and East Boulder Mines. The most recent Stillwater Mine environmental studies have addressed baseline biological conditions in Nye Creek and the Stillwater River, groundwater conditions at the Hertzler TSF, climatological conditions, and wetlands delineations at the East Waste Rock Storage Facility expansion area. These studies have been reviewed and accepted or are in review by the regulatory agencies (i.e., DEQ, USFS and USFWS) and to date have been deemed adequate to document baseline conditions for groundwater, surface water, soils, geology and geochemistry, vegetation, wildlife, aquatic resources, cultural resources, aesthetics, and land use to support regulatory approval of ongoing operations. Table 50 identifies the recent environmental studies executed as part of the mine expansion efforts. Tables identifying applicable baseline studies are included in the Consolidated Operations and Reclamation Plans for Stillwater Mine. 214 Table 50: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine Date Description 2019/01/15 Nye Creek Biological Baseline Summary: Fish, Macroinvertebrates, Periphyton and Chlorophyll-a Sampling 2019/08/30 Climatological Site Conditions 2019/09/25 East Boulder Mine Geological and Geotechnical Site Conditions 2019/12/01 Draft Vegetation Baseline: (ESWRSF & Hertzler TSF) 2019/12/16 Analysis of Stillwater Valley Ranch Trout Ponds as a Receiving Water for Discharges to the SVR Percolation Ponds 2020/01/01 Biological Resource Survey; brief reconnaissance of biological resources of Hertzler TSF and ESWRSF; the expansion sites and Stillwater Mine vicinity do not support preferred and/or breeding habitat and preferred and/or breeding habitat is available in the vicinity 2020/03 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, and Chlorophyll a, 2019 2020/06/25 Cultural resource survey results 2020/06/25 Mine East Dump; Cultural resource survey results 2020/06/30 Aesthetics/Viewshed 2020/12 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, Chlorophyll a, and Periphyton Ash-Free Dry Mass 2020 2021/1 Biological Resources Reconnaissance, Sibanye-Stillwater: Stillwater Mine Hertzler Tailings Storage Facility and East Side Waste Rock Storage Facility Expansions Rev 1 2021/1/5 2020 Site Investigation Summary – East Side Waste Rock Storage Facility 2021/1/6 Hertzler Valley Groundwater Assessment – Status Update 2021/01/29 Geological and Geotechnical Site Conditions – Hertzler Ranch 2021/01/29 Geological and Geotechnical Site Conditions – Hertzler Ranch 2021/2 Stillwater East Dewatering Project Water Study Update Report 2021/? Hertzler Valley Groundwater Level Assessment – Status Update 2021/9/27 Waste Rock Storage Area Closure Scenario 2021 Benbow Portal Area 2022/1/20 East Side Injection Well Installation & Aquifer Testing 2022/2 East Side Waste Rock Storage Facility: A Class III Cultural Resource Inventory Rev 1 (Confidential) 2022/2 Hertzler Tailings Storage Facility Expansion: A Class III Cultural Resource Inventory Rev 1 (Confidential) 2022/2/23 Geological And Geotechnical Site Conditions Report – Stillwater Mine Site 2022/6/17 Nye Flood Event Geotechnical Recommendations 2022/7/26 Stillwater Mine Flood 2022 404 Emergency Authorization Construction Memo 2022/8/23 Stillwater Mine Ordinary High Water Mark Survey Report 2022/8/26 Benbow Portal Heater Noise Modelling Report Rev 2 2022/10 Testing Results of Three Prehistoric Sites in the Hertzler Tailings Storage Area near Nye, Stillwater County, Montana (Confidential) 2022/11/1 Benbow Portal Heater Ambient Sound Level Survey 2022/12 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, Chlorophyll A, And Periphyton Ash-Free Dry Mass 2023/3/30 Stillwater Mine Climatological Site Conditions Rev 1 2023/4/6 Proposed Hertzler Stage 4 and Stage 5 TSF Groundwater Monitoring Technical Memo 2023/6 SWM Conceptual Site Model – East Side Waste Rock Storage Area 2023/8/14 Stillwater Mine’s Benbow Portal Waste Rock Storage Area Closure Specifications Memo

215 Date Description 2023/8 Nye Creek Morphology Assessment Final Report 2023/9/21 Nye Creek Biological Baseline Summary: Fish, Macroinvertebrates, Periphyton and Chlorophyll-a Sampling Rev 2 2023/10/6 East Side Waste Rock Storage Facility Storm Water Mixing Analysis 2023/10/30 East Side Waste Rock Storage Facility Proposed Expansion Closure Analysis Rev 2 2023/10 East Side Waste Rock Storage Facility and Hertzler Tailings Storage Facility Expansion Vegetation Baseline Rev 1 2023/11 Visual Assessment of the East Side Waste Rock Storage Facility and Hertzler Ranch Tailings Storage Facility Expansion – Stillwater Mine Baseline Technical Memorandum 2023/11 Stillwater Mine MA 014 Soil Baseline Characterization Rev 1 2023/12/21 Final 2023 OHWM Delineation Report 2024/2/7 Analyses of June 2022 Flood Flows at Stillwater and East Boulder Mines 2024/3/1 Sibanye-Stillwater 2023 Groundwater Dependent Ecosystem (GDE) Inventory Nye Mine – East Blitz Project 2023/12 SWM Biological Monitoring Report 2024/2/7 Analyses of June 2022 Flood Flows at Stillwater and East Boulder Mines 2024/3/1 Sibanye-Stillwater 2023 Groundwater Dependent Ecosystem (GDE) Inventory Nye Mine – East Blitz Project 17.2.3.3 East Boulder Mine Baseline data for East Boulder Mine was collected between 1982 and 1992 to support the 1992 Environmental Impact Statement. Additional baseline data was collected between 1997 and 2023 to support water management and additional expansions at the mine. The geology of East Boulder Mine comprises unconsolidated alluvium and glacial deposits overlying Palaeozoic sedimentary bedrock and igneous bedrock of the Stillwater Complex (DEQ and USFS, 2020). Groundwater in the Stillwater Complex occurs primarily in an extensive network of joints, fractures and fault zones resulting in slow groundwater flow. The glacial deposits vary in grain size and are a mixture of boulder, gravel, sand and silt sized particles, which result in variable groundwater flow rates. The majority of recharge to the underlying glacial deposits and bedrock is understood to occur through the alluvial deposits (DEQ and USFS, 2020). Groundwater occurs beneath the East Boulder Mine at depths from 120ft to 150ft below the ground surface but follows the ground surface and becomes shallower near the East Boulder River (DEQ and USFS, 2020). Groundwater flows from southeast to northwest parallel to the axis of the valley that contains the East Boulder Mine. The groundwater quality in the East Boulder Mine footprint has low total dissolved solids concentrations and low concentrations of sulphate, chloride and heavy metals. The East Boulder River adjacent to the East Boulder Mine is characterized by riffles and pools. Peak flows in the East Boulder River result from snowmelt and precipitation. The river loses water to the groundwater system northeast of the permit area and gains water from the groundwater system farther downstream along the East Boulder Mine. The water quality of the East Boulder River is good, with low total dissolved solids concentrations. Total dissolved solids concentrations vary with river flow; higher total dissolved solids concentrations are measured during times of lower flow in the winter and early spring. Sampling of the aquatic environment of the East Boulder River for thirteen years identified that the river had 216 excellent biotic integrity and no impairment of water quality of biological integrity resulting from East Boulder Mine operations has been identified. The Lewis Gulch drainage has surface water flow along portions of the drainage in response to snowmelt. Three springs along the Dry Fork drainage flow for distances before infiltrating into the ground. Flowing surface water did not intercept the East Boulder River during baseline studies. The surface water in the Lewis Gulch and Dry Fork drainages is high quality with low total dissolved solids and metals concentrations. Four distinct plant communities are located within the East Boulder Mine boundary. These include Mature Douglas Fir Forest, Early Seral Douglas Fir Forest, Reclaimed Grassland, and Meadow Grassland. No threatened or endangered plant species were identified as occurring at the East Boulder Mine. One sensitive species (Whitebark pine) was identified in the area of the proposed future disturbance at East Boulder Mine. The most recent East Boulder Mine environmental studies have addressed baseline environmental conditions, cultural resources surveys, wetland surveys, mine groundwater inflow, climatological conditions, and biological assessment of the East Boulder River. The Class III cultural resource inventory study completed in 2021 identified from records seven previously identified cultural sites within the study area but did not identify evidence of those sites in the recent field survey of over 315 acres and no further survey work was recommended. The survey did not identify any sites that would preclude the planned expansions. Wildlife studies indicate that the area around East Boulder Mine supports diverse and abundant wildlife populations. The mine areas provide winter ranges for elk and mule deer. In addition, the mine area habitats host moose, black bear, grizzly bear, and wild trout. Brown trout and rainbow trout are the most abundant species in the East Boulder River (DEQ and USFS, 2012a). The recent baseline study Construction and operation of the TSF and Dry Fork waste rock storage facilities would result in short- term and long-term impacts on wildlife use patterns, wildlife habitat quantities, and vegetative composition. The project may decrease wildlife forage production and availability in the short term due to the removal of vegetation. Possible adverse effects to aquatic resources in the East Boulder River or the perennial or ephemeral streams could result from soil erosion / storm water discharges occurring during construction. However, wildlife carrying capacity may increase in the long-term after the project is complete and the project area is revegetated. Effective January 2024, the USF&W Service listed the wolverine as a threatened species. Some of the East Boulder Mine site areas have been identified as having the potential for wolverine habitat. Impacts have yet to be determined. All ecological, geological, hydrological, geotechnical, archaeological, and climatological studies appear to be completed for the Lewis Gulch TSF Stage 4 and 5 expansions, the Dry Fork Waste Rock Storage Area and associated haul road and bridge. 217 The baseline studies have been reviewed and accepted by the regulatory agencies after having been deemed adequate to document baseline conditions for groundwater, surface water, soil, geology and geochemistry, vegetation, wildlife, aquatic resources, cultural resources, aesthetics, and land use to support regulatory approval of operations. Table 51 identifies the recent environmental studies executed at East Boulder Mine. Tables identifying applicable baseline studies are included in the Consolidated Operations and Reclamation Plans for East Boulder Mine. Table 51: Summary of Recent Environmental Studies Associated with Expansions at East Boulder Mine Date Description 2019/09/25 Geological and Geotechnical Site Conditions 2020/12 Biological Assessment of Sites on the East Boulder River: Sweet Grass County Montana, 2020 2021/10/14 Climatological Site Conditions 2021/05 Lower Lewis Gulch and Dry Fork Sites Wetland Survey 2021/05 Lewis Gulch and Dry Fork Creek Updated Baseline Hydrogeologic Monitoring Report 2021/06/21 East Boulder Mine Groundwater Inflow Analysis 2021/08 East Boulder Expansion: A Class III Cultural Resource Inventory in Sweet Grass County, Montana 2021/08 Baseline Environmental Survey at the East Boulder Mine 2021/10/14 East Boulder Mine Climatological Site Conditions 2021/11 Monitoring of Chlorophyll-a and Periphyton Ash-Free Dry Mass on the East Boulder River, Sweet Grass County Montana, 2021 2022/1/12 Closure Analysis of the East Boulder Mine Stage 6 Embankment Underdrain Collection System 2022/1/20 2022 CGNF Site Wide Biological Opinion 2022/1/28 GNA Water Treatment Optimization Memo 2022/2/11 EBM Future TSF and WRSA Options Assessment 2022/3/9 Updated Closure Analysis of the East Boulder Mine Waste Rock Storage Area Underdrain Collection System with Passive Water Treatment 2022/3 East Boulder Mine 2020 Water Management Plan Revision 1 2022/8 Energy Use Assessment for Sibanye-Stillwater Mine Sites 2022/9/9 East Boulder Amendment 4 Wetlands Delineation Report 2022/10/24 East Boulder Tailings Materials Testing Report Final 2022/11/7 East Boulder Mine Subsidence Adherence Memo 2022/12/9 East Boulder Mine Major Amendment 004 Supplemental Delineation Report 2022/12 Biological Assessment of Sites on the East Boulder River: Sweet Grass County, Montana, 2022 2022/12 East Boulder Mine 2022 Groundwater Dependent Ecosystem Survey Phase 1 2023/1/6 East Boulder Mine Filtered Tailings Summary Report 2023/1/11 East Boulder Mine Filtered Tailings Options Study 2023/2 Biodiversity Impact Assessment for 2021, US PGM Operations 2023/3/27 East Boulder Mine Whole Mill Tailings as Back Fill Memo 2023/11 East Boulder Mine 2023 Nitrogen Loading Analysis Memorandum 2023/11/27 East Boulder Mine Amendment 004 EIS – Tech Memorandum 1 – Review of Dry Fork Waste Rock Storage Area Nitrate Attenuation and Potential Duration of Active Water Treatment 2023/11/27 East Boulder Mine Amendment 004 EIS – Technical Memorandum No. 2 – Review of Dry Fork Waste Rock Storage Area Reclamation and Capping Alternatives 2023/11/27 East Boulder Mine Amendment 004 EIS – Technical Memorandum No. 3 – Tailings Management Alternatives to Slurried Impoundment Deposition 2024/2/7 Analyses of June 2022 Flood Flows at Stillwater and East Boulder Mines 218 17.2.3.4 Metallurgical Complex No baseline studies, environmental studies nor impact assessments specific to the Columbus Metallurgical Complex (smelter and base metal refinery) were completed for permitting purposes as these were not required by the regulatory authorities. As there was no public land interaction and associated permitting, an EIS or similar studies were not required for construction and operation of the smelter and base metal refinery. Permitting Status and Compliance 17.2.4.1 Overview of Permitting Status Permits from the Federal, State and local agencies for the Sibanye-Stillwater US PGM Operations include permits from the State of Montana (e.g., mine permit, air quality permit, stormwater discharge permits, water discharge permits, exploration permit, and potable water supply permit, dam safety and water rights), and permits from the US Environmental Protection Agency (EPA) and US Forest Service (USFS). The county conservation districts provide permits to protect and preserve streams and rivers, whereas the road departments provide permits for access to conduct activities in road rights of way. Table 52 summaries the existing permits and their status for the Sibanye-Stillwater US PGM Operations. Mining occurs on Federal lands managed by the USFS and on private land. Most of the private land is historic patented mining claims which are now private. Those private lands not currently owned by Sibanye-Stillwater are leased. Federal lands and permission to access the surface for mining purposes is applied for and granted by the USFS in conjunction with the NEPA process and technical application to the USFS and DEQ. The Qualified Persons conclude that most of the key approvals have been granted and are reasonably anticipated to continue to be granted for mining and processing operations for the foreseeable future. 17.2.4.2 Stillwater Mine and Hertzler Ranch Facilities Specific permitting requirements vary widely by agency and regulated media and these are described in USFS and DEQ regulations and associated guidance. All necessary permits and approvals are in place and adequate for existing operations. Permits and licenses requiring renewal in FY2023 have been developed in a timely manner and submitted to the regulatory agencies for approval and efforts initiated for permits and licenses needing renewal in FY2024. Permits and approvals are tracked and renewal dates, schedules, timeframes and requirements for continued compliance are addressed in a timely manner with few exceptions. Reclamation bonding is required under the Operating Permit (No. 00118). Bonding is addressed in the Section 0 (Reclamation Plans and Costs). Permitting for planned expansions have been initiated in a timely manner and appear to be on track for schedule changes in operations. There are three current violations of the Operating Permit No. 00118 and two of the Exploration License No. 00046 relating to nitrate concentrations in groundwater and surface water, and submittal of Water Resource Management Reports (WRMR) and Biological Monitoring Reports beyond their prescribed

219 deadlines. These violations were issued between December 2019 and February 2020. The December 2019 and February 2020 DEQ letters identified violations related to the following:  Stillwater (Operating Permit No. 00118): o 12/13/19 -Stillwater Mine:  00039- Exceedances of nitrate+nitrite levels in East Side Waste Rock Storage Facility groundwater monitoring well MW-18A (>10mg/l), which are located downgradient of the East Side Waste Rock Storage Facility and up-gradient of the Stillwater River. Elevated concentrations relate to seepage of meteoric waters through the East Side Waste Rock Storage Facility materials that accumulate nitrogen from traces of residual anfo. Resolved through AOC;  00039 – Failing to submit a plan (or third-party review/report) for agency review and approval and falling to take prompt and appropriate remedial corrective measures to address the exceedance in HMW-10 at the Hertzler TSF. Resolved through AOC;  00039- Failure to submit required 2018 Water Resource Monitoring Report and Biological Monitoring Reports by the June deadlines. Resolved through corrective action and required biological monitoring took place in 2020. o 1/30/2020 – Benbow; Exploration Permit 0046; o 00040- Exceedances of nitrate+nitrite levels in BMW-3. Elevated concentrations relate to seepage of meteoric waters through the Benbow Waste Rock Storage Area materials that accumulate nitrogen from traces of residual anfo. Resolved through AOC; o 00040- Exceedance of Numeric Nutrient Standard in Benbow Mill Site Creek (BMSCR). Resolved through corrective action and installation of Permeable Reactive Barrier and initiation of BMW-3 as a pump back well; o 00040- 2018 Annual Water Resources Monitoring Report was submitted on December 31, 2019, six months after due date. Resolved through corrective action; Water Resources Monitoring Plan Submitted to DEQ; o 02/04/2020 Stillwater Mine:  00041 – Exceedances of nitrate+nitrite levels in East Side Waste Rock Storage Facility groundwater monitoring well MW-14A. Dismissed based on CORP Stipulation 21;  00041- Failing to notify Agency of any corrective actions taken to address the change in groundwater Quality in MW-14A. Resolved through AOC;  00041-The 2018 Annual Water Resources Monitoring Report was submitted on December 31, 2019, six months after due date. Resolved through corrective action. Water Resources Monitoring Plan submitted to DEQ;  00041- The 2018 Annual Biological Monitoring Report was submitted on December 31, 2019, six months after due date. Resolved through corrective action Biological Monitoring Plan submitted to DEQ; o 03/25/2022 – Hertzler:  Exceedance of Water Quality Standard (HMW-16). Resolved through AOC;  Departure from approved Plan: Water Resource Monitoring Plan. Resolved through AOC; o 06/07/2022 Stillwater Valley Ranch (SVR):  00073- Exceedance of Water Quality Standard SVR Well Nitrate +Nitrite 10mg/l and Non-degradation Standard of 7.5mg/l. Resolved through AOC; o 09/06/2023 Stillwater Mine: 220  MPDES Permit MT0024716 – Montana DEQ Water Protection Bureau issued a violation letter regarding self-reporting noncompliance reports on June 20, 2023, due to a tear in Pond 3 liner, August 1, 2023, when pond 2 overflowed into pond 3 and finally on August 8, 2023, when the water treatment plant cell overtopped and treated water went into Mountain View Creek. Stillwater Mine initiated implementation of corrective actions at the East Side Waste Rock Storage Facility in 2016 with agency knowledge, although approved plans were not formally submitted or approved. Although water quality standards have been exceeded due to seepage from the East Side Waste Rock Storage Facility, no beneficial uses in the Stillwater River have been impacted or compromised with respect to surface water quality or residential groundwater supplies. DEQ has stated that the resolution of these violations will be dependent on the timely initiation of the meeting with DEQ and USFS, the timely implementation of remedial corrective actions, and the submittal of documentation of the corrective actions specified in the Consolidated Operations and Reclamation Plan. Corrective actions at the East Side Waste Rock Storage Facility have been initiated since 2016 and include synoptic monitoring, phased East Side Waste Rock Storage Facility lining and Nitrogen Collection Pond installation, consultant evaluation of water quality changes (2018 and 2019) and initiation of in situ treatment of nitrogen with methanol injection. Corrective actions at the Hertzler TSF include repair of the liner tear (during 2015), installation of groundwater capture French drains and pump back system, installation of in-situ remediation, synoptic and biological monitoring on Stillwater River at Hertzler Ranch, and additional well installations. Corrective actions have been implemented at the Benbow Waste Rock Storage Facility and Benbow Mill Spring Creek. Corrective actions include synoptic monitoring of Benbow Mill Site Creek and Little Rocky Creek, installation of groundwater collection vaults for foundation drains (beneath waste rock storage area and WTP2 feed pond) and pump back of collected groundwater for treatment, as well as installation of a permeable reactive barrier (PRB) treatment system using methanol injection. Monitoring data indicates water quality concentrations in the creeks have returned to below regulatory levels, indicating successful implementation of the PRB, although groundwater concentrations remain above regulatory standards. The Qualified Persons conclude that the corrective actions implemented appear to have reasonable effectiveness and, where water quality has not yet been restored to below levels of regulatory concern, water quality concentration trends show stable to downward progression. Most of the violations have been resolved and closed while a few remain open at the time of the report. Closeout of the remaining violations is pending further monitoring and regulatory acceptance of corrective action completion. 17.2.4.3 East Boulder Mine Permits required for current operations at East Boulder Mine include permits from the State of Montana (e.g., mine permit, air quality permit, stormwater discharge permits, water discharge permits, exploration permit, and potable water supply permit), and permits from the Federal government including the EPA and USFS. There are two open regulatory violations at the time of compiling this TRS and these are described as follows: 221  09/12/2023: o Notice of Non-Compliance – USFS issued a Notice of Noncompliance for Unauthorized activities on NFS lands associated with the BVR Heat Exchanger Project. Project site access road encroached onto the USFS Swan 2 unpatented claim;  09/14/2023: o 00102-Montana DEQ Hard Rock Mining Bureau issued a violation for ‘'Departure from Conditions of Approved Operating and Reclamation Pla'. In MR23‐002, SMC had committed to overland transportation of construction equipment to the vent raises using an access path solely on SMC patented claims. Furthermore, no reclamation of the path was included in the revision or accounted for in the reclamation bond, since it was intended to be an overland access path without removal of timber. Due to winter conditions, access to the BVR Heat exchanger locations referenced above is not available until after spring snow melt. Therefore, final reclamation of the location to conform to the two violations listed above cannot be completed until spring 2024. Plans are in place to execute reclamation in spring of 2024. Federal permits from the EPA are for Class V groundwater injection wells. These Class V injection well permits address the following:  Recycling of water back into the mine (MT5000-05150);  Disposal of septic system water (MT50000-06439);  Disposal of treated adit water from the underground workings (MT50000-11713); and  Injection of methanol into shallow alluvial groundwater for in situ biological reduction of nitrates (MT50000-008511). An amendment to Operating Permit No. 00149 for the development of the Lewis Gulch TSF and the Dry Fork WRSF has been submitted to the Agencies. This amendment includes a 404 Permit with the US Army Corps of Engineers (ACOE) for the waste rock haulage crossing. The DEQ and USFS have prepared an Environmental Impact Statement for the Lewis Gulch TSF and the Dry Fork WRSF Expansion Project, and the public comment period has ended and a ROD is expected to be issued second quarter 2024. East Boulder Mine is approved to discharge from three outfalls into the East Boulder River and groundwater in an alluvial aquifer under MPDES Permit MR-0026808. A permitted injection well for treated mine water at the Yates Gravel Pit is permitted and infrastructure is in place but as of this review, the system has not yet been operated. Groundwater monitoring between 2005 and 2010 detected concentrations of nitrate as nitrogen greater than the non-degradation level established in the MPDES permit in three monitoring wells downgradient of the tailings storage facility and the infiltration pond. The DEQ found the mine out of compliance with the MPDES permit (MT0026808), triggering SMC (the owner at the time) and the DEQ to enter into an Administrative Order on Consent (Docket No., WQA-10-04). A compliance plan was submitted to DEQ and approved to establish a series of corrective actions to address the exceedance of the MPDES nitrate as nitrogen limits. In addition, a groundwater capture and pump back system was constructed and became operational in 2011. In situ treatment wells were installed and reagent was injected into injection wells to reduce nitrates as nitrogen concentrations. A TSF embankment underdrain system was also installed to collect meteoric water through the embankment rock fill and 222 route the water back to the supernatant pond. An outer embankment liner was installed along the outer TSF Stage 3 slope to reduce infiltration of meteoric water through the embankment rock. As a result of the corrective actions, nitrate as nitrogen concentrations in downgradient monitoring wells were reduced to 35% of the non-degradation standard for groundwater in 2017. In 2017, the DEQ approved a mixing zone which resulted in a zone across which cumulative contributions from operational sources within the permit boundary are addressed. In January 2018, DEQ found that the Sibanye-Stillwater (SMC) is in compliance with the MPDES Permit and that the terms of the Consent Order were satisfied. The Qualified Persons conclude that long-term groundwater and surface water restoration and protection from operational impacts are ongoing and well managed, and compliance is likely to be achieved and maintained. 17.2.4.4 Columbus Metallurgical Complex The smelter at the Columbus Metallurgical Complex has only two permits, namely a Montana Air Quality Permit (#2635-17) from the DEQ Air Resources Bureau, and a MPDES Permit (-000469) with the DEQ Water Protection Bureau, both which are current and in good standing. The Qualified Persons understand that these permits are current and not due for renewal for several years. The Air Quality Permit (MAQP No. 2635-19) limits air emissions based on measured opacity, particulate emissions (PM10) from baghouse filters, and Sulphur dioxide (SO2) emissions based on maximum allowed smelter concentrate throughput (≤59 500 tons/year), precious metals recyclable material through put (≤15 000 tons/year), gypsum production (≤25 000 tons/rolling 12-month period), smelter slag production (≤60 000 tons/rolling 12-month period), the amount of waste ore for lining the slag pits (≤40 000 tons/rolling 12-month period), and emergency back-up generator run time (≤500 hours/rolling 12-month period). Emissions testing requirements of the Air Permit include:  Particulate and opacity performance source tests every two years on the smelting circuit main stack and concentrate drying circuit main stack;  Particulate and opacity performance source tests every five years on the process baghouse for the nickel sulphate crystal dryer; and  SO2 performance source testing on the smelting circuit stack every five years. In addition, Continuous Emissions Monitoring System (CEMS) to monitor stack volumetric flow rate and record SO2 emissions are operated and maintained as required. Reporting of testing and monitoring results as well as material inventories is provided annually. The MPDES permit for stormwater contains non-numeric technology-based effluent limits and numeric water quality-based effluent limits. Non-numeric technology-based effluent limits include best management practices for managing materials to minimize contact with site waters, control site materials from egress, maintenance and erosion control practices. Numeric water quality-based effluent limits are established as well as benchmark and outfall monitoring requirements. However, the smelter operates in a zero-discharge mode with all stormwater contained onsite, following the storm water pollution prevention plan and best management practices with all storm water retained via use of berms, ditches and percolation ponds. All permits have been renewed or revised in a timely manner. There are no performance or reclamation bonds associated with this facility.

223

Table 52: Permits Status Summary for the Sibanye-Stillwater US PGM Operations

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
Stillwater Mine	**Operating Permit and Type**	**Status**	**Permit Number**	**Regulatory Agency**	**Discharge Type**	**Date Issued**	**Renewal Date**	**Description**
	Original Permits							
	Plan of Operations (POO)	Active	118	USFS Custer Gallatin National Forest (CGNF)/ DEQ Hard Rock Mining Program		Feb-90	NA	Plan of Operations
	Original (EIS) Record of Decision	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-86	NA	Mine Permit
Stillwater Mine	Operating Permit	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-86	NA	Operating Permit #00118 - Approved by ROD in December 1985
	Amendments							
	Operating Permit Amendment No. 1	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-86	NA	Plant site relocation
	Operating Permit Amendment No. 2	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-86	NA	Sand borrow area approved
	Operating Permit Amendment No. 3	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-87	NA	Second sand borrow area approved
	Operating Permit Amendment No. 4	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-87	NA	Nye Tailings Impoundment toe dike relocation
	Operating Permit Amendment No. 5	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-89	NA	East-side development approved (increase permit area)
	Operating Permit Amendment No. 6	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-89	NA	Temporary sand pipeline approved

224

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Amendment No. 7	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-90	NA	Adit relocated, 3 perc ponds added, 5 monitoring wells added
	Operating Permit Amendment No. 8	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-92	NA	Facilities expansion, production increase to 2000 ton/day
	Operating Permit Amendment No. 9	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-96	NA	East-West mining areas connected with haulage way (mining under Stillwater River)
	Operating Permit Amendment No. 10	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-98	NA	Hertzler expansion approved and production cap eliminated
	Operating Permit Amendment No. 11	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-12	NA	Revised Water Management Plan at Stillwater, Hertzler LAD (closure/post-closure), Boe Ranch LAD (operations/closure/post-closure)
Stillwater Mine	Operating Permit Amendment No. 12	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-10	NA	Addition of Hertzler LAD Pivot #7

225

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Amendment No. 13	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-23	NA	Incorporated the Benbow Exploration Project into Mine Permit 00118
	Operating Permit Amendment No. 14	Pending	118	USFS CGNF/ DEQ Hard Rock Mining Program		Pending		
	Minor Revisions							
	Operating Permit Minor Revision 89-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-89	NA	Waste rock haulage railroad spur at 5150W Adit
	Operating Permit Minor Revision 90-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-90	NA	5200E Ventilation Adit with auxiliary facilities
	Operating Permit Minor Revision 90-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-90	NA	Sediment basin construction (no new permit area)
	Operating Permit Minor Revision 91-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-91	NA	5200E Portal, spur road, laydown, and access road
	Operating Permit Minor Revision 91-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-91	NA	Compressor pipeline crossing at Stillwater River Bridge
	Operating Permit Minor Revision 92-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-92	NA	5000E loci haul rail track extension
	Operating Permit Minor Revision 92-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1992		Permanent 5400E waste rock pile, eliminate laydown

226

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 93-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1993	NA	5300W ventilation improvements, 5400E rail haulage improvements
	Operating Permit Minor Revision 93-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-93	NA	Compliance timeframe extension for Amendment 8 stipulations
	Operating Permit Minor Revision 93-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-93	NA	6500W secondary escape way installation
	Operating Permit Minor Revision 94-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-94	NA	Expansion of OP boundary to include Stillwater Valley Ranch
	Operating Permit Minor Revision 94-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-94	NA	Construction of west-side production shaft (location change)
	Operating Permit Minor Revision 94-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-94	NA	Tree planting to visually screen mine site facilities
	Operating Permit Minor Revision 94-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-94	NA	Boulder storage area permitting in north area of permit boundary
	Operating Permit Minor Revision 95-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-95	NA	Road relocation on Nye TSF embankment

227

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 95-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1995	NA	Relocate west-side low grade ore stockpile to east-side
	Operating Permit Minor Revision 96-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-96	NA	Waste rock processing to augment coarse tailings backfill
	Operating Permit Minor Revision 96-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-96	NA	Smelter waste disposal (gypsum and slag) in Nye TSF
	Operating Permit Minor Revision 97-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-97	NA	Plan of Ops revision to construct Outfall 001 (not constructed)
	Operating Permit Minor Revision 97-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-97	NA	Modify Nye TSF liner to lower final elevation (5111 to 5108)
	Operating Permit Minor Revision 97-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1998	NA	Mine plan revision to extend 4400W level under the river
	Operating Permit Minor Revision 98-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-98	NA	Mine site facility additions (mill building, paste backfill plant, jaw crusher at west rail, covered conveyors from ore silo, service pipelines crossing river)

228

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 98-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-98	NA	Mine site facility additions (maintenance dry & change house, office dry and change house, oil/drum storage, tire shop, water treatment plant addition)
	Operating Permit Minor Revision 99-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-99	NA	Mine site facility additions (concrete sewage vault, filter press addition in concentrator)
	Operating Permit Minor Revision 99-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-99	NA	Staged development plan for East-Side Waste Rock Storage Area
	Operating Permit Minor Revision 00-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-00	NA	BTS expansion from 4 to 6 denitrification cells
	Operating Permit Minor Revision 00-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-00	NA	Expansion of concentrator floatation circuit, installation of Larox
	Operating Permit Minor Revision 00-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-00	NA	Hertzler pipeline route change (avoid culturally sensitive area)

229

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 00-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-00	NA	Dow Meadow Vent Raise (6500W) final location
	Operating Permit Minor Revision 01-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-01	NA	5000E compressed air line install, extension of rail on 5000W dump
	Operating Permit Minor Revision 01-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-01	NA	Comprehensive mine site development plan (east and west side additions)
	Operating Permit Minor Revision 01-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-01	NA	East-side compressor building addition
	Operating Permit Minor Revision 01-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-01	NA	Warehouse addition (north-side of 5150W Paste Plant)
	Operating Permit Minor Revision 01-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-02	NA	Two paste backfill lines to 4400W
	Operating Permit Minor Revision 01-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-02	NA	East-side parking area for additional vehicles
	Operating Permit Minor Revision 03-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-03	NA	Hertzler TSF Stage 2 final design and LAD storage pond

230

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 03-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-03	NA	Hertzler Ranch storm water system upgrades, lining west-side perc ponds, crusher operating area for Hertzler TSF construction, oil compressor building, LAD Pond expansion
	Operating Permit Minor Revision 04-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-04	NA	Modifications to Hertzler Ranch TSF and LAD Pond liner
	Operating Permit Minor Revision 04-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-04	NA	Soda ash silo installation, haul road on western edge of ESWRSF
	Operating Permit Minor Revision 04-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-04	NA	Temporary reduction in Nye TSF freeboard
	Operating Permit Minor Revision 05-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-05	NA	Advantex septic system upgrade, closure of MW-T3A
	Operating Permit Minor Revision 05-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-05	NA	Hertzler Stage 2 underdrain building, Hertzler Pump House expansion, admin building expansion
	Operating Permit Minor Revision 06-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-07	NA	Construction of West Fork Stillwater River breakout

231

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 06-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-06	NA	New surface sand line to 5500W Portal, parking lot access road, new washbay, Loci Shop restroom addition
	Operating Permit Minor Revision 06-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-06	NA	Concentrator storage building (east-side of concentrator)
	Operating Permit Minor Revision 07-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-07	NA	Emergency Response Building, west-side portal overflow containment
	Operating Permit Minor Revision 07-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-09	NA	Adjustment to flow monitoring requirement in Stillwater River
	Operating Permit Minor Revision 08-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-08	NA	Relocation of laydown to north-side of delivery road
	Operating Permit Minor Revision 08-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-08	NA	Tailings water treatment (150gal per minute) and land application

232

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 08-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-08	NA	Reduction in Nye TSF freeboard (6ft to 5ft), employee survey discontinuance, upgrade of surface compressor line
	Operating Permit Minor Revision 08-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-08	NA	Construction of parking lot entrance cover, 5150W mine water system upgrades
	Operating Permit Minor Revision 09-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-09	NA	Land application of Hertzler TSF underdrain water, update Water Resources Monitoring Plan
	Operating Permit Minor Revision 09-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-10	NA	Increase final elevation of ESWRSF from 5050 ft to 5150 ft
	Operating Permit Minor Revision 09-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-10	NA	Hertzler TSF Stage 2 underdrain modification, relocate of Fire Water Pump House transformer, revisions to Water Resources Monitoring Plan

233

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 10-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-10	NA	Hertzler in-situ methanol treatment injection wells
	Operating Permit Minor Revision 10-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-10	NA	Contaminated soils building, Stillwater Mining Company-16 enclosure, level access pad construction near pump house power line
	Operating Permit Minor Revision 10-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-10	NA	Two 5400E vent raises near the 5400E Portal
	Operating Permit Minor Revision 10-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-10	NA	Concentrator expansion (ceramic mills), water treatment cell 6 building addition
	Operating Permit Minor Revision 11-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-11	NA	BASF pilot plant, oily dirt storage building
	Operating Permit Minor Revision 11-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-11	NA	Contaminated soils building, Stillwater Mining Company-16 enclosure, level access pad construction near pump house power line

234

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 11-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-11	NA	Raise bore hole from 4400 level to 5000W Portal for road
	Operating Permit Minor Revision 11-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-11	NA	Final design surface facilities for Blitz Project
	Operating Permit Minor Revision 12-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-12	NA	Relocate power line, buried electrical line and transformer, office trailer installations, ESWRSF in-situ methanol treatment
	Operating Permit Minor Revision 12-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-12	NA	HDPE pipe welding shop addition at Batch Plant, concrete installations
	Operating Permit Minor Revision 12-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-12	NA	Overhead process water line install, east-side storm water collection system, concrete pad
	Operating Permit Minor Revision 13-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-13	NA	Inspection interval change to Hertzler HDPE line (5-yr to 10-year), expansion of Advantex waste water treatment pods by 3

235

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 13-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-13	NA	New buried sandline from Hertzler Pump House to 5500W Portal, concrete retaining wall near propane tanks
	Operating Permit Minor Revision 13-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-13	NA	Process water booster pump station, concrete pad for oxygen/acetylene, methanol storage tank and containment at Upper BTS, concrete pad for hazardous waste storage locker
	Operating Permit Minor Revision 14-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-14	NA	LAD Pond expansion, Hertzler TSF Stage 3 construction plan
	Operating Permit Minor Revision 14-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-14	NA	Hertzler TSF Stage 3 construction plan modifications

236

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 14-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-14	NA	Faulty mobile equipment building, concrete pads on 5000W rail, burial of overhead power lines, lower BTS building expansion for booster pump, concrete barrier walls at surface crusher, concrete storm water conveyance, additional east-side injection well
	Operating Permit Minor Revision 15-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-15	NA	Concrete containment pad for biodiesel fuel tote storage
	Operating Permit Minor Revision 16-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-16	NA	Closure/Post-Closure monitoring locations (sites)
	Operating Permit Minor Revision 16-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-16	NA	ESWRSF lining system and water transfer system
	Operating Permit Minor Revision 16-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-15	NA	Installation of inclinometers at the Nye and Hertzler TSFs
	Operating Permit Minor Revision 16-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-16	NA	Concrete sidewalk to new Blitz trailer

237

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 17-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-17	NA	5900W Portal Slope Stabilization and Ground Control, Concrete Pad and Containment; (East Side Rail Dump Expansion removed from MR 5/17/2017)
	Operating Permit Minor Revision 17-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-17	NA	Hertzler Ranch Perc Evaluation; Geotech work at West Fork (vent raise project); Geotech Evaluation upper Biological Treatment Cells; Add Admin Office Trailer
	Operating Permit Minor Revision 17-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-17	NA	Expansion of the existing east-side rail dump area with wind break for two new dump bays, a rail spur and concrete fuel containment area

238

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 17-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-17		Installation of three supplemental monitoring wells at Hertzler Ranch near percolation ponds, expansion of the existing biological treatment system on the mine's west site and installation of two water percolation ponds at the Hertzler Ranch site.
	Operating Permit Minor Revision 18-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-18		Authorization to discharge to Hertzler Ranch Percolation Ponds
	Operating Permit Minor Revision 18-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-18		BTS Expansion; Mix Tanks for Reagent Additions at Surface Clarifiers; Surface Haul Truck Traffic Beacons; Transformer and Concrete Containment at Hertzler LAD Pond

239

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 18-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-18		Construction and operation of two ventilation raises from underground to surface (13.8 East and 13.8 West)
	Operating Permit Minor Revision 18-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-18		New East-Side Portal and Revised Rail Dump Expansion
	Operating Permit Minor Revision 18-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-18		Water Treatment Plant Screen/Filter House
	Operating Permit Minor Revision 19-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-19		Geotechnical Site Investigations Stillwater Mine and Hertzler Ranch; Change Nye TSF Cap Geotextile use
	Operating Permit Minor Revision 19-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-19		Temp Off-Site Cathedral Mountain Ranch Laydown and Construction Yard
	Operating Permit Minor Revision 19-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-19		Administration Building Expansion, Increased Septic Tankage
	Operating Permit Minor Revision 19-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-19		Concentrate Handling Systems Improvements

240

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 19-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-19		Production Shaft Hydrogeo Test Dewatering Well
	Operating Permit Minor Revision 19-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-20		Compressor Building Addition, Light Vehicle Safety Access Roads, Concentrator Reagent Building Relocation
	Operating Permit Minor Revision 20-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-20		Modify the Stillwater Mine Concentrator 1) New Comminution Circuit Building, 2) New Electrical Substation, 3) Electrical pole re-routing
	Operating Permit Minor Revision 20-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-20		New Disc Filtration System and Building
	Operating Permit Minor Revision 20-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-20		Minor Revision Acreage reconciliation; reconcile disturbed and permitted acreage in response to DEQ's March 24 letter

241

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 20-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-20		Install two test wells and nested vibrating wire piezometers at Hertzler Ranch; in support of Stage 4/5 design
	Operating Permit Minor Revision 20-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		20-Oct	NA	Power Line and Miscellaneous Concrete Addition
	Operating Permit Minor Revision 21-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		21-Jul	NA	Increased thickness of the waste rock cap on the Nye Tailings Storage Facility
	Operating Permit Minor Revision 21-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		21-Sep	NA	Installation of Test Wells Near the East Side Percolation Ponds
	Operating Permit Minor Revision 21-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		21-Oct	NA	Processing Support Structures and Miscellaneous Concrete Addition
Stillwater Mine	Operating Permit Minor Revision 21-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		21-Jul	NA	Installation of Test Wells and Nested Vibrating Wire Piezometers at Hertzler Ranch
	Operating Permit Minor Revision 21-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		21-Nov	NA	Aquifer Test Discharge Plan

242

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 22-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		22-May	NA	West Fork Breakout
	Operating Permit Minor Revision 22-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		22-Jul	NA	Hertzler Ranch Corrective Actions for Groundwater Quality
	Operating Permit Minor Revision 22-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		22-Aug	NA	Groundwater Corrective Actions. Installation of 13 monitoring wells and 3 methanol injection wells.
	Operating Permit Minor Revision 22-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		22-Aug	NA	Pipeline Pond 3 to Hertzler LAD Pond: Additional Air Relief Valves
	Operating Permit Minor Revision 22-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		22-Sep	NA	Flood Response: Bridge, Bypass Road, Pipelines, Access Road to 54E
	Operating Permit Minor Revision 22-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		22-Dec	NA	Flood Recovery Efforts
	Operating Permit Minor Revision 23-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		23-May	NA	Water Resources Monitoring Plan
	Operating Permit Minor Revision 23-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		23-May	NA	Installation of Hertzler Conex Electrical Building and Corrective Actions for Groundwater Quality

243

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 23-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		23-Jul	NA	Portal Heaters, Propane Tanks, and Blower Building
	Operating Permit Minor Revision 23-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		23-Oct	NA	Stillwater River Road Relocation near Hertzler Ranch
	Operating Permit Minor Revision 23-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		23-Nov	NA	Chemical Storage Building, Shotcrete Storage Building, and Septic Tank Conversion
	Operating Permit Minor Revision 23-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		24-Feb	NA	Streambank Layback
	Other Permits							
	Treated Mine Water Discharge - Authorization to Discharge Under MPDES	Active	MT-0024716	DEQ Water Protection Bureau	Groundwater or Surface Water	Dec-15	Sep-23	Authorization to discharge treated mine water, under administrative extension until 9/2023 as permitting is completed

244

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	MPDES Amendment	In DEQ review	MT-0024716		Groundwater or Surface Water	Pending	NA	Request for additional time to complete improvements and additions (upgrades) to the water treatment systems, and once complete, to collect and evaluate post-stabilization system performance data
	Air Quality Permit – Preconstruction Permit	Active	2459-20		Air	Apr-22	NA	Change propane usage to 5M gallons per rolling 12-month period
	Storm Water MPDES Permit	Active	MTR-000511	DEQ Water Protection Bureau	Storm Water from site	Oct-19	Jan-23	Multi-Sector General Permit for Storm Water Discharges
	Storm Water MPDES Permit	Active	MTR-000511	DEQ Water Protection Bureau	Benbow Portal SWPPP; Addendum #2	Feb-2023	Jan-2028	Aug-19
	AQ Burn Permit TW40	Not Active	TW40	DEQ Hard Rock Mining Program	Air			
	Excavation 404 Permit – Hertzler Pipeline	Active	NA	Army Corp of Engineers				

245

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Potable Water System Authorization – Beartooth Ranch	Active	PWSID MT0003972	DEQ Public Water & Subdivision Bureau	NA	1998	NA	
	Potable Water System Authorization – Stillwater Mine	Active	PWSID MT0003587	DEQ Public Water & Subdivision Bureau	NA	1986	NA	
	Potable Water System Authorization – Stratton Ranch	Not Active/Not Maintained	PWSID MT0003588	DEQ Public Water & Subdivision Bureau	NA		NA	
	Septic Drainfield – Septic System – Original system did not require permit	Active	NA	DEQ Water Protection Bureau	Groundwater	1986	NA	
	Septic System – Onsite Wastewater Treatment System	Active	05-Jun	Stillwater County	Groundwater	Jan-06	NA	
	Septic System Modification Authorization – Septic Treatment System with land application	Active	EQ-06-1122 (see MR05-001)	DEQ Water Protection Bureau and Environmental Management Bureau	Groundwater	Oct-05	NA	
Stillwater Mine	Septic Drainfield – Septic System Modification Authorization – drainfield exp.	Active	ES94/B66	DEQ Water Protection Bureau			NA	
	Septic System – SVR Sewage Treatment System Permit	Active	260	DEQ Water Protection Bureau			NA	
	Hazardous Waste Authorization/Classification	Active	MTD981552292	DEQ Waste and Underground Tank Management Bureau		Jan-00	NA	Conditionally Exempt Small Generator / Upgrade to Small Quantity if generation exceeds 100kg/month

246

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	UIC Class V Injection – Authorization by Rule	Active	#MT5000-05134	USEPA Region 8 Groundwater Program	Groundwater	Nov-01	NA	Mine recycle water
	UIC Class V Injection – Authorization by Rule – Large Capacity Septic System	Active	#MT5000-06454	USEPA Region 8 Groundwater Program	Groundwater	Mar-05	NA	(Septic System) Change in operating methods and conditions triggers EPA review and approval
Stillwater Mine	UIC Class V Injection – Authorization by Rule – Hertzler Methanol Injection Well	Active	#MT50000-08681	USEPA Region 8 Groundwater Program	Groundwater	Dec-09	NA	Methanol injection well at Hertzler
	UIC Class V Injection – Authorization by Rule – Amendment – Mine Site Methanol Injection Wells	Active	#MT50000-08681	USEPA Region 8 Groundwater Program	Groundwater	Jul-12	NA	Methanol injection wells downgradient of ESWRSF (five)
	UIC Class V Injection – Authorization by Rule – Amendment – Mine Site Methanol Injection Wells	Active	#MT50000-08681	USEPA Region 8 Groundwater Program	Groundwater	Oct-14	NA	Methanol injection wells downgradient of ESWRSF (one additional well)
	State-wide Exploration Permit	Active	46	DEQ Hard Rock and Placer Exploration/USFS		May-16	May-202	Renewed annually, via letter 4/6/2021
East Boulder	Temporary Grazing or Livestock Use Permit	Active	NA	USFS CGNF		Aug-21	Feb-22	Renewed annually, renewed 2/28/2021; Ekwortzel/Kirch Agreement
	Encroachment Permit	Active	2006-23	Stillwater County				
	Encroachment Permit	Active	2007-48	Stillwater County				

247

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Encroachment Permit	Active	2020-20			Jun-20	NA	Road Encroachment Permit Application, culverts for pipeline to pass under existing road
East Boulder	USFS Special Use Permit – Stratton Ranch Road	Active	BEA407301	USFS CGNF		Jan-16	Dec-16	Road Use Agreement
	USFS Special Use Permit – Delger Road	Active	BEA388	USFS CGNF		12-Aug	Dec-21	Road Use Agreement; in renewal process, extended by mutual agreement
	Licenses							
East Boulder	Nuclear Regulatory Commission – Materials License – Nuclear Density Gage Permit	Active	25-26871-01	Nuclear Regulatory Commission		Sep-14	Nov-23	
	Bureau of Alcohol Tobacco and Firearm – Explosives – Explosives Use and Storage Permit	Active	9-MT-095-33-7B-90263	Bureau of Alcohol Tobacco and Firearms			Feb-23	
	Radio Frequency Licenses – FCC	Active	8610054645&8802398055	Federal Communications Commission				
	Stratton Man Camp License	Active	T-6732					
	Agreements							
	Road Use/Maintenance Agreement (FAS419 & FR846)	Active	NA	USFS CGNF		Mar-94	NA	USFS Road Maintenance Agreement

248

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	USFS Land Use Agreement	Active	AG-0355-B-15-5501	USFS CGNF		Apr-15		Helibase Pad usage
	GNA Amendment Amended October 3, 2023	Active				Oct-23	NA	Good Neighbor Agreement
	Original Permits							
	Plan of Operations (POO)	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-90	NA	Plan of Operations
	Original (EIS) Record of Decision	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-92	NA	Mine Permit
	Operating Permit	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-93	NA	Operating Permit #00149 - Approved by ROD in 1993 following EIS
	Amendments							
	Amendment 001 to Operating Permit (EA)	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		1999	NA	Water Management Plan Amendment (EA)
	Amendments 002 & 003 to Operating Permit (EIS)	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2012	NA	Revised Water Management Plan + Boe Ranch LAD (EIS)
	Minor Revisions							
	Operating Permit Minor Revision 99-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		1999	NA	Air Monitoring Site
	Operating Permit Minor Revision 00-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2000	NA	Boe Ranch Pipeline
	Operating Permit Minor Revision 00-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2000	NA	Tailings Pipeline
	Operating Permit Minor Revision 00-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2000	NA	6350 Explosives Bench laydown

249

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 01-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001	NA	Surface Crushing Facility
	Operating Permit Minor Revision 01-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001	NA	Slag Processing
	Operating Permit Minor Revision 01-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001		Withdrawn
	Operating Permit Minor Revision 01-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001	NA	Temporary Buildings
	Operating Permit Minor Revision 04-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004	NA	Brownlee Vent Raise
	Operating Permit Minor Revision 04-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004	NA	Laydown Area 6 & Expansion of Soil Storage
	Operating Permit Minor Revision 04-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004	NA	LAD Area 6
	Operating Permit Minor Revision 04-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004		TSF – Detailed Design of Ongoing expansion
	Operating Permit Minor Revision 05-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2005	NA	Warehouse
	Operating Permit Minor Revision 05-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2005	NA	Water treatment improvements
	Operating Permit Minor Revision 06-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2006	NA	TSF Wildlife Fence
	Operating Permit Minor Revision 06-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2006	NA	Site Investigations
	Operating Permit Minor Revision 07-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2007	NA	Event Pond
	Operating Permit Minor Revision 08-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2008	NA	Native Borrow Excavation
	Operating Permit Minor Revision 08-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2008	NA	New Oil Storage Building

250

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 09-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	EBMW-4 Replacement Well
	Operating Permit Minor Revision 09-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	Site Water Management Improvements
	Operating Permit Minor Revision 09-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	Reverse Osmosis Unit
	Operating Permit Minor Revision 09-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	In Situ Denitrification System
	Operating Permit Minor Revision 10-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Drilling Investigation
	Operating Permit Minor Revision 10-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Drilling Investigation Phase 2
	Operating Permit Minor Revision 10-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Surface Rail Improvements
	Operating Permit Minor Revision 10-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Expansion of In-Situ Denitrification
	Operating Permit Minor Revision 11-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2011	NA	Groundwater Capture System
	Operating Permit Minor Revision 12-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2012	NA	Graham and Simpson Ventilation Raises
	Operating Permit Minor Revision 12-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2012	NA	Truck Fall Arrest System
	Operating Permit Minor Revision 13-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	Modification to Simpson Creek Vent Raise
	Operating Permit Minor Revision 13-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	TSF Nitrogen Reduction
	Operating Permit Minor Revision 13-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	Used Oil Building Addition

251

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 13-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	GNA borehole drilling
	Operating Permit Minor Revision 14-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Perc Pond Event Pond Modifications/Expansion
	Operating Permit Minor Revision 14-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Borrow pit access road intersection realignments (2)
	Operating Permit Minor Revision 14-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Two GNA Wells (EBMW-12 and EBMW-13)
	Operating Permit Minor Revision 14-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Stage 3 TSF Slope Liner Design Change
	Operating Permit Minor Revision 15-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2015	NA	Stage 3 TSF Slope Cover Final Design
	Operating Permit Minor Revision 15-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2015	NA	New BO Parts Building
	Operating Permit Minor Revision 15-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2015	NA	Geotechnical Test Holes
	Operating Permit Minor Revision 16-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2016	NA	Water Resources Monitoring Plan
	Operating Permit Minor Revision 16-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2016	NA	TSF Inclinometers
	Operating Permit Minor Revision 16-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2016	NA	Revised Biological Monitoring Plan
	Operating Permit Minor Revision MR17-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2017	NA	Groundwater Mixing Zone
	Operating Permit Minor Revision MR17-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2017	NA	Site Security Gates

252

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision MR18-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Water Resources Monitoring Plan – no new disturbance
	Operating Permit Minor Revision MR18-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Biological Monitoring Plan – no new disturbance
	Operating Permit Minor Revision MR18-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Thickener and Portal Collection System
	Operating Permit Minor Revision MR18-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Yates Deep Injection Test Well
	Operating Permit Minor Revision MR18-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Geotechnical Drilling and Inclinometer
East Boulder	Operating Permit Minor Revision MR19-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Monitoring Well EBMW-12A
	Operating Permit Minor Revision MR19-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Area 51 Borrow Design Changes -
	Operating Permit Minor Revision MR19-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	WTP Disk Filter System
	Operating Permit Minor Revision MR19-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Concentrate Load-out
	Operating Permit Minor Revision MR19-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Dry Fork Monitoring Wells
	Operating Permit Minor Revision MR20-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Boe Ranch Deep Well Injection BRIW-1
	Operating Permit Minor Revision MR20-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Power Line Relocation – Southern Route 16.12 acres, 60 ft ROW
	Operating Permit Minor Revision MR20-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Frog Pond Emergency Shelter

253

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision MR20-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Updates the Biological Monitoring Plan
	Operating Permit Minor Revision MR20-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Concrete Aprons and Security Gate
	Operating Permit Minor Revision MR20-006	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Bridge Geotechnical Drilling
	Operating Permit Minor Revision MR21-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Construct Acid Storage Building/Injection Well
	Operating Permit Minor Revision MR21-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Stage 6 Monitoring Well Relocation
	Operating Permit Minor Revision MR21-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Amendment 004 Dry Fork WRSA baseline monitoring wells
	Operating Permit Minor Revision MR21-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Amendment 004 Portal Pump/Vault System and Mill Fuel Tank Relocation
	Operating Permit Minor Revision MR22-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Main Fuel Containment Expansion
	Operating Permit Minor Revision MR22-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Dry Fork Haul Road Geotechnical
	Operating Permit Minor Revision MR22-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Portal Heater and Propane Distribution Upgrade
	Operating Permit Minor Revision MR22-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Warehouse Septic

254

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision MR22-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Tree Cutting Power Line
	Operating Permit Minor Revision MR22-006	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	GW Monitoring Well EBMW-21
East Boulder	Operating Permit Minor Revision MR22-007	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Stage 4 and 5 Overflow Channel
	Operating Permit Minor Revision MR22-008	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Sidewalk and Cattle Guards
	Operating Permit Minor Revision MR23-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	A1 and A2 Stockpile Relocation
	Operating Permit Minor Revision MR23-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	BVR Heat Exchanger
East Boulder	Operating Permit Minor Revision MR23-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	EBMW-3A and 6A
	Operating Permit Minor Revision MR23-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	Concrete Allowance
	Operating Permit Minor Revision MR23-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	Concrete Allowance
	Operating Permit Minor Revision MR23-006	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	Water Resources Monitoring
	Operating Permit Minor Revision MR23-007	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	BVR Access Road Relocation
	Other Permits							

255

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
Metallurgical Complex	Authorization to Discharge Under MPDES	Active	MT-0026808	DEQ Water Protection Bureau	Groundwater or Surface Water	Nov-15	Oct-20	Application for Renewal was completed & submitted in Jan 05; DEQ administratively extended the permit until the application was processed and a new permit issued.
	Authorization to Discharge Under MPDES	Active	MT-0026808	DEQ Water Protection Bureau	Groundwater or Surface Water	Aug-20	Oct-20	Mixing Zone; DEQ administratively extended the permit until the application is processed and a new permit issued.
	Storm Water MPDES Permit	Active	MTR-000503	DEQ Water Protection Bureau	Storm Water from site	Feb-18	Jan-23	Multi-Sector General Permit for Storm Water Discharges
	Air Quality Permit	Active	MAQP 2563-05	DEQ Air Resources Bureau	Air	Jul-18	NA	Air Permit update to increase production
	Public Water Supply Amendment 1	Active	MT-0003894	DEQ Public Water & Subdivision Bureau		Jan-06	NA	No expiration date changes in system trigger permit amendment. Warehouse and Dry expansion
	Septic Tank and Drain field – Septic Drain field	Active	EQ98/B50	DEQ Water Protection Bureau	Groundwater	Nov-98	NA	State of Montana

256

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Septic Tank and Sewage Treatment Plant – Septic Drain field	Active	382	Sweet Grass County	Groundwater	Jan-99	NA	Sweet Grass County Permit
	Septic Tank and Drain field – Amendment – Septic Drain field	Active	EQ06-3314	DEQ Water Protection Bureau	Groundwater	Jan-06	NA	Warehouse and Dry expansion
	Hazardous Waste Authorization/Classification	Active	MTR-000007823	DEQ Waste Management Bureau		Jan-00	NA	Conditionally Exempt Small Generator / Upgrade to Small Quantity if generation exceeds 100kg/month
	UIC Class V Injection – Authorization by Rule	Active	#MT5000-05150	USEPA Region 8 Groundwater Program	Groundwater	Apr-02	NA	Underground Mine Water
	UIC Class V Injection – Authorization by Rule – Amendment – Underground Mine Water	Active	#MT5000-05150	USEPA Region 8 Groundwater Program	Groundwater	Jun-02	NA	(Underground Water) Change in operating methods and conditions triggers EPA review and approval
	UIC Class V Injection – Authorization by Rule – Septic System	Active	#MT50000-06439	USEPA Region 8 Groundwater Program	Groundwater	Mar-05	NA	(Septic System) Change in operating methods and conditions triggers EPA review and approval
	UIC Class V Injection – Authorization by Rule – Methanol Injection	Active	#MT50000-008511	USEPA Region 8 Groundwater Program	Groundwater	Sep-09	NA	Methanol Injection

257

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	UIC Class V Injection – Authorization by Rule – Amendment – Methanol Injection	Active	#MT50000-008511	USEPA Region 8 Groundwater Program	Groundwater	Jan-11	NA	Injection into additional 3 wells
	UIC Class V Injection – Authorization by Rule – Amendment – Underground Mine Water	Active	#MT50000-11713	USEPA Region 8 Groundwater Program	Groundwater	Sep-18	NA	Disposal of treated adit water from the underground mine.
	Road Agreement	Active	NA	USFS Fire Management Division CGNF				
	Road Right of Way	Active	NA	USFS Fire Management Division CGNF				
	State Trade Waste Burn Permit – Air Quality Burn Permit	Active	TW459	DEQ Air Resources Bureau	Air	Sep-19	Sep-22	Renew Annually
	Forest Service Burn Permit – Burn Permit	Active	NA	USFS Fire Management Division CGNF	Air	As Needed	As Needed	Required for individual burns between May 1 and October 15; apply as needed
	Licenses							
	State-wide Exploration License	Active	46	DEQ Hard Rock and Placer Exploration/USFS		May-20	May-22	Renewed Annually
	Nuclear Regulatory Commission – Materials License – Nuclear Density Gage Permit	Active	25-26871-01	Nuclear Regulatory Commission		Sep-14	Nov-23	
	Bureau of Alcohol Tobacco and Firearm – Explosives	Active	9-MT-095-33-7B-90263	Bureau of Alcohol Tobacco and Firearms			Feb-23	
	Agreements							

258

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	FDR 205 and FDR 6644 Road Maintenance Agreement	Active		USFS CGNF/DEQ Hard Rock Mining Program		Aug-96	NA	USFS Road Maintenance Agreement
	Snotel	Active	No. 65-0325-14-001	NRCS— National Resource Conservation Service			Jan-17	USDA— Annual Renewal, funded by SSW through 2017
	State Lands Lease	Active		DNRC Trust Land Management Division		Mar-16	Mar-23	
	GNA 2009 Amendment	Active				Jan-09	NA	Good Neighbor Agreement
	Boe Ranch Grazing Lease – Private party lease	Active				Mar-16	Mar-17	
	Original Permits							
	Air Quality Permit – Air Quality Permit	Active	2635-17	DEQ Air Resources Bureau	Air	Oct-12	NA	Covers Smelter, BMR, and Laboratory
	Storm Water MPDES Permit – Storm Water Discharge Permit	Active	MTR-000469	DEQ Water Protection Bureau	Storm Water from site	Dec-13	Jan-23	Multi-Sector General Permit for Storm Water Discharges

259

17.2.5 *Requirements for Environmental Monitoring, Closure and Post Closure, and Management Plans*

17.2.5.1 *Stillwater Mine and Hertzler Ranch Facilities*

Operational management, reclamation and monitoring of wastes and reclamation of waste management facilities are addressed in the current Consolidated Operations and Reclamation Plan as well as the Operating Permit 00118. In addition, waste management facilities are described in Section 15.1. Mine waste solids are managed in the TSFs, which include the Hertzler TSF and the Nye TSF. In addition, waste rock at the Stillwater Mine is managed in waste rock storage areas, which include the East Side Waste Rock Storage Facility (ESWRSF) and the Benbow Portal waste rock storage area which is currently inactive.

Mine liquid wastes at Stillwater Mine include mine adit water, process water, waste rock storage area infiltration water and potable water supplies. Water collected underground (natural groundwater, recycled mining water, and mine decant water from the mine backfill slurry) is pumped to the surface where it undergoes settling in clarifiers and may be stored in surface recycle water storage tanks. Recycle water is returned for reuse underground in the mining process. Excess water not recycled for mining is routed to the West-Side Biological Treatment System/Moving Bed Bioreactor (BTS/MBBR) prior to disposal. Potable water is supplied by two water wells, namely West Well 1 (PW-W) and East Well 2 (PW-E). Water from infiltration of meteoric water through the ESWRSF is managed through a nitrate capture system (NCS) that is constructed of (from top to bottom) a 12-inch-thick drain-rock layer, a geo-composite drainage layer, and textured both sides 60-mil to 80-mil high-density polyethylene (HDPE) geomembrane liner. Nitrogen-containing meteoric waters intercepted by the drain layer and membrane liner are conveyed to an exterior collection pond. The NCS water may be routed for recycle use underground or transferred to the BTS/MBBR.

Smelter slag is processed at the Stillwater Concentrator on a campaign basis. Slag is hauled in containers separate from the concentrate and stockpiled near the 5000E Portal. When sufficient slag (approximately 2 500 tons) accumulates, RoM ore processing stops thus paving the way for the processing of slag, usually on a 24-hour campaign. Smelter slag is treated by the same beneficiation process that is used for ore. Spent material from the slag that is reprocessed through the concentrator reports to the lined tailings impoundment or as backfill in the underground mine. The volume of reprocessed spent material has historically been an insignificant percentage of the total material processed at the Stillwater concentrator. Smelter slag may also be processed at the East Boulder Concentrator under the EBPO/OP MR01-001.

Operational monitoring programs include air quality, surface water, groundwater, injection wells, adit water, storm water, biological conditions, tailings storage facility monitoring, and monitoring of water treatment systems. This monitoring is documented in actionable reports identified in Table 53.

260

Table 53: Stillwater Mine Operations Actionable Reportable Documents

Required Submittals -Operations	Required Basis	Frequency	Format	Due Date(1)
Air Resources:				
Air Quality Monitoring Report	Montana Air Quality Permit No. OP2459-11	Semi-Annual	Electronic	15-Feb
Air Quality Emissions Inventory Report	Montana Air Quality Permit No. MAQP No. 2459-18	Annual	Electronic	15-Feb
Water Quality and Quantity:				
MPDES Discharge Monitoring Reporting	Montana Pollutant Discharge Elimination System Permit (MPDES) No. MT0024716	Monthly	Electronic DMR	28th of following month
		Quarterly		28th of month following end of Q1, Q2, Q3, and Q4
Stillwater Mine MPDES Storm Water Report	Multi-Sector General Permit for Storm Water Discharges Associated with Industrial Activity No. MTR000511	Quarterly	Electronic DMR	28th of month following end of Q1, Q2, Q3, and Q4
Water Resources Monitoring Report	1992 Final EIS and ROD Stillwater Expansion (2000 Tons Per Day) 2023 Water Resources Monitoring Plan (WRMP)	Annual	Electronic	30-Jun
Water Quality and Quantity; Wildlife/Aquatic Resources:				
Biological Monitoring Report Chlorophyll-a	1992 Final EIS and ROD Stillwater Expansion (2000 Tons per Day) Biological Monitoring Plan	Annual	Electronic	31-May
Periphyton and Macroinvertebrates		2nd year	Electronic	31-May (respective years only)
Geochemistry:				
Adit Water Quality Report in Annual Water Resources Monitoring Report	Operating Permit (OP) No. 00118 2023 Water Resources Monitoring Plan (WRMP)	Annual	Electronic	30-Jun
Waste Rock and Tailings Characterization in OP Annual Progress Report	1992 Final EIS and ROD Stillwater Expansion (2000 Tons per Day)	Annual	Electronic	28-Feb
Mining Plan:				
OP Annual Progress Report	OP No. 00118	Annual	Electronic	
Tailings Storage Facility (TSF) Tailings Operations, Maintenance and Surveillance Inspection Report	82-4-336 MCA 2014 2012 Final EIS Revised Water Management Plan 2012 ROD Revised Water Management Plan	Annual	Electronic	Submitted by Engineer of Record 120 days after conducting annual
Nye and Hertzler TSF Supernatant Volume and Tailings Grade				
Nye and Hertzler Tailing Storage Facility Structural Integrity and Function		Annual		
Nye and Hertzler Tailings density		5-year		
Hertzler TSF Underdrain in Annual Water Resources Monitoring Report		Annual		30-Jun
Consolidated Operations Reclamation Plan		Annual		01-Jul
Federal Reporting Requirements:				
Injection Well Monitoring Stillwater Mine Remediation Wells	Authorization by rule		Electronic	Upon changes to injection program and as requested by EPA
Toxic Release Inventory Report	U.S. Environmental Protection Agency (EPA) Emergency	Annual	Electronic	01-Jul

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Required Submittals -Operations	Required Basis	Frequency	Format	Due Date(1)
	Planning and Community Right to Know Act			

Note
(1) Q refers to quarter and Q1 refers to first quarter, etc.
Note: DEQ= MT Department of Environmental Quality; MAQP=MT Air Quality Permit; AQB=Air Quality Bureau; WPB=Water Protection Bureau; EIS= Environmental Impact Statement; ROD=Record of Decision; DMR=Discharge Monitoring Report; MCA=Montana Code Annotated; EIS=Environmental Impact Statement; ROD=Record of Decision; TSF=Tailings Storage Facility

Water management and treatment methods include water recycling in the mining process, clarification, biological treatment for nitrate, filtration, stormwater management, and discharge to the ground surface by land application disposal or percolation in infiltration ponds.

Water quality impacts that can be attributed to Stillwater Mine operations from 1981 to 2023 are limited to increased nitrate and total dissolved solids levels in groundwater beneath the Stillwater Mine, Hertzler Ranch site, and Benbow waste rock storage area. As a result of *in situ* groundwater denitrification, increases in iron, nickel, and manganese have been detected in a couple of downgradient monitoring wells from changing redox conditions. The conditions are corrected when denitrifications activities are discontinued. No other constituents of concern have been identified during water quality monitoring and through numerous environmental reviews and analyses. Groundwater monitoring at the Stillwater Mine and associated facilities is performed per the Water Resource Management Plan as a condition of the Stillwater Mine Plan of Operations as documented in the Consolidated Operations and Reclamation Plan. The Water Resource Management Plan contains a comprehensive listing of all required water quality monitoring for the Stillwater Mine, Stratton Ranch and Hertzler Ranch. In total, the Water Resource Management Plan, describes requirements for groundwater monitoring at 50 sites, which include 32 monitoring wells at the mine site, 17 monitoring wells at the Hertzler Ranch and three monitoring wells at the Stratton Ranch.

Closure monitoring is documented in actionable reports identified in Table 54 while post-closure monitoring is documented in actionable reports in Table 55. The Stillwater Mine Reclamation Plan incorporates the measures analysed and approved under the 2012 Record of Decision (DEQ and USFS, 2012a). The reclamation plan for the Benbow Portal was developed as a separate document but is now included in the annual update to the Consolidated Operations and Reclamation Plan. All surface disturbances within the permit boundary will be reclaimed, where required. Underground mine closure, closure of facilities at Stillwater Mine and Hertzler Ranch, and water management at closure are described in the plan. Final reclamation will take place after mine operations have ceased for portions not otherwise reclaimed concurrently during operations.

Table 54: Stillwater Mine Closure Actionable Reportable Documents

Required Reporting—Closure (Years 1-3)	Requirement Basis	Frequency	Format	Due Date
Water Quality and Quantity:				
Water Resources Monitoring Report Groundwater and Surface Water monitoring occurs seasonally (three times per year)	2012 ROD; OP 00118 WRMP	Annual	Electronic	Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report
Adit Water Monitoring Monitoring occurs monthly until discharged underground	2012 ROD	Annual	Electronic	

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263 Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Hertzler TSF Underdrain, Hertzler Ranch TSF Cover Seepage, and Stillwater TSF Cover Seepage Monitoring occurs seasonally until quality stabilizes 2012 ROD Annual Electronic Shaft Water Quality and Level/Elevation Monitoring Monitoring occurs seasonally for quality and level until stabilization, then annual frequency 2012 ROD Annual Electronic Hertzler Ranch Land Application Disposal System Annual monitoring for salts load from land application system during closure 2012 ROD Annual Electronic Reclamation Plan; Geotechnical and Stability: Tailings Storage Facility (TSF): Stillwater TSF Structural Integrity and Function Annual inspection by Engineer of Record, maintenance as needed 2012 ROD 2012 Final EIS Revised Water Management Plan Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Stillwater TSF Seepage Outlet Structure and Shaft Trout Stream Channel Annual inspection, maintenance as needed Hertzler Ranch TSF Structural Integrity and Function Annual inspection, maintenance as needed Annual Electronic Reclamation Plan; Geotechnical and Stability: Hertzler Seepage Outlet Structure and Discharge Channel to LAD Pond Annual inspection, maintenance as needed 2012 Final EIS 2012 ROD Revised Water Management Plan Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Stillwater Mine Storm Water Channels Annual inspection, maintenance as needed Annual Electronic Table 55: Stillwater Mine Post Closure Actionable Reportable Documents Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Reclamation Plan; Water Quality and Quantity: Water Monitoring Report Groundwater and Surface Water monitoring occurs seasonally (three times per year) 2012 ROD Revised Water Management Plan; OP 00118 WRMP Annual Electronic Years 4 through 8: annual anniversary of initial closure report Shaft Water Quality and Level/Elevation Monitoring occurs seasonally for quality and level until stabilization, then annually until it discharges Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Reclamation Plan; Geotechnical and Stability: Hertzler and Stillwater TSF Structural Integrity and Function; Annual visual monitoring Years 4 and 5 2012 Final EIS and ROD Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Visual monitoring every 5 years from Year 5 until final bond release 5-Year Electronic Fifth-year anniversaries of Year 5 closure report Stillwater TSF Seepage Outlet Structure and Shaft Discharge Trout Stream, Hertzler TSF Cover Seepage Discharge Channel, Storm Water Channel Monitoring annually Years 4 – 8 Annual Electronic Years 4 through 8: annual anniversary of initial closure report Monitoring every 5 years from Year 5 until final bond release 5-Year Electronic Fifth-year anniversaries of Year 5 closure report Site Maintenance Monitoring: 264 Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Function of facilities Ponds (percolation and Hertzler LAD storage) Storm water ditches and sediment basins TSF seepage and Shaft outlet channels TSF covers and underdrain outlet structures 2012 Final EIS Revised Water Management Plan 2012 FMEA Annual Electronic Years 4 through 8: annual anniversary of initial closure report Abandon/Close Monitoring Wells Abandonment anticipated to be in Year 9 Year 9: anniversary of initial closure report Vent raise replacement 2012 USFS 2012 FMEA Year 63 Note: FMEA=Failure Modes and Effects Analysis; ROD=Record of Decision; WRMP=Water Resources Monitoring Plan Concurrent reclamation has occurred since the start of operations in 1986. At the time of mine closure and facilities reclamation, all surface facilities will be decommissioned, all structures will be disassembled and removed from the site, and the land reclaimed consistent with the approved post-mine land use. Roads that will remain will include the main access road to the reclaimed portals, tailings storage facilities, water conveyance structures, and water monitoring sites to allow for long-term monitoring and maintenance. These roads will be reclaimed when long-term monitoring and maintenance activities cease. The Qualified Persons conclude that adequate volumes of soil materials are available for replacement of the required soil cover on all disturbances. Furthermore, reclamation should meet the State of Montana provisions and requirements under the Montana Metal Mine Reclamation Act (MCA 82-4-336). The Stillwater Mine Closure and Reclamation Plan is also intended to meet the USFS requirements governing mineral development (36 CFR 228.8), and reclamation requirements under the Federal Seed Act (7 U.S.C., Section 1551-1610) and current USFS seeding guidelines. 17.2.5.2 East Boulder Mine East Boulder Mine consists of the underground mine and surface processing, waste rock and tailings storage facilities. The Consolidated Operations and Reclamation Plan describes water management of both underground mine water, supernatant water from the tailings storage facility, and basin and embankment underdrain water. Operational management, reclamation and monitoring of wastes and reclamation of waste management facilities are addressed in the current Consolidated Operations and Reclamation Plan for East Boulder Mine. East Boulder Mine has several plans including those for water resource and biological monitoring and resource protection. Operational monitoring programs include air quality, surface water, groundwater, injection wells, adit water, storm water, biological conditions, TSF, and water treatment systems. This monitoring is documented in actionable reports identified in Table 56. Waste management facilities are described in Section 15.2. Mine waste solids are managed in the East Boulder TSF. Waste rock from the underground mine is currently used in construction of the TSF embankments. The finest fraction of the tailings is pumped to the lined tailings facility. Currently, Stages 5 and 6 are being constructed. Supernatant water from the TSF is recycled in a closed loop system with the mill. The TSF basin capture water is pumped to either the TSF supernatant pond or the water recycle pond. The embankment underdrain capture water is pumped to the TSF supernatant pond. 265 Water collected underground (natural groundwater, recycled mining water, and mine decant water from the slurry of mine backfill) is discharged from the mine adit, collected, treated in the treatment plant, and then returned for reuse underground in the mining process or discharged via the approved MPDES Permit. Water management and treatment methods include water recycling in the mining process, biological treatment for nitrate, stormwater management, and discharge to the groundwater by percolation in infiltration ponds. East Boulder Mine recently received approval to dispose of water in a deep injection well on Boe Ranch, although this system has not yet been placed into service. The Water Resources Monitoring Plan, updated in August 2021, is a reference document for all water quality monitoring for the Plan of Operations, the Operating Permit No. 00149 and the MPDES Permit MT0026808. The plan outlines the approved monitoring locations, schedule, list of parameters for analysis, and methods for sampling of surface water, mine water, and groundwater at East Boulder Mine. Monitoring requirements for the Boe Ranch LAD facility are included in the Water Resources Monitoring Plan and include sampling of springs and groundwater and surface water locations as required by the EIS and the Record of Decision but will only become active if the land application disposal facility is constructed. Table 56: East Boulder Mine Operations Actionable Reportable Documents Required Submittals - Operations Required Basis Frequency Format Due Date(1) Air Resources: Air Quality Monitoring Report Montana Air Quality Permit No. 2563-07 Annual Hard Copy 15-Feb Air Quality Emissions Inventory Report Montana Air Quality Permit No. 2563-07 Annual Electronic 15-Feb Water Quality and Quantity: MPDES Discharge Monitoring Reporting Montana Pollutant Discharge Elimination System Permit (MPDES) No. MT0026808 Monthly Electronic DMR 28th of following month Quarterly 28th of month following end of Q1, Q2, Q3, and Q4 Annual 28th of month following end of Q4 MPDES Storm Water Report Multi-Sector General Permit for Storm Water Discharges Associated with Industrial Activity No. MTR000503 Quarterly Electronic DMR 28th of month following end of Q1, Q2, Q3, and Q4 Water Monitoring Report 1992 Final EIS and ROD Water Resources Monitoring Plan (WRMP) Quarterly with Annual Summary Hard Copy 60 days past end of Q1, Q2, Q3, and Q4 and Annual Summary February Water Quality and Quantity; Wildlife/Aquatic Resources: Biological Monitoring Report Biological Monitoring Plan Annual Hard Copy 30-April Chlorophyll-a Periphyton and Macroinvertebrates 3rd-year Hard Copy 30-April (respective years only) Geochemistry: 266 Required Submittals - Operations Required Basis Frequency Format Due Date(1) Adit Water Quality Report Quarterly Monitoring Operating Permit No. 00149 Quarterly with Annual Summary Hard Copy 60 days past end of Q1, Q2, Q3, and Q4 Waste Rock and Tailings Characterization 1992 Final EIS and ROD Quarterly with Annual Summary Hard Copy 60 days past end of Q1, Q2, Q3, and Q4 and Annual Summary February Mining Plan: MMRA Operating Permit Annual Report Operating Permit No. 00149 Annual Hard Copy 26-May Tailings Storage Facility (TSF) Tailings Operations, Maintenance and Surveillance Inspection Report 82-4-336 MCA 2014 2012 Final EIS Revised Water Management Plan 2012 ROD Revised Water Management Plan Annual Tailings Supernatant Volume and Tailings Grade Impoundment Structural Integrity and Function Annual Tailings Density 5-year Tailings Impoundment Underdrain Monitoring occurs quarterly Annual 30-Jun Consolidated Operations Reclamation Plan Annual 01-Jul Federal Reporting Requirements: Toxic Release Inventory Report U.S. Environmental Protection Agency (EPA) Emergency Planning and Community Right to Know Act Annual Electronic 01-Jul Federal Reporting Requirements: UIC Permits water injection/disposal U.S. Environmental Protection Agency (EPA) Annual Electronic Upon changes to injection program and as requested by EPA Federal Reporting Requirements: Injection Well Monitoring Remediation Wells Authorization by Rule U.S. Environmental Protection Agency (EPA) Electronic Upon changes to injection program and as requested by EPA (1) Q refers to quarter, Q1 refers to first quarter, etc. Note: DEQ= MT Department of Environmental Quality; MAQP=MT Air Quality Permit; AQB=Air Quality Bureau; WPB=Water Protection Bureau; EIS= Environmental Impact Statement; ROD=Record of Decision; DMR=Discharge Monitoring Report; MCA=Montana Code Annotated; EIS=Environmental Impact Statement; ROD=Record of Decision; TSF=Tailings Storage Facility The Qualified Persons can confirm that closure monitoring is documented in actionable reports identified in Table 57 while post-closure monitoring is documented in actionable reports listed in Table 58. All surface disturbances within the permit boundary will be reclaimed, where required. Underground mine closure, closure of facilities, and water management at closure are described in the Consolidated Operations and Reclamation Plan, which addresses closure and post-closure monitoring. Final reclamation will take place after mine operations have ceased for portions not otherwise reclaimed concurrently during operations. Table 57: East Boulder Mine Closure Actionable Reportable Documents Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Water Quality and Quantity: Water Resources Monitoring Report Monitoring occurs quarterly 2012 ROD; Revised Water Management Plan; Annual Hard Copy Year 1: 60 days past Q4 of closure

Required Reporting—Closure (Years 1-3)	Requirement Basis	Frequency	Format	Due Date
	Operating Permit 00149 Surface and Groundwater Monitoring Plan			Years 2 and 3: annual anniversary of initial report
Adit Water Monitoring Monitoring occurs tri-annually: spring, summer, fall	2012 ROD; Revised Water Management Plan	Annual	Hard Copy	
Reclamation Plan; Geotechnical and Stability:				
Tailings Storage Facility:				
Impoundment Underdrain Monitoring occurs quarterly	2012 ROD 2012 Final EIS Revised Water Management Plan	Annual	Hard Copy	Year 1: 60 days past Q4 of closure Years 2 and 3: annual anniversary of initial report
Tailings Impoundment Cover Seepage Monitoring occurs quarterly				
Tailings Density, Grade, Supernatant Volume				
Impoundment Structural Integrity and Function Visual monitoring occurs annually		Annual	Hard Copy	

Table 58: East Boulder Mine Post Closure Actionable Reportable Documents

Required Reporting—Post Closure (Years 4-8)	Requirement Basis	Frequency	Format	Due Date
Reclamation Plan; Water Quality and Quantity:				
Water Monitoring Report Monitoring occurs quarterly	2012 ROD; Revised Water Management Plan; Operating Permit 00149 Surface and Groundwater Monitoring Plan	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Adit Water Monitoring Monitoring occurs bi-annually	2012 ROD; Revised Water Management Plan	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Reclamation Plan; Geotechnical and Stability:				
Tailings Storage Facility Impoundment Structural Integrity and Function. Annual visual monitoring Years 4 and 5	2012 Final EIS and ROD; Revised Water Management Plan	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Tailings Storage Facility Visual monitoring until final bond release		5-Year	Hard Copy Report	Fifth-year anniversaries of Year 5 closure report
Tailings Storage Facility Seepage Outlet Structure, Cover Seepage Discharge Channel, Storm Water Channel Monitoring annually Years 4 – 8		Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Tailings Storage Facility Monitoring every 5 years from Year 5 until final bond release		5-Year	Hard Copy Report	Fifth-year anniversaries of Year 8 closure report
Site Maintenance Monitoring:				
Function of facilities Ponds Storm water ditches and basins Tailings Storage Facility seepage outlet channels	2012 Final EIS Revised Water Management Plan 2012 FMEA	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report

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Required Reporting—Post Closure (Years 4-8)	Requirement Basis	Frequency	Format	Due Date
Tailings Storage Facility cover and underdrain outlet structure				
Vent raise replacement	2012 USFS		Report	Year 63 from closure

Note: FMEA=Failure Modes and Effects Analysis; ROD=Record of Decision; WRMP=Water Resources Monitoring Plan

17.2.5.3 Columbus Metallurgical Complex

Waste management facilities at the Columbus Metallurgical Complex include temporary gypsum and smelter slag storage and storm water management. Air emissions are managed and monitored per the 2019 air permit requirements and include bag house collection of particulates and SO2 scrubbing systems. Air monitoring includes measurement of opacity, particulate emissions (PM10 and PM2.5), CO, VOC and SO2 emissions, and effluent flow rates. The air permit was updated in 2019 to encompass planned increases in production and refining.

SMC (Sibanye-Stillwater) was given approval for the processing of smelter slag at Stillwater and East Boulder Mines to recover additional precious metals. Slag from the smelter is trucked to the mines daily for batch processing. Slag is also crushed in campaigns and used as slag pit liner material. A quarterly sample is collected and analysed for leachability (TCLP); testing to date confirms the slag passes TCLP criteria as non-hazardous. The slag is temporarily stored on the East Property located southeast of the smelter and in the slag bunkers located north of the smelter pending transport to the mines.

Excess gypsum is stored on site in lined bunkers and shipped offsite for either agricultural use as fertilizer or directly to approved sanitary landfills in Billings or Hardin, Montana.

The smelter is considered by the EPA to be a large quantity generator of hazardous wastes that include the following sources:

- Laboratory nickel/copper/arsenic/chromium acidic solutions;
- Slag, crucibles, and cupels from fire assay contaminated with lead and other metals (e.g., barium, cobalt, chromium, copper, lead, manganese, mercury, nickel and zinc);
- Contaminated personal protective equipment;
- Waste potassium permanganate;
- Iron removal residue solids containing arsenic, cadmium, chromium and lead;
- Electrowinning filter cake material contains arsenic;
- Electrowinning filter cloth containing lead;
- Fluorescent bulbs;
- Methyl ethyl ketone contaminated rags; and
- Spent aerosol paint canisters.

All hazardous wastes are shipped offsite for proper disposal at a permitted, out-of-state Treatment Storage Disposal Facility. The Qualified Persons are of the view that there are no closure or post closure monitoring requirements for this facility.

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17.2.6 Reclamation Plans and Costs

17.2.6.1 Overview

Reclamation plans and bond amounts are available for Stillwater and East Boulder Mines in their respective Consolidated Operations and Reclamation Plan. The Benbow Portal has an independent Plan of Operations, and Reclamation Plan, which has been incorporated into the Stillwater Mine Operating Permit and bonding. The current State bonding is the principal financial instrument covering reclamation and restoration obligations.

Reclamation surety bond amounts have been developed using methods provided in the DEQ Bonding Procedures Manual (DEQ, 2001). Reclamation surety bonds run to the benefit of the State of Montana, which issues the Operating Permits, and not to the Federal Government. Direct reclamation costs include, but are not limited to, tailings impoundments; waste rock storage facilities; portals, roads, and diversions interim care and maintenance; closure water treatment; and long-term care and maintenance. Indirect reclamation costs are based on a fixed percentage of direct costs (excluding long-term care and maintenance). Reclamation costs have been developed for forward looking five-year periods with an assumed annual inflation rate of approximately 2%.

17.2.6.2 Stillwater Mine and Hertzler Ranch Facilities

Mine closure plans and bond bases of estimate are provided for the Stillwater Mine facilities in the Consolidated Operations and Reclamation Plan and includes the Benbow Portal reclamation plan and bond. . Reclamation for these facilities includes closure and post-closure management of adit waters, tailings storage facility, waste rock storage area, storm water management, and post-closure monitoring and maintenance programs. Post-closure monitoring would address the following items until bond is released and all applicable water quality standards are met:

- Groundwater and surface water quality would be monitored three times per year according to the approved water quality monitoring plans and the MPDES permit in place during post-closure;
- Shaft water quality would be monitored three times per year and annually thereafter until water quality stabilizes and mine water discharges from the shaft;
- Shaft water levels would be monitored three times per year until mine water exits the shaft;
- Tailings impoundment function and structural integrity would be monitored annually for the first five years and then once every five years thereafter;
- Seepage outlet structures and discharge channel function would be monitored annually for the first five years and then once every five years thereafter;
- Hertzler Ranch surface and groundwater monitoring would occur three times per year for nutrients, salts, and biomonitoring;
- Water from the Hertzler Ranch tailings storage facility seepage outlet structure would be monitored for quality and flow rate three times per year until water quality stabilizes;
- The post-closure maintenance plan would include the following items to be conducted annually during the first five years of closure and once every five years thereafter until bond is released, the MPDES permit is no longer needed, and water quality standards in effect at that time are met:
    - Function of all ponds including percolation ponds, storm water sediment retention ponds, and Hertzler Ranch LAD storage pond;

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o Function of storm water, west-side shaft, and seepage outlet structure discharge channels; and
o Function of underdrains.

Current bonding for reclamation under the Operating Permit 00118 is funded for the amount of \$63 000 000. The latest approved minor revision to the Operating Permit (MR241-001) has resulted in \$62 263 829 of the \$63 000 000 bond being allocated to approved activities, leaving \$736 171 unallocated to reclamation obligations. The Qualified Persons understand that the increased costs are being driven by incorporation of the Benbow Exploration Project into the Mine Permit, recent cost of living increases, State estimates of long-term monitoring costs and expanded water treatment associated with the East-side Waste Rock Storage Area.

Table 59 presents the Stillwater Mine reclamation schedule and Table 60 presents the reclamation monitoring and maintenance schedule for the mine.

Table 59: Stillwater Mine Reclamation Schedule

Activity	Interim				Year 1 of Active Closure				Year 2 of Active Closure				Year 3 of Active Closure			
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Water Treatment:																
Water Treatment – Underground water during demo																
Water Treatment – Tailings Imp Supernatant, Underdrain & O/F																
Water Treatment – Liberated tailings water during cap placement																
Site Care & Maintenance																
Reclamation Activity:																
Plant Site – Demolition & Removal of Plant Buildings																
Plant Site – Reclamation																
Mine – Underground Decommissioning																
Mine – Adit and Raise Closure																
Stillwater Impoundment																
Hertzler Impoundment																
Water Treatment & LAD Facilities – Demolition & Removal																
Power Line – Removal																

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Table 60: Stillwater Mine Closure Monitoring and Maintenance Schedule

PLANNED CLOSURE ACTIVITY [1]	Closure Year			Post-Closure Year				
	1	2	3	4	5	6	7	8
Water Quality Monitoring								
Stillwater Mine and Hertzler Ranch Surface Water and Groundwater Monitoring	S	S	S	S	S	S	S	S
Stillwater Mine Adit Water Monitoring	M	M	M					
Hertzler TSF Underdrain	S	S	S					
Stillwater TSF Seepage through the Cover[2]	S	S	S	S[2]				
Hertzler Ranch TSF Seepage through the Cover[2]	S	S	S	S[2]				
Salt Load Monitoring	A	A						
Shaft Water Quality and Elevation[3]	S	S	S	A	A	A	A	A
Abandon/Close Monitoring Wells								X
TSF Facility Monitoring[4]								
Stillwater and Hertzler TSF: Structural Integrity	A	A	A	A	A			
Seepage Outlet Structure and its Discharge Channel, Storm Water Channels	A	A	A	A	A			
Site Maintenance[4]								
Function of all Ponds (including Percolation Ponds, Hertzler LAD storage pond, and Sediment Ponds)	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N
Function of Storm Water Channels and Basins, Shaft Discharge Channel, TSF Seepage Outlet Structure Channel	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N
Function of Stillwater TSF Cover and Outlet Structures	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N
Function of Hertzler TSF Cover and Underdrain Outlet Structures	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N

[1] Closure and post-closure monitoring and maintenance requirements are based on the 2012 Final EIS and ROD. Costs for ensuring these measures are carried out are included in the most recent Stillwater Mine Reclamation Bond Cost Estimate (CORP Appendix H1), dated March 31, 2016.
[2] Seepage through the cover water quality and flow rate monitored seasonally until quality stabilizes. [3] Shaft water quality and elevation monitored seasonally until it stabilizes; then annually until it discharges from the shaft, estimated between Year 4 and Year 11. [4] Beginning Year 5, frequency changes to every 5 years until bond release. Q=quarterly; M=monthly; S=seasonally (3 times per year); A=annually; X=one-time activity; N=maintenance as needed following inspection; BTS=Biological Treatment System

Based on the Qualified Person's assessment of the reclamation bond calculation and discussions with in-house Environmental Specialists and taking into account the approved Reclamation Plans and understanding of the annual regulatory review of surety bases, the current reclamation costs and liabilities are reasonably managed and funded while existing sureties appear adequate to meet foreseeable commitments for the Stillwater Mine, contingent to final resolution of the Stillwater Mine bond negotiations.

17.2.6.3 East Boulder Mine

Mine closure plans and bond bases of estimate are provided for the East Boulder Mine facilities in the Consolidated Operations and Reclamation Plan. Table 61 presents the East Boulder Mine reclamation schedule while Table 62 presents the reclamation monitoring and maintenance schedule for the mine.

Concurrent reclamation has occurred since the start of operations. At the time of mine closure and reclamation, all surface facilities will be decommissioned, all structures will be disassembled and removed, and the land will be reclaimed consistent with the approved post-mine land use. Roads that will remain include the main access road to the reclaimed portals, TSF, water conveyance structures, and water monitoring locations to allow for long-term monitoring and maintenance. These roads will be reclaimed when long-term monitoring and maintenance activities cease. Adequate volumes of soil materials are available for replacement of the required soil cover on all disturbances. Reclamation will meet the State of Montana provisions and requirements under the Montana Metal Mine Reclamation

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Act (MCA 82-4-336). The Closure and Reclamation Plan is also intended to meet the USFS requirements governing mineral development (36 CFR 228.8), and reclamation requirements under the Federal Seed Act (7 U.S.C., Section 1551-1610) and current USFS seeding guidelines.

Table 61: East Boulder Mine Reclamation Schedule

Activity	Interim				Year 1 of Active Closure				Year 2 of Active Closure				Year 3 of Active Closure			
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Water Treatment:																
Water Treatment – Adit Water																
Water Treatment – Tailings Imp Supernatant, Underdrain & O/F																
Water Treatment – Liberated tailings water during cap placement																
Site Care & Maintenance																
Reclamation Activity:																
Plant Site – Demolition & Removal of Plant Buildings																
Plant Site – Reclamation																
Mine – Underground Demolition and Disposal; Adit & Raise Closure																
Tailings Impoundment Reclamation																
Water Treatment & LAD Facilities – Demolition & Removal																
Boe Ranch Pipeline Reclamation																
Power Line (within permit area) + 2 sub-stations – Removal																
Access Roads – Reclamation																

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Table 62: East Boulder Mine Closure Monitoring and Maintenance Schedule

ACTIVITY (1)	Closure Year			Post-Closure Year				
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
Water Quality Monitoring								
Groundwater Monitoring	Quarterly							
Surface Water Monitoring	Quarterly			Semiannual				
Adit Water Monitoring	Monthly			Semiannual				
TSF Underdrain	Quarterly							
TSF Seepage through the Cover	Quarterly							
Salt Load Monitoring	Annual							
Abandon/Close Monitoring Wells								One Time
TSF Facility Monitoring								
Tailings Volume, Density, Grade	Annual							
Structural Integrity	Annual							
Seepage Outlet Structure, Seepage through the Cover, Discharge Channel, Storm Water Channels	Annual							
Site Maintenance								
Function of all Ponds (including Percolation Pond and Sediment Ponds)	As Needed							
Function of Storm Water Channels and Basins, Adit Discharge Channel, TSF Seepage Outlet Channel	As Needed							
Function of TSF Cover and Underdrain Outlet Structures	As Needed							

(1) Closure and post-closure monitoring and maintenance requirements are based on the 2012 Final EIS and ROD. Costs for ensuring these measures are carried out are included in the reclamation bond estimate calculations in Appendix G1 of the CORP.

Reclamation of East Boulder Mine includes closure and post-closure management of adit waters, tailings storage facility, storm water management, and post-closure monitoring and maintenance programs. Closure and post-closure monitoring would address the following items until bond is released and all applicable water quality standards are met:

- Groundwater and surface water quality would be monitored quarterly during closure and then twice per year according to the approved water quality monitoring plans and the MPDES permit in place during post-closure;
- Adit water quality and quantity would be monitored three times per year until as long as the MPDES permit is in effect and/or until water quality standards are met;
- Tailings impoundment function and structural integrity would be monitored annually during Years four and five and then once every five years;
- Seepage outlet structures, seepage through cover discharge channel, adit discharge channel, storm water channel, and percolation pond function would be monitored annually for Years 4 to 8 and then once every five years;
- Boe Ranch land application disposal, if constructed, would have a post-closure monitoring plan completed that describes the details of surface and groundwater sampling three times a year for up to five years to document water quality. The embankment on the storage pond would be reduced eliminating the need for inspection of embankment stability. This system has not been constructed or operated;
- The post-closure maintenance plan would include the following items to be conducted annually during post-closure Years 4 to 8 and once every five years thereafter until bond is released, the MPDES permit is no longer needed, and water quality standards in effect at that time are met:
    - Function of all ponds including percolation ponds, storm water sediment retention ponds;
    - Function of stormwater, adit discharge, and seepage outlet structure discharge channels;
    - Function of seepage outlet structure and underdrain.

273

Current bonding for reclamation under the Operating Permit 00149 is funded for the amount of $30 000 000, with $29 910 748 obligated (through Minor Revision MR23-003) and $89 216 unobligated. The potential Lewis Gulch TSF and the Dry Creek waste rock storage facility, when approved and constructed, would add to surety requirements until the East Boulder Mine is reclaimed and the incremental surety bond amount released. No estimates for those future reclamation liabilities are available.

Based on the Qualified Persons' assessment of the reclamation bond calculation, discussions with Site Environmental Specialist and noting the approved Reclamation Plans and understanding of the annual regulatory review of surety bases, the current reclamation costs and liabilities are reasonably managed and funded, existing sureties appear adequate to meet foreseeable commitments for the East Boulder Mine.

17.2.6.4 Columbus Metallurgical Complex

The Columbus Metallurgical Complex does not operate under a comparable Federal or State operating permit like the mines and, as such, no reclamation plan or bond is required. The Qualified Persons can confirm that there are no closure plans contemplated for the Columbus Metallurgical Complex.

274

275 CAPITAL AND OPERATING COSTS Overview Stillwater and East Boulder Mines and the Columbus Metallurgical Complex have been operated as integrated mature mining, ore processing and mineral beneficiation operations producing PGMs and base metals. Much of the long-term infrastructure and equipment required for the operations is in place, with upgrades implemented to accommodate production increases anticipated in the LoM plans for the operations and/or any technological improvements that bring in operational efficiencies. The capital and operating costs for the three sites were estimated through an integrated, comprehensive budgeting process. Estimates of sustaining capital and operating costs were benchmarked to historical costs, while accounting for changes in production levels, escalation and contingencies. Project capital estimates for productivity enhancement projects were based on quotations from original equipment manufacturers and contractors. The foregoing constitutes sufficient justification for capital and operating cost budgeting for the operations. In addition, the accuracy level in the capital and operating costs utilised for LoM budgeting is within ±15% at up to 10% contingency for Proved Mineral Reserves and ±15% at up to 10% contingency for Probable Mineral Reserves. The capital and operating costs were utilised for the economic viability of the LoM plans for the mines and for the overall Sibanye- Stillwater US PGM Operations. Capital and operating costs in this section are reported by site, namely Stillwater Mine, East Boulder Mine and the Columbus Metallurgical Complex. However, for the purposes of economic viability testing of the LoM plans, the capital and operating costs for the Columbus Metallurgical Complex are assigned to Stillwater and East Boulder Mines proportionately to production at the mines. All costs are presented in real terms and US$. Capital Costs Background Capital cost budgets present the costs into two categories, namely Category 1 and Category 2. Category 1 is essential capital for business continuity and sustaining production at the sites whereas Category 2 capital relates to projects intended for improved productivity, efficiency improvement and the management of environmental and social/administration matters. The Blitz Project, which started in 2011 and centred on expanding mining operations towards the Stillwater East Section and ore processing facilities, has been the most significant Category 2 contributor at Stillwater Mine and the Columbus Metallurgical Complex in recent years. TSF capacity expansion which is in advanced stages of permitting has become the main contributor to Category 2 capital at East Boulder Mine. The accuracy levels stated in Section 18.1 are applicable to both capital expenditure categories. Stillwater Mine 18.2.2.1 LoM Capital Expenditure Schedule The LoM capital cost schedule for the Stillwater Mine is presented in Table 63 where it is also compared with actual capital expenditure for the FY2021 to FY2023 period. 276 The capital costs for Stillwater Mine include capital expenditure for mine and surface equipment, infrastructure, capitalised development, ongoing projects and environmental management, which relate to the mining and ore processing operations. In addition, there has been significant capital expenditure on the Blitz Project (Stillwater East Growth and Project Capital) until FY2022. There was also capital expenditure in FY2023 but at a significantly reduced level. Key changes to the Blitz Project after FY2021 include the following:  TBM Tunnel/Benbow/5600E-Benbow was completed and the 5600E FWL was connected in 2022. Spending on Benbow portal area remediation continued at a reduced rate in FY2023 and this will continue until FY2024;  Much of the capital expenditure previously reported as Growth Capital has been reported under stay in business (SIB) capital costs following the achievement of the desired level of production at the Stillwater East Section in FY2022 which is in line with the Sibanye-Stillwater criteria for reporting capital and operating costs;  Stillwater East Section equipment capital expenditure which was previously reported under Growth Capital has been reported under SIB capital expenditure from FY2022 and any new equipment is covered under the SIB capital expenditure budget;  Stillwater East Section infrastructure which was also reported under Growth Capital has been reported as SIB capital since FY2022. Only infrastructure projects associated with the 5600E/5000E drive have been funded as Growth Capital until completion;  Capital expenditure for the expansion of the Stillwater Concentrator capacity has continued and is expected to be finalised in FY2024. The total capital budget for Stillwater Mine for the FY2024 to FY2054 period is approximately $2.34 billion (i.e. equivalent to $75.32 million per annum on average) and this is dominated by capitalised development (55%). Stillwater Mine’s capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until FY2054. Long-term capital expenditure related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. Routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items. 18.2.2.2 Mining Capital The mining capital consists of several elements including development capital and capital associated with certain underground infrastructure upgrades. The following commentary outlines the main highlights of the capital expenditure schedule:  Mine and Surface Equipment Capital: An annual provision averaging approximately $12.42 million has been budgeted for the procurement of additional mining and surface equipment for the Stillwater East and Stillwater West Sections between FY2024 and FY2054, with a peak of $23.66 million in FY2025. The peak expenditure in FY2025 is required for the ongoing replacement of certain primary and secondary underground equipment fleets that are past their normal life cycle replacement schedules. The lifecycle replacements are required to achieve and sustain the planned productivity levels;  Capitalised Development Capital: Capitalised development is defined as the part of primary development which extends or improves the LoM, such as footwall levels, access ramps, and infrastructure development. The capital allowance for development averages $76.01 million per 277 annum between FY2024 and FY2033, which is a lower expenditure level relative to expenditure in FY2022 and FY2023 of $115.55 million and $140.44 million, respectively. The quantum of capitalised development capital declines to an average of $47.35 million per annum from FY2034 to FY2041, and progressively thereafter to $16.43 million in FY2048;  Project Capital: This capital relates to specific, scheduled projects which enhance productivity or extend the life of mine, such as new tip and chute installations and rail extensions. This varies from year to year as requirements dictate but is budgeted at $7.52 million per annum and $233.13 million over the LoM. Higher than average annual expenditure between FY2025 and FY2027 (total of $123.80 million for the three years) relate to the construction of a sand plant in the Stillwater East Section (5500W SWE Paste Plant) and underground water handling infrastructure upgrades. An increase in Project Capital expenditure over the period FY2021 to FY2023 is due to the West Fork Vent Raise Project (approximately $10.00 million);  Infrastructure Capital: This capital also relates to specific scheduled projects but with a focus on items such as communication, information technology (IT), software licences, power supply upgrades and the extension of the centralised blasting system as the mine footprint expands. This is budgeted at an average expenditure of $3.78 million per annum over the LoM;  Other Capital: Other capital was an allocation towards longer term strategic projects such as the development of LoM rock and ventilation passes and there has been no allocation under this category since FY2023 as this expenditure has been moved to Project Capital expenditure;  Stillwater East Expansion (Growth) Capital: This was capital budgeted for the development of the Stillwater East Section in terms of expansion items such as capitalised infrastructure, development, exploration drilling, underground equipment, surface infrastructure expansion, concentrator capacity expansion and concentrate handling facilities. It also accounted for the capital required to establish a LoM rock pass system. As discussed above, most of this expenditure is accounted for in SIB capital;  Stillwater East Project Capital: This was capital budgeted for the establishment of permanent underground infrastructure and access, such as declines and ventilation raises. Most of this is also covered under SIB capital. Stillwater East (Blitz) Growth and Project capital expenditure cease in FY2024 and, thereafter, all mining capital costs associated with the Stillwater East Section will be incorporated in the general Stillwater Mine mining SIB capital expenditure budget. Based on the historical capital expenditure and the detail associated with the various capital budgets, the Qualified Person is of the view that sufficient capital provisions have been allowed for the support of the operations at Stillwater Mine. 18.2.2.3 Concentrator Capital The budgeted concentrator capital comprises modest sustaining capital per annum of between $225 thousand to $300 thousand for process equipment, buildings and infrastructure over the LoM. However, there are also specific capital provisions amounting to $12.65 million for maintenance/replacement of the River Bridge and $3.10 million for compressed air building upgrades between FY2024 and FY2026. With the finalisation of the concentrator expansion, all concentrator capital falls under SIB capital costs. 278 18.2.2.4 Environmental Capital Environmental capital expenditure encompasses TSF expansions, designs and implementation and associated infrastructure maintenance in addition to water and waste rock management and groundwater expenditure. The environmental capital schedule shows expenditure ramp up over two periods. The first period (FY2025 to FY2027) involves modest expenditure of $40.50 million on the next stage of the East Waste Rock Storage Facility (capping and expansion totalling $19.94 million) and water handling infrastructure upgrades resulting from increasing production in the Stillwater East Section. Elevated capital expenditure of $152.80 million in the second period (FY2029 to FY2021) includes $135.40 million for Hertzler TSF Stage 4/5 design and construction. The Hertzler TSF expansion project has initial capital expenditure amount of $6.50 million budgeted for studies over the FY2024 to FY2026 period. Capital expenditure over the remainder of the years is on average $4.82 million per annum which is aligned to historical expenditure. In addition to the LoM total environmental capital expenditure of $314.24 million, there is an allowance totalling $57 million provided for environmental closure. The environmental capital costs include $4.60 million for the final closure and capping of the Nye TSF and TSF replacement.

279 Table 63: Stillwater Mine Actual and LoM Capital Schedule FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 Mine and Surface Equipment US$ 5 075 929 7 947 221 14 116 446 7 030 000 23 656 321 16 061 873 11 288 120 12 864 821 13 116 882 15 120 382 12 488 000 12 365 620 Capitalised Development US$ 55 749 072 115 515 620 140 439 310 78 120 761 79 790 987 80 168 987 77 831 821 71 640 043 62 801 232 81 369 023 83 510 198 71 287 848 Project US$ 7 234 408 14 671 790 17 293 992 2 816 998 22 500 874 51 680 787 49 609 696 8 743 648 3 669 496 1 796 250 8 844 250 31 895 454 Infrastructure US$ 3 009 723 2 458 000 22 917 290 4 913 886 13 328 252 18 080 471 2 362 665 2 284 816 4 106 000 4 106 000 3 930 000 4 030 000 Other US$ 4 546 847 2 732 274 - - - - - - - - - - Stillwater East Growth US$ 108 142 113 47 542 794 13 381 962 275 000 - - - - - - - - Stillwater East Project US$ 36 634 309 24 029 279 5 222 084 604 000 - - - - - - - - Environmental US$ 4 110 241 4 568 589 4 450 678 4 621 003 13 130 000 11 550 000 15 820 000 6 920 000 54 300 000 45 000 000 53 500 000 5 000 000 Total US$ 224 502 642 147 893 494 199 217 716 97 502 648 152 406 434 177 542 118 156 912 301 102 453 329 137 993 610 147 391 655 162 272 448 124 578 921 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Mine and Surface Equipment US$ 13 429 765 18 211 632 11 568 265 15 574 632 13 929 132 13 418 271 14 045 638 19 072 138 17 104 265 13 199 385 13 193 512 5 889 253 Capitalised Development US$ 73 538 272 49 894 003 43 301 298 56 022 495 47 236 945 43 988 975 48 689 158 48 650 637 41 051 517 34 257 892 27 736 599 16 882 401 Project US$ 18 844 250 1 000 000 3 246 250 1 000 000 2 246 250 2 000 000 2 246 250 1 000 000 3 246 250 1 000 000 2 246 250 2 000 000 Infrastructure US$ 4 030 000 4 030 000 4 080 000 4 080 000 4 080 000 4 080 000 3 700 000 3 700 000 3 700 000 3 500 000 3 500 000 2 653 880 Environmental US$ 5 000 000 5 000 000 5 000 000 5 000 000 5 000 000 5 000 000 4 100 000 4 100 000 4 100 000 4 100 000 5 100 000 5 100 000 Total US$ 114 842 287 78 135 635 67 195 813 81 677 127 72 492 327 68 487 246 72 781 046 76 522 775 69 202 032 56 057 277 51 776 361 32 525 534 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Mine and Surface Equipment US$ 14 399 385 17 572 138 15 904 265 13 199 385 14 393 512 5 814 253 8 690 626 511 000 1 553 000 428 000 Capitalised Development US$ 17 010 047 17 195 371 16 890 200 16 427 340 - - - - - - Project US$ 2 246 250 1 000 000 3 246 250 1 000 000 1 000 000 2 000 000 - - 1 000 000 - Infrastructure US$ 2 503 880 2 503 880 2 203 880 1 775 000 1 455 000 1 185 000 1 085 000 975 000 800 000 500 000 Environmental US$ 5 100 000 5 100 000 5 100 000 4 500 000 5 000 000 4 500 000 4 500 000 4 500 000 4 500 000 5 000 000 Total US$ 41 259 561 43 371 388 43 344 595 36 901 725 21 848 512 13 499 253 14 275 626 5 986 000 7 853 000 5 928 000 Cost Centre Unit Cost Centre Unit Actual Cost Centre Unit Budget Budget Budget 280 East Boulder Mine 18.2.3.1 LoM Capital Expenditure Schedule The LoM capital costs for East Boulder Mine also include capital for mine and surface equipment, infrastructure, capitalised development, ongoing projects and environmental management, which relate to the mining and ore processing operations. In addition, East Boulder Mine’s capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until the end of the LoM in FY2069. Long-term capital related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. For routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items. The LoM capital cost schedule for East Boulder Mine is presented in Table 64 where it is also compared with actual capital expenditure for the FY2021 to FY2023 period. The total capital budget for East Boulder Mine for the FY2024 to FY2069 period is approximately $1.56 billion (i.e. equivalent to $38.08 million per annum on average) and this is also dominated by capitalised development (47%) as well as mining and surface equipment (32%). 18.2.3.2 Mining Capital The mining capital consists of several elements including development capital and capital associated with certain underground infrastructure upgrades. The following salient points relating to mining capital costs are highlighted:  Mine and Surface Equipment Capital: This is an annual capital provision for the lifecycle replacement of mining equipment. As a result, this expenditure tends to have periods of relative stability and cyclical periods of elevated expenditure associated with major rebuilds and acquisition of new equipment as reflected in the current capital expenditure. Overall, mine and surface equipment capital expenditure during stable years averages approximately $8.58 million per annum and periods of elevated expenditure are associated with expenditure of up to $15.83 million between FY2024 and FY2042. Thereafter until FY2056, mine and surface equipment capital costs are budgeted at levels of $11.83 million to $21.83 million, reducing progressively to $3.50 million in FY2064;  Capitalised Development: Capitalised development is the part of primary development such as footwall levels and access ramps, which extends LoM or optimises the LoM plan. The LoM Capitalised Development Capital budget ranges from $9.12 million to $32.71 million per annum between FY2024 and FY2060. The level of expenditure is significantly lower than the $41.92 million to $42.93 million in FY2022 and FY2023. Capital allowance per annum after FY2060 reduces progressively to approximately $410 thousand in FY2069 due to significantly low levels of capitalised developments planned/required;  Project Capital: The TSF Stage 5/6 Project is the most significant project in the LoM of East Boulder Mine and this is forecast to end in FY2026. The TSF project will account for the bulk of the Project Capital expenditure per annum until FY2026. Subsequent to FY2026, no Project Capital is provided for as there are no major projects planned;  Other Capital: Other capital generally accounts for scheduled light vehicle replacements and minor infrastructural upgrades as required. There is an annual provision of $750 thousand over the period FY2024 to FY2026, after which the annual provision is $350 thousand until FY2050. 281 Based on the historical capital expenditure and the detail associated with the various capital budgets, the Qualified Person is of the view that sufficient mining capital provisions have been made to support the existing operations. 18.2.3.3 Concentrator Capital Due to the concentrator historically having been operated at 75%, there has been limited capital expenditure for sustaining the ore processing operations, with capital in the order of less than $1 million spend annually. Elevated expenditure for process equipment, buildings and infrastructure amounting to $4.88 million is planned over the period FY2024 and FY2026. The capital budget for the concentrator makes for modest provisions of $230 thousand to $150 thousand in FY2027 and FY2028, respectively. The Qualified Person does not expect the sustaining capital costs for the concentrator to significantly increase in future due to plant being operated continuously at higher than 75% utilisation. 18.2.3.4 Environmental Capital Environmental capital expenditure encompasses TSF expansions, designs and implementation and associated infrastructure maintenance in addition to water and waste rock management and groundwater expenditure. The Environmental Capital budget includes an annual provision of $340 thousand for labour for the Lewis Gulch TSF embankment in FY2024 and FY2025, and the same annual provisions for Dry Fork Waste Rock Storage Area labour between FY2026 and FY2028. Approximately $37 million is planned to be spent on the Dry Fork Waste Rock Storage Area Phase 1 development between FY2024 and FY2026 although the total expenditure for Phase 1 to Phase 4 and closure spread over the LoM is approximately $50.70 million. Capital allocations for Phases 2, 3 and 4 construction and lining are respectively $2.90 million in FY2030, $7.50 million in FY2035 and $6.30 million in FY2047. The budget includes $5.50 million for closure of the Dry Fork Waste Rock Storage Area between FY2055 and FY2056. Approximately $5.30 million is budgeted for Stage 6 TSF closure during the FY2031 to FY2033 period. Approximately $66.40 million is planned to be spent on the Lewis Gulch TSF infrastructure and topsoil relocation, embarkment construction and lining, pipelines and underdrain installation and closure over the LoM. Further key elements of the capital expenditure under the environmental budget include an allowance of $100 million for the development of a new TSF between FY2039 and FY2042, an allowance of $7.50 million for the closure of the future TSF. The aggregate $296.78 million LoM environmental capital costs includes $25 million for final closure. There is no environmental capital provision in certain years over which no tailings, waste rock or other environmental projects are anticipated. 282 Table 64: East Boulder Mine Actual and LoM Capital Schedule FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 Mine and Surface Equipment US$ 10 077 403 9 560 073 15 921 454 13 643 350 14 308 208 12 150 000 8 555 000 13 295 000 8 575 000 8 325 000 8 475 000 8 325 000 8 475 000 Capitalised Development US$ 20 937 932 42 929 859 40 909 905 14 142 776 23 953 712 19 213 790 16 935 881 21 557 847 26 396 405 20 635 994 26 090 959 17 547 299 21 643 117 Project (Excluding Met Complex) US$ 7 629 862 12 888 929 18 312 355 10 321 345 8 400 866 5 082 980 - - - - - - - Other US$ 467 024 2 556 275 20 592 830 375 000 750 000 750 000 750 000 750 000 750 000 750 000 350 000 350 000 350 000 Environmental US$ 1 478 500 2 001 012 2 541 538 2 590 000 9 625 000 28 440 000 30 340 000 31 740 000 8 000 000 5 900 000 2 000 000 2 000 000 1 300 000 Total US$ 40 590 721 69 936 148 98 278 081 41 072 471 57 037 786 65 636 770 56 580 881 67 342 847 43 721 405 35 610 994 36 915 959 28 222 299 31 768 117 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 Mine and Surface Equipment US$ 15 825 000 8 475 000 8 325 000 8 325 000 8 325 000 8 325 000 8 325 000 8 325 000 8 325 000 15 825 000 15 825 000 15 825 000 11 825 000 Capitalised Development US$ 24 491 233 17 592 750 16 994 541 24 665 514 19 607 027 32 707 987 28 063 542 21 339 468 19 077 896 19 867 341 26 261 295 27 838 919 25 026 256 Project (Excluding Met Complex) US$ - - - - - - - - - - - - - Other US$ 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 Environmental US$ - 7 500 000 - - - 33 000 000 28 000 000 25 000 000 25 000 000 2 500 000 2 500 000 2 500 000 6 300 000 Total US$ 40 666 233 33 917 750 25 669 541 33 340 514 28 282 027 74 382 987 64 738 542 55 014 468 52 752 896 38 542 341 44 936 295 46 513 919 43 501 256 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 Mine and Surface Equipment US$ 17 825 000 17 825 000 17 825 000 17 825 000 19 825 000 21 825 000 21 825 000 21 825 000 21 825 000 21 825 000 10 300 000 10 300 000 10 300 000 Capitalised Development US$ 18 780 035 17 585 915 17 377 362 16 095 841 22 993 230 11 350 741 18 306 166 25 201 042 17 584 142 9 467 052 9 357 744 14 717 887 9 136 291 Project (Excluding Met Complex) US$ - - - - - - - - - - - - - Other US$ 350 000 350 000 350 000 350 000 - - - - - - - - - Environmental US$ - - - - - - - - 3 000 000 5 000 000 12 500 000 12 500 000 5 000 000 Total US$ 36 955 035 35 760 915 35 552 362 34 270 841 42 818 230 33 175 741 40 131 166 47 026 042 42 409 142 36 292 052 32 157 744 37 517 887 24 436 291 FY2060 FY2061 FY2062 FY2063 FY2064 FY2065 FY2066 FY2067 FY2068 FY2069 Mine and Surface Equipment US$ 3 500 000 3 500 000 3 500 000 3 500 000 3 500 000 - - - - - Capitalised Development US$ 9 239 476 4 116 697 470 918 5 006 691 473 063 470 107 469 455 427 711 355 150 409 579 Project (Excluding Met Complex) US$ - - - - - - - - - - Other US$ - - - - - - - - - - Environmental US$ - - - - - - - - - - Total US$ 12 739 476 7 616 697 3 970 918 8 506 691 3 973 063 470 107 469 455 427 711 355 150 409 579 Budget Budget Budget Budget Cost Centre Unit Cost Centre Unit Cost Centre Unit Actual Cost Centre Unit

18.2.4 *Columbus Metallurgical Complex*

Until FY2021, the Metallurgical Complex has experienced progressive increase in concentrate delivery from the concentrators as a result of ore production increases at Stillwater and East Boulder Mines. Due to the issues affecting ore production at Stillwater and East Boulder Mines mainly relating to the COVID-19 pandemic restriction and flood event, the concentrate production ramp up slowed down over the FY2022 to FY2023 period. From the FY2022 to FY2023 low, the combined ore tons mined and processed continue to increase until FY2029 after which annual ore and concentrate outputs will stabilise as both mines operate at steady state production levels until FY2053 when production ramp down at Stillwater Mine commences. As a result of the progressive increase in tonnage primarily as part of the Blitz Project, several capital projects have been underway at the Columbus Metallurgical Complex as described in Section 14.3, many of which have since been completed.

The LoM capital cost schedule for the Columbus Metallurgical Complex is presented in Table 65 where it is also compared with actual capital expenditure for the FY2021 to FY2023 period. With the finalisation of the various projects at the Columbus Metallurgical Complex in FY2023, sustaining capital becomes the single most significant capital cost element. The provision for sustaining capital ranges from $2.30 million to $32.86 million per annum (average of $13.08 million over the LoM), with the lower amounts reflecting modest annual maintenance of the various units of the complex and larger amounts associated with cyclic major furnace rebuilds. The total capital budget for the Columbus Metallurgical Complex for the FY2024 to FY2061 period is approximately $601.81 million.

The Qualified Persons are satisfied with the levels of project and sustaining capital provided for the various projects and for the continuity of operations at the Columbus Metallurgical Complex. The sustaining capital costs are aligned to actual capital expenditure for the FY2021 to FY2023 period.

283

Table 65: Columbus Metallurgical Complex Actual and LoM Capital Expenditure

Parameter	Unit	Actual			Budget									
		FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Sustaining Capital	$	15 966 015	9 606 390	21 552 799	13 008 000	32 855 057	21 565 000	14 323 400	15 288 000	13 470 000	21 130 000	9 590 000	8 160 000	9 190 000
Smelter Projects	$	8 540 183	1 184 488	253 078	-	-	-	-	-	-	-	-	-	-
BMR Projects	$	1 545 358	11 415	-	-	-	-	-	-	-	-	-	-	-
Other (Recycle/Lab Expansion Projects)	$	1 134 365	2 996 552	2 874 786	-	-	-	-	-	-	-	-	-	-
Total	$	27 185 921	13 798 845	24 680 663	13 008 000	32 855 057	21 565 000	14 323 400	15 288 000	13 470 000	21 130 000	9 590 000	8 160 000	9 190 000

Parameter	Unit	Budget												
		FY2034	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045	FY2046
Sustaining Capital	$	21 345 000	14 765 000	9 535 000	8 965 000	11 535 000	16 080 000	23 920 000	12 000 000	10 410 000	12 565 000	23 505 000	16 265 000	13 315 000
Smelter Projects	$	-	-	-	-	-	-	-	-	-	-	-	-	-
BMR Projects	$	-	-	-	-	-	-	-	-	-	-	-	-	-
Other (Recycle/Lab Expansion Projects)	$	-	-	-	-	-	-	-	-	-	-	-	-	-
Total	$	21 345 000	14 765 000	9 535 000	8 965 000	11 535 000	16 080 000	23 920 000	12 000 000	10 410 000	12 565 000	23 505 000	16 265 000	13 315 000

Parameter	Unit	Budget												
		FY2047	FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054	FY2055	FY2056	FY2057	FY2058	FY2059
Sustaining Capital	$	15 790 000	11 360 000	16 265 000	24 355 000	11 665 000	10 130 000	10 620 000	9 380 000	14 080 000	9 845 000	8 895 000	9 635 000	9 470 000
Smelter Projects	$	-	-	-	-	-	-	-	-	-	-	-	-	-
BMR Projects	$	-	-	-	-	-	-	-	-	-	-	-	-	-
Other (Recycle/Lab Expansion Projects)	$	-	-	-	-	-	-	-	-	-	-	-	-	-
Total	$	15 790 000	11 360 000	16 265 000	24 355 000	11 665 000	10 130 000	10 620 000	9 380 000	14 080 000	9 845 000	8 895 000	9 635 000	9 470 000

Parameter	Unit	Budget												
		FY2060	FY2061	FY2062	FY2063	FY2064	FY2065	FY2066	FY2067	FY2068	FY2069			
Sustaining Capital	$	20 310 000	9 190 000	7 630 000	7 325 000	7 950 000	12 525 000	6 705 000	5 300 000	5 300 000	5 300 000			
Smelter Projects	$	-	-	-	-	-	-	-	-	-	-			
BMR Projects	$	-	-	-	-	-	-	-	-	-	-			
Other (Recycle/Lab Expansion Projects)	$	-	-	-	-	-	-	-	-	-	-			
Total	$	20 310 000	9 190 000	7 630 000	7 325 000	7 950 000	12 525 000	6 705 000	5 300 000	5 300 000	5 300 000			

284

18.3 Operating Costs

18.3.1 *Background*

Operating costs for Stillwater and East Boulder Mines are reported according to mining and surface facilities categories and in terms of unit cost per ton of ore processed ($/ton processed) at the concentrators. Operating costs for the Columbus Metallurgical Complex are reported according to unit cost per ton of PGM-base metal concentrate smelted and include the costs of transporting concentrate all downstream mineral beneficiation and laboratory costs. The operating costs for the Columbus Metallurgical Complex also account for revenue credits from recycling operations and secondary metals. The costs are benchmarked to historical costs at each site and make allowances for escalation and increased productivity where necessary. The forecast operating costs for all operations are based on historic actual costs and are estimated to be within ±10-15% level of accuracy in real terms.

18.3.2 *Stillwater Mine*

18.3.2.1 LoM Operating Costs

The LoM operating costs for Stillwater Mine reported for the mining and surface facilities categories and in terms of unit cost per ton of ore processed are presented in Table 66. Significant escalation of the total unit operating costs from $293.23/ton milled in FY2021 to $499.80/ton milled in FY2023 (70% overall increase over the period) and a progressive decline relating to increasing tonnage output and steady state operations thereafter until FY2049 are the major highlights of the LoM operating costs. The costs are forecast to improve further and remain stable in the last six years of the LoM due to inter alia the cessation of primary development.

18.3.2.2 Mining Operating Costs

The unit mining operating costs for the Stillwater Mine consist of the following key costing elements:

- Stope mining costs dependant on mining method employed;
- Primary development costs depending on type;
- Secondary development costs depending on type;
- Underground operational support services depending on activity;
- Surface facilities; and
- Site specific general and administration costs.

In general, unit mining operating costs constitute 88% of the total operating cost for Stillwater Mine over the LoM. The historical and forecast LoM unit mining operating costs reflect significant year-on-year escalation (10% to 58%, and aggregate 73%) between FY2021 ($259.60/ton milled) and FY2023 ($449.99/ton milled) driven mainly by tonnage reduction, significant increases in primary development and underground support costs (driven by high increases in steel costs), blasting costs following the switch to centralised blasting and increased use of higher cost contractors in place of lower cost inhouse personnel due to high employee attrition. Linked to these cost increases are the increases in stoping costs. The mining unit operating cost is forecast to progressively decline to $231.35/ton milled in FY2048, reflecting the combined effect of increasing ore mining and operating at steady state level, improving further to approximately $187/ton milled in the last six years. The step change in the declining trend in

285

FY2049 is due to a reduction in mining activity (primary development and infrastructure establishment) as the mine draws to a close.

18.3.2.3 Surface Facilities Operating Costs

The unit operating costs for processing of the ores and maintenance are included in the Surface Facilities Cost Category. This category comprises the following elements:

- Concentrator costs;
- Paste plant costs;
- CRF plant costs;
- Sand plant costs;
- Shaft/hoisting and surface crusher area costs; and
- Hertzler TSF costs.

The unit operating cost history and budget for the surface facilities follows a similar trend as for the mining operating costs, with significant year-on-year escalation (11% to 34% and aggregate 48%) between FY2021 ($33.63/ton milled) and FY2023 ($49.81/ton milled), reflecting significant escalation in the price of inputs across the board and a reduction in tonnage milled. From the FY2023 peak, there is significant reversal of the trend as the costs decline to $37.99/ton milled in FY2024 from where the costs remain stable (ranging between $37.87 and $40.65 per ton milled) due to increasing production output and operating at the steady state level. A notable reduction in surface facilities operating from FY2049 onwards until the end of the LoM, mainly due to a reduction in concentrator operating costs, is also forecast.

18.3.3 East Boulder Mine

18.3.3.1 LoM Operating Costs

The LoM operating costs are also reported according to mining and surface facilities categories and in terms of unit cost per ton of ore processed as shown in Table 67. This shows rapid escalation of the total unit operating costs from $184.03/ton milled in FY2021 to $311.80/ton milled in FY2022 (69% overall increase over the period). The forecast total unit operating cost improves significantly (25%) in FY2024 to $233.15/ton milled, gradually receding to $228.52/ton milled in FY2028, thereafter progressively increasing to $250.49/ton milled In FY2032. The unit operating cost progressively improves from this level reaching $159.76/ton milled in FY2069.

18.3.3.2 Mining Operating Costs

The unit mining operating costs for the East Boulder Mine consist of the following key costing elements:

- Stope mining costs dependant on mining method employed;
- Primary development costs depending on type;
- Secondary development costs depending on type;
- Underground operational support services depending on activity;
- Surface facilities; and
- Site specific general and administration costs.

286

In general, unit mining operating costs constitute 90% of the total unit operating cost for East Boulder Mine over the LoM. As a result, the unit mining operating costs follow the same trend as the total unit operating costs. These indicate year-on-year increases of 13% to 53% between FY2021 ($164.56/ton milled) and FY2023 ($284.65/ton milled) and 73% overall increase over the period, also driven by significant increases in underground support costs, blasting costs and increased use of contractors as well as the linked increases in stoping and primary development costs. The costs are forecast to stabilise after a reduction to $209.30/ton milled in FY2024, thereafter fluctuating between $209.84/ton and $215.51/ton milled until FY2029. Subsequently, the costs rise to $226.70/ton milled in FY2033 and fluctuate between this level and $217.78/ton milled until FY2038. Between FY2038 and FY2059, the costs fluctuate between $197.17/ton milled and $223.73/ton milled and, thereafter, progressively decrease to $140.91/ton milled in FY2069. The reduction in the later years of the LoM is consistent with the reduction in mining activity (primary development and infrastructure establishment) as the mine draws to a close.

18.3.3.3 Surface Facilities Operating Costs

The unit operating costs for the processing of the ores and maintenance are included in the Surface Facilities Cost Category. This category comprises the following elements:

- Concentrator costs;
- Sand plant costs; and
- Surface crew costs.

The unit operating cost history and budget for the surface facilities also indicate rapid year-on-year growth between FY2021 ($19.46/ton milled) and FY2023 ($27.15/ton milled). From the FY2022 peak, the costs are forecast to decline to $24.84/ton milled in FY2025 mainly due to a reduction in concentrator operating costs as well as modest reductions in sand plant and surface crew costs. Between FY2024 and FY2066, the unit operating cost fluctuates between $21.71/ton milled and $25.68/ton milled after which it progressively recedes to $18.75/ton milled in FY2069 Due to declining concentrator operating costs final years of the LoM.

18.3.4 Columbus Metallurgical Complex

The LoM unit operating costs for the Columbus Metallurgical Complex are presented in terms of unit cost per ton of PGM-base metal concentrate smelted in Table 68. The costs account for the following elements:

- Concentrate transportation;
- Smelting;
- Refining (which includes environmental, safety, human resources and maintenance);
- Laboratory costs;
- Site support services (includes purchasing and warehousing);
- Site General & Administrative costs (which include all corporate overhead costs);
- By-product credits (returned from Precious Metal Refinery); and
- Secondary credits (the cost incurred in the catalyst recycling process and credits received for this).

Excluding Site General & Administrative costs as well as by-product and secondary credits, the forecast operating costs for the Columbus Metallurgical Complex are in line with those historically achieved after

287

accounting for inflation. The unit costs are forecast to improve with increasing concentrate volumes as Stillwater Mine achieves steady state production levels. Site support services costs, which are reported separately in the LoM budget, are combined with other costs in the actual data for FY2021 to FY2023. The Qualified Person notes the substantial beneficial impact of recycling and by-product credits on the overall unit cost of operation and the benefits arising from the integration of the mining, ore processing and mineral beneficiation operations. Similarly, Site General & Administrative costs significantly improve from FY2024 onwards due to consideration of the 45X tax credit which is applicable to eligible to domestically produced clean energy components in the clean energy supply chain. As the output from Stillwater Mine declines towards the end of the LoM in FY2055, the unit operating costs for the Columbus Metallurgical Complex increase and become positive in FY2054, stabilising at approximately $2 000/ton of concentrate smelted for the remainder of the LoM. Accordingly, there is significant merit in maintaining production at the steady state level and extending the LoM for Stillwater Mine beyond FY2055 through ongoing definition drilling which generates additional Indicated and Measured Mineral Resources for inclusion in the LoM production schedule in future.

288

Table 66: Actual and LoM Operating Costs for Stillwater Mine

Cost Centre	Unit	Actual			Budget													
		FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034	FY2035	FY2036	FY2037
Mining:																		
Stope Mining	$/ton processed	72.04	84.45	86.07	79.19	76.95	75.83	72.61	73.42	74.61	69.48	74.18	74.55	73.02	78.59	79.35	76.10	78.36
Primary Development	$/ton processed	26.87	67.22	82.15	40.02	40.05	33.68	31.30	27.45	21.74	26.41	28.02	23.99	24.70	17.96	15.55	19.76	17.09
Underground Support	$/ton processed	134.57	221.00	241.69	190.46	188.98	178.49	169.44	159.93	155.35	153.61	156.52	155.38	154.94	154.57	154.15	153.13	153.58
Site General & Administration	$/ton processed	26.11	36.56	40.08	37.36	38.61	35.54	34.39	31.13	30.60	30.07	30.07	30.06	30.07	30.08	30.04	30.07	30.09
Subtotal	$/ton processed	259.60	409.23	449.99	347.02	344.59	323.54	307.73	291.93	282.30	279.56	288.80	283.97	282.73	281.21	279.09	279.05	279.12
Surface Facilities:																		
Concentrator	$/ton processed	15.26	24.03	28.52	21.43	22.08	24.97	24.71	24.30	24.36	24.74	24.74	24.75	24.74	24.74	24.73	24.75	24.75
Paste Plant	$/ton processed	3.24	3.19	3.59	3.53	3.63	3.37	3.33	3.27	3.24	3.23	3.23	3.23	3.23	3.23	3.23	3.23	3.23
Sand Plant	$/ton processed	4.35	6.15	6.02	4.63	4.67	5.19	5.30	4.80	4.56	4.49	4.49	4.50	4.49	4.49	4.49	4.50	4.49
Surface Crew	$/ton processed	5.58	5.49	5.89	2.53	2.55	1.97	1.90	1.77	1.69	1.66	1.71	1.68	1.67	1.68	1.67	1.66	1.67
Shaft/Hoist/Crusher	$/ton processed	3.62	4.72	4.26	3.70	3.72	3.17	3.01	2.67	2.69	2.65	2.65	2.65	2.65	2.65	2.65	2.65	2.65
TSF Costs - Hertzler TSF	$/ton processed	1.58	1.44	1.53	2.17	2.18	1.98	1.83	1.74	1.69	1.68	1.73	1.71	1.70	1.69	1.69	1.67	1.68
Subtotal	$/ton processed	33.63	45.02	49.81	37.99	38.82	40.65	40.07	38.54	38.22	38.45	38.54	38.52	38.48	38.49	38.45	38.47	38.47
Total Mining and Processing Costs	$/ton processed	293.23	454.25	499.80	385.01	383.41	364.19	347.80	330.48	320.53	318.02	327.34	322.50	321.21	319.70	317.54	317.52	317.59

Cost Centre	Unit	Budget																
		FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047	FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054
Mining:																		
Stope Mining	$/ton processed	77.00	74.44	74.67	74.05	75.48	74.19	73.17	69.76	66.36	59.77	63.84	60.91	60.10	60.10	60.10	60.10	60.10
Primary Development	$/ton processed	15.86	17.53	17.28	15.05	12.53	10.60	6.21	6.10	6.07	5.84	5.91	0.00	0.00	0.00	0.00	0.00	0.00
Underground Support	$/ton processed	152.80	150.05	150.81	149.34	147.67	145.51	143.20	139.38	137.94	129.52	131.89	106.75	105.61	108.43	104.88	109.19	106.28
Site General & Administration	$/ton processed	30.05	30.08	30.10	30.07	30.07	30.05	30.08	29.98	29.71	29.67	29.71	21.51	21.28	21.85	21.13	22.00	21.42
Subtotal	$/ton processed	275.71	272.10	272.86	268.51	265.75	260.35	252.66	245.22	240.07	224.79	231.35	189.18	186.99	190.38	186.12	191.29	187.81
Surface Facilities:																		
Concentrator	$/ton processed	24.74	24.74	24.76	24.74	24.74	24.73	24.75	24.71	24.74	24.73	24.75	14.68	14.53	14.91	14.43	15.02	14.62
Paste Plant	$/ton processed	3.23	3.23	3.23	3.23	3.23	3.23	3.23	3.23	3.23	3.23	3.23	2.15	2.13	2.18	2.11	2.20	2.14
Sand Plant	$/ton processed	4.49	4.49	4.50	4.49	4.49	4.49	4.50	4.48	4.49	4.49	4.50	2.90	2.87	2.95	2.85	2.97	2.89
Surface Crew	$/ton processed	1.67	1.65	1.65	1.66	1.65	1.62	1.61	1.59	1.59	1.52	1.53	1.32	1.31	1.34	1.30	1.35	1.31
Shaft/Hoist/Crusher	$/ton processed	2.65	2.65	2.66	2.65	2.65	2.65	2.65	2.64	2.65	2.65	2.65	2.01	1.99	2.04	1.97	2.05	2.00
TSF Costs - Hertzler TSF	$/ton processed	1.67	1.62	1.63	1.61	1.58	1.55	1.53	1.47	1.43	1.26	1.30	1.19	1.18	1.21	1.17	1.22	1.18
Subtotal	$/ton processed	38.44	38.39	38.44	38.38	38.34	38.28	38.27	38.12	38.14	37.87	37.97	24.25	23.99	24.63	23.83	24.81	24.15
Total Mining and Processing Costs	$/ton processed	314.15	310.49	311.30	306.89	304.09	298.63	290.93	283.34	278.21	262.66	269.32	213.43	210.99	215.02	209.95	216.10	211.95

289

Table 67: Actual and LoM Operating Cost for East Boulder Mine

Cost Centre	Unit	Actual			Budget																					
		FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045
Mining:																										
Stope Mining	$/ton processed	60.37	72.02	86.62	73.12	71.67	75.42	75.89	71.03	68.57	76.00	72.88	79.03	76.82	72.63	76.72	74.81	72.04	73.52	65.51	66.01	69.61	69.90	66.92	64.98	64.13
Primary Development	$/ton processed	14.91	43.01	40.93	10.36	16.45	14.32	12.91	14.72	17.45	14.37	17.33	13.02	15.31	17.29	13.95	13.81	17.38	14.94	19.51	18.11	14.89	13.40	13.44	16.67	17.43
Underground Support	$/ton processed	75.42	116.78	135.62	96.14	97.21	96.87	93.41	92.57	92.78	106.83	106.45	107.98	107.70	107.84	101.30	104.40	105.84	104.59	103.85	100.61	100.05	98.66	95.19	97.27	97.34
Site General & Administration	$/ton processed	13.86	19.65	21.49	29.68	28.98	28.90	26.86	26.86	26.86	26.86	26.86	26.86	26.86	27.49	25.82	27.21	26.82	26.98	25.74	25.70	25.50	24.95	24.27	24.68	24.76
Subtotal	**$/ton processed**	**164.56**	**251.47**	**284.65**	**209.30**	**214.30**	**215.51**	**209.07**	**205.19**	**205.66**	**224.06**	**223.52**	**226.90**	**226.70**	**225.26**	**217.78**	**220.23**	**222.08**	**220.04**	**214.60**	**210.43**	**210.05**	**206.92**	**199.84**	**203.61**	**203.66**
Surface Facilities:																										
Concentrator	$/ton processed	13.75	17.81	19.37	17.26	17.80	17.01	15.82	16.56	16.59	16.63	16.66	16.70	16.74	17.32	16.31	17.17	16.93	17.03	16.25	16.23	16.11	15.76	15.34	15.59	15.65
Sand Plant	$/ton processed	2.22	2.75	2.74	2.49	2.90	3.04	2.84	2.84	2.84	2.84	2.84	2.84	2.84	2.91	2.74	2.88	2.84	2.86	2.74	2.74	2.72	2.67	2.61	2.64	2.65
Surface Crew	$/ton processed	3.50	4.96	5.04	4.09	4.55	4.24	3.88	3.93	3.96	3.99	4.02	4.05	4.08	4.22	4.00	4.21	4.15	4.18	3.98	3.98	3.95	3.86	3.76	3.82	3.83
Subtotal	**$/ton processed**	**19.46**	**25.53**	**27.15**	**23.84**	**25.25**	**24.28**	**22.54**	**23.33**	**23.39**	**23.46**	**23.52**	**23.59**	**23.67**	**24.45**	**23.05**	**24.26**	**23.92**	**24.07**	**22.97**	**22.95**	**22.77**	**22.29**	**21.71**	**22.06**	**22.13**
Total Mining and Processing C	**$/ton processed**	**184.03**	**277.00**	**311.80**	**233.15**	**239.56**	**239.79**	**231.61**	**228.52**	**229.06**	**247.52**	**247.04**	**250.49**	**250.37**	**249.70**	**240.83**	**244.49**	**246.00**	**244.10**	**237.57**	**233.38**	**232.83**	**229.21**	**221.54**	**225.66**	**225.79**

Cost Centre	Unit	Budget																							
		FY2046	FY2047	FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054	FY2055	FY2056	FY2057	FY2058	FY2059	FY2060	FY2061	FY2062	FY2063	FY2064	FY2065	FY2066	FY2067	FY2068	FY2069
Mining:																									
Stope Mining	$/ton processed	66.19	66.19	66.32	69.27	70.26	74.36	66.87	73.64	70.55	66.10	72.99	70.38	68.69	67.22	66.58	66.78	69.04	69.41	66.72	63.95	63.29	62.29	58.87	58.37
Primary Development	$/ton processed	15.70	15.70	12.95	11.81	11.70	12.17	14.30	8.78	12.37	15.57	12.83	7.58	7.10	10.00	6.08	6.42	3.49	0.40	2.70	0.38	0.37	0.36	0.35	0.30
Underground Support	$/ton processed	98.54	98.54	96.38	100.11	101.74	108.37	101.80	101.54	103.44	102.02	106.90	99.38	95.73	98.93	96.65	88.14	88.02	88.67	88.38	82.09	80.92	79.37	68.84	61.96
Site General & Administration	$/ton processed	24.78	24.78	25.27	25.57	26.06	28.83	26.25	25.82	26.78	26.56	28.65	27.32	25.65	27.07	26.39	26.58	26.35	26.44	27.23	25.50	24.74	24.14	20.81	20.28
Subtotal	**$/ton processed**	**205.22**	**205.22**	**200.92**	**206.75**	**209.76**	**223.73**	**209.21**	**209.79**	**213.14**	**210.25**	**221.37**	**204.66**	**197.17**	**203.22**	**195.69**	**187.91**	**186.91**	**184.93**	**185.02**	**171.93**	**169.32**	**166.16**	**148.87**	**140.91**
Surface Facilities:																									
Concentrator	$/ton processed	15.66	15.66	15.97	16.15	16.46	18.19	16.58	16.31	16.91	16.77	18.08	17.25	16.21	17.09	16.67	17.34	17.19	17.25	17.76	16.65	16.16	14.89	14.98	14.60
Sand Plant	$/ton processed	2.65	2.65	2.70	2.73	2.77	3.03	2.79	2.75	2.84	2.82	3.02	2.89	2.73	2.87	2.80	2.90	2.88	2.89	2.97	2.80	2.73	2.67	2.70	0.56
Surface Crew	$/ton processed	3.83	3.83	3.91	3.96	4.03	4.46	4.06	4.00	4.14	4.11	4.43	4.23	3.97	4.19	4.09	4.25	4.22	4.23	4.36	4.08	3.96	3.86	3.78	3.69
Subtotal	**$/ton processed**	**22.14**	**22.14**	**22.58**	**22.83**	**23.26**	**25.68**	**23.43**	**23.06**	**23.89**	**23.70**	**25.53**	**24.37**	**22.91**	**24.15**	**23.56**	**24.49**	**24.29**	**24.37**	**25.08**	**23.53**	**22.84**	**21.42**	**21.47**	**18.85**
Total Mining and Processing C	**$/ton processed**	**227.36**	**227.36**	**223.50**	**229.58**	**233.03**	**249.41**	**232.64**	**232.84**	**237.03**	**233.95**	**246.90**	**229.03**	**220.08**	**227.37**	**219.25**	**212.41**	**211.21**	**209.30**	**210.10**	**195.45**	**192.16**	**187.58**	**170.34**	**159.76**

290

291 Table 68: Actual and LoM Operating Costs for the Columbus Metallurgical Complex FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 Mineral Beneficiation Costs (Off-mine): Concentrate Transportation $/ton Smelted 113.76 353.79 235.67 132.53 134.65 141.28 150.90 152.35 152.56 154.10 153.94 152.10 151.22 149.78 147.27 146.13 144.95 Smelting $/ton Smelted 798.66 886.77 884.31 872.38 917.04 854.90 815.20 768.92 746.00 739.87 738.56 737.72 738.30 743.50 731.11 740.71 738.59 Refining $/ton Smelted 178.82 205.83 198.29 194.31 276.82 181.56 174.33 163.89 157.03 157.31 153.31 152.30 152.79 151.89 148.54 147.88 147.17 Laboratory $/ton Smelted 124.31 212.57 207.34 213.02 267.57 196.93 186.37 174.05 167.96 166.33 165.99 165.77 165.92 167.32 164.02 166.58 166.02 Columbus Support Services $/ton Smelted - - - 262.81 304.24 230.23 216.68 202.27 196.18 193.34 195.05 195.21 195.22 198.20 194.57 199.40 198.90 Site General & Administrative $/ton Smelted 1 268.20 1 516.69 1 629.87 327.78 342.60 318.71 299.76 277.66 266.73 263.80 263.17 262.77 263.05 265.53 259.62 264.20 263.19 By-product Credits $/ton Smelted -2 331.10 -2 206.89 -1 135.71 -871.30 -865.70 -925.01 -990.54 -1 003.83 -995.29 -1 018.20 -987.66 -969.41 -967.61 -959.62 -935.13 -908.88 -896.55 Secondary Credits (including Interest) $/ton Smelted -3 137.82 -2 716.68 -863.55 -513.63 -775.73 -990.35 -1 065.25 -1 074.07 -1 027.58 -1 073.29 -972.40 -937.53 -943.14 -884.63 -858.05 -779.57 -758.89 Total Costs $/ton Smelted -2 985.17 -1 747.92 1 156.21 617.90 601.49 8.24 -212.56 -338.76 -336.42 -416.74 -290.05 -241.06 -244.26 -168.03 -148.04 -23.55 3.39 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 Mineral Beneficiation Costs (Off-mine): Concentrate Transportation $/ton Smelted 145.94 144.52 144.07 141.65 140.87 142.35 143.04 142.15 138.27 138.84 138.58 144.63 144.37 151.69 147.26 158.29 150.26 Smelting $/ton Smelted 739.76 731.40 731.38 729.82 725.74 719.75 722.63 722.05 724.66 728.02 730.20 733.39 752.40 734.41 731.65 758.58 1 095.18 Refining $/ton Smelted 150.17 148.53 148.25 148.23 147.47 145.51 145.38 145.10 142.62 143.34 144.12 148.53 152.78 149.08 148.56 153.13 232.80 Laboratory $/ton Smelted 166.32 164.10 164.09 163.68 162.59 161.00 161.77 161.62 162.32 163.22 163.79 164.63 169.69 164.90 164.17 171.33 260.85 Columbus Support Services $/ton Smelted 197.53 194.70 194.81 194.13 192.72 191.18 192.55 192.48 195.23 196.35 196.84 195.61 201.75 195.79 194.77 204.51 309.40 Site General & Administrative $/ton Smelted 263.75 259.76 259.75 259.00 257.05 254.20 255.57 255.29 256.54 258.14 259.18 260.71 269.78 261.20 259.88 272.73 433.40 By-product Credits $/ton Smelted -924.65 -917.55 -912.33 -905.24 -901.55 -900.39 -898.09 -893.17 -849.37 -847.64 -849.40 -910.47 -917.63 -946.33 -931.86 -970.53 -996.09 Secondary Credits (including Interest) $/ton Smelted -837.68 -853.04 -849.33 -855.91 -861.15 -843.66 -821.86 -812.49 -723.06 -710.92 -720.40 -827.30 -841.61 -845.90 -854.38 -813.97 -958.57 Total Costs $/ton Smelted -98.86 -127.59 -119.31 -124.64 -136.25 -130.05 -99.01 -86.96 47.22 69.36 62.90 -90.27 -68.45 -135.15 -139.95 -65.93 527.21 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 FY2062 FY2063 FY2064 FY2065 FY2066 FY2067 FY2068 FY2069 Mineral Beneficiation Costs (Off-mine): Concentrate Transportation $/ton Smelted 131.15 132.02 131.99 132.15 135.27 139.88 139.58 138.14 141.37 135.51 130.66 128.08 127.97 126.00 132.31 Smelting $/ton Smelted 1 907.99 1 828.31 1 727.55 1 813.24 1 772.31 1 836.25 1 822.45 1 828.10 1 876.67 1 770.08 1 723.08 1 686.05 1 708.55 1 669.60 2 919.11 Refining $/ton Smelted 424.00 406.02 383.01 402.61 394.00 409.68 406.46 407.42 419.26 393.55 381.68 372.62 377.73 368.37 655.08 Laboratory $/ton Smelted 477.01 455.82 429.02 451.81 440.92 457.92 454.25 455.76 468.67 440.33 427.83 417.99 423.97 413.61 745.94 Columbus Support Services $/ton Smelted 567.11 541.22 509.28 536.50 522.35 540.83 536.71 539.03 553.23 521.43 508.32 497.40 504.62 492.74 892.46 Site General & Administrative $/ton Smelted 821.36 783.33 735.24 776.14 756.60 787.12 780.53 783.23 806.41 755.54 733.10 715.43 726.17 707.58 1 303.99 By-product Credits $/ton Smelted -962.16 -889.90 -889.25 -899.22 -918.21 -962.61 -959.84 -948.87 -976.20 -923.49 -883.53 -860.25 -860.40 -841.99 -951.18 Secondary Credits (including Interest) $/ton Smelted -1 219.96 -1 152.02 -1 141.01 -1 160.80 -1 168.86 -1 215.50 -1 208.20 -1 199.77 -1 225.68 -1 173.86 -1 136.23 -1 113.14 -1 116.05 -1 097.92 -1 320.20 Total Costs $/ton Smelted 2 146.51 2 104.80 1 885.83 2 052.43 1 934.39 1 993.57 1 971.95 2 003.03 2 063.75 1 919.08 1 884.92 1 844.18 1 892.56 1 837.99 4 377.50 Cost Centre Unit Budget Budget Budget Cost Centre Unit Actual Cost Centre Unit 292 ECONOMIC ANALYSIS Background The LoM production, capital and operating cost schedules for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex were employed for the economic viability testing of the LoM plans for each mine and the consolidated LoM plan for the Sibanye-Stillwater US PGM Operations. The consolidated LoM plan forms the basis for the Mineral Reserve estimates for Stillwater and East Boulder Mines reported in this TRS. The LoM production schedules for Stillwater and East Boulder Mines are discussed in Section 13.8 while the associated LoM capital and operating costs are presented in Section 18. No exchange rates have been used for the economic analysis as all metal prices and costs are reported in the US currency. The Qualified Persons for Mineral Reserves have considered and applied the macroeconomic trends, data and assumptions, marketing information and commodity prices, taxation and royalties provided by Sibanye-Stillwater set out below. The outputs of the economic viability testing are reliant on these forward-looking economic parameters and assumptions which may be subject to revision as circumstances change. Economic Viability Testing Method The Discounted Cash Flow (DCF) methodology has been used for the economic testing of the individual LoM plans and consolidated LoM Plan for Sibanye-Stillwater US PGM Operations and the Mineral Reserves for Stillwater and East Boulder Mines. The DCF model is referred to as the Ore Reserve Economic Test (ORET) Model. With the DCF approach, a negative cash flow or NPV indicates sub-economic production whereas a positive cash flow or NPV indicates economic production and that the declaration of Mineral Reserves is justified. The method, therefore, allows for the identification of sub- economic production for exclusion through production schedule tail cutting if the sub-economic production occurs towards the final years of the LoM. A first-pass LoM plan for each mine that included the LoM production schedule and all operating and capital expenses, manpower requirements, equipment replacement and purchase, and primary and secondary development including ventilation and haulages that are needed to execute the plan was incorporated into the ORET Model. The first pass LoM plans for Stillwater and East Boulder Mines were consolidated to produce a single LoM plan for the Sibanye-Stillwater US PGM Operations. Cash flows have been forecast and discounted back to an NPV using a range of real discount rates from 2.5% to 7.5%. The LoMs for Stillwater and East Boulder Mines are 31 and 46 years, respectively. The 31-year LoM plan for Stillwater Mine contemplates driving footwall lateral declines and other infrastructure into areas currently classified as Inferred Mineral Resources, which are not scheduled for mining in the current LoM plan for the mine. Both mines have expanded in this manner over the years. Accordingly, the fact that Stillwater and East Boulder Mines have different LoMs is not a material issue. The ORET Model start date is 1 January 2024 and the LoM for the Sibanye-Stillwater US PGM Operations is 46 years. Financial years commencing 1 January have been used and each year’s cash flow is deemed to have occurred at the end of the period – i.e., on December 31. No assessed losses, 293 shareholder loan accounts or other balance sheet circumstances have been accounted for and, therefore, the cash flows are ungeared. Company tax and state royalty calculations have been incorporated into the computation of cash flows. Economic Assumptions and Forecasts Taxation With guidance from Sibanye-Stillwater, the Qualified Person for Mineral Reserves applied an aggregate tax rate of 24.37% for economic testing of the individual and consolidated LoM Plan for the Sibanye- Stillwater US PGM Operations in support of the declaration of Mineral Reserves for Stillwater and East Boulder Mines. This rate is made up of the cash tax rates for the State of Montana and Federal taxes. Taxation is calculated on real cash flows. Metal Price Forecast For the economic viability testing of the individual and the consolidated LoM Plan for Sibanye-Stillwater US PGM Operations, the forward-looking palladium and platinum metal prices as summarised in Table 48 have been used, and the rationale for the price determination is set out in Section 16.4. These prices have also been submitted by Sibanye-Stillwater to the SEC for review and noting. Discount Rate Sibanye-Stillwater’s internal benchmark real discount rate for the US PGM operations as at 31 December 2023 is 5%, based on corporate planning guidance. The Qualified Person for Mineral Reserves reviewed the base data utilised for the calculation of this internal benchmark discount rate as well as the calculation methodology for reasonableness. From the review, the Qualified Person concluded that the 5% internal benchmark real discount rate is reasonable for the discounting of cash flows for the Sibanye- Stillwater US PGM Operations. DCF Results and Sensitivity Analysis DCF Model An abridged cash-flow model showing expected annual cash flows for Stillwater and East Boulder Mines and the combined Sibanye-Stillwater US PGM Operations is presented in Table 69. 294 Table 69: Abridged Cash Flow Results (Cont’d on the Next Page) East Boulder Mine 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 Palladium ounces produced 143,597 143,559 152,262 168,074 168,074 168,074 168,074 168,074 168,074 168,074 170,633 170,837 166,311 166,685 165,883 164,572 161,648 166,158 168,122 168,945 167,331 169,225 167,512 163,621 162,983 165,309 149,922 163,018 163,490 162,924 161,450 148,792 157,021 167,276 158,651 Platinum ounces produced 41,169 41,158 43,653 48,186 48,186 48,186 48,186 48,186 48,186 48,186 48,920 48,978 47,680 47,788 47,558 47,182 46,344 47,637 48,200 48,436 47,973 48,516 48,025 46,909 46,726 47,393 42,982 46,736 46,872 46,709 46,287 42,658 45,017 47,957 45,484 Com bined ounces produced 184,766 184,717 195,915 216,260 216,260 216,260 216,260 216,260 216,260 216,260 219,552 219,815 213,991 214,473 213,440 211,753 207,992 213,795 216,321 217,380 215,304 217,741 215,536 210,530 209,709 212,702 192,903 209,754 210,362 209,633 207,736 191,450 202,039 215,233 204,135 Palladium revenues $m 179.5 179.4 190.3 210.1 210.1 210.1 210.1 210.1 210.1 210.1 213.3 213.5 207.9 208.4 207.4 205.7 202.1 207.7 210.2 211.2 209.2 211.5 209.4 204.5 203.7 206.6 187.4 203.8 204.4 203.7 201.8 186.0 196.3 209.1 198.3 Platinum revenues $m 51.5 51.4 54.6 60.2 60.2 60.2 60.2 60.2 60.2 60.2 61.1 61.2 59.6 59.7 59.4 59.0 57.9 59.5 60.2 60.5 60.0 60.6 60.0 58.6 58.4 59.2 53.7 58.4 58.6 58.4 57.9 53.3 56.3 59.9 56.9 Gross Revenues $m 231.0 230.9 244.9 270.3 270.3 270.3 270.3 270.3 270.3 270.3 274.4 274.8 267.5 268.1 266.8 264.7 260.0 267.2 270.4 271.7 269.1 272.2 269.4 263.2 262.1 265.9 241.1 262.2 263.0 262.0 259.7 239.3 252.5 269.0 255.2 Less Smelting, refining & transportation $m (23.4) (25.3) (22.1) (22.7) (21.5) (20.9) (20.7) (20.7) (20.7) (20.7) (20.5) (21.3) (20.5) (20.8) (20.7) (21.2) (21.2) (21.5) (21.8) (22.1) (21.8) (21.8) (21.9) (21.5) (21.4) (21.1) (19.5) (20.8) (21.1) (20.9) (29.6) (47.2) (47.5) (48.0) (47.6) Net Smelting Returns $m 207.5 205.6 222.8 247.6 248.8 249.4 249.6 249.6 249.6 249.6 253.9 253.5 246.9 247.3 246.1 243.4 238.8 245.8 248.6 249.6 247.3 250.4 247.5 241.7 240.8 244.8 221.6 241.4 241.8 241.1 230.1 192.1 205.0 221.1 207.6 Less Mine operating costs $m (122.5) (120.9) (121.3) (127.6) (120.5) (115.9) (134.3) (128.3) (139.3) (135.2) (129.0) (140.7) (135.2) (131.1) (133.9) (124.6) (126.7) (134.0) (137.3) (135.3) (129.3) (127.1) (131.1) (131.6) (135.4) (134.5) (131.6) (127.5) (142.0) (131.7) (125.3) (134.9) (139.2) (142.0) (133.9) Recycling credit - including interest income $m 7.9 11.9 15.1 16.7 16.7 15.8 16.4 14.6 14.2 14.4 13.7 13.5 11.8 11.7 12.9 13.2 12.9 13.7 14.0 13.6 13.0 13.1 11.7 11.2 11.3 12.8 11.8 12.2 12.8 11.1 14.0 19.8 19.6 20.7 20.0 Less Royalties $m (11.1) (11.0) (11.9) (13.3) (13.3) (13.4) (13.4) (13.4) (13.4) (13.4) (13.5) (13.5) (13.2) (13.2) (13.1) (13.0) (12.7) (13.1) (13.2) (13.3) (13.2) (13.3) (13.2) (12.9) (12.8) (13.0) (11.8) (12.9) (12.9) (12.8) (12.3) (10.4) (11.0) (11.9) (11.2) Less Production taxes $m (8.1) (8.1) (8.6) (9.4) (9.5) (9.5) (9.5) (9.5) (9.5) (9.5) (9.6) (9.6) (9.4) (9.4) (9.3) (9.2) (9.1) (9.3) (9.4) (9.4) (9.4) (9.5) (9.4) (9.2) (9.2) (9.3) (8.5) (9.2) (9.2) (9.2) (8.9) (7.7) (8.0) (8.6) (8.1) Less Insurance $m (4.1) (4.3) (4.2) (4.2) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.1) (4.0) (4.0) (4.1) (4.0) (4.5) (5.8) (5.8) (5.8) (5.8) EBITDA $m 69.6 73.2 91.8 109.8 118.0 122.4 104.8 108.9 97.6 101.9 111.4 99.1 97.0 101.2 98.5 105.7 99.1 98.9 98.6 101.1 104.4 109.5 101.4 95.1 90.6 96.7 77.5 100.1 86.6 94.4 93.1 53.2 60.6 73.6 68.5 Less Closure Costs $m - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Net Income (loss) before incom e taxes $m 69.6 73.2 91.8 109.8 118.0 122.4 104.8 108.9 97.6 101.9 111.4 99.1 97.0 101.2 98.5 105.7 99.1 98.9 98.6 101.1 104.4 109.5 101.4 95.1 90.6 96.7 77.5 100.1 86.6 94.4 93.1 53.2 60.6 73.6 68.5 Less 24.37% Income Tax $m (17.0) (17.8) (22.4) (26.8) (28.8) (29.8) (25.5) (26.5) (23.8) (24.8) (27.1) (24.1) (23.6) (24.7) (24.0) (25.8) (24.2) (24.1) (24.0) (24.6) (25.4) (26.7) (24.7) (23.2) (22.1) (23.6) (18.9) (24.4) (21.1) (23.0) (22.7) (13.0) (14.8) (17.9) (16.7) Net Income (loss) $m 52.6 55.3 69.4 83.0 89.2 92.5 79.3 82.4 73.8 77.0 84.2 74.9 73.3 76.5 74.5 80.0 75.0 74.8 74.6 76.5 78.9 82.8 76.7 71.9 68.6 73.1 58.6 75.7 65.5 71.4 70.4 40.2 45.9 55.6 51.8 Less Capital Expenditure $m (47.2) (70.2) (73.5) (61.6) (72.3) (47.8) (42.0) (39.8) (30.7) (34.5) (47.2) (38.4) (28.5) (36.1) (31.8) (79.2) (71.8) (58.7) (56.0) (42.4) (52.0) (51.5) (47.6) (41.8) (39.2) (40.5) (41.2) (46.1) (36.1) (43.1) (51.5) (56.5) (46.1) (41.1) (47.2) NeT Cash Flow $m 5.4 (14.8) (4.0) 21.4 17.0 44.7 37.3 42.6 43.1 42.5 37.0 36.5 44.8 40.5 42.7 0.7 3.1 16.1 18.6 34.1 26.9 31.3 29.1 30.1 29.3 32.6 17.4 29.6 29.3 28.3 18.9 (16.3) (0.3) 14.6 4.7 Cumulative Cash Flow $m 5.4 (14.8) (4.0) 21.4 17.0 44.7 37.3 42.6 43.1 42.5 37.0 36.5 44.8 40.5 42.7 0.7 3.1 16.1 18.6 34.1 26.9 31.3 29.1 30.1 29.3 32.6 17.4 29.6 29.3 28.3 18.9 (16.3) (0.3) 14.6 4.7 East Boulder After Tax NPV5% $m 448.1 Stillwater Mine 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 Palladium ounces produced 214,003 214,146 266,220 307,925 351,477 378,644 386,356 398,591 394,262 388,655 383,253 386,596 385,079 382,450 378,062 380,784 382,659 368,019 366,179 380,098 384,414 379,675 370,183 373,314 369,934 380,008 376,058 410,913 393,746 418,941 179,284 - - - - Platinum ounces produced 62,550 62,591 77,812 90,001 102,731 110,672 112,926 116,502 115,236 113,597 112,019 112,996 112,552 111,784 110,501 111,297 111,845 107,566 107,028 111,097 112,358 110,973 108,199 109,114 108,126 111,070 109,916 120,103 115,086 122,450 52,402 - - - - Com bined ounces produced 276,553 276,737 344,032 397,926 454,208 489,316 499,282 515,092 509,499 502,252 495,272 499,592 497,632 494,234 488,564 492,081 494,504 475,585 473,207 491,195 496,772 490,648 478,382 482,427 478,060 491,078 485,974 531,017 508,832 541,390 231,686 - - - - Palladium revenues $m 267.5 267.7 332.8 384.9 439.3 473.3 482.9 498.2 492.8 485.8 479.1 483.2 481.3 478.1 472.6 476.0 478.3 460.0 457.7 475.1 480.5 474.6 462.7 466.6 462.4 475.0 470.1 513.6 492.2 523.7 224.1 - - - - Platinum revenues $m 78.2 78.2 97.3 112.5 128.4 138.3 141.2 145.6 144.0 142.0 140.0 141.2 140.7 139.7 138.1 139.1 139.8 134.5 133.8 138.9 140.4 138.7 135.2 136.4 135.2 138.8 137.4 150.1 143.9 153.1 65.5 - - - - Gross Revenues $m 345.7 345.9 430.0 497.4 567.8 611.6 624.1 643.9 636.9 627.8 619.1 624.5 622.0 617.8 610.7 615.1 618.1 594.5 591.5 614.0 621.0 613.3 598.0 603.0 597.6 613.8 607.5 663.8 636.0 676.7 289.6 - - - - Less Smelting, refining & transportation $m (32.6) (34.6) (36.1) (36.9) (39.7) (41.2) (41.6) (41.9) (41.9) (41.7) (41.8) (41.4) (41.8) (41.6) (41.6) (41.3) (41.3) (41.0) (40.7) (40.8) (41.0) (41.0) (40.8) (41.1) (41.1) (41.4) (42.2) (42.0) (41.5) (41.3) (24.4) - - - - Net Smelting Returns $m 313.1 311.4 394.0 460.5 528.1 570.4 582.5 602.0 595.0 586.1 577.3 583.1 580.2 576.2 569.1 573.8 576.8 553.5 550.8 573.2 579.9 572.3 557.2 562.0 556.5 572.5 565.3 621.8 594.5 635.5 265.2 - - - - Less Mine operating costs $m (212.2) (207.2) (242.1) (244.0) (271.5) (290.3) (273.7) (284.3) (291.7) (287.9) (309.4) (313.8) (302.8) (311.6) (309.7) (299.6) (300.4) (303.7) (307.0) (306.8) (308.5) (300.8) (295.6) (277.7) (285.8) (232.5) (229.7) (232.7) (227.1) (220.2) (91.7) - - - - Recycling credit - including interest income $m 11.8 17.8 26.4 30.7 35.0 35.7 37.9 34.7 33.4 33.5 30.8 30.6 27.6 26.8 29.5 30.7 30.7 30.4 30.7 30.7 30.0 29.4 25.9 25.6 25.8 29.6 29.8 31.0 31.1 28.7 15.6 - - - - Less Royalties $m (13.3) (13.3) (16.8) (19.6) (22.5) (24.2) (24.8) (25.5) (25.2) (24.8) (24.5) (24.7) (24.5) (24.4) (24.1) (24.3) (24.5) (23.5) (23.4) (24.3) (24.6) (24.2) (23.5) (23.7) (23.5) (24.3) (24.0) (26.3) (25.2) (26.8) (11.2) - - - - Less Production taxes $m (13.1) (13.1) (15.8) (18.0) (20.3) (21.6) (22.1) (22.6) (22.4) (22.1) (21.8) (22.0) (21.9) (21.7) (21.6) (21.7) (21.8) (21.1) (21.0) (21.7) (21.9) (21.7) (21.1) (21.3) (21.1) (21.7) (21.4) (23.3) (22.4) (23.7) (11.5) - - - - Less Insurance $m (7.8) (8.3) (8.4) (8.4) (8.5) (8.5) (8.5) (8.6) (8.6) (8.5) (8.5) (8.5) (8.5) (8.5) (8.5) (8.5) (8.6) (8.5) (8.5) (8.5) (8.5) (8.5) (8.5) (8.5) (8.5) (8.5) (8.6) (8.6) (8.6) (8.6) (8.1) - - - - EBITDA $m 78.3 87.4 137.3 201.2 240.4 261.4 291.3 295.7 280.6 276.2 243.9 244.7 250.0 236.8 234.7 250.2 252.3 227.2 221.6 242.5 246.4 246.5 234.3 256.4 243.3 315.1 311.4 361.9 342.3 384.9 158.3 - - - - Less Closure Costs $m - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - (22.8) (22.8) (11.4) - Net Income (loss) before incom e taxes $m 78.3 87.4 137.3 201.2 240.4 261.4 291.3 295.7 280.6 276.2 243.9 244.7 250.0 236.8 234.7 250.2 252.3 227.2 221.6 242.5 246.4 246.5 234.3 256.4 243.3 315.1 311.4 361.9 342.3 384.9 158.3 (22.8) (22.8) (11.4) (0.0) Less 24.37% Income Tax % $m (19.1) (21.3) (33.5) (49.0) (58.6) (63.7) (71.0) (72.1) (68.4) (67.3) (59.4) (59.6) (60.9) (57.7) (57.2) (61.0) (61.5) (55.4) (54.0) (59.1) (60.0) (60.1) (57.1) (62.5) (59.3) (76.8) (75.9) (88.2) (83.4) (93.8) (38.6) - - - - Net Income (loss) $m 59.2 66.1 103.9 152.1 181.8 197.7 220.3 223.6 212.2 208.9 184.5 185.1 189.1 179.1 177.5 189.3 190.8 171.8 167.6 183.4 186.3 186.5 177.2 193.9 184.0 238.3 235.5 273.7 258.9 291.1 119.7 (22.8) (22.8) (11.4) (0.0) Less Capital Expenditure $m (111.6) (172.1) (190.6) (166.2) (112.1) (147.3) (162.1) (169.0) (130.3) (121.3) (92.9) (77.4) (88.3) (78.7) (76.5) (84.0) (93.4) (77.5) (63.2) (60.5) (48.9) (52.5) (52.6) (54.3) (44.8) (33.2) (30.9) (22.6) (13.2) (15.5) (10.9) - - - - Net Cash Flow $m (52.3) (106.0) (86.8) (14.1) 69.7 50.4 58.2 54.6 81.9 87.6 91.6 107.6 100.8 100.3 101.0 105.2 97.5 94.3 104.4 122.9 137.4 133.9 124.7 139.5 139.2 205.1 204.6 251.0 245.7 275.6 108.8 (22.8) (22.8) (11.4) (0.0) Cumulative Cash Flow $m (52.3) (158.3) (245.1) (259.2) (189.4) (139.1) (80.9) (26.2) 55.6 143.3 234.8 342.5 443.2 543.6 644.5 749.7 847.2 941.6 1,045.9 1,168.9 1,306.3 1,440.2 1,564.9 1,704.4 1,843.7 2,048.7 2,253.3 2,504.3 2,750.1 3,025.6 3,134.5 3,111.7 3,088.9 3,077.5 3,077.5 Stillwater After Tax NPV5% $m 1,060.9 Combined Mines 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 Palladium ounces produced 357,601 357,705 418,482 475,999 519,552 546,719 554,431 566,665 562,337 556,729 553,886 557,433 551,390 549,135 543,945 545,356 544,308 534,177 534,301 549,043 551,745 548,900 537,695 536,935 532,917 545,317 525,980 573,931 557,236 581,864 340,734 148,792 157,021 167,276 158,651 Platinum ounces produced 103,718 103,749 121,465 138,187 150,917 158,858 161,112 164,688 163,422 161,783 160,938 161,974 160,233 159,572 158,059 158,479 158,189 155,202 155,228 159,532 160,331 159,489 156,223 156,023 154,852 158,463 152,897 166,840 161,957 169,159 98,689 42,658 45,017 47,957 45,484 Com bined ounces produced 461,319 461,453 539,947 614,186 670,469 705,576 715,542 731,353 725,759 718,512 714,824 719,407 711,623 708,707 702,004 703,834 702,497 689,379 689,528 708,575 712,076 708,389 693,918 692,958 687,769 703,780 678,877 740,771 719,193 751,023 439,422 191,450 202,039 215,233 204,135 Palladium revenues $m 447.0 447.1 523.1 595.0 649.4 683.4 693.0 708.3 702.9 695.9 692.4 696.8 689.2 686.4 679.9 681.7 680.4 667.7 667.9 686.3 689.7 686.1 672.1 671.2 666.1 681.6 657.5 717.4 696.5 727.3 425.9 186.0 196.3 209.1 198.3 Platinum revenues $m 129.6 129.7 151.8 172.7 188.6 198.6 201.4 205.9 204.3 202.2 201.2 202.5 200.3 199.5 197.6 198.1 197.7 194.0 194.0 199.4 200.4 199.4 195.3 195.0 193.6 198.1 191.1 208.5 202.4 211.4 123.4 53.3 56.3 59.9 56.9 Gross Revenues $m 576.6 576.8 674.9 767.7 838.1 882.0 894.4 914.2 907.2 898.1 893.5 899.3 889.5 885.9 877.5 879.8 878.1 861.7 861.9 885.7 890.1 885.5 867.4 866.2 859.7 879.7 848.6 926.0 899.0 938.8 549.3 239.3 252.5 269.0 255.2 Less Smelting, refining & transportation $m (56.1) (59.9) (58.2) (59.6) (61.2) (62.1) (62.3) (62.6) (62.5) (62.5) (62.3) (62.7) (62.4) (62.4) (62.3) (62.5) (62.5) (62.4) (62.5) (62.9) (62.8) (62.8) (62.7) (62.6) (62.4) (62.5) (61.7) (62.8) (62.6) (62.2) (54.0) (47.2) (47.5) (48.0) (47.6) Net Smelting Returns $m 520.6 516.9 616.8 708.1 776.9 819.9 832.1 851.6 844.7 835.7 831.3 836.6 827.2 823.5 815.2 817.3 815.6 799.3 799.4 822.8 827.3 822.7 804.7 803.6 797.3 817.3 786.9 863.2 836.4 876.6 495.3 192.1 205.0 221.1 207.6 Less Mine operating costs $m (334.7) (328.1) (363.4) (371.7) (392.0) (406.1) (407.9) (412.6) (431.1) (423.1) (438.3) (454.5) (438.0) (442.7) (443.7) (424.3) (427.1) (437.7) (444.2) (442.1) (437.8) (427.8) (426.8) (409.3) (421.2) (367.0) (361.2) (360.2) (369.0) (351.9) (217.0) (134.9) (139.2) (142.0) (133.9) Recycling credit - including interest income $m 19.7 29.7 41.5 47.4 51.6 51.4 54.3 49.3 47.6 47.9 44.5 44.1 39.4 38.5 42.4 43.8 43.7 44.1 44.7 44.3 42.9 42.5 37.6 36.8 37.1 42.4 41.7 43.2 43.9 39.8 29.5 19.8 19.6 20.7 20.0 Less Royalties $m (24.5) (24.3) (28.7) (32.9) (35.8) (37.6) (38.2) (38.9) (38.6) (38.2) (38.0) (38.2) (37.7) (37.5) (37.2) (37.3) (37.2) (36.6) (36.6) (37.6) (37.7) (37.6) (36.7) (36.6) (36.3) (37.3) (35.8) (39.2) (38.1) (39.7) (23.6) (10.4) (11.0) (11.9) (11.2) Less Production taxes $m (21.3) (21.1) (24.4) (27.4) (29.7) (31.1) (31.6) (32.1) (31.9) (31.6) (31.4) (31.6) (31.2) (31.1) (30.9) (31.0) (30.9) (30.4) (30.4) (31.1) (31.3) (31.1) (30.5) (30.4) (30.2) (31.0) (30.0) (32.5) (31.6) (32.8) (20.4) (7.7) (8.0) (8.6) (8.1) Less Insurance $m (11.9) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (12.6) (5.8) (5.8) (5.8) (5.8) EBITDA $m 147.9 160.6 229.1 311.0 358.4 383.8 396.1 404.7 378.1 378.1 355.3 343.8 347.0 338.0 333.2 356.0 351.4 326.1 320.2 343.6 350.7 356.0 335.7 351.4 334.0 411.7 388.9 461.9 428.9 479.3 251.3 53.2 60.6 73.6 68.5 Less Closure Costs $m - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - (22.8) (22.8) (11.4) - Net Income (loss) before incom e taxes $m 147.9 160.6 229.1 311.0 358.4 383.8 396.1 404.7 378.1 378.1 355.3 343.8 347.0 338.0 333.2 356.0 351.4 326.1 320.2 343.6 350.7 356.0 335.7 351.4 334.0 411.7 388.9 461.9 428.9 479.3 251.3 30.4 37.8 62.2 68.5 Less 24.37% Income Tax % $m (36.0) (39.1) (55.8) (75.8) (87.3) (93.5) (96.5) (98.6) (92.2) (92.1) (86.6) (83.8) (84.6) (82.4) (81.2) (86.7) (85.6) (79.5) (78.0) (83.7) (85.5) (86.8) (81.8) (85.6) (81.4) (100.3) (94.8) (112.6) (104.5) (116.8) (61.3) (7.4) (9.2) (15.1) (16.7) Net Income (loss) $m 111.9 121.4 173.3 235.2 271.1 290.3 299.6 306.0 286.0 285.9 268.7 260.0 262.4 255.6 252.0 269.2 265.8 246.6 242.2 259.9 265.3 269.2 253.9 265.8 252.6 311.4 294.1 349.4 324.4 362.5 190.1 23.0 28.6 47.0 51.8 Less Capital Expenditure $m (158.8) (242.3) (264.1) (227.8) (184.3) (195.2) (204.1) (208.8) (161.0) (155.8) (140.1) (115.9) (116.9) (114.8) (108.3) (163.2) (165.2) (136.2) (119.2) (102.9) (101.0) (104.0) (100.2) (96.1) (84.0) (73.7) (72.1) (68.8) (49.3) (58.6) (62.3) (56.5) (46.1) (41.1) (47.2) Net Cash Flow $m (46.9) (120.9) (90.8) 7.4 86.7 95.1 95.4 97.3 125.0 130.1 128.6 144.1 145.6 140.8 143.7 106.0 100.6 110.4 123.0 157.0 164.3 165.2 153.7 169.7 168.6 237.7 222.0 280.6 275.1 303.9 127.8 (33.5) (17.5) 6.0 4.7 Cumulative Cash Flow $m (46.9) (167.7) (258.6) (251.2) (164.5) (69.4) 26.0 123.3 248.3 378.4 507.0 651.2 796.7 937.5 1,081.2 1,187.2 1,287.8 1,398.3 1,521.2 1,678.2 1,842.5 2,007.7 2,161.4 2,331.1 2,499.7 2,737.4 2,959.4 3,240.0 3,515.1 3,819.0 3,946.7 3,913.2 3,895.7 3,901.6 3,906.3 Com bined After Tax NPV5% $m 1,511.7

295 East Boulder Mine 2059 2060 2061 2062 2063 2064 2065 2066 2067 2068 2069 2070 2071 2072 2073 2074 2075 Palladium ounces produced 166,552 165,482 166,535 164,262 163,240 167,056 166,088 166,862 164,255 165,992 94,538 - - - - - - Platinum ounces produced 47,750 47,443 47,745 47,093 46,800 47,894 47,616 47,838 47,091 47,589 27,103 - - - - - - Combined ounces produced 214,302 212,925 214,280 211,355 210,040 214,951 213,704 214,700 211,346 213,581 121,641 - - - - - - Palladium revenues $m 208.2 206.9 208.2 205.3 204.1 208.8 207.6 208.6 205.3 207.5 118.2 - - - - - - Platinum revenues $m 59.7 59.3 59.7 58.9 58.5 59.9 59.5 59.8 58.9 59.5 33.9 - - - - - - Gross Revenues $m 267.9 266.2 267.8 264.2 262.6 268.7 267.1 268.4 264.2 267.0 152.1 - - - - - - Less Smelting, ref ining & transportation $m (47.8) (47.6) (47.7) (47.6) (47.4) (47.8) (48.0) (48.1) (48.0) (48.2) (44.9) - - - - - - Net Smelting Returns $m 220.1 218.6 220.2 216.6 215.1 220.9 219.1 220.2 216.2 218.8 107.2 - - - - - - Less Mine operating costs $m (137.1) (126.2) (131.7) (133.8) (125.7) (129.2) (131.3) (131.4) (117.1) (112.5) (83.7) - - - - - - Recycling credit - including interest income $m 20.6 20.6 20.7 20.5 20.3 20.7 20.7 20.8 20.5 20.7 13.5 - - - - - - Less Royalties $m (11.8) (11.7) (11.8) (11.6) (11.6) (11.9) (11.8) (11.8) (11.6) (11.7) (5.8) - - - - - - Less Production taxes $m (8.5) (8.5) (8.6) (8.4) (8.4) (8.6) (8.5) (8.5) (8.4) (8.5) (4.9) - - - - - - Less Insurance $m (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) - - - - - - EBITDA $m 77.5 86.9 83.0 77.4 84.0 86.2 82.5 83.5 93.8 101.0 20.5 - - - - - - Less Closure Costs $m - - - - - - - - - - - (13.8) (13.8) (6.9) - - - Net Income (loss) before income taxes $m 77.5 86.9 83.0 77.4 84.0 86.2 82.5 83.5 93.8 101.0 20.5 (13.8) (13.8) (6.9) - - - Less 24.37% Income Tax $m (18.9) (21.2) (20.2) (18.9) (20.5) (21.0) (20.1) (20.3) (22.9) (24.6) (5.0) - - - - - - Net Income (loss) $m 58.6 65.7 62.8 58.5 63.5 65.2 62.4 63.1 71.0 76.4 15.5 (13.8) (13.8) (6.9) - - - Less Capital Expenditure $m (33.9) (33.0) (16.8) (11.6) (15.8) (11.9) (16.5) (7.2) (5.7) (5.7) (5.7) - - - - - - NeT Cash Flow $m 24.7 32.7 46.0 46.9 47.7 53.3 45.9 56.0 65.2 70.8 9.8 (13.8) (13.8) (6.9) - - - Cumulative Cash Flow $m 24.7 32.7 46.0 46.9 47.7 53.3 45.9 56.0 65.2 70.8 9.8 (13.8) (13.8) (6.9) - - - East Boulder After Tax NPV5% $m 448.1 Stillwater Mine 2059 2060 2061 2062 2063 2064 2065 2066 2067 2068 2069 2070 2071 2072 2073 2074 2075 Palladium ounces produced - - - - - - - - - - - - - - - - - Platinum ounces produced - - - - - - - - - - - - - - - - - Combined ounces produced - - - - - - - - - - - - - - - - - Palladium revenues $m - - - - - - - - - - - - - - - - - Platinum revenues $m - - - - - - - - - - - - - - - - - Gross Revenues $m - - - - - - - - - - - - - - - - - Less Smelting, ref ining & transportation $m - - - - - - - - - - - - - - - - - Net Smelting Returns $m - - - - - - - - - - - - - - - - - Less Mine operating costs $m - - - - - - - - - - - - - - - - - Recycling credit - including interest income $m - - - - - - - - - - - - - - - - - Less Royalties $m - - - - - - - - - - - - - - - - - Less Production taxes $m - - - - - - - - - - - - - - - - - Less Insurance $m - - - - - - - - - - - - - - - - - EBITDA $m - - - - - - - - - - - - - - - - - Less Closure Costs $m - - - - - - - - - - - - - - - - - Net Income (loss) before income taxes $m - - - - - - - - - - - - - - - - - Less 24.37% Income Tax % $m - - - - - - - - - - - - - - - - - Net Income (loss) $m - - - - - - - - - - - - - - - - - Less Capital Expenditure $m - - - - - - - - - - - - - - - - - Net Cash Flow $m - - - - - - - - - - - - - - - - - Cumulative Cash Flow $m 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 3,077.5 Stillwater After Tax NPV5% $m 1,060.9 Combined Mines 2059 2060 2061 2062 2063 2064 2065 2066 2067 2068 2069 2070 2071 2072 2073 2074 2075 Palladium ounces produced 166,552 165,482 166,535 164,262 163,240 167,056 166,088 166,862 164,255 165,992 94,538 - - - - - - Platinum ounces produced 47,750 47,443 47,745 47,093 46,800 47,894 47,616 47,838 47,091 47,589 27,103 - - - - - - Combined ounces produced 214,302 212,925 214,280 211,355 210,040 214,951 213,704 214,700 211,346 213,581 121,641 - - - - - - Palladium revenues $m 208.2 206.9 208.2 205.3 204.1 208.8 207.6 208.6 205.3 207.5 118.2 - - - - - - Platinum revenues $m 59.7 59.3 59.7 58.9 58.5 59.9 59.5 59.8 58.9 59.5 33.9 - - - - - - Gross Revenues $m 267.9 266.2 267.8 264.2 262.6 268.7 267.1 268.4 264.2 267.0 152.1 - - - - - - Less Smelting, ref ining & transportation $m (47.8) (47.6) (47.7) (47.6) (47.4) (47.8) (48.0) (48.1) (48.0) (48.2) (44.9) - - - - - - Net Smelting Returns $m 220.1 218.6 220.2 216.6 215.1 220.9 219.1 220.2 216.2 218.8 107.2 - - - - - - Less Mine operating costs $m (137.1) (126.2) (131.7) (133.8) (125.7) (129.2) (131.3) (131.4) (117.1) (112.5) (83.7) - - - - - - Recycling credit - including interest income $m 20.6 20.6 20.7 20.5 20.3 20.7 20.7 20.8 20.5 20.7 13.5 - - - - - - Less Royalties $m (11.8) (11.7) (11.8) (11.6) (11.6) (11.9) (11.8) (11.8) (11.6) (11.7) (5.8) - - - - - - Less Production taxes $m (8.5) (8.5) (8.6) (8.4) (8.4) (8.6) (8.5) (8.5) (8.4) (8.5) (4.9) - - - - - - Less Insurance $m (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) (5.8) - - - - - - EBITDA $m 77.5 86.9 83.0 77.4 84.0 86.2 82.5 83.5 93.8 101.0 20.5 - - - - - - Less Closure Costs $m - - - - - - - - - - - (13.8) (13.8) (6.9) - - - Net Income (loss) before income taxes $m 77.5 86.9 83.0 77.4 84.0 86.2 82.5 83.5 93.8 101.0 20.5 (13.8) (13.8) (6.9) - - - Less 24.37% Income Tax % $m (18.9) (21.2) (20.2) (18.9) (20.5) (21.0) (20.1) (20.3) (22.9) (24.6) (5.0) - - - - - - Net Income (loss) $m 58.6 65.7 62.8 58.5 63.5 65.2 62.4 63.1 71.0 76.4 15.5 (13.8) (13.8) (6.9) - - - Less Capital Expenditure $m (33.9) (33.0) (16.8) (11.6) (15.8) (11.9) (16.5) (7.2) (5.7) (5.7) (5.7) - - - - - - Net Cash Flow $m 24.7 32.7 46.0 46.9 47.7 53.3 45.9 56.0 65.2 70.8 9.8 (13.8) (13.8) (6.9) - - - Cumulative Cash Flow $m 3,931.0 3,963.7 4,009.7 4,056.6 4,104.3 4,157.6 4,203.5 4,259.5 4,324.7 4,395.4 4,405.3 4,391.5 4,377.7 4,370.8 4,370.8 4,370.8 4,370.8 Combined After Tax NPV5% $m 1,511.7 296 Net Present Values The post-tax cash flows for Stillwater and East Boulder Mines derive the DCF results contained in Table 70, which illustrate the discount rate sensitivity of these mines and the overall Sibanye-Stillwater US PGM Operations. Table 70: Net Present Values at Different Discount Rates Description of Mineral Asset Parameter Unit Real Discount Rate 0.00% 2.50% 5.00% 7.50% East Boulder Mine NPV $ million 1 279 717 448 305 Stillwater Mine NPV $ million 3 077 1 785 1 061 640 Sibanye-Stillwater US PGM Operations NPV $ million 4 371 2 508 1 512 946 Internal Rate of Return The Internal Rate of Return (IRR) of the Sibanye-Stillwater US PGM Operations is 27%. Sensitivity Analysis Sensitivity analyses of the NPVs at the real discount rate of 5% (NPV5%) for variation in grade, revenue, capital and operating costs in the range ±10% for Stillwater and East Boulder Mines are illustrated in Figure 82 and Figure 83, respectively. In each case, the NPV result is most sensitive to revenue and less sensitive to operating cost and capital cost variation. Figure 82: Stillwater Mine NPV Sensitivity Analysis 297 Figure 83: East Boulder Mine NPV Sensitivity Analysis For the combined Sibanye-Stillwater US PGM Operations, the two-variable sensitivity analysis of the NPV5% to variance in both palladium and platinum price has been completed (with reference to Table 48). These results are illustrated in Table 71. Table 71: Combined Sibanye-Stillwater US PGM Operations, NPV5% Sensitivity to Pd and Pt Price Variation NPV5% $million Palladium Price Variance from Base Assumption Variance -10% -5% 0% 5% 10% Platinum Price Variance from Base Assumption -10% $494 $888 $1 283 $1 677 $2 071 -5% $608 $1 003 $1 397 $1 792 $2 186 0% $723 $1 117 $1 512 $1 906 $2 301 5% $837 $1 232 $1 626 $2 021 $2 415 10% $952 $1 346 $1 741 $2 135 $2 530 The foregoing sensitivity analysis demonstrates robust results over material technical and economic input range variances and at a range of discount rates. This is considered a reasonable and realistic test of economic viability of the LoM plans for Stillwater and East Boulder Mines and the consolidated LoM plan for the Sibanye-Stillwater US PGM Operations. Accordingly, extraction of the scheduled Indicated and Measured Mineral Resources is economically justified while the declaration of Mineral Reserves for Stillwater and East Boulder Mines is appropriate. 298 ADJACENT PROPERTIES Sibanye-Stillwater’s mineral title covers the entire known strike length of the J-M Reef of approximately 28 miles. The J-M Reef is currently the only PGM-bearing layer in the Stillwater Complex that can be economically exploited at the current and expected economic conditions. As a result, only the geological and mining information generated by Sibanye-Stillwater and predecessor companies within the areas for which Sibanye-Stillwater holds title is of relevance to the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines reported in this TRS. Accordingly, there is no relevant adjacent property information to be discussed in this TRS.

299 OTHER RELEVANT DATA AND INFORMATION Catalytic Converter Recycling Business Background As part of the smelting and refining operations, the Sibanye-Stillwater US PGM Operations include a recycling facility for spent automotive catalytic converters at the Columbus Metallurgical Complex. The recycle business is operated on both toll and outright purchase bases dependant on prevailing market conditions. However, under these scenarios, accurate sampling and analysis is critical to the business. The recycled catalytic converters are added to the concentrate from the mines in the electric arc furnace and the contained PGMs are recovered using the copper and nickel in the mine concentrate as collectors. The format of the catalytic converters varies with the origin of the supply. The European market has mostly diesel vehicles which use a silicon carbide substrate and recycle material from this area tend to be higher in carbon content. However, the North American market tends to supply an exclusively palladium containing recycle material. Carbon and silicon carbide are problematic to the smelting process dependant on the levels contained and, therefore, are measured and managed accordingly. Recycle Processing The recycle materials are delivered in bulk bags with a mass and chemical analysis per bag from the supplier but the official mass and analytical measurements are performed by Sibanye-Stillwater US PGM Operations. The bags are stored until the furnace feed recipe allows for processing (based on the contained carbon) and then delivered into the process via the sampling plant. The bags are weighed, and the contents introduced into the sampling plant which produces a bulk sample equivalent to approximately 1.6% of the bulk mass which is then further reduced to produce the final samples for the laboratory analysis. Samples received are ground in a fully automated grinding and blending machine (HPM1500), analysed for carbon using a Leco™ analyser and pulverised. Carbon analysis is performed ahead of any other analysis to ensure that the process critical carbon levels are in line with the levels reported by the customer. This carbon analysis is used to inform the blending and processing of recycle materials to ensure excess carbon is not added into the smelting process. The pulverised material is subjected to preliminary XRF analysis then dual analysis through XRF (Panalytical Energy Dispersive XRF) and PbFA and ICP-OES. The sampled and crushed recycle materials are introduced into the smelting process via a dedicated hopper in the batching plant and are then blended into the primary furnace feed via the computer control system. The copper and nickel in the matte from the mine concentrates act as a collector for the Pd and Pt present in the smelter feed stream originating from both mine concentrates and recycle materials. As such, it is critical that the recycle materials are balanced with the mine concentrates to ensure sufficient collection capacity for the total PGM loading delivered. 300 Recycling Operations The catalyst recycling business forms an integral part of the Columbus Metallurgical Complex processing feedstock but is not relevant to the declaration of Mineral Reserves for Stillwater and East Boulder Mines. However, revenue credits from the recycling business and by-products often exceed the operating cost for the smelting and refining operations, which underscores the importance of these two additional revenue sources to the value of the Sibanye-Stillwater US PGM Operations. 301 INTERPRETATION AND CONCLUSIONS The Qualified Persons have extensively reviewed base geological, mining, ore processing, mineral beneficiation and environmental and permitting information and costs used to estimate the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations. From the review and participation in the Mineral Resource and Mineral Reserve estimation, the Qualified Persons are satisfied with the integrity of the base data, estimation processes and the final Mineral Resources and Mineral Reserves contained in this report. Below is a summary the Qualified Person’s interpretations and conclusions regarding the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations. The Sibanye-Stillwater US PGM Operations are well-established mining, ore processing and mineral beneficiation operations located in Montana and producing PGMs from the extraction of the J-M Reef, which is the highest-grade PGM deposit known to exist in the world. Sibanye-Stillwater has title (leased or held Mining Claims) in perpetuity over the entirety of the known outcrop of the J-M Reef along the Beartooth Mountains in Montana. It also holds surface rights (Tunnel and Mill Site Claims) over key land parcels on which mining infrastructure is built both at Stillwater and East Boulder Mines, with the mining complexes comprising underground mining and integrated ore processing infrastructure. The surface rights also provide servitude required to access the reef or to establish and connect surface infrastructure. A network comprising state roads and a Sibanye-Stillwater maintained road connects the mines, local towns and the Columbus Metallurgical Complex where the smelter, base metal refinery, laboratory and PGM catalyst recycling plant are situated. Regional power infrastructure is already installed providing adequate power supplies to the operations. In general, climatic conditions in this area do not significantly affect the operations at the three sites. However, a 500-year flood event in 2022 destroyed parts of State Highway 419 used to access Stillwater Mine and temporary suspension of the mining operations for seven weeks. A temporary road was built to reestablish access to and from the mine for essential shaft maintenance services and limited mining operations. Repairs were carried out on the damaged parts of the highway and access was restored in July 2023. Inclement weather in the form of heavy snow has temporarily restricted mine access, with no major impact on the operations, as snow removal and road maintenance have been adequate to quickly restore access. Whereas the regulatory framework for mining provides for a simplified system for obtaining and maintaining mining and surface title, the granting of permits and approvals for building a mine or expansions to existing mining operations is costly and can be a lengthy process. The 24-year-old Good Neighbor Agreement between Sibanye-Stillwater and the local authorities has facilitated seamless stakeholder participation in the scoping and review of applications for permits and approvals. Extensive exploration work spanning several decades and dominated by diamond drilling at Stillwater and East Boulder Mines produced data utilised for the evaluation of the J-M Reef. The J-M Reef is a world class magmatic reef-type PGM deposit in the geologically favourable Stillwater Complex. The extensive drillhole database accumulated from moderately spaced surface diamond drilling and closely spaced underground definition diamond drilling from footwall lateral drifts, complemented by 302 mining and ore processing information, has confirmed the presence and character of the Pd-Pt dominant mineralisation in the J-M Reef. The drilling strategy adopted is a consequence of the rugged terrain characterising the Beartooth Mountain area, the steep dips of the J-M Reef and high localised variability in the J-M Reef. The approaches employed for the collection, validation, processing and interpretation of drillhole data are in line with industry best practice. The extensive validated drillhole database forms the basis for the Mineral Resource estimates reported for Stillwater and East Boulder Mines. The combination of long-range continuity, occurrence at a consistent stratigraphic position and within a consistent stratigraphic sequence, localised thickness and grade variability and steep dips influences the drilling strategy and estimation approaches employed for the J-M Reef. Available data permitted the construction of 3D geological models and estimation of grades in areas supported by surface exploration and definition drillhole data classified as Measured and the remainder of the areas supported by surface drillhole data classified as Indicated or Inferred after consideration of geological confidence and knowledge. The estimation approaches are appropriate for the style and variability of the J-M Reef. The reporting of the Mineral Resources at the minimum mining width based on the dominant mechanised ramp and rill method used and 2E cut-off grade is well-reasoned. Detailed LoM plans for Stillwater and East Boulder Mines support the Mineral Reserve estimates reported by Sibanye-Stillwater for the Sibanye-Stillwater US PGM Operations. Modifying factors derived through reconciliation at the mines have been utilised for the conversion of Indicated and Measured Mineral Resources to Probable and Proven Mineral Reserves, respectively. The mechanised ramp and fill method, which is the dominant mining method, is well-understood at the mines and suited to the character and attitude of the J-M Reef. Mine designs for Stillwater and East Boulder Mines incorporate the hydrogeological and geotechnical models constructed from groundwater and geotechnical testwork, an extensive geotechnical database and historical experience at the mines. Ground support designs and procedures employed at the mines, which have been refined through ongoing continuous improvement initiatives, have minimised occurrences of major fall of ground occurrences. A higher- than-expected frequency of poor ground conditions at the Stillwater East Section has necessitated a revision of the mining plan, with fair and good ground types prioritised in the short to medium terms until a dedicated sand paste plant has been established in this area which would enable improved mining efficiencies when mining in areas of poor ground conditions. No significant groundwater inflows are experienced except when development extends into new areas, but these are addressed using existing procedures combining probe drilling, the use of drainholes and routine mine dewatering using cascading water pumps. The LoM production plans for Stillwater and East Boulder Mines were developed through a Mineral Resources to Mineral Reserve conversion process which utilised dilution factors and mining parameters informed by historical reconciliation results and performance. The use of factors aligned to historical performance enhances the achievability of the plans. The LoM plans envisage an important ore production tonnage ramp up at Stillwater Mine associated with the Stillwater East Section. The COVID- 19 pandemic restrictions, a 500-year flood event in FY2022 and a shaft incident in FY2023 interrupted the ramp up momentum. The LoM plan for East Boulder Mine envisages modest changes to production but the production levels are aligned with historical production levels after the implementation of the Fill The Mill Project. The COVID-19 pandemic restrictions as well technical staff turnover affected production

303 output in FY2022. The LoM plans for Stillwater and East Boulder Mines were subjected to economic viability testing to demonstrate that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified. Furthermore, most of the key infrastructure for mining is already installed at the Stillwater and East Boulder Mines. Similarly, most of the mining equipment required for the execution of the plans is available at the mines. Bulk power and water supplies are secure, and the infrastructure upgrades required have been completed ahead of the achievement of steady state production levels. The concentrators employed for ore processing at Stillwater and East Boulder Mines have been operational for several decades and use proven technology and process routes. Furthermore, the forecast metallurgical recoveries and production profiles employed in the LoM plans are informed by historical experience. A recent concentrator capacity upgrade at Stillwater Mine accommodates increasing RoM ore production from the Stillwater East Section until FY2028. Further upgrades of the flotation cell capacity prior to FY2029 will eliminate the bottleneck in this area which is restricting plant capacity to below the planned steady state production levels. The LoM plan for East Boulder Mine benefits from surplus concentrator capacity. There is adequate storage capacity for the tailings resulting from ore processing at the concentrators at both Stillwater and East Boulder Mines in the short to medium terms. However, additional tailings storage capacity will be required for the remainder of the LoMs. Plans being considered for the upgrading the TSF capacities for the long-term disposal of the tailings include storage capacity upgrades at existing TSFs through elevation lifts and lateral expansions as well as the establishment of new TSFs. Sibanye-Stillwater is aware of the long timeframes for the granting of permits and related approvals of the upgrades and establishment of new TSFs. As a result, it will expedite the finalisation of the long-term tailings storage plans required to enable the undertaking of the requisite studies needed for permit and approval applications. The smelter and base metal refinery at the Columbus Metallurgical Complex utilise proven technology and process routes for the processing of concentrate and matte, respectively. There are no plans to introduce new processing technology at the processing facilities. Modest capacity upgrades and debottlenecking projects implemented to accommodate increased concentrate production from the Stillwater and East Boulder Mines have been concluded, with the bottleneck in the flotation circuits at the Stillwater Concentrator being the exception. The LoM plans for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex provide for appropriate capital expenditure budgets for the sustainability of the operations and for the various capacity upgrades and production expansions envisaged. Sustaining capital costs are benchmarked to historical capital expenditure. Similarly, the forecast operating costs included in the LoM plans are based on actual costs at the operations, with adjustments made for escalation as required. The importance of the catalyst recycling business and by-products to the Sibanye-Stillwater US PGM Operations is manifested by revenue credits from these sources that often exceed the operating cost for the smelting and refining operations at the Columbus Metallurgical Complex. However, the recycling 304 business and the by-products are excluded from the Mineral Resources and Mineral Reserves for Stillwater and East Boulder Mines. Sibanye-Stillwater has all necessary rights and approvals to operate the mines, concentrators, TSFs, waste rock storage dumps, smelter and ancillary facilities associated with the Sibanye-Stillwater US PGM Operations. Appropriate additional studies, designs and permitting documents have been or are in the process of being completed to support the planned operational expansions. Current permit and license violations are being corrected and environmental impacts are being managed in close consultation with the appropriate agencies. There are reasonable prospects that the operator’s licence to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Bonding amounts are deemed reasonable and appropriate for the permitted activities and obligations at both Stillwater and East Boulder Mines. Furthermore, based on assessment of the current permits, technical submittals, regulatory requirements and project compliance history, continued acquisition of permit approvals should be possible and there is low risk of rejections of permit applications by the regulatory for the foreseeable future. The prevailing market fundamentals for palladium and platinum are forecast to remain in place in the foreseeable future and the price forecasts and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. Sibanye-Stillwater’s risk management process has identified various material risks to LoM plans and Mineral Reserves relating to geotechnical and geohydrological uncertainties, inability to execute LoM plans, metal price downturns, inadequate tailings storage capacity, unplanned production cost escalation, unplanned power outages and restricted access to the operations caused by extreme weather events. Sibanye-Stillwater has mitigated (and not eliminated) these risks as per its risk management protocols to reduce the likelihood of occurrence and/or impact when the risk occurs which resulted in a reclassification of the residual risks as low to medium risks. The Qualified Persons consider the risk management process robust and sufficient to identify material risks that should be mitigated to enhance the achievability of the LoM plans. From their appraisal of the residual risks after mitigation, the Qualified Persons could not identify any unmitigated material risks to the LoM plans and Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors. The Qualified Persons could not identify any residual material risks that would affect the Mineral Resources and Mineral Reserves reported for Stillwater and East Boulder Mines or the projected economic outcomes. Sibanye-Stillwater is fully aware of the low to medium risks identified and have mitigation measures in place to minimise the impact of the risks on the mining, ore processing and mineral beneficiation operations in Montana. 305 RECOMMENDATIONS The Qualified Persons recommend further upgrades to the flotation circuits at the Stillwater Concentrator to increase plant capacity from 3 400 tons to 4 110 ton per day (i.e. 1.1 million tons to 1.4 million tons per year at 92% utilisation) prior to FY2029 when production targets set out in the LoM plan exceed the current 1.1-million-toncapacity. Mechanical equipment needed for the flotation circuit upgrades has already been procured as part of the Blitz Project. Sibanye-Stillwater has undertaken to complete this work at an additional cost of approximately $1.8 million (labour cost) a year before the capacity of 1.4 million tons is required. As a result, the Qualified Persons are satisfied with the quantum of the additional cost set out above and the timeframe for the upgrades. There are no specific recommendations for additional work at East Boulder Mine or the Columbus Metallurgical Complex. The geological models and LoM plans for the operations will be updated and refined as new information becomes available. Most of the costs associated with the generation of new data and updates of the geological models and LoM plans as well as Mineral Resource and Mineral Reserve estimates are accounted for in the capital and operating cost budgets. The Qualified Persons do not anticipate significant additional costs for the undertaking of this work. 306 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT The Qualified Persons have relied on information provided by the Registrant in preparing the findings and conclusions regarding the following aspects of the modifying factors outside of the Qualified Persons’ expertise:  Macroeconomic trends, data and assumptions – Section 19;  Marketing information and plans within the control of the registrant – Section 16;  Legal matters outside the expertise of the qualified person – Sections 3.3 and 3.4;  Environmental matters outside the expertise of the Qualified Person – Section 17; and  Governmental factors outside the expertise of the Qualified Person – Sections 3.2, 3.4, 17 and 20.

307 QUALIFIED PERSON’S CONSENT AND SIGN-OFF Based on the technical support and advice from the in-house Technical Experts/Specialists who have identified no fatal flaws in the data and information pertaining to their technical disciplines and the operations, the Qualified Persons consider it reasonable to rely upon the information on the Sibanye- Stillwater US PGM Operations provided by Sibanye-Stillwater (the registrant). 308 I, Jeff Hughs, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Stillwater and East Boulder Mines. I hereby consent to the following:  the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2023;  the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;  the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and  the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2023 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 19, 2024 /s/ Jeffrey J. Hughs ________________________ Signature of Qualified Person Jeffrey J. Hughs _______________________ Full Name of Qualified Person AIPG CPG – 11792 ________________________ Professional Registration 309 I, Jennifer Evans, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the East Boulder Mine. I hereby consent to the following:  the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2023;  the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;  the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and  the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2023 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 19, 2024 /s/ Jennifer A. Evans ________________________ Signature of Qualified Person Jennifer A. Evans ________________________ Full Name of Qualified Person AIPG CPG – 11669 ________________________ Professional Registration 310 I, Annette McFarland, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Reserves for the Stillwater Mine. I hereby consent to the following:  the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2023;  the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;  the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and  the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2023 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 19, 2024 /s/ Annette McFarland ________________________ Signature of Qualified Person Annette McFarland ________________________ Full Name of Qualified Person Professional Engineer Mining – No. 23215 ________________________ Professional Registration

311 I, Pat Hansen, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Reserves for the East Boulder Mine. I hereby consent to the following:  the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2023;  the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;  the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and  the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2023 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 19, 2024 /s/ Patrick Hansen ________________________ Signature of Qualified Person Patrick Hansen ________________________ Full Name of Qualified Person MT PE 75419 ________________________ Professional Registration 312 I, Matt Ladvala, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Stillwater Mine. I hereby consent to the following:  the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2023;  the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;  the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and  the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2023 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 19, 2024 /s/ Matthew D. Ladvala ________________________ Signature of Qualified Person Matthew D. Ladvala ________________________ Full Name of Qualified Person AIPG CPG - 11941 ________________________ Professional Registration 313 I, Kevin Butak, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Stillwater Mine. I hereby consent to the following:  the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2023;  the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;  the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and  the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2023 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 19, 2024 /s/ Kevin C. Butak ________________________ Signature of Qualified Person Kevin C. Butak ________________________ Full Name of Qualified Person AIPG CPG - 12012 _______________________ Professional Registration 314 REFERENCES Blakely, R.J., and Zientek, M.L., 1985. Magnetic anomalies over a mafic intrusion: The Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. Boudreau, A., 1999. Fluid Fluxing of Cumulates: the J-M Reef and Associated Rocks of the Stillwater Complex, Montana, Journal of Petrology, Volume 40, pp 755-772. DEQ and USFS, 1985. Montana Department of Environmental Quality and U.S Forest Service. Final Environmental Impact Statement, Stillwater Project, December 1985. DEQ and USFS, 2012. Final Environmental Impact Statement, Stillwater Mining Company's Water Management Plans and Boe Ranch LAD, May 2012. DEQ and USFS, 2012a. Record of Decision for Stillwater Mining Company's Revised Water Management Plans and Boe Ranch LAD, Stillwater and Sweet Grass Counties, Montana (July 2012). DEQ and USFS, 2020. Draft Environmental Assessment East Boulder Mine Stage 6 Tailings Storage Facility Expansion Project, May 2020. DEQ, 2001. Montana Department of Environmental Quality Bonding Procedure Manual. 2001. Jenkins, M.C., Mungall, J.E., Zientek, M.L., Butak, K., Corson, M. Holick, P., McKinley, R., and Lowers, H., 2022. The Geochemical and Textural Transition between the Reef Package and its Hanging Wall, Stillwater Complex, Montana, USA. Journal of Petrology, 2022, 63, pp1-30. Kleinkopf, D.M., 1985. Regional gravity and magnetic anomalies of the Stillwater Complex area. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. McCallum, I.S., 2002. The Stillwater Complex: A review of the geology. In: Boudreau, A.E., (ed.). Stillwater Complex, Geology and Guide. Billings, 21-25 July 2002, 9th International Platinum Symposium, A1-25. Page, N.J., and Zientek, M.L., 1985. Geologic and structural setting of the Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. Stillwater Mining Company, Northern Plains Resource Council, Cottonwood Resource Council, Stillwater Protective Association, 2014. Good Neighbor Agreement. Amended December 8, 2014. Zientek, M.L., Czamanske, G.K., and Irvine, N.T., 1985. Stratigraphy and nomenclature for the Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds.